Exhibit 10.1

Execution Version

THIRD AMENDMENT AGREEMENT

THIRD AMENDMENT AGREEMENT dated as of February 8, 2018 (this “Third Amendment”) to the Term Loan Credit Agreement dated as of May 4, 2016 (as amended by the First Amendment Agreement, dated as of November 14, 2016, the Second Amendment Agreement, dated as of August 7, 2017, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time and immediately prior to the Third Amendment Effective Date (as defined below), the “Credit Agreement”), among PQ Corporation, a Pennsylvania corporation (the “Borrower’), CPQ Midco I Corporation, a Delaware corporation (“Holdings”), the Guarantors, Citibank, N.A., as an Additional Term Lender (as defined below) and Credit Suisse AG, Cayman Islands Branch, as administrative agent (the “Administrative Agent”) and as collateral agent.

A. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Restated Credit Agreement (as defined below). Citi (as defined below), Credit Suisse Securities (USA) LLC, Morgan Stanley Senior Funding, Inc., JPMorgan Chase Bank, N.A., Jefferies Finance LLC, Goldman Sachs Lending Partners LLC, Deutsche Bank Securities Inc. and KeyBanc Capital Markets Inc. are acting as joint lead arrangers and joint bookrunners (in such capacities, the “Amendment Arrangers”) in connection with this Third Amendment. For purposes of this Third Amendment, “Citi” shall mean Citigroup Global Markets Inc., Citibank, N.A., Citicorp North America, Inc. and/or any of their affiliates as Citi shall determine to be appropriate to provide the services contemplated herein.

B. Pursuant to Section 9.02(c) of the Credit Agreement, the Borrower has requested that the Credit Agreement be amended to, among other things: (a) provide for a new tranche of Replacement Term Loans denominated in Dollars (the “Third Amendment Tranche B-1 Term Loans”) in an aggregate amount of $1,267,000,000, the proceeds of which will be used in part to (i) refinance in full all Tranche B-1 Term Loans outstanding immediately prior to the effectiveness of this Third Amendment (collectively, the “Existing Tranche B-1 Term Loans”) and (ii) repay in full all Tranche B-2 Term Loans outstanding immediately prior to the effectiveness of this Third Amendment (collectively, the “Existing Tranche B-2 Term Loans” and, together with the Existing Tranche B-1 Term Loans, the “Existing Term Loans”), and which Third Amendment Term Loans shall have the same terms (other than to the extent expressly provided in this Third Amendment and the Restated Credit Agreement (as defined below)) under the Loan Documents as the Existing Tranche B-1 Term Loans and (b) make certain other changes as more fully set forth herein.

C. Pursuant to Section 9.02(c) of the Credit Agreement, (i) the aggregate amount of the Third Amendment Tranche B-1 Term Loans exceeds the aggregate amount of the Existing Term Loans by $8.2 million (the “Term Loan Increase”), which Term Loan Increase represents additional amounts that the Borrower would have been permitted to incur pursuant to Section 6.01(a) of the Credit Agreement in the form of Incremental Term Loans pursuant to Section 2.22 of the Credit Agreement.

D. Each Term Lender that executes and delivers a consent to this Third Amendment in the form of the Lender Consent attached to the Election Notice Memorandum posted on Intralinks on January 9, 2018 (the “Lender Consent”) will be deemed (i) to have irrevocably agreed and consented to the terms of this Third Amendment and the Restated Credit Agreement and (ii) if so elected by such Term Lender (an “Exchanging Term Lender”), (A) to have irrevocably agreed to exchange (as defined below) the Allocated Amount (as defined in the Cashless Settlement of Existing Tranche B-1 Term Loans letter dated February 8, 2018 by and among the Borrower and the Administrative Agent) of its Existing Tranche B-1 Term Loans (all Existing Tranche B-1 Term Loans so exchanged, the “Exchanged Tranche B-1 Term Loans”) on the Third Amendment Effective Date for Third Amendment Tranche B-1 Terms

Loans in an equal principal amount and (B) upon the Third Amendment Effective Date, to have exchanged (by cashless or assignment settlement, as further described in the Lender Consent) the Allocated Amount of its Existing Tranche B-1 Term Loans for Third Amendment Tranche B-1 Terms Loans in an equal principal amount.

E. Each Person that executes and delivers a signature page to this Third Amendment in the capacity of an “Additional Term Lender” (each, an “Additional Term Lender” and all Additional Term Lenders, together with all Exchanging Term Lenders, collectively, the “Third Amendment Term Lenders”) will be deemed to have irrevocably (i) agreed to the terms of this Third Amendment and the Restated Credit Agreement, (ii) committed to make the Third Amendment Tranche B-1 Term Loans to the Borrower on the Third Amendment Effective Date (the “Additional Term Loans”) in the amount notified to such Additional Term Lender by the Administrative Agent (but in no event greater than the amount such Additional Term Lender committed to make as Additional Term Loans) and (iii) upon the Third Amendment Effective Date, made such Additional Term Loans to the Borrower.

F. By executing and delivering a signature page to this Third Amendment, the Administrative Agent will be deemed upon the Third Amendment Effective Date to have irrevocably agreed to the terms of this Third Amendment and the Restated Credit Agreement.

G. The aggregate proceeds of the Additional Term Loans will be used (i) to refinance in full all Existing Tranche B-1 Term Loans, other than Exchanged Term Loans, on the terms and subject to the conditions set forth herein, (ii) to repay in full all Existing Tranche B-2 Term Loans, on the terms and subject to the conditions set forth herein and (iii) for working capital and other general corporate purposes.

H. To accomplish the foregoing (a) the Borrower and the Administrative Agent (on behalf of itself and on behalf of Lenders that have executed Lender Consents and the Exchanging Term Lenders) and the Additional Term Lenders whose signatures appear below, are willing to amend the Credit Agreement as set forth below, (b) the Exchanging Term Lenders are willing to exchange the Allocated Amount of their Existing Tranche B-1 Term Loans for the Third Amendment Tranche B-1 Term Loans and (c) the Additional Term Lenders are willing to (i) replace in full all Existing Term Loans, other than Exchanged Term Loans, with Additional Term Loans on the Third Amendment Effective Date and (ii) provide the Term Loan Increase on the terms and subject to the conditions set forth herein and in the Restated Credit Agreement.

I. The amendments to the Credit Agreement set forth below are each subject to the satisfaction of the conditions precedent to effectiveness referred to herein and shall become effective as provided herein.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendments to Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 4 hereof, the Borrower and the Administrative Agent (on behalf of itself and on behalf of Lenders that have executed Lender Consents and the Exchanging Term Lenders) and the Additional Term Lenders whose signatures appear below agree that the Credit Agreement shall be amended and restated in the form of the Amended and Restated Credit Agreement attached hereto as Exhibit A (the “Restated Credit Agreement”) and all terms and provisions of the Credit Agreement shall be replaced and superseded in all respects by the terms and provisions of the Restated Credit Agreement.

SECTION 2. Term Lenders; Third Amendment Term Loans; Administrative Agent Authorization.

(a) Term Lenders. Subject to the terms and conditions set forth herein and in the Credit Agreement, each Exchanging Term Lender (by executing a Lender Consent) irrevocably (A) agrees to the terms of this Third Amendment and the Restated Credit Agreement, (B) if so elected in its Lender Consent, agrees to exchange (as set forth on its Lender Consent) the Allocated Amount of its Existing Tranche B-1 Term Loans for the Third Amendment Tranche B-1 Term Loans in an equal principal amount and (C) upon the Third Amendment Effective Date, shall exchange (as set forth on its Lender Consent) the Allocated Amount of its Existing Tranche B-1 Term Loans for the Third Amendment Tranche B-1 Terms Loans in an equal principal amount and (ii) each Additional Term Lender irrevocably (A) agrees to the terms of this Third Amendment and the Restated Credit Agreement, (B) commits to make Additional Term Loans in the amount notified to such Additional Term Lender by the Administrative Agent (but in no event greater than the amount such Additional Term Lender committed to make as Additional Term Loans) and (C) upon the Third Amendment Effective Date, shall (1) refinance in full all Existing Term Loans, other than Exchanged Term Loans, with such Additional Terms Loans and (2) provide the Term Loan Increase. Each Additional Term Lender further acknowledges and agrees that, as of the Third Amendment Effective Date, it shall be a “Lender” and a “Term Lender” under, and for all purposes of, the Restated Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder. For purposes of this Third Amendment, “exchange” shall mean convert and continue. For the avoidance of doubt, notwithstanding anything herein to the contrary, it is acknowledged and agreed that the Existing Tranche B-1 Term Loans of the Exchanging Term Lenders will be converted into and continued as Third Amendment Tranche B-1 Term Loans and such Exchanged Term Loans shall be on the same terms (other than to the extent expressly provided in this Third Amendment) under the Loan Documents as such Existing Tranche B-1 Term Loans.

(b) Third Amendment Term Loans.

(i) On the Third Amendment Effective Date, the proceeds of all Additional Term Loans, if any, shall be used (1) to refinance in full all Existing Tranche B-1 Term Loans, other than Exchanged Term Loans, on the terms and subject to the conditions set forth herein, (2) to repay in full all Existing Tranche B-2 Term Loans, on the terms and subject to the conditions set forth herein and (3) for working capital and general corporate purposes. The commitments of the Additional Term Lenders and the undertakings of the Exchanging Term Lenders are several and no such Third Amendment Term Lender will be responsible for any other Third Amendment Term Lender’s failure to make, acquire or exchange the Third Amendment Term Loans. On the Third Amendment Effective Date, the aggregate principal amount of the Third Amendment Term Loans shall be $1,267,000,000. Each of the parties hereto acknowledges and agrees that the terms of this Third Amendment do not constitute a novation but, rather, an amendment of the terms of a pre-existing Indebtedness and related agreement, as evidenced by this Third Amendment and the Restated Credit Agreement. Each of the parties hereto acknowledges and agrees that from and after the Third Amendment Effective Date, the Third Amendment Tranche B-1 Term Loans shall constitute “Tranche B-1 Term Loans”, “Initial Term Loans”, “Term Loans”, “Loans” and “Obligations” under and for all purposes of the Restated Credit Agreement.

(ii) Each Exchanging Term Lender hereby waives any breakage loss or expenses due and payable to it by the Borrower pursuant to Section 2.16 of the Credit Agreement with respect to the exchange of its Exchanged Term Loans for the Third Amendment Term Loans on a date other than the last day of the Interest Period relating to such Exchanged Term Loans.

(iii) The Third Amendment Term Loans shall initially be LIBO Rate Loans with an Interest Period commencing on the Third Amendment Effective Date and ending on the date specified by the Borrower in the applicable Borrowing Request delivered by it pursuant to Section 4(a)(iv)(5) below. Such Borrowing Request shall be delivered not later than noon, New York City time, three (3) Business Days prior to the date of the Borrowing of the Third Amendment Term Loans (unless a shorter period is agreed by the Administrative Agent), in accordance with the provisions of Section 2.03 of the Credit Agreement.

(iv) The Borrower and the Administrative Agent hereby consent to any assignments made by Citi or any affiliate thereof to the Persons included in the list of allocations separately provided to the Borrower and the Administrative Agent (or any Approved Funds or Affiliate of such Persons) in connection with the primary syndication of the Third Amendment Term Loans.

(c) Term Loan Increase. For purposes of calculating the Incremental Cap on and after the Third Amendment Effective Date, the Term Loan Increase shall be deemed not to be an incurrence of Incremental Loans, and shall be disregarded for purposes of any such calculation of the Incremental Cap.

(d) Administrative Agent Authorization. The Borrower, the Exchanging Term Lenders who executed and delivered a Lender Consent and the Additional Term Lenders whose signatures appear below authorize and direct the Administrative Agent to (i) execute and deliver a counterpart to this Third Amendment on its behalf and on behalf of the Required Lenders and the Exchanging Term Lenders, (ii) determine all amounts, percentages and other information with respect to the Loans of each Lender, which amounts, percentages and other information may be determined only upon receipt by the Administrative Agent of the Lender Consents and the signature pages of all Lenders whose signatures appear below and (iii) enter and complete all such amounts, percentages and other information in the Restated Credit Agreement, as appropriate. The Administrative Agent’s determination and entry and completion shall be conclusive and shall be conclusive evidence of the existence, amounts, percentages and other information with respect to the obligations of the Borrower under the Restated Credit Agreement, in each case, absent clearly demonstrable error.

SECTION 3. Representations and Warranties. To induce the other parties hereto to enter into this Third Amendment, the Borrower and each Guarantor represent and warrant to each of the Lenders, and the Administrative Agent that, as of the Third Amendment Effective Date:

(a) the execution, delivery and performance of this Third Amendment are within each applicable Loan Party’s corporate or other organizational power and have been duly authorized by all necessary corporate or other organizational action on the part of each such Loan Party;

(b) this Third Amendment has been duly executed and delivered by each Loan Party and is a legal, valid and binding obligation of such Loan Party; enforceable in accordance with its terms, subject to the Legal Reservations;

(c) the execution and delivery of this Third Amendment by each Loan Party hereto and the performance by each Loan Party hereof do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority except (i) such as have been obtained or made and are in full force and effect, (ii) in connection with the Perfection Requirements and (iii) such consents, approvals, registrations or filings or other actions the failure to obtain or make which could not reasonably be expected to have a Material Adverse Effect; and

(d) the representations and warranties set forth in Article III of the Restated Credit Agreement and each other Loan Document are true and correct in all material respects on and as of the Third Amendment Effective Date, with the same force and effect as though made on and as of such date, except to the extent such representations and warranties specifically refer to a given date or period, in which case such representations and warranties were true and correct in all material respects on an as of such date or period; provided that, any representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language are true and correct (after giving effect to any qualification therein) in all respects as of such respective dates.

SECTION 4. Conditions to Effectiveness of this Third Amendment.

(a) This Third Amendment shall become effective on the date (the “Third Amendment Effective Date”) on which:

(i) The Administrative Agent shall have received duly executed and delivered counterparts of this Third Amendment that, when taken together, bear the signatures of the Borrower, Holdings, the Additional Term Lenders, the Administrative Agent (on its behalf, as well as on behalf of the Required Lenders and the Exchanging Term Lenders) and all Guarantors;

(ii) (A) Each of the representations and warranties set forth in Section 3 shall be true and correct in all material respects on and as of the Third Amendment Effective Date, with the same effect as though made on and as of such date, except to the extent such representations and warranties specifically refer to a given date or period, in which case such representations and warranties shall have been true and correct in all material respects on and as of such date or period; provided that, any representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language are true and correct (after giving effect to any qualification therein) in all respects as of such respective dates and (B) no Default or Event of Default has occurred and is continuing both before and immediately after giving effect to the transactions contemplated hereby;

(iii) The Administrative Agent shall have received a customary written opinion of (a) Ropes & Gray LLP, special counsel for the Loan Parties, dated as of the Third Amendment Effective Date and addressed to the Administrative Agent and the Lenders and (b) Babst, Calland, Clements and Zomnir, P.C., special counsel for the Borrower and any Guarantors organized under the laws of Pennsylvania, dated as of the Third Amendment Effective Date and addressed to the Administrative Agent and the Lenders;

(iv) The Administrative Agent shall have received:

(1) a certificate of the secretary or assistant secretary (or equivalent officer) on behalf of each Loan Party dated the Third Amendment Effective Date, certifying (A) that either (x) attached thereto is a true and complete copy of each Organizational Document of such Loan Party and, with respect to the articles or certificate of incorporation or organization (or similar document) certified (to the extent applicable) as of a recent date by the Secretary of State of the state of its organization or (y) the Organizational Documents of such Loan Party last delivered to the Administrative Agent have not been amended and are in full force and effect, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of this Third Amendment and any other Loan Documents executed in connection with this Third Amendment to which such person is a party and, in the case of the Borrower, the Borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect as of the date of such certificate, and (C) as to the incumbency and specimen signature of each officer or authorized person executing this Third Amendment and any other Loan Document executed in connection with this Third Amendment or any other document delivered in connection herewith on behalf of such Loan Party (together with a certificate of another officer or authorized person as to the incumbency and specimen signature of the officer or authorized person executing the certificate in this clause (i));

(2) to the extent applicable, a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State (or other applicable Governmental Authority) of its jurisdiction of organization;

(3) a certificate dated the Third Amendment Effective Date and signed by a Responsible Officer of the Borrower, confirming compliance with the condition precedent set forth in Section 4(a)(ii);

(4) a certificate dated as of the Third Amendment Effective Date in substantially the form of Exhibit L to the Credit Agreement from the Chief Financial Officer (or other officer with reasonably equivalent responsibilities) of the Borrower certifying as to the matters set forth therein; and

(5) a Borrowing Request completed and signed by a Responsible Officer of the Borrower;

(v) The aggregate proceeds of all Additional Term Loans, if any, shall have been applied, concurrently with the exchange of the Exchanged Term Loans with the Third Amendment Term Loans, to refinance in full all Existing Tranche B-1 Term Loans, other than Exchanged Term Loans, and to repay in full all Existing Tranche B-2 Term Loans, on the terms and subject to the conditions set forth herein;

(vi) The Borrower shall have, concurrently with the exchange of Exchanged Term Loans for the Third Amendment Term Loans and the making of the Additional Term Loans, if any, (A) paid all accrued and unpaid interest and other amounts on the aggregate principal amount of the Existing Term Loans and (B) paid to all Term Lenders holding Existing Term Loans immediately prior to the Third Amendment Effective Date that are not party to this Third Amendment, if any, all indemnities, cost reimbursements and other Obligations (as defined below), if any, then due and owing to such Term Lenders under the Loan Documents (prior to the effectiveness of this Third Amendment) and of which the Borrower has been notified; and

(vii) The Amendment Arrangers shall have received all fees and other amounts due and payable on or prior to the Third Amendment Effective Date, including, to the extent invoiced, reimbursement or other payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document or other agreement with the Borrower relating to the transactions contemplated hereby.

SECTION 5. Post-Closing Matters.

The Borrower shall and shall cause each Guarantor to within 60 days after the Third Amendment Effective Date (or such longer period as the Administrative Agent may determine in its reasonable discretion) (and which requirements may be waived by the Administrative Agent in its reasonable discretion):

(a) execute, deliver and file amendments to the Mortgages existing prior to the Third Amendment Effective Date in a form acceptable to the Administrative Agent, together with such title endorsements as are reasonably required to give effect thereto in a form acceptable to the Administrative Agent, together with (x) such owner’s title affidavits as may be reasonably required by the title insurer in substantially the form previously accepted by the title insurer with respect to such Mortgages, including therein any so-called “no-change” survey affidavit and (y) any documents required in connection with the recording of such mortgage amendments and issuance of such endorsements;

(b) to the extent reasonably requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the amendments to the Mortgages described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent; and

(c) deliver to the Administrative Agent a completed standard “life of loan” flood hazard determination form for each property encumbered by a Mortgage, and if the property is located in an area designated by the U.S. Federal Emergency Management Agency (or any successor agency) as having special flood or mud slide hazards, (i) a notification to the Borrower (“Borrower Notice”) and (if applicable) notification to the Borrower that flood insurance coverage under the National Flood Insurance Program (“NFIP”) created by the U.S. Congress pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, the National Flood Insurance Reform Act of 1994 and the Flood Insurance Reform Act of 2004 is not available because the applicable community does not participate in the NFIP, (ii) documentation evidencing the Borrower’s receipt of the Borrower Notice (e.g., countersigned Borrower Notice, return receipt of certified U.S. Mail, or overnight delivery), and (iii) if Borrower Notice is required to be given and flood insurance is available in the community in which the property is located, a copy of one of the following: the flood insurance policy, the Borrower’s application for a flood insurance policy plus proof of premium payment, a declaration page confirming that flood insurance has been issued, or such other evidence of flood insurance reasonably satisfactory to the Administrative Agent.

SECTION 6. Effect of Restated Credit Agreement.

(a) Except as expressly set forth herein or in the Restated Credit Agreement, this Third Amendment and the Restated Credit Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement, the Restated Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or the Restated Credit Agreement or any other provision of the Credit Agreement, the Restated Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower, any Guarantor or any other Person to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, the Restated Credit Agreement or any other Loan Document in similar or different circumstances.

(b) On the Third Amendment Effective Date, the Credit Agreement shall be amended as set forth in Exhibit A hereto. The parties hereto acknowledge and agree that (i) this Third Amendment, the Restated Credit Agreement, any other Loan Document or other document or instrument executed and delivered in connection herewith do not constitute a novation, or termination of the obligations of the

Borrower and the Guarantors under the Loan Documents, including, without limitation, the Credit Agreement and the Security Agreement, as in effect prior to the Third Amendment Effective Date (collectively, the “Obligations”) and (ii) such Obligations are in all respects continuing (as amended by this Third Amendment) with only the terms thereof being modified to the extent provided in this Third Amendment or in the Restated Credit Agreement, and the Borrower and each Guarantor reaffirm such Obligations, including in respect of any guaranties of, and any pledges of collateral securing, such Obligations, including, without limitation, the Third Amendment Term Loans. Upon the satisfaction of the conditions precedent set forth in Section 4 of this Third Amendment, the provisions of this Third Amendment will become effective and binding upon, and enforceable against, the Borrower, the Administrative Agent and the Lenders.

(c) This Third Amendment shall constitute a Loan Document for all purposes under the Restated Credit Agreement and shall be administered and construed pursuant to the terms of the Restated Credit Agreement.

SECTION 7. Reaffirmation; Other Agreements. Subject to any limitations on its obligations expressly stated in the Loan Documents to which it is a party, Holdings, Borrower and each Loan Party, as of the Third Amendment Effective Date, (i) acknowledges and agrees that all of its obligations under the Guarantees set out in the Loan Guaranty and any other guaranties in the Loan Documents to which it is a party are reaffirmed and remain in full force and effect on a continuous basis as and to the extent provided in the Loan Documents, (ii) reaffirms each Lien granted by each Loan Party to the Administrative Agent for the benefit of the Secured Parties and reaffirms the Guarantees made pursuant to the Loan Guaranty as and to the extent provided in the Loan Documents and (iii) acknowledges and agrees that the grants of security interests by and the Guarantees of the Loan Parties contained in the Loan Guaranty, the Security Agreement, the Mortgages and the other Collateral Documents are, and shall remain, in full force and effect after giving effect to this Third Amendment and secure the payment and performance of the Obligations (as the Obligations are hereafter amended, modified, extended or replaced from time to time) as and to the extent provided in the Loan Documents. Nothing contained in this Third Amendment shall be construed as substitution or novation of the obligations outstanding under the Credit Agreement or the other Loan Documents, which shall remain in full force and effect, except to any extent modified hereby. Each of Holdings and each Subsidiary Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Third Amendment, such Loan Party is not required by the terms of the Credit Agreement, the Restated Credit Agreement or any other Loan Document to consent to the amendment to the Credit Agreement effected pursuant to this Third Amendment and (ii) nothing in the Credit Agreement, the Restated Credit Agreement, this Third Amendment or any Loan Document shall be deemed to require the consent of such Loan Party to any future amendments to the Restated Credit Agreement.

SECTION 8. Counterparts. This Third Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 4. Delivery of an executed signature page to this Third Amendment by facsimile or other electronic transmission (including “pdf”) shall be as effective as delivery of a manually signed counterpart of this Third Amendment.

SECTION 9. Applicable Law. THIS THIRD AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 10. Headings. Headings used herein are for convenience of reference only, are not part of this Third Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Third Amendment.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed by their respective officers as of the day and year first above written.

PQ CORPORATION as Borrower

/s/ Joseph S. Koscinski

By:
Name: Joseph S. Koscinski
Title: Vice President, Secretary and General Counsel

CPQ MIDCO I CORPORATION as Holdings

/s/ Joseph S. Koscinski

By:
Name: Joseph S. Koscinski
Title: Secretary and Vice President

COMMERCIAL RESEARCH ASSOCIATES, INC.
DELPEN CORPORATION
PQ ASIA INC.
PQ EXPORT COMPANY
PQ SYSTEMS INCORPORATED
PHILADELPHIA QUARTZ COMPANY as Guarantors

/s/ Joseph S. Koscinski

By:
Name: Joseph S. Koscinski
Title: Vice President and Secretary

PQ INTERNATIONAL, INC. as a Guarantor

/s/ Joseph S. Koscinski

By:
Name: Joseph S. Koscinski
Title: President and Secretary

PQ Third Amendment Agreement

ECO SERVICES OPERATIONS CORP.
POTTERS INDUSTRIES, LLC as Guarantors

/s/ Joseph S. Koscinski

By:
Name: Joseph S. Koscinski
Title: Vice President, General Counsel and Secretary

POTTERS INDUSTRIES HOLDING, INC. as a Guarantor

/s/ Joseph S. Koscinski

By:
Name: Joseph S. Koscinski
Title: Secretary

SAJB HOLDING COMPANY, LLC as a Guarantor

/s/ Joseph S. Koscinski

By:
Name: Joseph S. Koscinski
Title: Secretary and Vice President

POTTERS HOLDINGS II, L.P. as a Guarantor

By: POTTERS HOLDINGS II GP, LLC, its general partner

/s/ Joseph S. Koscinski

By:
Name: Joseph S. Koscinski
Title: Secretary and Vice President

PQ Third Amendment Agreement

ACKNOWLEDGED AND ACCEPTED BY:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent

/s/ Mikhail Faybusovich

By:
Name: Mikhail Faybusovich
Title: Authorized Signatory

/s/ Warren Van Heyst

By:
Name: Warren Van Heyst
Title: Authorized Signatory

PQ Third Amendment Agreement

Additional Term Lenders:

☒ Mark this box to consent as an Additional Term Lender and to make the Third Amendment Term Loans to the Borrower on the Third Amendment Effective Date in an amount not to exceed the amount expressly set forth on your signature page hereto as described in this Third Amendment.

Specify the maximum amount of Additional Term Loans you are requesting:

Third Amendment Tranche B-1 Term Loans $485,215,750.12

By executing this Third Amendment, the undersigned consents to this Third Amendment and the Restated Credit Agreement.

Please enter the information of a contact for any questions on this signature page: Name: Sara Benazzi Tel No.: Email:	Name of Institution: Citibank, N.A. By: /s/ Kirkwood Roland Name: Kirkwood Roland Title: Managing Director & Vice President By: Name: Title:

PQ Third Amendment Agreement

EXHIBIT A

AMENDED AND RESTATED

TERM LOAN CREDIT AGREEMENT

[Attached.]

Exhibit A

Execution Version

EXHIBIT A

AMENDED AND RESTATED

TERM LOAN CREDIT AGREEMENT

Dated as of May 4, 2016

as amended and restated as of

February 8, 2018

among

PQ CORPORATION,

as the Borrower,

CPQ MIDCO I CORPORATION,

as Holdings,

THE FINANCIAL INSTITUTIONS PARTY HERETO,

as Lenders,

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

as Administrative Agent and Collateral Agent

and

CITIGROUP GLOBAL MARKETS INC., CREDIT SUISSE SECURITIES (USA) LLC,

MORGAN STANLEY SENIOR FUNDING, INC., JPMORGAN CHASE BANK, N.A.,

JEFFERIES FINANCE LLC, GOLDMAN SACHS LENDING PARTNERS LLC,

DEUTSCHE BANK SECURITIES INC., and KEYBANC CAPITAL MARKETS INC.,

as Joint Lead Arrangers

and Joint Bookrunners

-i-

-ii-

-iii-

SCHEDULES:

Schedule 1.01(a)	–	Commitment Schedule
Schedule 1.01(b)	–	Mortgages
Schedule 1.01(c)	–	Specified Lease Transactions
Schedule 3.05	–	Fee Owned Real Estate Assets
Schedule 3.13	–	Subsidiaries
Schedule 5.10	–	Unrestricted Subsidiaries
Schedule 6.01	–	Existing Indebtedness
Schedule 6.02	–	Existing Liens
Schedule 6.06	–	Existing Investments
Schedule 6.08	–	Sale and Leaseback Transactions
Schedule 9.01	–	Borrower’s Website Address for Electronic Delivery

EXHIBITS:

Exhibit A-1	–	Form of Assignment and Assumption
Exhibit A-2	–	Form of Affiliated Lender Assignment and Assumption
Exhibit B	–	Form of Borrowing Request
Exhibit C	–	Form of Compliance Certificate
Exhibit D	–	Form of Interest Election Request
Exhibit E	–	Form of Perfection Certificate
Exhibit F	–	Form of Perfection Certificate Supplement
Exhibit G	–	Form of Promissory Note
Exhibit H-1	–	Form of Trademark Security Agreement
Exhibit H-2	–	Form of Patent Security Agreement
Exhibit H-3	–	Form of Copyright Security Agreement
Exhibit I	–	Form of Guaranty Agreement
Exhibit J	–	Form of Security Agreement
Exhibit K-1	–	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit K-2	–	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit K-3	–	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit K-4	–	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit L	–	Form of Solvency Certificate
Exhibit M	–	Form of Global Intercompany Note

-iv-

TERM LOAN CREDIT AGREEMENT

TERM LOAN CREDIT AGREEMENT, dated as of May 4, 2016, and amended and restated as of February 8, 2018 (this “Agreement”), by and among PQ Corporation, a Pennsylvania corporation (“Borrower”), CPQ Midco I Corporation, a Delaware corporation (“Holdings”), the Lenders from time to time party hereto and Credit Suisse AG, Cayman Island Branch (“Credit Suisse”), in its capacities as administrative agent and collateral agent for the Lenders (the “Administrative Agent”); with Citigroup Global Markets Inc. (“Citi”), Credit Suisse, Morgan Stanley Senior Funding, Inc., JPMorgan Chase Bank, N.A., Jefferies Finance LLC, Goldman Sachs Lending Partners LLC, Deutsche Bank Securities Inc. and KeyBanc Capital Markets Inc., as joint lead arrangers and joint bookrunners (in such capacities, collectively, the “Arrangers”).

RECITALS

A. The Borrower, Holdings, the other Loan Parties party thereto, the Lenders party thereto and the Administrative Agent, are party to that certain Term Loan Credit Agreement, dated as of May 4, 2016 (as amended by the First Amendment (as hereinafter defined) and the Second Amendment (as hereinafter defined), the “Original Credit Agreement”), pursuant to which the Lenders made certain loans and other extensions of credit to the Borrower.

B. On the Closing Date, in connection with the Transactions (as defined in the Original Credit Agreement”), (i) the Lenders extended credit to the Borrower in the form of (a) a Dollar tranche of Tranche B-1 Term Loans (as hereinafter defined) in an aggregate principal amount of $900,000,000 and (b) a Euro tranche of Tranche B-2 Term Loans (as hereinafter defined) in an aggregate principal amount of €265,000,000 and (ii) the Borrower (a) issued the 2022 Senior Secured Notes (as hereinafter defined) in an aggregate principal amount equal to $625,000,000 under the 2022 Senior Secured Note Documents (as hereinafter defined), (b) issued the 2022 Senior Unsecured Notes (as defined in the Original Credit Agreement) in an aggregate principal amount equal to $525,000,000 under the 2022 Senior Unsecured Note Documents (as defined in the Original Credit Agreement), and (c) entered into an asset based credit facility under the ABL Credit Agreement (as hereinafter defined) with commitments in an aggregate amount of $200,000,000, subject to increase as provided therein, in each case the proceeds of which were used to finance a portion of the Refinancing and the other Transactions (as defined in the Original Credit Agreement).

C. On the Closing Date, pursuant to the terms of the Reorganization Agreement, the Borrower and the other parties thereto consummated a series of steps to reorganize and combine the businesses of the Borrower and certain of its affiliates and Eco Services Operations LLC, a Delaware limited liability company (“Eco Services”) and certain of its affiliates, and in connection therewith (a) Eco Services Intermediate Holdings LLC, a Delaware limited liability company and direct parent of Eco Services, merged with and into PQ Holdings Inc., pursuant to which PQ Holdings Inc. continued as the surviving corporation (the “First PQ/Eco Merger”), (b) immediately following the First PQ/Eco Merger, PQ Holdings Inc. contributed and assigned to Holdings, and Holdings accepted such contribution and assignment of, PQ Holdings Inc.’s membership interests in Eco Services (the “PQ Holdings Contribution”), (c) immediately following the PQ Holdings Contribution, Eco Services merged with and into the Borrower, pursuant to which the Borrower continued as the surviving corporation (the “Second PQ/Eco Merger”), and (d) following the Second PQ/Eco Merger, the Borrower contributed and assigned to Eco Services Operations Corp., a Delaware corporation, and Eco Services Operations Corp. assumed, all of the assets and liabilities of the Borrower that were formerly assets or liabilities of Eco Services prior to the Second PQ/Eco Merger (the “Eco Contribution”).

D. This Agreement restates, supersedes and replaces the Original Credit Agreement in its entirety. The parties hereto agree that, after giving effect to the transactions contemplated by the Third Amendment, (i) the Obligations of the Borrower and the other Loan Parties outstanding under the Original Credit Agreement and the other Loan Documents as of the Closing Date shall remain outstanding and constitute continuing Obligations (and this Agreement shall not be deemed to evidence or result in a substitution, novation or repayment and reborrowing of such Obligations) and (ii) the extensions of credit under the Original Credit Agreement shall be subject to the terms and conditions set forth herein.

E. The Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABL Administrative Agent” means Citi in its capacity as administrative agent and collateral agent under the ABL Facility Documentation, or any successor administrative agent and collateral agent under the ABL Facility Documentation.

“ABL Collateral” means “ABL Priority Collateral” as defined in the ABL Intercreditor Agreement.

“ABL Credit Agreement” means that certain ABL Credit Agreement, dated as of the Closing Date, by and among Holdings, the Borrower, the other borrowers and guarantors party thereto, the lenders party thereto in their capacities as lenders thereunder and the ABL Administrative Agent and the other agents party thereto and any amendments, restatements, amendments and restatements, supplements or modifications thereof.

“ABL Facility” means the credit facility governed by the ABL Credit Agreement and any Refinancing Indebtedness that refinances or replaces any part of the loans, notes, guarantees, other credit facilities or commitments thereunder.

“ABL Facility Documentation” means the ABL Facility and all related notes, collateral documents, letters of credit and guarantees, instruments and agreements executed in connection therewith, and any appendices, exhibits or schedules to any of the foregoing (as the same may be in effect from time to time).

“ABL Intercreditor Agreement” means the ABL Intercreditor Agreement dated as of the Closing Date, by and among the Administrative Agent, the ABL Administrative Agent, Wells Fargo Bank, National Association, as trustee under the 2022 Senior Secured Note Indenture and the other parties thereto from time to time and acknowledged by the Borrower, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“ABL Loans” shall mean the revolving loans under the ABL Facility.

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Alternate Base Rate.

“ABR Loan” means a Loan bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acceptable Intercreditor Agreement” means the Intercreditor Agreements, a Market Intercreditor Agreement or another intercreditor agreement that is reasonably satisfactory to the Borrower and the Administrative Agent.

“ACH” means automated clearing house transfers.

“Additional Agreement” has the meaning assigned to such term in Article 8.

“Additional Commitments” means any commitments hereunder added pursuant to Section 2.22, 2.23 or 9.02(c).

“Additional Lender” has the meaning assigned to such term in Section 2.22(b).

“Additional Loans” means the Additional Revolving Loans and the Additional Term Loans.

“Additional Revolving Commitments” means any revolving credit commitment added pursuant to Section 2.22, 2.23 or 9.02(c)(ii).

“Additional Revolving Facility” means any revolving credit facility added pursuant to Section 2.22, 2.23 or 9.02(c)(ii).

“Additional Revolving Loans” means any revolving loan made hereunder pursuant to any Additional Revolving Commitments.

“Additional Term Commitments” means any term commitment added pursuant to Section 2.22, 2.23 or 9.02(c)(i).

“Additional Term Loans” means any term loan added pursuant to Section 2.22, 2.23 or 9.02(c)(i).

“Adjustment Date” means the date of delivery of financial statements required to be delivered pursuant to Section 5.01(a) or Section 5.01(b), as applicable.

“Administrative Agent” has the meaning assigned to such term in the preamble to this Agreement.

“Administrative Questionnaire” means a customary administrative questionnaire in the form provided by the Administrative Agent.

“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Holdings, the Borrower or any of their respective Restricted Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claim), whether pending or, to the knowledge of Holdings, the Borrower or any of their respective Restricted Subsidiaries, threatened in writing, against or affecting Holdings, the Borrower or any of their respective Restricted Subsidiaries or any property of Holdings, the Borrower or any of their respective Restricted Subsidiaries.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, that Person. No Person shall be an “Affiliate” solely because it is an unrelated portfolio company of the Sponsor and none of the Administrative Agent, the Arrangers, any Lender (other than any Affiliated Lender or any Debt Fund Affiliate) or any of their respective Affiliates shall be considered an Affiliate of Holdings or any subsidiary thereof. For purposes of the Loan Documents, Jefferies Finance LLC and its Affiliates shall be deemed to be “Affiliates” of Jefferies LLC and its Affiliates.

“Affiliated Lender” means any Non-Debt Fund Affiliate, Holdings, the Borrower and/or any subsidiary of Holdings.

“Affiliated Lender Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Affiliated Lender (with the consent of any party whose consent is required by Section 9.05) and accepted by the Administrative Agent in the form of Exhibit A-2 or any other form approved by the Administrative Agent and the Borrower.

“Affiliated Lender Cap” has the meaning assigned to such term in Section 9.05(g)(iv).

“Agreement” has the meaning assigned to such term in the preamble to this Credit Agreement.

“Alternate Base Rate” means, for any day, a rate per annum equal to the highest of (a) the Federal Funds Effective Rate in effect on such day plus 0.50%, (b) to the extent ascertainable, the Published LIBO Rate (which rate shall be calculated based upon an Interest Period of one month and shall be determined on a daily basis) plus 1.00%; provided that for the purpose of this clause (b), the Published LIBO Rate for any day shall be based on the rate determined on such day at approximately 11 a.m. (London time) by reference to the rate of interest appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service as determined by the Administrative Agent), (c) the Prime Rate and (d) solely with respect to Initial Term Loans, 2.00%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Published LIBO Rate, as the case may be, shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Published LIBO Rate, as the case may be.

“Applicable Percentage” means, with respect to any Lender for any Class, a percentage equal to a fraction the numerator of which is the aggregate outstanding principal amount of the Loans and unused Additional Commitments of such Lender for such Class and the denominator of which is the aggregate outstanding principal amount of the Loans and unused Commitments of all Lenders for such Class; provided that for purposes of Section 2.21 and otherwise herein, when there is a Defaulting Lender, any such Defaulting Lender’s Commitment shall be disregarded in the relevant calculations.

“Applicable Rate” means, for any day,

(a) with respect to Initial Term Loans, the rate per annum applicable to the relevant Class of Loans set forth below:

ABR Spread for Tranche B-1 Term Loans	LIBO Rate Spread for Tranche B-1 Term Loans
1.50%	2.50%

(b) with respect to any Additional Loan of any Class, the rate or rates per annum specified in the applicable Refinancing Amendment, Incremental Facility, or Extension Amendment.

The Applicable Rate pursuant to clause (a) shall be adjusted quarterly on a prospective basis on each Adjustment Date based upon the Senior Secured Leverage Ratio in accordance with the table above; provided that if financial statements are not delivered when required pursuant to Section 5.01(a) or (b), as applicable, the “Applicable Rate” shall be the rate per annum set forth above in Category 1 until such financial statements are delivered in compliance with Section 5.01(a) or (b), as applicable.

“Approved Fund” means, with respect to any Lender, any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities and is administered, advised or managed by (a) such Lender, (b) any Affiliate of such Lender or (c) any entity or any Affiliate of any entity that administers, advises or manages such Lender.

“Arrangers” has the meaning assigned to such term in the preamble to this Agreement.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.05), and accepted by the Administrative Agent in the form of Exhibit A-1 or any other form approved by the Administrative Agent and the Borrower.

“Available Amount” means, at any time, an amount equal to, without duplication:

(a) the sum of:

(i) $75,000,000; plus

(ii) if positive, the CNI Growth Amount; provided that the CNI Growth Amount shall not be available for any Restricted Payment pursuant to Section 6.04(a)(iii)(A) unless no Event of Default then exists; plus

(iii) the amount of any capital contributions or other proceeds of any issuance of Capital Stock after the Closing Date (other than any amounts (x) constituting a Cure Amount or an Available Excluded Contribution Amount or proceeds of an issuance of Disqualified Capital Stock, (y) received from the Borrower or any Restricted Subsidiary or (z) incurred from the proceeds of any loan or advance made pursuant to Section 6.06(h)(ii)) received as Cash equity by the Borrower or any of its Restricted Subsidiaries, plus the fair market value, as reasonably determined by the Borrower, of Cash Equivalents, marketable securities or other property received by the Borrower or any Restricted Subsidiary as a capital contribution or in return for any issuance of Capital Stock (other than any amounts (x) constituting a Cure Amount or an Available Excluded

Contribution Amount or proceeds of any issuance of Disqualified Capital Stock or (y) received from the Borrower or any Restricted Subsidiary), in each case, during the period from and including the day immediately following the Closing Date through and including such time; plus

(iv) the aggregate principal amount of any Indebtedness or Disqualified Capital Stock, in each case, of the Borrower or any Restricted Subsidiary issued after the Closing Date (other than Indebtedness or such Disqualified Capital Stock issued to the Borrower or any Restricted Subsidiary), which has been converted into or exchanged for Capital Stock of the Borrower, any Restricted Subsidiary or any Parent Company that does not constitute Disqualified Capital Stock, together with the fair market value of any Cash Equivalents and the fair market value (as reasonably determined by the Borrower) of any property or assets received by the Borrower or such Restricted Subsidiary upon such exchange or conversion, in each case, during the period from and including the day immediately following the Closing Date through and including such time; plus

(v) the net proceeds received by the Borrower or any Restricted Subsidiary during the period from and including the day immediately following the Closing Date through and including such time in connection with the Disposition to any Person (other than the Borrower or any Restricted Subsidiary) of any Investment made pursuant to Section 6.06(r)(i); plus

(vi) to the extent not already reflected as a return of capital with respect to such Investment for purposes of determining the amount of such Investment, the proceeds received by the Borrower or any Restricted Subsidiary during the period from and including the day immediately following the Closing Date through and including such time in connection with cash returns, cash profits, cash distributions and similar cash amounts, including cash principal repayments of loans, in each case received in respect of any Investment made after the Closing Date pursuant to Section 6.06(r)(i); plus

(vii) an amount equal to the sum of (A) the amount of any Investments by the Borrower or any Restricted Subsidiary pursuant to Section 6.06(r)(i) in any Unrestricted Subsidiary (in an amount not to exceed the original amount of such Investment) that has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or is liquidated, wound up or dissolved into, the Borrower or any Restricted Subsidiary and (B) the fair market value (as reasonably determined by the Borrower) of the property or assets of any Unrestricted Subsidiary that have been transferred, conveyed or otherwise distributed to the Borrower or any Restricted Subsidiary, in each case, during the period from and including the day immediately following the Closing Date through and including such time; plus

(viii) the amount of any Declined Proceeds; minus

(b) an amount equal to the sum of (i) Restricted Payments made pursuant to Section 6.04(a)(iii)(A), plus (ii) Restricted Debt Payments made pursuant to Section 6.04(b)(vi)(A), plus (iii) Investments made pursuant to Section 6.06(r)(i), in each case, after the Closing Date and prior to such time or contemporaneously therewith.

“Available Excluded Contribution Amount” means the aggregate amount of Cash or Cash Equivalents or the fair market value of other assets or property (as reasonably determined by the Borrower, but excluding any Cure Amount) received by the Borrower or any of its Restricted Subsidiaries after the Closing Date from:

(1) contributions in respect of Qualified Capital Stock (other than any amounts received from the Borrower or any of its Restricted Subsidiaries), and

(2) the sale of Qualified Capital Stock of the Borrower or any of its Restricted Subsidiaries (other than (x) to the Borrower or any Restricted Subsidiary of the Borrower, (y) pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or (z) with the proceeds of any loan or advance made pursuant to Section 6.06(h)(ii)), in each case, designated as Available Excluded Contribution Amounts pursuant to a certificate of a Responsible Officer on or promptly after the date the relevant capital contribution is made or the relevant proceeds are received, as the case may be, and which are excluded from the calculation of the Available Amount.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Banking Services” means each and any of the following bank services provided to any Loan Party or any Restricted Subsidiary: commercial credit cards, stored value cards, purchasing cards, treasury management services, netting services, overdraft protections, check drawing services, automated payment services (including depository, overdraft, controlled disbursement, ACH transactions, return items and interstate depository network services), employee credit card programs, cash pooling services and any arrangements or services similar to any of the foregoing and/or otherwise in connection with Cash management and Deposit Accounts.

“Banking Services Obligations” means any and all obligations of any Loan Party, whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), in connection with Banking Services (a) under any arrangement that is in effect on the Closing Date between any Loan Party and a counterparty that is (or is an Affiliate of) the Administrative Agent, any Lender or any Arranger as of the Closing Date or (b) under any arrangement that is entered into after the Closing Date by any Loan Party with any counterparty that is (or is an Affiliate of) the Administrative Agent, any Lender or any Arranger at the time such arrangement is entered into, in each case, that has been designated to the Administrative Agent in writing by the Borrower as being Banking Services Obligations for the purposes of the Loan Documents, it being understood that each counterparty thereto shall be deemed (A) to appoint the Administrative Agent as its agent under the applicable Loan Documents and (B) to agree to be bound by the provisions of Article 8, Section 9.03 and Section 9.10 as if it were a Lender.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. § 101 et seq.).

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board” means the Board of Governors of the Federal Reserve System of the U.S.

“Bona Fide Debt Fund” means any debt fund, investment vehicle, regulated bank entity or unregulated lending entity that is primarily engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business which is managed, sponsored or advised by any Person controlling, controlled by or under common control with (a) any Company Competitor or (b) any Affiliate of such competitor, but with respect to which no personnel involved with any investment in such Person (i) makes, has the right to make or participates with others in making any investment decisions with respect to such debt fund, investment vehicle, regulated bank entity or unregulated lending entity or (ii) has access to any information (other than information that is publicly available) relating to Holdings, the Borrower or their respective subsidiaries or any entity that forms a part of any of their respective businesses; it being understood and agreed that the term “Bona Fide Debt Fund” shall not include any Person that is separately identified to the Arrangers in accordance with clause (a)(i) of the definition of “Disqualified Institution” or any Affiliate of any such Person that is reasonably identifiable on the basis of such Affiliate’s name.

“Borrower” has the meaning assigned to such term in the preamble to this Agreement.

“Borrower Materials” has the meaning assigned to such term in Section 9.01(d).

“Borrowing” means any Loans of the same Type and Class made, converted or continued on the same date and, in the case of LIBO Rate Loans, as to which a single Interest Period is in effect.

“Borrowing Base” means the sum, in Dollars, of the following with respect to the Borrower and the other applicable obligors:

(a) 85% of eligible accounts receivable; plus

(b) the lesser of (x) 85% of the net orderly liquidation value or (ii) 70% of the book value of eligible inventory (calculated at the lower of cost or market value); plus

(c) 100% of the cash and cash equivalents on deposit in accounts secured by a first priority lien in favor of the applicable ABL Facility.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03 and substantially in the form attached hereto as Exhibit B or such other form that is reasonably acceptable to the Administrative Agent and the Borrower.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that (x) when used in connection with a LIBO Rate Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market or (y) when used in connection with a LIBO Rate Loan denominated in Euros, the term “Business Day” shall also exclude any TARGET2 Day.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing, but excluding for the avoidance of doubt any Indebtedness convertible into or exchangeable for any of the foregoing.

“Captive Insurance Subsidiary” means any Restricted Subsidiary of the Borrower that is subject to regulation as an insurance company (or any Restricted Subsidiary thereof).

“Cash” means money, currency or a credit balance in any Deposit Account, in each case determined in accordance with GAAP.

“Cash Equivalents” means, as at any date of determination, (a) readily marketable securities (i) issued or directly and unconditionally guaranteed or insured as to interest and principal by the U.S. government or (ii) issued by any agency or instrumentality of the U.S. the obligations of which are backed by the full faith and credit of the U.S., in each case maturing within one year after such date and, in each case, repurchase agreements and reverse repurchase agreements relating thereto; (b) readily marketable direct obligations issued by any state of the U.S. or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) and, in each case, repurchase agreements and reverse repurchase agreements relating thereto; (c) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency); (d) deposits, money market deposits, time deposit accounts, certificates of deposit or bankers’ acceptances (or similar instruments) maturing within one year after such date and issued or accepted by any Lender or by any bank organized under, or authorized to operate as a bank under, the laws of the U.S., any state thereof or the District of Columbia or any political subdivision thereof and that has capital and surplus of not less than $100,000,000 and, in each case, repurchase agreements and reverse repurchase agreements relating thereto; (e) shares of any money market mutual fund that has (i) substantially all of its assets invested in the types of investments referred to in clauses (a) through (d) above, (ii) net assets of not less than $250,000,000 and (iii) a rating of at least A-2 from S&P or at least P-2 from Moody’s; and (f) solely with respect to any Captive Insurance Subsidiary, any investment that such Captive Insurance Subsidiary is not prohibited to make in accordance with applicable law.

In the case of any Investment by any Foreign Subsidiary, “Cash Equivalents” shall also include (x) Investments of the type and maturity described in clauses (a) through (f) above of foreign obligors, which Investments or obligors (or the parent companies thereof) have the ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (y) other short-term Investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in Investments analogous to the Investments described in clauses (a) through (f) and in this paragraph.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“CFC Holdco” means any direct or indirect Subsidiary that has no material assets other than the capital stock of, or indebtedness and capital stock of, one or more subsidiaries that are CFCs or other CFC Holdcos (for the avoidance of doubt, on the Closing Date, Potters GP, Potters LP, Potters Holdings II L.P. and Potters Holdings II GP, LLC shall not be considered CFC Holdcos).

“Change in Law” means (a) the adoption of any law, treaty, rule or regulation after the Closing Date, (b) any change in any law, treaty, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date (other than any such request, guideline or directive to comply with any law, rule or regulation that was in effect on the Closing Date). For purposes of this definition and Section 2.15, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or U.S. or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case described in clauses (a), (b) and (c) above, be deemed to be a Change in Law, regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means the earliest to occur of:

(a) the acquisition, directly or indirectly, by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), including any group acting for the purpose of acquiring, holding or disposing of Securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act, but excluding any employee benefit plan and/or Person acting as the trustee, agent or other fiduciary or administrator therefor), other than one or more Permitted Holders, of Capital Stock representing more than the greater of (x) 35% of the total voting power of all of the outstanding voting stock of Holdings and (y) the percentage of the total voting power of all of the outstanding voting stock of Holdings owned, directly or indirectly, beneficially by the Permitted Holders (it being understood that a “Change of Control” shall not be deemed to have occurred with respect to clauses (a) and (b) above if the Permitted Holders have, at such time, the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors or similar governing body of Holdings); and

(b) the Borrower ceasing to be a direct or indirect Wholly-Owned Subsidiary of Holdings;

provided that the creation of a Parent Company shall not in and of itself cause a Change of Control so long as at the time such Person became a Parent Company, no Person and no group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), including any such group acting for the purpose of acquiring, holding or disposing of Securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) (other than the Permitted Holders), shall have beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provisions), directly or indirectly, of 50% or more, in the case of clause (a) above, or 35% or more (or, if higher, the percentage then held by the Permitted Holders), in the case of clause (b) above, of the total voting power of all of the outstanding voting stock of Holdings.

“Charge” means any charge, fee, expense, cost, accrual or reserve of any kind.

“Charged Amounts” has the meaning assigned to such term in Section 9.19.

“Citi” has the meaning assigned to such term in the preamble to this Agreement.

“Class”, when used in reference to any Loan, Borrowing or Commitment, refers to whether such Loan, or the Loans comprising such Borrowing, are Initial Term Loans or respective Commitments related thereto or other loans or commitments added as a separate Class pursuant to Section 2.22, 2.23 or 9.02(c).

“Closing Date” means May 4, 2016.

“CNI Growth Amount” shall mean, at any date of determination, an amount equal to (a) 50% of Consolidated Net Income for each fiscal quarter in which Consolidated Net Income is positive (commencing with the fiscal quarter ending June 30, 2016), minus (b) in the case of any fiscal quarter in which Consolidated Net Income is an amount less than zero, 100% of the absolute value of such deficit.

“Code” means the Internal Revenue Code of 1986 as amended (unless otherwise provided herein).

“Co-Investors” means (a) INEOS Investments Partnership and any of its controlled Affiliates and funds managed or advised by any of them or any of their respective controlled Affiliates and (b) the officers, directors and members of the management of the Borrower, any Parent Company and/or any subsidiary of the Borrower solely to the extent that such Persons own Capital Stock in the Borrower or any direct or indirect parent thereof on the Closing Date.

“Collateral” means any and all property of any Loan Party subject (or purported to be subject) to a Lien under any Collateral Document and any and all other property of any Loan Party, now existing or hereafter acquired, that is or becomes subject (or purported to be subject) to a Lien pursuant to any Collateral Document to secure the Secured Obligations.

“Collateral and Guarantee Requirement” means, at any time, subject to (x) the applicable limitations set forth in this Agreement and/or any other Loan Document and (y) the time periods (and extensions thereof) set forth in Section 5.12, the requirement that:

(a) the Administrative Agent shall have received:

(i) (A) a joinder to the Loan Guaranty in substantially the form attached as an exhibit thereto, (B) a supplement to the Security Agreement in substantially the form attached as an exhibit thereto, (C) if the respective Restricted Subsidiary required to comply with the requirements set forth in this definition pursuant to Section 5.12 owns registrations of or applications for U.S. Patents, Trademarks and/or Copyrights that constitute Collateral, an Intellectual Property Security Agreement in substantially the form attached as an exhibit hereto, (D) a completed Perfection Certificate Supplement with respect thereto and (E) Uniform Commercial Code financing statements in appropriate form for filing in such jurisdictions as the Administrative Agent may reasonably request; and

(ii) each item of Collateral that such Restricted Subsidiary is required to deliver under Section 4.02 of the Security Agreement (which, for the avoidance of doubt, shall be delivered within the time periods set forth in Section 5.12(a));

(b) the Administrative Agent shall have received with respect to any Material Real Estate Assets acquired after the Closing Date, a Mortgage and any necessary UCC fixture filing in respect thereof, in each case together with, to the extent customary and appropriate (as reasonably determined by the Administrative Agent and the Borrower):

(i) evidence that (A) counterparts of such Mortgage have been duly executed, acknowledged and delivered and such Mortgage and any corresponding UCC or equivalent fixture filing are in form suitable for filing or recording in all filing or recording offices that the Administrative Agent may deem reasonably necessary in order to create a valid and subsisting Lien on such Material Real Estate Asset in favor of the Administrative Agent for the benefit of the Secured Parties, (B) such Mortgage and any corresponding UCC or equivalent fixture filings have been duly recorded or filed, as applicable, and (C) all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent;

(ii) one or more fully paid policies of title insurance (the “Mortgage Policies”) in an amount reasonably acceptable to the Administrative Agent (not to exceed the fair market value of the Material Real Estate Asset covered thereby (as reasonably determined by the Borrower)) issued by a nationally recognized title insurance company in the applicable jurisdiction that is reasonably acceptable to the Administrative Agent, insuring the relevant Mortgage as having created a valid subsisting Lien on the real property described therein with the ranking or the priority which it is expressed to have in such Mortgage, subject only to Permitted Liens, together with such endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request to the extent the same are available in the applicable jurisdiction;

(iii) customary legal opinions of local counsel for the relevant Loan Party in the jurisdiction in which such Material Real Estate Asset is located, and if applicable, in the jurisdiction of formation of the relevant Loan Party, in each case as the Administrative Agent may reasonably request;

(iv) surveys and appraisals (if required under the Financial Institutions Reform Recovery and Enforcement Act of 1989, as amended) and “Life-of-Loan” flood certifications and any required borrower notices under Regulation H (together with evidence of federal flood insurance for any such Flood Hazard Property located in a flood hazard area); provided that the Administrative Agent may in its reasonable discretion accept any such existing certificate, appraisal or survey so long as such existing certificate or appraisal satisfies any applicable local law requirements; and

(v) such other evidence that all other actions that the Administrative Agent may reasonably request and deem necessary in order to create a valid and subsisting Lien on such Material Real Estate Assets have been taken.

“Collateral Documents” means, collectively, (i) the Security Agreement, (ii) each Mortgage, (iii) each Intellectual Property Security Agreement, (iv) any supplement to any of the foregoing delivered to the Administrative Agent pursuant to the definition of “Collateral and Guarantee Requirement” and (v) each of the other instruments and documents pursuant to which any Loan Party grants a Lien on any Collateral as security for payment of the Secured Obligations.

“Commercial Tort Claim” has the meaning set forth in Article 9 of the UCC.

“Commitment” means, with respect to each Lender, such Lender’s Initial Tranche B-1 Commitment and Additional Commitment, as applicable, in effect as of such time.

“Commitment Schedule” means the Schedule attached hereto as Schedule 1.01(a).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Company Competitor” means (a) any competitor of the Borrower and/or any of its subsidiaries and (b) any Affiliate of any such competitor (other than any such Affiliate that is a Bona Fide Debt Fund).

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C.

“Confidential Information” has the meaning assigned to such term in Section 9.13.

“Consolidated Adjusted EBITDA” means, as to any Person for any period, an amount determined for such Person on a consolidated basis equal to the total of (a) Consolidated Net Income for such period plus (b) the sum, without duplication, of (to the extent deducted in calculating Consolidated Net Income, other than in respect of clauses (x), (xi), (xii) and (xiv) below) the amounts of:

(i) consolidated interest expense determined in accordance with GAAP and, to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk (net of interest income and gains on such hedging obligations), costs of surety bonds in connection with financing activities (whether amortized or immediately expensed), and fees and expenses paid to the Administrative Agent in connection with its services hereunder, other bank, administrative agency (or trustee) and financing fees;

(ii) Taxes paid (including pursuant to any Tax sharing arrangement or any Tax distribution) and provisions for Taxes of such Person and its subsidiaries, including, in each case, arising out of tax examinations;

(iii) (A) depreciation, amortization (including, without limitation, amortization of goodwill, software and other intangible assets), (B) impairment of goodwill and other assets and (C) any asset write-off and/or write-down;

(iv) any non-cash Charge (including, without limitation, (A) any non-cash increase in expenses resulting from the revaluation of inventory (including any impact of changes to inventory valuation policy methods) including changes in capitalization and variances and non-cash adjustments for LIFO accounting and (B) losses or expenses recognized in respect of any pension related benefits as a result of the application of FASB ASC 715); provided that to the extent any such non-cash Charge represents an accrual or reserve for potential cash items in any future period, (A) such Person may determine not to add back such non-cash Charge in the then-current period and (B) to the extent such Person elects to add back such non-cash Charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated Adjusted EBITDA to such extent;

(v) (A) Transaction Costs, and (B) transaction fees and Charges (1) incurred in connection with the consummation of any transaction (or any transaction proposed and not consummated) permitted under this Agreement, including the issuance or offering of Capital Stock, Investments, acquisitions, Dispositions, recapitalizations, mergers, consolidations or amalgamations, option buyouts or incurrences, repayments, refinancings, amendments or modifications of Indebtedness (including any amortization or write-off of debt issuance or deferred financing costs, premiums and prepayment penalties) or similar transactions, (2) incurred in connection with any Qualifying IPO and/or (3) that are actually reimbursed or reimbursable by third parties pursuant to indemnification or reimbursement provisions or similar agreements or insurance; provided that in respect of any fee, cost, expense or reserve that is added back in reliance on clause (3) above, such Person in good faith expects to receive reimbursement for such fee, cost, expense or reserve within the next four Fiscal Quarters (it being understood that to the extent any reimbursement amount is not actually received within such Fiscal Quarters, such reimbursement amount shall be deducted in calculating Consolidated Adjusted EBITDA for such Fiscal Quarters);

(vi) Public Company Costs;

(vii) the amount of management, monitoring, consulting, transaction and advisory fees and related expenses actually paid by or on behalf of, or accrued by, such Person or any of its subsidiaries (A) to the Investors (or their Affiliates or management companies) to the extent permitted under this Agreement or (B) as permitted by Section 6.09(f);

(viii) the amount of any expense or deduction that is associated with any Restricted Subsidiary and attributable to any non-controlling interest and/or minority interest of any third party;

(ix) the amount of earnout obligation expense incurred in connection with (A) acquisitions and Investments completed prior to the Closing Date and (B) any Permitted Acquisition or other Investment permitted by this Agreement, in each case, which is paid or accrued during the applicable period;

(x) expected cost savings (including sourcing), operating expense reductions, operating improvements and synergies (collectively, “Expected Cost Savings”) (net of actual amounts realized) that are reasonably identifiable and factually supportable (in the good faith determination of such Person, as certified by a chief financial officer, treasurer or equivalent officer of such Person) related to (A) the Transactions and (B) after the Closing Date, permitted asset sales, acquisitions, Investments, Dispositions, operating improvements, restructurings, cost saving initiatives, similar initiatives and/or specified transaction (any such operating improvement, restructuring, cost savings initiative, similar initiative or specified transaction, a “Cost Savings Initiative”); provided that (x) such cost savings, operating expense reductions, operating improvements or synergies are reasonably expected to be realized within 18 months of the event giving rise thereto and (y) the aggregate amount of addbacks made under this clause (x) shall not exceed an amount equal to 25% of Consolidated Adjusted EBITDA for the period of four consecutive fiscal quarters most recently ended (and such determination shall be made prior to the making of, and without giving effect to, any adjustments pursuant to this clause (x);

(xi) Charges attributable to the undertaking and/or implementation of cost savings initiatives, operating expense reductions, transition, opening and pre-opening expenses, business optimization and other restructuring and integration Charges (including inventory optimization programs, software development costs, costs related to the closure or consolidation of facilities and plants, costs relating to curtailments, costs related to entry into new markets, strategic initiatives and contracts, consulting fees, signing or retention costs, retention or completion bonuses, expansion and relocation expenses, severance payments, modifications to pension and post-retirement employee benefit plans, new systems design and implementation costs and startup costs);

(xii) proceeds of business interruption insurance in an amount representing the earnings for the applicable period that such proceeds are intended to replace (whether or not then received so long as such Person in good faith expects to receive such proceeds within the next four Fiscal Quarters (it being understood that to the extent not actually received within such Fiscal Quarters, such proceeds shall be deducted in calculating Consolidated Adjusted EBITDA for such Fiscal Quarters));

(xiii) unrealized net losses in the fair market value of any arrangements under Hedge Agreements;

(xiv) the amount of Cash actually received (or the amount of the benefit of any netting arrangement resulting in reduced Cash expenditures) during such period, and not included in Consolidated Net Income in any period, to the extent that the related non-Cash gain was deducted in the calculation of Consolidated Adjusted EBITDA;

(xv) [Reserved];

(xvi) accretion of asset retirement obligations in accordance with FASB ASC 410;

(xvii) with respect to any joint venture that is not a Restricted Subsidiary, an amount equal to the proportion of those items described in clauses (i) through (iii) above relating to such joint venture corresponding to the proportionate share of such joint venture’s consolidated net income (determined as if such joint venture were a Restricted Subsidiary); and

(xviii) other add-backs and adjustments reflected in the model delivered by the Sponsor to the Arrangers on March 28, 2016;

minus (c) to the extent such amounts increase Consolidated Net Income:

(i) non-cash gains or income; provided that to the extent any non-cash gain or income represents an accrual or deferred income in respect of potential Cash items in any future period, such Person may determine not to deduct such non-cash gain or income in the then current period;

(ii) unrealized net gains in the fair market value of any arrangements under Hedge Agreements;

(iii) the amount added back to Consolidated Adjusted EBITDA pursuant to clause (b)(v)(B)(3) above (as described in such clause) to the extent the relevant reimbursement amounts were not received within the time period required by such clause;

(iv) the amount added back to Consolidated Adjusted EBITDA pursuant to clause (b)(xii) above (as described in such clause) to the extent the relevant business interruption insurance proceeds were not received within the time period required by such clause;

(v) to the extent that such Person adds back the amount of any non-Cash charge to Consolidated Adjusted EBITDA pursuant to clause (b)(iv) above, the cash payment in respect thereof in the relevant future period; and

(vi) the excess of actual Cash rent paid over rent expense during such period due to the use of straight line rent for GAAP purposes.

Notwithstanding anything to the contrary herein, it is agreed that for the purpose of calculating the Total Leverage Ratio, the Senior Secured Leverage Ratio and the Secured Leverage Ratio for any period that includes the Fiscal Quarters ended March 31, 2015, June 30, 2015, September 30, 2015 or December 31, 2015, (i) Consolidated Adjusted EBITDA for the Fiscal Quarter ended March 31, 2015 shall be deemed to be $86,785,308.21, (ii) Consolidated Adjusted EBITDA for the Fiscal Quarter ended June 30, 2015 shall be deemed to be $107,259,652.67, (iii) Consolidated Adjusted EBITDA for the Fiscal Quarter ended September 30, 2015 shall be deemed to be $130,629,890.52 and (iv) Consolidated Adjusted EBITDA for the Fiscal Quarter ended December 31, 2015 shall be deemed to be $87,217,646.85; provided that (x) for the four Fiscal Quarter period ended December 31, 2015, Consolidated Adjusted EBITDA, calculated on a Pro Forma Basis, shall be deemed to be $433,630,498.25 and (y) for any subsequent four Fiscal Quarter period that includes any of the Fiscal Quarters described under clauses (ii) through (iv) above, Consolidated Adjusted EBITDA shall include the applicable amounts set forth in such clauses and the Pro Forma Basis calculation shall be in accordance with the terms thereof.

“Consolidated Net Income” means, as to any Person (the “Subject Person”) for any period, the net income (or loss) of the Subject Person on a consolidated basis for such period taken as a single accounting period determined in accordance with GAAP; provided that there shall be excluded, without duplication,

(a) (i) the income of any Person (other than a Restricted Subsidiary of the Subject Person) in which any other Person (other than the Subject Person or any of its Restricted Subsidiaries) has a joint interest, except to the extent of the amount of dividends or distributions or other payments (including any ordinary course dividend, distribution or other payment) paid in cash (or to the extent converted into cash) to the Subject Person or any of its Restricted Subsidiaries by such Person during such period or (ii) the loss of any Person (other than a Restricted Subsidiary of the Subject Person) in which any other Person (other than the Subject Person or any of its Restricted Subsidiaries) has a joint interest, other than to the extent that the Subject Person or any of its Restricted Subsidiaries has contributed cash or Cash Equivalents to such Person in respect of such loss during such period,

(b) gains or losses (less all fees and expenses chargeable thereto) attributable to any sales or dispositions of Capital Stock or assets (including asset retirement costs) or of returned surplus assets outside of the ordinary course of business,

(c) gains or losses from (i) extraordinary items and (ii) nonrecurring or unusual items (including costs of and payments of actual or prospective legal settlements, fines, judgments or orders), including in connection with any acquisition,

(d) any unrealized or realized net foreign currency translation or transaction gains or losses impacting net income (including currency re-measurements of Indebtedness),

(e) any net gains, Charges or losses with respect to (i) any disposed, abandoned, divested and/or discontinued asset, property or operation (other than, at the option of the Borrower, any asset, property or operation pending the disposal, abandonment, divestiture and/or termination thereof), (ii) any disposal, abandonment, divestiture and/or discontinuation of any asset, property or operation and/or (iii) facilities or plants that have been closed during such period or for which Charges and losses were required to be recorded pursuant to GAAP,

(f) any net income or loss (less all fees and expenses or charges related thereto) attributable to the early extinguishment of Indebtedness (and the termination of any associated Hedge Agreements),

(g) (i) any Charges incurred pursuant to any management equity plan, profits interest or stock option plan or any other management or employee benefit plan or agreement, pension plan, any stock subscription or shareholder agreement or any distributor equity plan or agreement, including any fair value adjustments that may be required under liquidity puts for such arrangements and (ii) any Charges in connection with the rollover, acceleration or payout of Capital Stock held by management of any Parent Company, the Borrower and/or any Restricted Subsidiary, in each case, to the extent that any cash Charge is funded with net cash proceeds contributed to relevant Person as a capital contribution or as a result of the sale or issuance of Qualified Capital Stock,

(h) accruals and reserves that are established or adjusted within 12 months after the Closing Date that are required to be established or adjusted as a result of the Transactions in accordance with GAAP or as a result of the adoption or modification of accounting policies in accordance with GAAP,

(i) any (A) write-off or amortization made in such period of deferred financing costs and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness, (B) goodwill or other asset impairment charges, write-offs or write-downs and (C) amortization of intangible assets, and

(j) (A) effects of adjustments (including the effects of such adjustments pushed down to the Subject Person and its subsidiaries) in the Subject Person’s consolidated financial statements pursuant to GAAP (including in the inventory, property and equipment, software, goodwill, intangible assets, in-process research and development, deferred revenue, deferred rent, deferred trade incentives and other lease-related items, advanced billings and debt line items thereof) resulting from the application of recapitalization accounting or acquisition accounting, as the case may be, in relation to the Transactions or any consummated acquisition or the amortization or write-off of any amounts thereof, net of Taxes and (B) the cumulative effect of changes in accounting principles or policies made in such period in accordance with GAAP which affect Consolidated Net Income.

“Consolidated Secured Debt” means, as to any Person at any date of determination, the aggregate principal amount of Consolidated Total Debt outstanding on such date that is secured by a Lien on any asset or property of such Person or its Restricted Subsidiaries.

“Consolidated Senior Secured Debt” means, as to any Person at any date of determination, the aggregate principal amount of Consolidated Total Debt outstanding on such date that is secured by a first priority Lien on any asset or property of such Person or its Restricted Subsidiaries.

“Consolidated Total Assets” means, at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the applicable Person at such date.

“Consolidated Total Debt” means, as to any Person at any date of determination, the aggregate principal amount of all third party debt for borrowed money, Capital Leases and purchase money Indebtedness (but excluding, for the avoidance of doubt, undrawn letters of credit); provided that, Consolidated Total Debt shall (i) be calculated net of (x) unrestricted Cash and Cash Equivalents of such Person and (y) Cash and Cash Equivalents restricted in favor of the Credit Facilities (which may also include Cash and Cash Equivalents securing other Indebtedness secured by a Lien on the Collateral) in each case determined in accordance with GAAP and (ii) not include any Indebtedness of the Borrower and/or any Restricted Subsidiary incurred in connection with a NMTC Transaction permitted by Section 6.01(x)(ii).

“Consolidated Working Capital” means, as at any date of determination, the excess of Current Assets over Current Liabilities.

“Consolidated Working Capital Adjustment” means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period; provided that there shall be excluded (a) the effect of reclassification during such period between current assets and long term assets and current liabilities and long term liabilities (with a corresponding restatement of the prior period to give effect to such reclassification), (b) the effect of any Disposition of any Person, facility or line of business or acquisition of any Person, facility or line of business during such period, (c) the effect of any fluctuations in the amount of accrued and contingent obligations under any Hedge Agreement, and (d) the application of purchase or recapitalization accounting.

“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Copyright” means the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright whether published or unpublished, copyright registrations and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing.

“Cost Savings Initiative” has the meaning assigned to such term in the definition of “Consolidated Adjusted EBITDA”.

“Credit Facilities” means the Term Facility and any Additional Revolving Facility.

“Credit Suisse” has the meaning assigned to such term in the preamble to this Agreement.

“Cure Amount” means the amount of cash contributions to the capital of the Borrower made pursuant to Section 6.15 of the ABL Credit Agreement.

“Current Assets” means, at any time, the consolidated current assets (other than Cash and Cash Equivalents, Tax assests, permitted loans made to third parties, assets held for sale, pension assets, deferred bank fees and derivative financial instruments) of any Person and its Restricted Subsidiaries.

“Current Liabilities” means, at any time, the consolidated current liabilities of any Person and its Restricted Subsidiaries at such time, but excluding, without duplication, (a) the current portion of any long-term Indebtedness, (b) outstanding revolving loans, (c) the current portion of interest expense, (d) the current portion of any Capital Lease, (e) Tax Liabilities, (f) liabilities in respect of unpaid earn-outs, (g) the current portion of any other long-term liabilities, (h) accruals relating to restructuring reserves, (i) liabilities in respect of funds of third parties on deposit with the Borrower or any of its Restricted Subsidiaries and (j) any liabilities recorded in connection with stock-based awards, partnership interest-based awards, awards of profits interests, deferred compensation awards and similar incentive based compensation awards or arrangements.

“Debt Fund Affiliate” means any Affiliate of any Investor (other than a natural person) that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of business and for which no personnel making investment decisions in respect of any equity fund which has a direct or indirect equity investment in Holdings, the Borrower or its Restricted Subsidiaries has the right to make any investment decisions.

“Debtor Relief Laws” means the Bankruptcy Code of the U.S., and all other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the U.S. or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declined Proceeds” has the meaning assigned to such term in Section 2.11(b)(v).

“Default” means any event or condition which upon notice, lapse of time or both would become an Event of Default.

“Defaulting Lender” means any Lender that has (a) defaulted in its obligations under this Agreement, including without limitation, to make a Loan within two Business Days of the date required to be made by it hereunder, (b) notified the Administrative Agent or any Loan Party in writing that it does not intend to satisfy any such obligation or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under agreements in which it commits to extend credit generally, (c) failed, within two Business Days after the request of Administrative Agent or the Borrower, to confirm in writing that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent, (d) become (or any parent company thereof has become) insolvent or been determined by any Governmental Authority having regulatory authority over such Person or its assets, to be insolvent, or the assets or management of which has been taken over by any Governmental Authority or (e) (1) become (or any parent company thereof has become) the subject of a Bail-In Action or (2)

become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment, unless in the case of any Lender subject to this clause (e), the Borrower and the Administrative Agent shall each have determined that such Lender intends, and has all approvals required to enable it (in form and substance satisfactory to each of the Borrower and the Administrative Agent), to continue to perform its obligations as a Lender hereunder; provided that no Lender shall be deemed to be a Defaulting Lender solely by virtue of (i) the ownership or acquisition of any Capital Stock in such Lender or its parent by any Governmental Authority or (ii) in the case of a solvent Person, the commencement of silent administration proceedings under The Financial Supervision Act (Wet financieel toezicht – Wft) then in effect in the Netherlands; provided that, in either case, such action does not result in or provide such Lender with immunity from the jurisdiction of courts within the U.S. or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contract or agreement to which such Lender is a party.

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Derivative Transaction” means (a) any interest-rate transaction, including any interest-rate swap, basis swap, forward rate agreement, interest rate option (including a cap, collar or floor), and any other instrument linked to interest rates that gives rise to similar credit risks (including when-issued securities and forward deposits accepted), (b) any exchange-rate transaction, including any cross-currency interest-rate swap, any forward foreign-exchange contract, any currency option, and any other instrument linked to exchange rates that gives rise to similar credit risks, (c) any equity derivative transaction, including any equity-linked swap, any equity-linked option, any forward equity-linked contract, and any other instrument linked to equities that gives rise to similar credit risk and (d) any commodity (including precious metal) derivative transaction, including any commodity-linked swap, any commodity-linked option, any forward commodity-linked contract, and any other instrument linked to commodities that gives rise to similar credit risks; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees, members of management, managers or consultants of the Borrower or its subsidiaries shall be a Derivative Transaction.

“Designated Non-Cash Consideration” means the fair market value (as determined by the Borrower in good faith) of non-Cash consideration received by the Borrower or any Restricted Subsidiary in connection with any Disposition pursuant to Section 6.07(h) or any Sale Lease-Back Transaction pursuant to Section 6.08 that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Borrower, setting forth the basis of such valuation (which amount will be reduced by the amount of Cash or Cash Equivalents received in connection with a subsequent sale or conversion of such Designated Non-Cash Consideration to Cash or Cash Equivalents).

“Disposition” or “Dispose” means the sale, lease, sublease, or other disposition of any property of any Person.

“Disqualified Capital Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than for Qualified

Capital Stock), in whole or in part, on or prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued (it being understood that if any such redemption is in part, only such part coming into effect prior to 91 days following the Latest Maturity Date shall constitute Disqualified Capital Stock), (b) is or becomes convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Capital Stock that would constitute Disqualified Capital Stock, in each case at any time on or prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued, (c) contains any mandatory repurchase obligation or any other repurchase obligation at the option of the holder thereof (other than for Qualified Capital Stock), in whole or in part, which may come into effect prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued (it being understood that if any such repurchase obligation is in part, only such part coming into effect prior to 91 days following the Latest Maturity Date shall constitute Disqualified Capital Stock) or (d) provides for the scheduled payments of dividends in Cash on or prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued; provided that any Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Capital Stock upon the occurrence of any change in control, Qualifying IPO or any Disposition occurring prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued shall not constitute Disqualified Capital Stock if such Capital Stock provides that the issuer thereof will not redeem any such Capital Stock pursuant to such provisions prior to the Termination Date.

Notwithstanding the preceding sentence, (A) if such Capital Stock is issued pursuant to any plan for the benefit of directors, officers, employees, members of management, managers or consultants or by any such plan to such directors, officers, employees, members of management, managers or consultants, in each case in the ordinary course of business of Holdings, the Borrower or any Restricted Subsidiary, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the issuer thereof in order to satisfy applicable statutory or regulatory obligations, and (B) no Capital Stock held by any future, present or former employee, director, officer, manager, member of management or consultant (or their respective Affiliates or Immediate Family Members) of the Borrower (or any Parent Company or any subsidiary) shall be considered Disqualified Capital Stock because such stock is redeemable or subject to repurchase pursuant to any management equity subscription agreement, stock option, stock appreciation right or other stock award agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time to time.

“Disqualified Institution” means (a) (i) any Person identified in writing to the Arrangers on or prior to March 29, 2016 and (ii) any Affiliate of such Person that is reasonably identifiable on the basis of such Affiliate’s name or that the Borrower has otherwise identified by name in writing as an Affiliate to the Administrative Agent (provided that any such designation may not apply retroactively to disqualify any person that has previously acquired an assignment or participation interest in any Loan) and (b) (i) any Person that is or becomes a Company Competitor and is designated by the Borrower as such in a writing provided to the Administrative Agent after the Closing Date, which designation shall not apply retroactively to disqualify any Person that has previously acquired any assignment or participation interest in any Loan and (ii) any Affiliate of any such Company Competitor (other than a Bona Fide Debt Fund) that is reasonably identifiable on the basis of such Affiliate’s name or that the Borrower has otherwise identified as an Affiliate; provided that an entity becoming an Affiliate of a Company Competitor shall not retroactively disqualify any Person that has previously acquired any assignment or participation interest in any Loan.

“Dollars” or “$” refers to lawful money of the U.S.

“Domestic Subsidiary” means any Subsidiary incorporated or organized under the laws of the U.S., any state thereof or the District of Columbia.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Yield” means, as to any Indebtedness, the effective yield applicable thereto calculated by the Administrative Agent in consultation with the Borrower in a manner consistent with generally accepted financial practices, taking into account (a) interest rate margins, (b) interest rate floors (subject to the proviso set forth below), (c) any amendment to the relevant interest rate margins and interest rate floors prior to the applicable date of determination and (d) original issue discount and upfront or similar fees (based on an assumed four-year average life to maturity or lesser remaining average life to maturity), but excluding (i) any arrangement, commitment, structuring, underwriting and/or amendment fees (regardless of whether any such fees are paid to or shared in whole or in part with any lender) and/or (ii) any other fee that is not payable to all relevant lenders generally; provided, however, that (A) to the extent that LIBO Rate (with an Interest Period of three months and without giving effect to any floor specified in the definition thereof) or Alternate Base Rate (without giving effect to any floor specified in the definition thereof) is less than any floor applicable to the Term Loans in respect of which the Effective Yield is being calculated on the date on which the Effective Yield is determined, the amount of the resulting difference will be deemed added to the interest rate margin applicable to the relevant Indebtedness for purposes of calculating the Effective Yield, (B) to the extent that the LIBO Rate (with an Interest Period of three months and without giving effect to any floor specified in the definition thereof) or Alternate Base Rate (without giving effect to any floor specified in the definition thereof) is greater than any applicable floor on the date on which the Effective Yield is determined, the floor will be disregarded in calculating the Effective Yield and (C) any stepdowns in interest rate margins shall be disregarded in calculating the Effective Yield.

“Eligible Assignee” means (a) any Lender, (b) any commercial bank, insurance company, or finance company, financial institution, any fund that invests in loans or any other “accredited investor” (as defined in Regulation D of the Securities Act), (c) any Affiliate of any Lender, (d) any Approved Fund of any Lender or (e) to the extent permitted under Section 9.05(g), any Affiliated Lender or any Debt Fund Affiliate; provided that in any event, “Eligible Assignee” shall not include (i) any natural person, (ii) any Disqualified Institution or (iii) except as permitted under Section 9.05(g), the Borrower or any of its Affiliates.

“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, land surface and subsurface strata and natural resources such as wetlands, flora and fauna.

“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (a) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (b) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (c) in connection with any actual or alleged damage, injury, threat or harm to the Environment.

“Environmental Laws” means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other applicable requirements of Governmental Authorities and the common law relating to environmental matters, including those relating to any Hazardous Materials Activity or exposure to Hazardous Materials.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental investigation or remediation, fines, penalties or indemnities), directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the Environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, the regulations promulgated thereunder and any successor thereto.

“ERISA Affiliate” means, as applied to any Person, (a) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which that Person is a member; (b) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which that Person is a member; and (c) any trade or business (whether or not incorporated) which, solely for purposes of Section 302 or 303 of ERISA or Section 412 or 430 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the 30-day notice period has been waived); (b) the failure to meet the minimum funding standard of Section 412 or 430 of the Code or Section 302 or 303 of ERISA with respect to any Pension Plan, or the filing of any request for or receipt of a minimum funding waiver under Section 412 of the Code with respect to any Pension Plan or a failure to make a required contribution to a Multiemployer Plan; (c) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (d) the withdrawal by the Borrower, any of its Restricted Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to the Borrower, any of its Restricted Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4063 or 4064 of ERISA; (e) the institution by the PBGC of proceedings to terminate any Pension Plan; (f) the imposition of liability on the Borrower, any of its Restricted Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (g) a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) of the Borrower, any of its Restricted Subsidiaries or any of their respective ERISA Affiliates from any Multiemployer Plan, or the receipt by the Borrower, any of its Restricted Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA or is in “endangered” or “critical” status, within the meaning of Section 432 of the Code or Section 305 of

ERISA; (h) a failure by the Borrower, any of its Restricted Subsidiaries or any of their respective ERISA Affiliates to pay when due (after expiration of any applicable grace period) any installment payment with respect to withdrawal liability under Section 4201 of ERISA; (i) a determination that any Pension Plan is, or is reasonably expected to be, in “at-risk” status, within the meaning of Section 430(i)(4) of the Code or Section 303(i)(4) of ERISA; or (j) the incurrence of liability or the imposition of a Lien pursuant to Section 436 or 430(k) of the Code or pursuant to Section 303(k) ERISA with respect to any Pension Plan.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” has the meaning assigned to such term in Article 7.

“Excess Cash Flow” means, for any Test Period ending on the last day of any Fiscal Year, an amount (if positive) equal to:

(a) the sum, without duplication, of the amounts for such period of the following:

(i) Consolidated Adjusted EBITDA for such period without giving effect to clause (b)(x) of the definition thereof, plus

(ii) the Consolidated Working Capital Adjustment for such period, plus

(iii) cash gains of the type described in clauses (b), (c), (d), (e) and (f) of the definition of “Consolidated Net Income”, to the extent not otherwise included in calculating Consolidated Adjusted EBITDA (except to the extent such gains consist of proceeds applied pursuant to Section 2.11(b)(ii)), plus

(iv) to the extent not otherwise included in the calculation of Consolidated Adjusted EBITDA for such period, cash payments received by Holdings or any of its Restricted Subsidiaries with respect to amounts deducted from Excess Cash Flow in a prior period pursuant to clause (b)(vii) below, minus

(b) the sum, without duplication, of the amounts for such period of the following:

(i) permanent repayments of long-term Indebtedness, including for purposes of clarity, the current portion of any such Indebtedness (including (x) payments under Section 2.10(a) or (b) and Section 2.11(a) and (y) prepayments of Initial Term Loans and Additional Term Loans to the extent (and only to the extent) made with the Net Proceeds of a Prepayment Asset Sale or Net Insurance/Condemnation Proceeds that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase, but excluding (A) the amount of all deductions and reductions to the amount of mandatory prepayments pursuant to clause (B) of Section 2.11(b)(i), (B) all other repayments of the Initial Term Loans or Additional Term Loans and (C) repayments of any Additional Revolving Loans or loans under any revolving credit facility or arrangement, except to the extent a corresponding amount of the commitments under such revolving credit facility or arrangement are permanently reduced in connection with such repayments), in each case, to the extent not financed with long-term Indebtedness (other than revolving Indebtedness), plus

(ii) without duplication of amounts deducted from Excess Cash Flow pursuant to this clause (ii) or clause (ix) below in respect of a prior period, all Cash payments in respect of capital expenditures as would be reported in Holdings’ consolidated statement of cash flows made during such period and, at the option of the Borrower, any Cash payments in respect of any such capital expenditures made after such period and prior to the date of the applicable Excess Cash Flow payment (except, in each case, to the extent financed with long-term Indebtedness (other than revolving Indebtedness)), plus

(iii) consolidated interest expense added back pursuant to clause (b)(i) of the definition of “Consolidated Adjusted EBITDA” to the extent paid in Cash, plus

(iv) Taxes (including pursuant to any Tax sharing arrangement or any Tax distribution) paid and provisions for Taxes, to the extent payable in Cash with respect to such period, plus

(v) without duplication of amounts deducted from Excess Cash Flow pursuant to this clause (v) or (ix) below in respect of a prior period, Cash payments made during such period in respect of Permitted Acquisitions and other Investments permitted by Section 6.06 or otherwise consented to by the Required Lenders (other than Investments in (x) Cash and Cash Equivalents and (y) the Borrower or any of its Restricted Subsidiaries), or, at the option of the Borrower, any Cash payments in respect of Permitted Acquisitions and other Investments permitted by Section 6.06 or otherwise consented to by the Required Lenders (other than Investments in (x) Cash and Cash Equivalents and (y) the Borrower or any of its Restricted Subsidiaries) made after such period and prior to the date of the applicable Excess Cash Flow payment (except, in each case, to the extent financed with long-term Indebtedness (other than revolving Indebtedness)), plus

(vi) the aggregate amount of all Restricted Payments made under Sections 6.04(a)(i), (ii), (iv), (x) and (xiii) or otherwise consented to by the Required Lenders, in each case to the extent actually paid in Cash during such period, or, at the option of the Borrower, made after such period and prior to the date of the applicable Excess Cash Flow payment (except, in each case, to the extent financed with long-term Indebtedness (other than revolving Indebtedness)), plus

(vii) amounts added back under clause (b)(v)(B) or (b)(xii) of the definition of “Consolidated Adjusted EBITDA” to the extent such amounts have not yet been received by the Borrower or its Restricted Subsidiaries, plus

(viii) an amount equal to all expenses, charges and losses either (A) excluded in calculating Consolidated Net Income or (B) added back in calculating Consolidated Adjusted EBITDA, in the case of clauses (A) and (B), to the extent paid in Cash, plus

(ix) without duplication of amounts deducted from Excess Cash Flow in respect of a prior period, at the option of the Borrower, the aggregate consideration (A) required to be paid in Cash by the Borrower or its Restricted Subsidiaries pursuant to binding contracts entered into prior to or during such period relating to capital expenditures, acquisitions or Investments permitted by Section 6.06 and/or (B) otherwise committed or budgeted to be made in connection with capital expenditures, acquisitions or Investments (clause (A) and (B), the “Scheduled Consideration”) (other than Investments in (x) Cash and Cash Equivalents and (y) the Borrower or any of its Restricted Subsidiaries) to be consummated or made during the period of four consecutive Fiscal Quarters of the Borrower following the end of such period (except, in each case, to the extent financed with long-term Indebtedness (other than revolving Indebtedness)); provided that to the extent the aggregate amount actually utilized to finance such capital expenditures, acquisitions or Investments during such subsequent period of four consecutive Fiscal Quarters is less than the Scheduled Consideration, the amount of the resulting shortfall shall be added to the calculation of Excess Cash Flow at the end of such subsequent period of four consecutive Fiscal Quarters, plus

(x) to the extent not expensed (or exceeding the amount expensed) during such period or not deducted (or exceeding the amount deducted) in calculating Consolidated Net Income, the aggregate amount of expenditures, fees, costs and expenses paid in Cash by the Borrower and its Restricted Subsidiaries during such period, other than to the extent financed with long-term Indebtedness (other than revolving Indebtedness), plus

(xi) Cash payments (other than in respect of Taxes, which are governed by clause (iv) above) made during such period for any liability the accrual of which in a prior period did not increase Excess Cash Flow in such prior period (provided there was no other deduction to Consolidated Adjusted EBITDA or Excess Cash Flow related to such payment), except to the extent financed with long-term Indebtedness (other than revolving Indebtedness), plus

(xii) Cash expenditures made in respect of any Hedge Agreement during such period to the extent (A) not otherwise deducted in the calculation of Consolidated Net Income or Consolidated Adjusted EBITDA and (B) not financed with long-term Indebtedness (other than revolving Indebtedness), plus

(xiii) amounts paid in Cash (except to the extent financed with long-term Indebtedness (other than revolving Indebtedness)) during such period on account of (A) items that were accounted for as non-Cash reductions of Consolidated Net Income or Consolidated Adjusted EBITDA in a prior period and (B) reserves or amounts established in purchase accounting to the extent such reserves or amounts are added back to, or not deducted from, Consolidated Net Income, plus

(xiv) without duplication of clause (b)(i) above, cash payments made by Holdings or its Restricted Subsidiaries during such period in respect of long-term liabilities, including for purposes of clarity, the current portion of any such liabilities (other than Indebtedness) of Holdings or its Restricted Subsidiaries, except to the extent such cash payments were (A) deducted in the calculation of Consolidated Net Income or Consolidated Adjusted EBITDA for such period or (B) financed with long-term Indebtedness (other than revolving Indebtedness).

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations of the SEC promulgated thereunder.

“Excluded Assets” means each of the following:

(a) any contract, instrument, lease, license, agreement or other document as to which the grant of a security interest would (i) constitute a violation of a restriction in favor of a third party (other than Holdings, the Borrower or any of its Restricted Subsidiaries) or result in the abandonment, invalidation or unenforceability of any right of the relevant Loan Party, unless and until any required consents shall have been obtained, or (ii) result in a breach, termination (or a right of termination) or default under such contract, instrument, lease, license, agreement or other document (including pursuant to any “change of control” or similar provision); provided, however, that any such asset will only constitute an Excluded Asset under clause (i) or clause (ii) above to the extent such violation or breach, termination (or right of termination) or default would not be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law; provided further that any such asset shall cease to constitute an Excluded Asset at such time as the condition causing such violation, breach, termination (or right of termination) or default or right to amend or require other actions no longer exists and to the extent severable, the security interest granted under the applicable Collateral Document shall attach immediately to any portion of such contract, instrument, lease, license, agreement or document that does not result in any of the consequences specified in clauses (i) and (ii) above,

(b) the Capital Stock of any (i) Immaterial Subsidiary (except to the extent the security interest in such Capital Stock may be perfected by the filing of a Form UCC-1 (or similar) financing statement), (ii) Captive Insurance Subsidiary, (iii) Unrestricted Subsidiary (except to the extent the security interest in such Capital Stock may be perfected by the filing of a Form UCC-1 (or similar) financing statement), (iv) not-for-profit subsidiary and/or (v) special purpose entity used for any securitization facility,

(c) any intent-to-use Trademark application prior to the filing and acceptance of a “Statement of Use”, “Amendment to Allege Use” with respect thereto, only to the extent, if any, that, and solely during the period, in which, if any, the grant of a security interest therein may impair the validity or enforceability of any registration that issues from such intent-to-use Trademark application under applicable federal law,

(d) any asset or property, the grant or perfection of a security interest in which would (A) require any governmental consent, approval, license or authorization that has not been obtained, (B) be prohibited by enforceable anti-assignment provisions of applicable Requirements of Law, except, in the case of this clause (B), to the extent such prohibition would be rendered ineffective under the UCC or other applicable law notwithstanding such prohibition, or (C) be prohibited by enforceable anti-assignment provisions of contracts governing such asset in existence on the Closing Date (or on the date of acquisition of the relevant asset (and in each case not entered into in anticipation of the Closing Date or such acquisition and except, in each case, to the extent that term in such contract providing for such prohibition purports to prohibit the granting of a security interest over all assets of such Loan Party or any other Loan Party)) other than to the extent such prohibition would be rendered in effective under the UCC or other applicable law,

(e) (i) any leasehold Real Estate Asset and (ii) any owned Real Estate Asset that is not a Material Real Estate Asset,

(f) any interest in any partnership, joint venture or non-Wholly-Owned Subsidiary which cannot be pledged without (i) the consent of one or more third parties other than Holdings, the Borrower or any of its Restricted Subsidiaries (after giving effect to Section 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law) or (ii) giving rise to a “right of first refusal”, a “right of first offer” or a similar right that may be exercised by any third party other than Holdings, the Borrower or any of its Restricted Subsidiaries,

(g) any Margin Stock,

(h) the Capital Stock of (i) any CFC, (ii) any CFC Holdco or (iii) Potters Holdings II GP, LLC, Potters Holdings II, LP, Potters GP and Potters LP, other than 65% of the issued and outstanding voting Capital Stock and 100% of any issued and outstanding non-voting Capital Stock of (i) each first-tier CFC, (ii) each first tier CFC Holdco, and (iii) Potters GP and Potters LP,

(i) Commercial Tort Claims with a value (as reasonably estimated by the Borrower) of less than $15,000,000,

(j) any Cash or Cash Equivalents comprised of (a) funds specially and exclusively used or to be used for payroll and payroll taxes and other employee benefit payments to or for the benefit of any Loan Party’s employees, (b) funds used or to be used to pay all Taxes required to be collected, remitted or withheld (including, without limitation, U.S. federal and state withholding Taxes (including the employer’s share thereof)) and (c) any other funds which any Loan Party holds as an escrow or fiduciary for the benefit of another Person,

(k) any accounts receivable and related assets that are sold or disposed of in connection with any factoring or similar arrangement permitted by this Agreement, and

(l) any asset with respect to which the Administrative Agent and the relevant Loan Party have reasonably determined in writing that the cost, burden, difficulty or consequence (including any effect on the ability of the relevant Loan Party to conduct its operations and business in the ordinary course of business) of obtaining or perfecting a security interest therein outweighs the benefit of a security interest to the relevant Secured Parties afforded thereby.

“Excluded Subsidiary” means:

(a) any Restricted Subsidiary that is not a Wholly-Owned Subsidiary,

(b) any Immaterial Subsidiary,

(c) any Restricted Subsidiary that is prohibited by law, regulation or contractual obligation existing on the Closing Date or at the time such Restricted Subsidiary becomes a subsidiary (which Contractual Obligation was not entered into in contemplation of such Restricted Subsidiary becoming a subsidiary) from providing a Loan Guaranty or that would require a governmental (including regulatory) consent, approval, license or authorization to provide a Loan Guaranty (unless such consent, approval, license or authorization has been obtained),

(d) any not-for-profit subsidiary,

(e) any Captive Insurance Subsidiary,

(f) any special purpose entity used for any permitted securitization or receivables facility or financing,

(g) any CFC,

(h) (i) any CFC Holdco, (ii) Potters GP, Potters LP and Potters Holdings II GP, LLC and/or (iii) any Subsidiary that is a direct or indirect subsidiary of any (x) CFC or (y) CFC Holdco, provided that clause (h)(iii) hereof shall not apply to any direct or indirect subsidiary of Potters LP or Potters GP that is a Guarantor as of the Closing Date to the extent such clause would otherwise apply solely by reason of Potters LP or Potters GP becoming a CFC after the Closing Date,

(i) any Unrestricted Subsidiary, and

(k) any other Restricted Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent and the Borrower, the burden or cost of providing a Loan Guaranty outweighs the benefits afforded thereby.

“Excluded Swap Obligation” means, with respect to any Loan Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Loan Guaranty of such Loan Guarantor of, or the grant by such Loan Guarantor of a security interest to secure, such Swap Obligation (or any Loan Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to Section 3.20 of the Loan Guaranty and any other “keepwell,” support or other agreement for the benefit of such Loan Guarantor) at the time the Loan Guaranty of such Loan Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Loan Guaranty or security interest is or becomes illegal.

“Excluded Taxes” means, with respect to the Administrative Agent or any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, (a) Taxes imposed on (or measured by) its income or franchise Taxes, in each case (i) imposed as a result of the Administrative Agent or such Lender being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office in, the jurisdiction imposing such Tax or (ii) that are Other Connection Taxes, (b) any branch profits Taxes or similar Taxes imposed by any jurisdiction described in clause (a), (c) in the case of any Foreign Lender, any U.S. federal withholding Tax that is imposed on amounts payable to such Foreign Lender under any Loan Document pursuant to Requirements of Law in effect at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except (i) pursuant to an assignment or designation of a new lending office under Section 2.19 and (ii) to the extent that such Foreign Lender (or its assignor, if any) was entitled, immediately prior to the designation of a new lending office (or assignment), to receive additional amounts from any Loan Party with respect to such withholding Tax pursuant to Section 2.17, (d) any Tax imposed as a result of a failure by the Administrative Agent or any Lender to comply with the requirements of Section 2.17(f) and (e) any U.S. federal withholding Tax under FATCA.

“Existing Credit Agreements” means (i) that certain Credit Agreement, dated as of November 8, 2012, among CPQ Midco I Corporation, a Delaware corporation, PQ Corporation, a Pennsylvania corporation, as borrower, the lenders from time to time party thereto, Credit Suisse AG, Cayman Islands Branch, as administrative agent and the other parties thereto and (ii) that certain Credit Agreement, dated as of December 1, 2014, among Eco Services Intermediate Holdings LLC, as holdings, Eco Services Operations LLC, as borrower, the lenders from time to time party thereto, Credit Suisse AG, Cayman Islands Branch, as administrative agent and the other parties thereto

“Existing PQ Notes” means 8.750% Second Lien Senior Secured Notes due 2018 issued pursuant to that certain Indenture, dated as of November 8, 2012, among PQ Corporation, as issuer and Wilmington Trust, National Association, as trustee.

“Expected Cost Savings” has the meaning assigned to such term in the definition of “Consolidated Adjusted EBITDA”.

“Extended Revolving Credit Commitment” has the meaning assigned to such term in Section 2.23(a).

“Extended Revolving Loans” has the meaning assigned to such term in Section 2.23(a).

“Extended Term Loans” has the meaning assigned to such term in Section 2.23(a).

“Extension Amendment” means an amendment to this Agreement that is reasonably satisfactory to the Administrative Agent (to the extent required by Section 2.23) and the Borrower executed by each of (a) Holdings, (b) the Borrower, (c) the Administrative Agent and (d) each Lender that has accepted the applicable Extension Offer pursuant hereto and in accordance with Section 2.23.

“Extension” has the meaning assigned to such term in Section 2.23(a).

“Extension Offer” has the meaning assigned to such term in Section 2.23(a).

“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or, except with respect to Articles 5 and 6, hereof owned, leased, operated or used by the Borrower or any of its Restricted Subsidiaries.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above), any intergovernmental agreement between the U.S. and any other jurisdiction that facilitates the implementation of such Sections of the Code and any treaty, law, regulation or other official guidance issued under or with respect to the foregoing.

“FCPA” means the U.S. Foreign Corrupt Practices Act of 1977.

“Federal Funds Effective Rate” means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” means that certain Fee Letter, dated as of March 29, 2016 by and among, inter alias, the Borrower and Citi.

“First Amendment” shall mean the First Amendment Agreement, dated as of November 14, 2016 among the Borrower, Holdings, each Guarantor, the Administrative Agent and the Lenders party thereto.

“First Amendment Effective Date” shall mean November 14, 2016.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of the Borrower ending December 31 of each calendar year.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio (1) Consolidated Adjusted EBITDA to (2) the Fixed Charges for the Test Period then most recently ended, in each case for the Borrower and its Restricted Subsidiaries on a consolidated basis.

“Fixed Charges” means with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense (as defined in the 2022 Senior Secured Note Indenture) of such Person for such period, (ii) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock (as defined in the 2022 Senior Secured Note Indenture) during such period, and (iii) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock (as defined in the 2022 Senior Secured Note Indenture) during such period.

“Flood Hazard Property” means any parcel of any Material Real Estate Asset subject to a Mortgage located in the U.S. in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iv) Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Foreign Lender” means any Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“Foreign Subsidiary” means any Restricted Subsidiary that is not a Domestic Subsidiary.

“Funding Account” has the meaning assigned to such term in Section 2.03(f).

“GAAP” means generally accepted accounting principles in the U.S. in effect and applicable to the accounting period in respect of which reference to GAAP is made.

“Global Intercompany Note” means the Global Intercompany Note in effect from time to time in the form attached hereto as Exhibit M, or such other form reasonably acceptable to the Administrative Agent and the Borrower, among the Loan Parties and the Restricted Subsidiaries party thereto.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state or locality of the U.S., the U.S., or a foreign government or any other political subdivision thereof, including central banks and supra national bodies.

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Granting Lender” has the meaning assigned to such term in Section 9.05(e).

“Guarantee” of or by any Person (the “Guarantor”) means any obligation, contingent or otherwise, of the Guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation of any other Person (the “Primary Obligor”) in any manner and including any obligation of the Guarantor (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other monetary obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness or other monetary obligation, (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or monetary obligation, (e) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (f) secured by any Lien on any assets of such Guarantor securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or monetary other obligation is assumed by such Guarantor (or any right, contingent or otherwise, of any holder of such Indebtedness or other monetary obligation to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition, Disposition or other transaction permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Hazardous Materials” means any chemical, material, substance or waste, or any constituent thereof, which is prohibited, limited or regulated as “toxic”, “hazardous” or as a “pollutant” or “contaminant” or words of similar meaning or effect by any Environmental Law or any Governmental Authority.

“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Material, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Material, and any corrective action or response action with respect to any of the foregoing.

“Hedge Agreement” means any agreement with respect to any Derivative Transaction between any Loan Party or any Restricted Subsidiary and any other Person.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any Hedge Agreement.

“Holdings” has the meaning assigned to such term in the preamble to this Agreement.

“IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002, as in effect from time to time (subject to the provisions of Section 1.04), to the extent applicable to the relevant financial statements.

“Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary of the Borrower (a) that does not have assets in excess of 2.5% of Consolidated Total Assets of the Borrower and its Restricted Subsidiaries and (b) that does not contribute Consolidated Adjusted EBITDA in excess of 2.5% of the Consolidated Adjusted EBITDA of the Borrower and its Restricted Subsidiaries, in each case, as of the last day of the most recently ended Test Period; provided that the Consolidated Total Assets and Consolidated Adjusted EBITDA (as so determined) of all Immaterial Subsidiaries shall not exceed 5.0% of Consolidated Total Assets and 5.0% of Consolidated Adjusted EBITDA, in each case, of the Borrower and its Restricted Subsidiaries for the relevant Test Period; provided further that, at all times prior to the first delivery of financial statements pursuant to Section 5.01(a) or (b), this definition shall be applied based on the pro forma consolidated financial statements of the Borrower delivered pursuant to Section 4.01.

“Immediate Family Member” means, with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, domestic partner, former domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships), any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals, such individual’s estate (or an executor or administrator acting on its behalf), heirs or legatees or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Incremental Cap” means:

(a) (i) $200,000,000 less (ii) the aggregate principal amount of all Incremental Facilities and Incremental Equivalent Debt incurred or issued after the Third Amendment Effective Date in reliance on clause (a)(i) of this definition, plus

(b) in the case of any Incremental Facility that effectively extends the Maturity Date with respect to any Class of Loans and/or commitments hereunder, an amount equal to the portion of the relevant Class of Loans or commitments that will be replaced by such Incremental Facility, plus

(c) in the case of any Incremental Facility that effectively replaces any Additional Revolving Commitment terminated in accordance with Section 2.19, an amount equal to the relevant terminated Additional Revolving Commitment, plus

(d) the amount of any optional prepayment of any Loan in accordance with Section 2.11(a) and/or the amount of any permanent reduction of any Additional Revolving Commitment so long as, in the case of any optional prepayment, such prepayment was not funded (i) with the proceeds of any long-term Indebtedness (other than revolving Indebtedness) or (ii) with the proceeds of any Incremental Facility incurred in reliance on clause (b) above or clause (e) below, plus

(e) an unlimited amount so long as, in the case of this clause (e), (i) if such Incremental Facility is secured by a Lien on the Collateral that is pari passu with the Lien securing the Credit Facilities on the Closing Date, the Senior Secured Leverage Ratio would not exceed 4.50:1.00, (ii) if such Incremental Facility is secured by a Lien on the Collateral that is junior to the Lien securing the Credit Facilities on the Closing Date, the Secured Leverage Ratio would not exceed 5.00:1.00 or (iii) if such Incremental Facility is unsecured, either (A) the Fixed Charge Coverage Ratio would not be less than 2.00:1.00 or (B) the Total Leverage Ratio would not exceed 6.00:1.00, in each case of clauses (i) through (iii), calculated on a Pro Forma Basis, including the application of the proceeds thereof (without “netting” the Cash proceeds of the applicable Incremental Facility) (and determined on the basis of the financial statements for the most recently ended Test Period), and, in the case of any Incremental Revolving Facility, assuming a full drawing under such Incremental Revolving Facility.

Unless the Borrower otherwise notifies the Administrative Agent, any Incremental Facility or Incremental Equivalent Debt shall be deemed to have been incurred in reliance on clause (d) above prior to any amounts under clause (a) or (e) above. Unless the Borrower otherwise notifies the Administrative Agent, any Incremental Facility or Incremental Equivalent Debt shall be deemed to have been incurred in reliance on clause (e) above prior to any amounts under clause (a) above.

“Incremental Commitment” means any commitment made by a lender to provide all or any portion of any Incremental Facility or Incremental Loans.

“Incremental Equivalent Debt” has the meaning assigned to such term in Section 6.01(z).

“Incremental Facilities” has the meaning assigned to such term in Section 2.22(a).

“Incremental Facility Agreement” means an amendment to this Agreement that is reasonably satisfactory to the Administrative Agent (to the extent required by Section 2.21) and the Borrower executed by each of (a) Holdings and the Borrower, (b) the Administrative Agent and (c) each Lender that agrees to provide all or any portion of the Incremental Facility being incurred pursuant thereto and in accordance with Section 2.22.

“Incremental Loans” has the meaning assigned to such term in Section 2.22(a).

“Incremental Revolving Commitment” means any commitment made by a lender to provide all or any portion of any Incremental Revolving Facility.

“Incremental Revolving Facility” has the meaning assigned to such term in Section 2.22(a).

“Incremental Revolving Facility Lender” means, with respect to any Incremental Revolving Facility, each Revolving Lender providing any portion of such Incremental Revolving Facility.

“Incremental Revolving Loans” has the meaning assigned to such term in Section 2.22(a).

“Incremental Term Facility” has the meaning assigned to such term in Section 2.22(a).

“Incremental Term Loans” has the meaning assigned to such term in Section 2.22(a).

“Incremental Term Loan Borrowing Date” means, with respect to each Class of Incremental Term Loans, each date on which Incremental Term Loans of such Class are incurred pursuant to Section 2.01(b) and as otherwise specified in any amendment providing for Incremental Term Loans in accordance with Section 2.22.

“Indebtedness” as applied to any Person means, without duplication, (a) all indebtedness for borrowed money; (b) that portion of obligations with respect to Capital Leases to the extent recorded as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; (c) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments to the extent the same would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; (d) any obligation owed for all or any part of the deferred purchase price of property or services (excluding (w) any earn out obligation or purchase price adjustment until such obligation (A) becomes a liability on the statement of financial position or balance sheet (excluding the footnotes thereto) in accordance with GAAP and (B) has not been paid within 30 days after becoming due and payable, (x) any such obligations incurred under ERISA, (y) accrued expenses and trade accounts payable in the ordinary course of business (including on an inter-company basis) and (z) liabilities associated with customer prepayments and deposits), which purchase price is (i) due more than six months from the date of incurrence of the obligation in respect thereof or (ii) evidenced by a note or similar written instrument; (e) all Indebtedness of others secured by any Lien on any property or asset owned or held by such Person regardless of whether the Indebtedness secured thereby shall have been assumed by such Person or is non-recourse to the credit of such Person; (f) the face amount of any letter of credit issued for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings; (g) the Guarantee by such Person of the Indebtedness of another; (h) all obligations of such Person in respect of any Disqualified Capital Stock; and (i) all net obligations of such Person in respect of any Derivative Transaction, including any Hedge Agreement, whether or not entered into for hedging or speculative purposes; provided that (i) in no event shall obligations under any Derivative Transaction be deemed “Indebtedness” for any calculation of the Total Leverage Ratio, the Fixed Charge Coverage Ratio, the Senior Secured Leverage Ratio, the Secured Leverage Ratio or any other financial ratio under this Agreement and (ii) the amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the fair market value of the property encumbered thereby as determined by such Person in good faith. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or any joint venture (other than any joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise limited and only to the extent such Indebtedness would otherwise be included in the calculation of Consolidated Total Debt; provided that, notwithstanding anything herein to the contrary, the term “Indebtedness” shall not include, and shall be calculated without giving effect to, the effects of Accounting Standards Codification Topic 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose hereunder as a result of accounting for any embedded derivatives created by the terms of such Indebtedness and any such amounts that would have constituted Indebtedness hereunder but for the application of this proviso shall not be deemed an incurrence of Indebtedness hereunder. Notwithstanding the foregoing, Indebtedness of Holdings and its Restricted Subsidiaries shall exclude (1) liabilities under vendor agreements to the extent such liabilities may be satisfied exclusively through non-cash means such as purchase volume earning credits, (2) reserves for deferred taxes and (3) for all purposes under this Agreement other than for purposes of Section 6.01, intercompany Indebtedness among Holdings and its Restricted Subsidiaries.

“Indemnified Taxes” means Taxes, other than Excluded Taxes or Other Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Information” has the meaning set forth in Section 3.11(a).

“Information Memorandum” means the Confidential Information Memorandum dated April 2016, relating to the Borrower and its subsidiaries and the Transactions.

“Initial Term Loan Maturity Date” means February 8, 2025.

“Initial Term Loans” means the Tranche B-1 Term Loans.

“Initial Tranche B-1 Commitment” means, with respect to each Term Lender, the commitment of such Term Lender to make Tranche B-1 Term Loans hereunder or under the Original Credit Agreement in an aggregate amount not to exceed the amount set forth opposite such Term Lender’s name on the Commitment Schedule, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Term Lender pursuant to Section 9.05 or (ii) an Additional Term Commitment. The aggregate amount of the Term Lenders’ Initial Tranche B-1 Commitments on the Closing Date is $900,000,000.

“Intellectual Property Security Agreement” means any agreement executed on or after the Closing Date confirming or effecting the grant of any Lien on IP Rights owned by any Loan Party to the Administrative Agent, for the benefit of the Secured Parties, in accordance with this Agreement, including any of the following: (a) a Trademark Security Agreement substantially in the form of Exhibit H-1, (b) a Patent Security Agreement substantially in the form of Exhibit H-2 or (c) a Copyright Security Agreement substantially in the form of Exhibit H-3, together with any and all supplements or amendments thereto.

“Intercreditor Agreements” means the ABL Intercreditor Agreement and the Pari Passu Term Loan Intercreditor Agreement.

“Interest Election Request” means a request by the Borrower in the form of Exhibit D or another form reasonably acceptable to the Administrative Agent to convert or continue a Borrowing in accordance with Section 2.08.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December (commencing on June 30, 2016) or the maturity date applicable to such Loan and (b) with respect to any LIBO Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a LIBO Rate Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing.

“Interest Period” means with respect to any LIBO Rate Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, to the extent available to all relevant affected Lenders, twelve months or a shorter period) thereafter, as the Borrower may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Investment” means (a) any purchase or other acquisition by the Borrower or any of its Restricted Subsidiaries of any of the Securities of any other Person (other than any Loan Party), (b) the acquisition by purchase or otherwise (other than any purchase or other acquisition of inventory, materials, supplies and/or equipment in the ordinary course of business) of all or substantially all of the business, property or fixed assets of any other Person or any division or line of business or other business unit of any other Person and (c) any loan, advance (other than any advance to any current or former employee, officer, director, member of management, manager, consultant or independent contractor of the Borrower, any Restricted Subsidiary or any Parent Company for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by the Borrower or any of its Restricted Subsidiaries to any other Person. Subject to Section 5.10, the amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect thereto, but giving effect to any repayments of principal in the case of any Investment in the form of a loan and any return of capital or return on Investment in the case of any equity Investment (whether as a distribution, dividend, redemption or sale but not in excess of the amount of the relevant initial Investment).

“Investors” means (a) the Sponsor and (b) the Co-Investors.

“IP Rights” has the meaning assigned to such term in Section 3.05(c).

“IRS” means the U.S. Internal Revenue Service.

“Junior Indebtedness” means any Subordinated Indebtedness (other than Indebtedness among Holdings and/or its subsidiaries) with an individual outstanding principal amount in excess of the Threshold Amount.

“Junior Lien Indebtedness” means any Indebtedness that is secured by a security interest on the Collateral (other than Indebtedness among Holdings and/or its subsidiaries) that is expressly junior or subordinated to the Lien securing the Credit Facilities with an individual outstanding principal amount in excess of the Threshold Amount. For the avoidance of doubt, Indebtedness outstanding under any ABL Facility shall not be Subordinated Indebtedness.

“Latest Maturity Date” means, as of any date of determination, the latest maturity or expiration date applicable to any Loan or commitment hereunder at such time, including the latest maturity or expiration date of any Initial Term Loan, Additional Term Loan, Additional Revolving Loan or Additional Commitment.

“Latest Revolving Loan Maturity Date” means, as of any date of determination, the latest maturity or expiration date applicable to any Additional Revolving Loan or any Additional Revolving Commitment.

“Latest Term Loan Maturity Date” means, as of any date of determination, the latest maturity or expiration date applicable to any term loan or term commitment hereunder at such time, including the latest maturity or expiration date of any Term Loan or any Additional Term Commitment.

“Legal Reservations” means the application of relevant Debtor Relief Laws, general principles of equity and/or principles of good faith and fair dealing.

“Lenders” means the Term Lenders, any Additional Lender, any lender with an Additional Commitment or an outstanding Additional Loan and any other Person that becomes a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Letter-of-Credit Right” has the meaning set forth in Article 9 of the UCC.

“LIBO Rate” means, the Published LIBO Rate, as adjusted to reflect applicable reserves prescribed by governmental authorities; provided that, in no event shall the LIBO Rate be less than 0.00% per annum.

“LIBO Rate Loan” means a Loan bearing interest at a rate determined by reference to the LIBO Rate.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capital Lease having substantially the same economic effect as any of the foregoing), in each case, in the nature of security; provided that in no event shall an operating lease in and of itself be deemed to constitute a Lien.

“Loan Documents” means this Agreement, the First Amendment, the Second Amendment, the Third Amendment, any Promissory Note, each Loan Guaranty, the Collateral Documents, the Intercreditor Agreements, any intercreditor agreement required to be entered into pursuant to the terms of this Agreement and any other document or instrument designated by the Borrower and the Administrative Agent as a “Loan Document.” Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto.

“Loan Guaranty” means (a) the Guaranty Agreement, substantially in the form of Exhibit I, executed by each Loan Party party thereto and the Administrative Agent for the benefit of the Secured Parties and (b) each other guaranty agreement executed by any Person pursuant to Section 5.12 in substantially the form attached as Exhibit I or another form that is otherwise reasonably satisfactory to the Administrative Agent and the Borrower.

“Loan Installment Date” has the meaning assigned to such term in Section 2.10(a).

“Loan Parties” means Holdings, the Borrower, each Subsidiary Guarantor, and in each case their respective successors and permitted assigns.

“Loans” means any Initial Term Loan, any Additional Term Loan, or any Additional Revolving Loan.

“Management Agreement” means, collectively, (a) the Consulting Agreement dated December 29, 2014, by and among PQ Holdings Inc., the Borrower and CCMP Capital Advisors, LP and (b) the Consulting Agreement dated December 29, 2014, by and among PQ Holdings Inc., the Borrower and INEOS AG.

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Market Intercreditor Agreement” means an intercreditor agreement the terms of which are consistent with market terms including, to the extent relevant for the type of Indebtedness to be subject to such intercreditor agreement, those governing standstill provisions, release mechanics and security arrangements for the sharing of liens or arrangements relating to the distribution of payments, as applicable (which may, if applicable, consist of a payment “waterfall”), at the time the intercreditor agreement is proposed to be established in light of the type of Indebtedness subject thereto, which is reasonably satisfactory to the Administrative Agent.

“Material Adverse Effect” means a material adverse effect on (i) the business, assets, financial condition or results of operations, in each case, of Holdings, the Borrower and its Restricted Subsidiaries, taken as a whole, (ii) the rights and remedies (taken as a whole) of the Administrative Agent under the applicable Loan Documents or (iii) the ability of the Loan Parties (taken as a whole) to perform their payment obligations under the applicable Loan Documents.

“Material Debt Instrument” means any physical instrument evidencing any Indebtedness for borrowed money which is required to be pledged to the Administrative Agent (or its bailee) pursuant to the Security Agreement.

“Material Real Estate Asset” means (a) on the Closing Date, each Real Estate Asset listed on Schedule 1.01(b) and (b) any “fee-owned” Real Estate Asset acquired by any Loan Party after the Closing Date having a fair market value (as reasonably determined by the Borrower after taking into account any liabilities with respect thereto that impact such fair market value) in excess of $15,000,000.

“Maturity Date” means (a) with respect to the Initial Term Loans, the Initial Term Loan Maturity Date, (c) as to any Replacement Term Loans or Replacement Revolving Facility incurred pursuant to Section 9.02(c), the final maturity date for such Replacement Term Loan or Replacement Revolving Facility, as the case may be, as set forth in the applicable Refinancing Amendment; (b) with respect to any Incremental Term Loans, the final maturity date set forth in the applicable Incremental Facility Agreement; (c) with respect to any Incremental Revolving Facility, the final maturity date set forth in the applicable Incremental Facility Agreement and (d) with respect to any Extended Revolving Credit Commitment or Extended Term Loans, the final maturity date set forth in the applicable Extension Amendment.

“Maximum Rate” has the meaning assigned to such term in Section 9.19.

“Minimum Extension Condition” has the meaning assigned to such term in Section 2.23(b).

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage Policies” has the meaning assigned to such term in the definition of “Collateral and Guarantee Requirement”.

“Mortgages” means any mortgage, deed of trust or other agreement which conveys or evidences a Lien in favor of the Administrative Agent, for the benefit of the Administrative Agent and the relevant Secured Parties, on any Material Real Estate Asset constituting Collateral.

“Multiemployer Plan” means any employee benefit plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA, that is subject to the provisions of Title IV of ERISA, and in respect of which the Borrower or any of its Restricted Subsidiaries, or any of their respective ERISA Affiliates, makes or is obligated to make contributions or with respect to which any of them has any ongoing obligation or liability, contingent or otherwise.

“Narrative Report” means, with respect to the financial statements with respect to which it is delivered, a customary management discussion and narrative report describing the operations of Holdings, the Borrower and its Restricted Subsidiaries for the applicable Fiscal Quarter or Fiscal Year and for the period from the beginning of the then-current Fiscal Year to the end of the period to which the relevant financial statements relate.

“Net Insurance/Condemnation Proceeds” means an amount equal to: (a) any Cash payments or proceeds (including Cash Equivalents) received by the Borrower or any of its Restricted Subsidiaries (i) under any casualty insurance policy in respect of a covered loss thereunder of any assets of the Borrower or any of its Restricted Subsidiaries or (ii) as a result of the taking of any assets of the Borrower or any of its Restricted Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (b) (i) any actual out-of-pocket costs incurred by the Borrower or any of its Restricted Subsidiaries in connection with the adjustment, settlement or collection of any claims of the Borrower or the relevant Restricted Subsidiary in respect thereof, (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest and other amounts on any Indebtedness (other than the Loans, and any Indebtedness secured by a Lien that is pari passu with or expressly subordinated to the Lien on the Collateral securing the Secured Obligations) that is secured by a Lien on the assets in question and that is required to be repaid or otherwise comes due or would be in default under the terms thereof as a result of such loss, taking or sale, (iii) in the case of a taking, the reasonable out-of-pocket costs of putting any affected property in a safe and secure position, (iv) any selling costs and out-of-pocket expenses (including reasonable broker’s fees or commissions, legal fees, transfer and similar Taxes and the Borrower’s good faith estimate of income Taxes paid or payable (including pursuant to Tax sharing arrangements or any Tax distributions by a Loan Party, and taking into account any available tax credits or deductions, in each case attributable to such proceeds)) in connection with any sale or taking of such assets as described in clause (a) of this definition and (v) any amounts provided as a reserve in accordance with GAAP against any liabilities under any indemnification obligation or purchase price adjustments associated with any sale or taking of such assets as referred to in clause (a) of this definition (provided that to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Insurance/Condemnation Proceeds).

“Net Proceeds” means (a) with respect to any Disposition (including any Prepayment Asset Sale), the Cash proceeds (including Cash Equivalents and Cash proceeds subsequently received (as and when received) in respect of non-cash consideration initially received), net of (i) selling costs and out-of-pocket expenses (including reasonable broker’s fees or commissions, legal fees, transfer and similar Taxes and the Borrower’s good faith estimate of income Taxes paid or payable (including pursuant to Tax sharing arrangements or any Tax distributions, and taking into account any available tax credits or deductions, in each case to the extent attributable to such sale) by a Loan Party in connection with such Disposition), (ii) amounts provided as a reserve in accordance with GAAP against any liabilities under any indemnification obligation or purchase price adjustment associated with such Disposition (provided that to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Proceeds), (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness (other than the Loans and any other Indebtedness secured by a Lien that is pari passu with or expressly subordinated to the Lien on the Collateral securing the Secured Obligations) which is secured by the asset sold in such Disposition and which is required to be repaid or otherwise comes due or would be in default and is repaid (other than any such Indebtedness that is assumed by the purchaser of such asset) and (iv) Cash escrows (until released from escrow to the Borrower or any of its Restricted Subsidiaries) from the sale price for such Disposition; and (b) with respect to any issuance or incurrence of Indebtedness or Capital Stock, the Cash proceeds thereof, net of all Taxes and customary fees, commissions, costs, underwriting discounts and other fees and expenses incurred in connection therewith.

“NMTC Transactions” means one or more transactions involving the disposition and/or financing of Real Estate Assets owned by any Subsidiary of Holdings in the form of a new market tax credit financing or similar financing in an aggregate amount not to exceed $75,000,000.

“Non-Consenting Lender” has the meaning assigned to such term in Section 2.19(b).

“Non-Debt Fund Affiliate” means any Investor (which is an Affiliate of the Borrower) and any Affiliate of any such Investor, other than any Debt Fund Affiliate.

“Obligations” means all unpaid principal of and accrued and unpaid interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and all other advances to, debts, liabilities and obligations of the Loan Parties to the Lenders or to any Lender, the Administrative Agent or any indemnified party arising under the Loan Documents in respect of any Loan, whether direct or indirect (including those acquired by assumption), absolute, contingent, due or to become due, now existing or hereafter arising.

“OFAC” has the meaning assigned to such term in the definition of “Sanctions”.

“Organizational Documents” means (a) with respect to any corporation, its certificate or articles of incorporation or organization and its by-laws, (b) with respect to any limited partnership, its certificate of limited partnership and its partnership agreement, (c) with respect to any general partnership, its partnership agreement, (d) with respect to any limited liability company, its articles of organization or certificate of formation, and its operating agreement, and (e) with respect to any other form of entity, such other organizational documents required by local law or customary under such jurisdiction to document the formation and governance principles of such type of entity. In the event that any term or condition of this Agreement or any other Loan Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Original Credit Agreement” has the meaning assigned to such term in the recitals to this Agreement.

“Other Applicable Indebtedness” has the meaning assigned to such term in Section 2.11(b)(ii).

“Other Connection Taxes” means, with respect to any Lender or the Administrative Agent, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means any and all present or future stamp, court or documentary Taxes or any intangible, recording, filing or other excise or property Taxes, charges or similar levies arising from any payment made under or with respect to any Loan Document or from the execution, delivery, performance of, registration of, perfection of a security interest under, or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, excluding any Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).

“Outstanding Amount” means with respect to Term Loans on any date, the amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans occurring on such date.

“Parent Company” means Holdings and any other Person of which the Borrower is an indirect Wholly-Owned Subsidiary.

“Pari Passu Intercreditor Agreement” means the Pari Passu Intercreditor Agreement dated as of the Closing Date, by and between the Administrative Agent, Wells Fargo Bank, National Association, as trustee under the 2022 Senior Secured Note Indenture and the other parties thereto from time to time and acknowledged by the Borrower, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Participant” has the meaning assigned to such term in Section 9.05(c).

“Participant Register” has the meaning assigned to such term in Section 9.05(c).

“Patent” means the following: (a) any and all patents and patent applications; (b) all inventions described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions and continuations in part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

“Pension Plan” means any “employee pension benefit plan”, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), that is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, which the Borrower or any of its Restricted Subsidiaries, or any of their respective ERISA Affiliates, maintains or contributes to or has an obligation to contribute to, or otherwise has any liability, contingent or otherwise.

“Perfection Certificate” means a certificate substantially in the form of Exhibit E.

“Perfection Certificate Supplement” means a supplement to the Perfection Certificate substantially in the form of Exhibit F.

“Perfection Requirements” means the filing of appropriate financing statements with the office of the Secretary of State or other appropriate office of the state of organization of each Loan Party, the filing of appropriate security agreements or notices with the U.S. Patent and Trademark Office and the U.S. Copyright Office, the proper recording or filing, as applicable, of Mortgages and fixture filings with respect to any Material Real Estate Asset constituting Collateral, in each case in favor of the Administrative Agent for the benefit of the Secured Parties and the delivery to the Administrative Agent of any stock certificate, promissory note or other instrument required to be delivered pursuant to the applicable Loan Documents, together with instruments of transfer executed in blank.

“Permitted Acquisition” means any acquisition by the Borrower or any of its Restricted Subsidiaries, whether by purchase, merger or otherwise, of all or substantially all of the assets of, or any business line, unit or division of, any Person or of a majority of the outstanding Capital Stock of any Person (but in any event including any Investment in (x) any Restricted Subsidiary which serves to increase the Borrower’s or any Restricted Subsidiary’s respective equity ownership in such Restricted Subsidiary or (y) any joint venture for the purpose of increasing the Borrower’s or its relevant Restricted Subsidiary’s ownership interest in such joint venture); provided that:

(a) no Event of Default under Section 7.01(a), (f) or (g) exists or would result after giving pro forma effect to such acquisition; and

(b) the total consideration paid by Persons that are Loan Parties for (i) the Capital Stock of any Person that does not become a Guarantor and (ii) in the case of an asset acquisition, assets that are not acquired by the Borrower or any Guarantor, when taken together with the total consideration for all such Persons and assets so acquired after the Closing Date, shall not exceed the sum of (A) (i) the greater of $160,000,000 and 4% of Consolidated Total Assets as of the last day of the most recent Test Period minus (ii) the aggregate amount of Investments in Restricted Subsidiaries that are not Loan Parties made pursuant to Section 6.06(e)(ii), and (B) amounts otherwise available under clauses (q), (r), (x) and (bb) of Section 6.06; provided that the limitation described in this clause (b) shall not apply to any acquisition to the extent (x) such acquisition is made with the proceeds of sales of the Qualified Capital Stock of, or common equity capital contributions to, the Borrower or any Restricted Subsidiary or (y) the Person so acquired (or the Person owning the assets so acquired) becomes a Subsidiary Guarantor even though such Person owns Capital Stock in Persons that are not otherwise required to become Subsidiary Guarantors, if, in the case of this clause (y), not less than 65.0% of the Consolidated Adjusted EBITDA of the Person(s) acquired in such acquisition (for this purpose and for the component definitions used therein, determined on a consolidated basis for such Persons and their respective Restricted Subsidiaries) is generated by Person(s) that will become Subsidiary Guarantors (i.e., disregarding any Consolidated Adjusted EBITDA generated by Restricted Subsidiaries of such Subsidiary Guarantors that are not (or will not become) Subsidiary Guarantors).

“Permitted Holders” means (a) the Investors and (b) any Person with which one or more Investors form a “group” (within the meaning of Section 14(d) of the Exchange Act) so long as, in the case of this clause (b), the relevant Investors beneficially own more than 50% of the relevant voting stock beneficially owned by the group.

“Permitted Liens” means Liens permitted pursuant to Section 6.02.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or any other entity.

“Plan” means any “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) maintained by the Borrower or any of its Restricted Subsidiaries, other than any Multiemployer Plan.

“Platform” has the meaning assigned to such term in Section 9.01(d).

“Potters GP” means Potters Holdings GP, Ltd, a Cayman Islands exempted company.

“Potters LP” means Potters Holdings, L.P., an exempt limited partnership registered under the laws of Cayman Islands.

“Prepayment Asset Sale” means any Disposition by the Borrower or its Restricted Subsidiaries made pursuant to, Section 6.07(h), Section 6.07(n), Section 6.07(q), clause (ii) to the proviso to Section 6.07(r) (to the extent provided therein), Section 6.07(z)(i) and Section 6.08 other than, in each case, any Disposition with respect to ABL Collateral so long as the ABL Facility is in effect.

“Primary Obligor” has the meaning assigned to such term in the definition of “Guarantee”.

“Prime Rate” means the rate of interest per annum determined from time to time by Credit Suisse as its prime rate in effect at its principal office in New York City and notified to the Borrower. The prime rate is a rate set by Credit Suisse based upon various factors including Credit Suisse’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such rate.

“Pro Forma Basis” or “pro forma effect” means “Pro Forma Basis” or “pro forma effect” means, with respect to any determination of the Total Leverage Ratio, the Secured Leverage Ratio, the Senior Secured Leverage Ratio, the Fixed Charge Coverage Ratio, Consolidated Adjusted EBITDA or Consolidated Total Assets (including component definitions thereof), that:

(a) each Subject Transaction shall be deemed to have occurred as of the first day of the applicable Test Period (or, in the case of Consolidated Total Assets or any other balance sheet item, as of the last day of such Test Period) with respect to any test or covenant for which such calculation is being made,

(b) in the case of (A) any Disposition of all or substantially all of the Capital Stock of any Restricted Subsidiary or any division and/or product line of the Borrower, any Restricted Subsidiary, (B) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (C) the implementation of any Cost Savings Initiative, income statement items (whether positive or negative and including any Expected Cost Savings) attributable to the property or Person subject to such Subject Transaction, shall be excluded as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made and (ii) in the case of any Permitted Acquisition, Investment and/or designation of an Unrestricted Subsidiary as a Restricted Subsidiary described in the definition of the term “Subject Transaction”, income statement items (whether positive or negative) attributable to the property or Person subject to such Subject Transaction shall be included as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made; provided that any pro forma adjustment described in this clause (b) may be applied to any such test or covenant solely to the extent that such adjustment is consistent with the definition of “Consolidated Adjusted EBITDA”,

(c) any retirement or repayment of Indebtedness (other than normal fluctuations in revolving Indebtedness incurred for working capital purposes) shall be deemed to have occurred as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made,

(d) any Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries in connection therewith shall be deemed to have occurred as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made;

provided that, (x) if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable Test Period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness at the relevant date of determination (taking into account any interest hedging arrangements applicable to such Indebtedness), (y) interest on any obligation with respect to any Capital Lease shall be deemed to accrue at an interest rate reasonably determined by a Responsible Officer of the Borrower to be the rate of interest implicit in such obligation in accordance with GAAP and (z) interest on any Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate or other rate shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen by the Borrower, and

(e) the acquisition of any assets included in calculating Consolidated Total Assets, whether pursuant to any Subject Transaction or any Person becoming a subsidiary or merging, amalgamating or consolidating with or into the Borrower or any of its subsidiaries, or the Disposition of any assets included in calculating Consolidated Total Assets described in the definition of “Subject Transaction” shall be deemed to have occurred as of the last day of the applicable Test Period with respect to any test or covenant for which such calculation is being made.

In the case of any calculation of the Total Leverage Ratio, the Secured Leverage Ratio, the Fixed Charge Coverage Ratio, the Senior Secured Leverage Ratio, Consolidated Adjusted EBITDA or Consolidated Total Assets for any events described above that occur prior to the first date on which financial statements have been (or are required to be) delivered hereunder, such calculation to be made on a “Pro Forma Basis” shall use the financial statements delivered pursuant to Section 4.01(c)(ii) for the Fiscal Year ended December 31, 2015. Notwithstanding anything to the contrary set forth in the immediately preceding paragraph, for the avoidance of doubt, when calculating the Senior Secured Leverage Ratio for purposes of the definitions of “Applicable Rate”, the events described in the immediately preceding paragraph that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect.

“Projections” means the projections of the Borrower and its subsidiaries included in the Information Memorandum (or a supplement thereto).

“Promissory Note” means a promissory note of the Borrower payable to any Lender or its registered assigns, in substantially the form of Exhibit G, evidencing the aggregate outstanding principal amount of Loans of the Borrower to such Lender resulting from the Loans made by such Lender.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Company Costs” means any Charge associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and Charges relating to compliance with the provisions of the Securities Act and the Exchange Act (and, in each case, similar Requirements of Law under other jurisdictions), as applicable to companies with equity or debt securities held by the public, the rules of national securities exchange companies with listed equity or debt securities, directors’ or managers’ compensation, fees and expense reimbursement, any Charge relating to investor relations, shareholder meetings and reports to shareholders or debtholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees and listing fees.

“Public Lender” has the meaning assigned to such term in Section 9.01(d).

“Published LIBO Rate” means, with respect to any Interest Period when used in reference to any Loan or Borrowing,

(a) in the case of any LIBO Rate Loan denominated in Dollars, (1) the rate of interest appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service, or any successor to such service as determined by Administrative Agent) as the London interbank offered rate for deposits in Dollars for a term comparable to such Interest Period, at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to the commencement of such Interest Period (but if more than one rate is specified on such page, the rate will be an arithmetic average of all such rates) and (2) if such rate is not available at such time for any reason, then the “Published LIBO Rate” for such Interest Period shall be (x) a comparable successor or alternative interbank rate for deposits in Dollars that is, at such time, broadly accepted by the syndicated loan market in lieu of the “Published LIBO Rate” and is reasonably acceptable to the Borrower and the Administrative Agent or (y) solely if no such broadly accepted comparable successor interbank rate exists at such time, a successor or alternative index rate as the Administrative Agent and the Borrower may determine with the consent of the Required Lenders; and

(b) [Reserved].

“Qualified Capital Stock” of any Person means any Capital Stock of such Person that is not Disqualified Capital Stock.

“Qualifying IPO” means the issuance and sale by the Borrower or any Parent Company of its common Capital Stock in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering) pursuant to which Net Proceeds of at least $70,000,000 are received by, or contributed to, the Borrower.

“Real Estate Asset” means, at any time of determination, all right, title and interest (fee, leasehold or otherwise) of any Loan Party in and to real property (including, but not limited to, land, improvements and fixtures thereon).

“Receivables” means all accounts receivable and property relating thereto (including, without limitation, all rights to payment created by or arising from sales of goods, leases of goods or the rendition of services rendered no matter how evidenced whether or not earned by performance).

“Refinancing” means the repayment in full of all Indebtedness outstanding under, and the termination of the commitments under (and all guaranties, Liens and security relating to) the Existing Credit Agreements and the Existing PQ Notes.

“Refinancing Amendment” means an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower executed by (a) Holdings and the Borrower, (b) the Administrative Agent and (c) each Lender that agrees to provide all or any portion of the Replacement Term Loans or the Replacement Revolving Facility, as applicable, being incurred pursuant thereto and in accordance with Section 9.02(c).

“Refinancing Indebtedness” has the meaning assigned to such term in Section 6.01(p).

“Refunding Capital Stock” has the meaning assigned to such term in Section 6.04(a)(ix).

“Register” has the meaning assigned to such term in Section 9.05(b).

“Regulation D” means Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation H” means Regulation H of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation T” means Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Funds” shall mean with respect to any Lender that is an Approved Fund, any other Approved Fund that is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and controlling persons and its or their respective directors, officers, employees, partners, agents, advisors and other representatives.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into or through the Environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

“Reorganization” means transactions contemplated by the Reorganization Agreement, including the First/PQ/Eco Merger, the PQ Holdings Contribution, the Second PQ/Eco Merger and the Eco Contribution.

“Reorganization Agreement” means the Reorganization and Transaction Agreement dated August 17, 2015, by and among PQ Holdings Inc., PQ Group Holdings Inc., Eco Merger Sub Corporation, the Borrower, certain affiliated investment funds of the Sponsor, Eco Services Topco LLC, Eco Services Midco LLC, Eco Services Group Holdings LLC, Eco Services Intermediate Holdings LLC and Eco Services Operations LLC.

“Replaced Revolving Facility” has the meaning assigned to such term in Section 9.02(c).

“Replaced Term Loans” has the meaning assigned to such term in Section 9.02(c).

“Replacement Revolving Facility” has the meaning assigned to such term in Section 9.02(c).

“Replacement Term Loans” has the meaning assigned to such term in Section 9.02(c).

“Representative” has the meaning assigned to such term in Section 9.13.

“Repricing Transaction” means each of (a) the prepayment, repayment, refinancing, substitution or replacement of all or a portion of the Initial Term Loans substantially concurrently with the incurrence by any Loan Party of any secured term loans (including any Replacement Term Loans) having an effective interest cost or weighted average yield (with the comparative determinations to be made by the Administrative Agent in a manner consistent with generally accepted financial practices, and in any event consistent with the second proviso to Section 2.22(a)(v)) that is less than the effective interest cost or weighted average yield (as determined by the Administrative Agent on the same basis) applicable to the Initial Term Loans so prepaid, repaid, refinanced, substituted or replaced and (b) any amendment, waiver or other modification to this Agreement that would have the effect of reducing the effective interest cost of, or weighted average yield (to be determined by the Administrative Agent on the same basis as set forth in preceding clause (a)) of, the Initial Term Loans; provided that the primary purpose (as reasonably determined by the Administrative Agent and the Borrower) of such prepayment, repayment, refinancing, substitution, replacement, amendment, waiver or other modification was to reduce the effective interest cost or weighted average yield of the Initial Term Loans; provided, further, that in no event shall any such prepayment, repayment, refinancing, substitution, replacement, amendment, waiver or other modification in connection with a Change of Control, Qualifying IPO or Transformational Event constitute a Repricing Transaction. Any determination by the Administrative Agent contemplated by preceding clauses (a) and (b) shall be conclusive and binding on all Lenders, and the Administrative Agent shall have no liability to any Person with respect to such determination absent bad faith, gross negligence or willful misconduct.

“Required Lenders” means, at any time, Lenders having Loans or unused Commitments representing more than 50% of the sum of the total Loans and such unused commitments at such time.

“Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of any Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” of any Person means the chief executive officer, the president, the chief financial officer, the treasurer, any assistant treasurer, any executive vice president, any senior vice president, any vice president or the chief operating officer of such Person and any other individual or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement, and, as to any document delivered on the Closing Date, shall include any secretary or assistant secretary or any other individual or similar official thereof with substantially equivalent responsibilities of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of any Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party, and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Responsible Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of a Responsible Officer of the Borrower that such financial statements fairly present, in all material respects, in accordance with GAAP, the consolidated financial condition of the Borrower as at the dates indicated and its consolidated income and cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

“Restricted Amount” has the meaning set forth in Section 2.11(b)(iv).

“Restricted Debt” has the meaning set forth in Section 6.04(b).

“Restricted Debt Payment” has the meaning set forth in Section 6.04(b).

“Restricted Payment” means (a) any dividend or other distribution on account of any shares of any class of the Capital Stock of the Borrower, except a dividend payable solely in shares of Qualified Capital Stock to the holders of such class; (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value of any shares of any class of the Capital Stock of the Borrower and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of the Capital Stock of the Borrower now or hereafter outstanding.

“Restricted Subsidiary” means, as to any Person, any subsidiary of such Person that is not an Unrestricted Subsidiary. Unless otherwise specified, “Restricted Subsidiary” shall mean any Restricted Subsidiary of the Borrower.

“Revolving Lender” means a Lender with an Additional Revolving Commitment or an outstanding Additional Revolving Loan.

“Revolving Loans” means the Additional Revolving Loans.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of the McGraw-Hill Companies, Inc.

“Sale and Lease-Back Transaction” has the meaning assigned to such term in Section 6.08.

“Sanctioned Country” means, at any time, a country or territory that is itself the subject or target of any Sanctions (at the time of this Agreement, the Crimea region, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State, or by the United Nations Security Council, the European Union, or Her Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country, except that any Person that is not organized in the U.S. shall not be a Sanctioned Person on the basis of having transactions in or relating to a Sanctioned Country that are not prohibited by Sanctions, or (c) any Person owned or controlled by any such Person.

“Sanctions” mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Scheduled Consideration” has the meaning assigned to such term in the definition of “Excess Cash Flow”.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of its functions.

“Second Amendment” shall mean the Second Amendment Agreement, dated as of August 7, 2017, among the Borrower, Holdings, each Guarantor, the Administrative Agent and the Lenders party thereto.

“Second Amendment Effective Date” shall mean August 7, 2017.

“Secured Hedging Obligations” means all Hedging Obligations (other than any Excluded Swap Obligations) under each Hedge Agreement that (a) is in effect on the Closing Date between any Loan Party and a counterparty that is the Administrative Agent, a Lender, an Arranger or any Affiliate of the Administrative Agent, a Lender or an Arranger as of the Closing Date or (b) is entered into after the Closing Date between any Loan Party and any counterparty that is (or is an Affiliate of) the Administrative Agent, any Lender or any Arranger at the time such Hedge Agreement is entered into, for which such Loan Party agrees to provide security and in each case that has been designated to the Administrative Agent in writing by the Borrower as being a Secured Hedging Obligation for purposes of the Loan Documents, it being understood that each counterparty thereto shall be deemed (A) to appoint the Administrative Agent as its agent under the applicable Loan Documents and (B) to agree to be bound by the provisions of Article 8, Section 9.03 and Section 9.10 as if it were a Lender.

“Secured Leverage Ratio” means the ratio, as of any date of determination, of (a) Consolidated Secured Debt as of such date to (b) Consolidated Adjusted EBITDA for the Test Period then most recently ended, in each case for the Borrower and its Restricted Subsidiaries on a consolidated basis.

“Secured Obligations” means all Obligations, together with (a) all Banking Services Obligations and (b) all Secured Hedging Obligations.

“Secured Parties” means (i) the Lenders, (ii) the Administrative Agent, (iii) each counterparty to a Hedge Agreement with a Loan Party the obligations under which constitute Secured Hedging Obligations, (iv) each provider of Banking Services to any Loan Party the obligations under which constitute Banking Services Obligations, (v) the Arrangers and (vi) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing; provided that “Securities” shall not include any earn-out agreement or obligation or any employee bonus or other incentive compensation plan or agreement.

“Securities Act” means the Securities Act of 1933 and the rules and regulations of the SEC promulgated thereunder.

“Security Agreement” means the Term Loan Pledge and Security Agreement, substantially in the form of Exhibit J, among the Loan Parties and the Administrative Agent for the benefit of the Secured Parties.

“Senior Note Documents” means the 2022 Senior Secured Note Documents and the 2025 Senior Unsecured Note Documents.

“Senior Note Indentures” means the 2022 Senior Secured Note Indenture and the 2025 Senior Unsecured Note Indenture.

“Senior Notes” means the 2022 Senior Secured Notes and the 2025 Senior Unsecured Notes.

“Senior Secured Leverage Ratio” means the ratio, as of any date of determination, of (a) Consolidated Senior Secured Debt as of such date to (b) Consolidated Adjusted EBITDA for the Test Period then most recently ended, in each case for the Borrower and its Restricted Subsidiaries on a consolidated basis.

“SPC” has the meaning assigned to such term in Section 9.05(e).

“Specified Lease Transactions” means lease and lease-back and sale and lease-back transactions consummated by any Loan Party and one or more governmental units in connection with arrangements pursuant to applicable state or local law by which a Loan Party obtains partial or full abatement of ad valorem taxes levied against the subject property, including, without limitation, those transactions described on Schedule 1.01(c).

“specified transaction” shall have the meaning ascribed to such term in Section 1.08(a).

“Sponsor” means CCMP Capital Advisors, LP and any of its controlled Affiliates and funds managed or advised by any of them or any of their respective controlled Affiliates.

“Subject Person” has the meaning assigned to such term in the definition of “Consolidated Net Income”.

“Subject Proceeds” has the meaning assigned to such term in Section 2.11(b)(ii).

“Subject Transaction” means, with respect to any Test Period, (a) the Transactions, (b) any Permitted Acquisition or any other acquisition, whether by purchase, merger or otherwise, of all or substantially all of the assets of, or any business line, unit or division of, any Person or any facility, or of a majority of the outstanding Capital Stock of any Person (including any Investment in a subsidiary which serves to increase any Borrower’s or any subsidiary’s respective equity ownership in such subsidiary or any acquisition or Investment in any joint venture for the purpose of purchasing any or all of the interests of any joint venture partner), in each case permitted by this Agreement, (c) any Disposition of all or substantially all of the assets or Capital Stock of a subsidiary (or any business unit, line of business or division of any Borrower or a Restricted Subsidiary) not prohibited by this Agreement, (d) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary or an Unrestricted Subsidiary as a Restricted Subsidiary in accordance with Section 5.10 hereof, (e) the incurrence or repayment of Indebtedness, (f) the implementation of any Cost Savings Initiative and/or or (g) any other event that by the terms of the Loan Documents requires pro forma compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a pro forma basis.

“Subordinated Indebtedness” means any Indebtedness of the Borrower or any of its Restricted Subsidiaries that is expressly subordinated in right of payment to the Obligations.

“subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of such Person or a combination thereof; provided that in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interests in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding. Unless otherwise specified, “subsidiary” shall mean any subsidiary of the Borrower.

“Subsidiary Guarantor” means (x) on the Closing Date, each subsidiary of the Borrower (other than any subsidiary that is an Excluded Subsidiary on the Closing Date) and (y) thereafter, each subsidiary of the Borrower that guarantees the Secured Obligations pursuant to the terms of this Agreement, in each case, until such time as the relevant subsidiary is released from its obligations under the Loan Guaranty in accordance with the terms and provisions hereof.

“Successor Borrower” has the meaning assigned to such term in Section 6.07(a).

“Swap Obligations” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“TARGET2 Day” shall mean any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euros.

“Taxes” means any and all present and future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” has the meaning assigned to such term in the lead-in to Article 5.

“Term Facility” means the Term Loans provided to or for the benefit of the Borrower pursuant to the terms of this Agreement.

“Term Lender” means a Lender with an Initial Tranche B-1 Commitment or an Additional Term Commitment or an outstanding Initial Term Loan or Additional Term Loan.

“Term Loan” means the Initial Term Loans and, if applicable, any Additional Term Loans.

“Test Period” means, as of any date, the period of four consecutive Fiscal Quarters then most recently ended for which financial statements under Section 5.01(a) or Section 5.01(b), as applicable, have been delivered (or are required to have been delivered); it being understood and agreed that prior to the first delivery of financial statements of Section 5.01(a), “Test Period” means the period of four consecutive Fiscal Quarters in respect of which financial statements were delivered pursuant to Section 4.01(c).

“Third Amendment” shall mean the Third Amendment Agreement, dated as of February 8, 2018, among the Borrower, Holdings, each Guarantor, the Administrative Agent and the Lenders party thereto.

“Third Amendment Effective Date” shall mean February 8, 2018.

“Threshold Amount” means $50,000,000.

“Total Leverage Ratio” means the ratio, as of any date of determination, of (a) Consolidated Total Debt outstanding as of such date to (b) Consolidated Adjusted EBITDA for the Test Period then most recently ended in each case for the Borrower and its Restricted Subsidiaries.

“Trademark” means the following: (a) all trademarks (including service marks), common law marks, trade names, trade dress, and logos, slogans and other indicia of origin under the laws of any jurisdiction in the world, and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all renewals of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements and dilutions thereof; (d) all rights to sue for past, present, and future infringements and dilutions of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (e) all rights corresponding to any of the foregoing.

“tranche” has the meaning assigned to such term in Section 2.23(a).

“Tranche B-1 Term Loans” means (a) prior to the Third Amendment Effective Date, a term loan made by a Term Lender pursuant to Section 2.01(a)(i) of the Original Credit Agreement and (b) on or after the Third Amendment Effective Date, the Third Amendment Tranche B-1 Term Loans (as defined in the Third Amendment) made pursuant to and in accordance with the Third Amendment on the Third Amendment Effective Date. The aggregate principal amount of Tranche B-1 Term Loans on the Third Amendment Effective Date is $1,267,000,000.

“Tranche B-2 Term Loans” has the meaning assigned to such term in the Original Credit Agreement.

“Transaction Costs” means fees, premiums, expenses and other transaction costs (including original issue discount or upfront fees) payable or otherwise borne by Holdings and its subsidiaries in connection with the Transactions and the transactions contemplated thereby.

“Transactions” means, collectively, (a) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party and the Borrowing of Loans hereunder, (b) the Reorganization, (c) the execution, delivery and performance by the Loan Parties and certain other Subsidiaries of the Borrower of the ABL Facility Documentation and the borrowing of the loans thereunder on the Closing Date, (d) the issuance of the Senior Notes (as defined in the Original Credit Agreement), (e) the Refinancing and (f) the payment of the Transaction Costs.

“Transformational Event” means any acquisition or investment by the Borrower or any Restricted Subsidiary that is either (a) not permitted by the terms of this Agreement immediately prior to the consummation of such acquisition or investment or (b) if permitted by the terms of this Agreement immediately prior to the consummation of such acquisition or investment, would not provide the Borrower and its subsidiaries with adequate flexibility under this Agreement for the continuation and/or expansion of their combined operations following such consummation, as determined by the Borrower acting in good faith.

“Treasury Capital Stock” has the meaning assigned to such term in Section 6.04(a)(ix).

“Treasury Regulations” means the U.S. federal income tax regulations promulgated under the Code.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the LIBO Rate or the Alternate Base Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the creation or perfection of security interests.

“Unrestricted Subsidiary” means any subsidiary of the Borrower designated by the Borrower as an Unrestricted Subsidiary on the Closing Date and listed on Schedule 5.10 or after the Closing Date pursuant to Section 5.10.

“U.S.” means the United States of America.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Subsidiary” of any Person means a subsidiary of such Person, 100% of the Capital Stock of which (other than directors’ qualifying shares or shares required by law to be owned by a resident of the relevant jurisdiction) shall be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

“2022 Senior Secured Note Documents” means the 2022 Senior Secured Note Indenture under which the 2022 Senior Secured Notes are issued and all other instruments, agreements and other documents evidencing the 2022 Senior Secured Notes or providing for any Guarantee or other right in respect thereof.

“2022 Senior Secured Note Indenture” means the Indenture for the 2022 Senior Secured Notes, dated as of May 4, 2016 among the Borrower, the guarantors named therein and Wells Fargo Bank, National Association, as trustee and as collateral agent.

“2022 Senior Secured Notes” means the senior secured notes due 2022 in the aggregate principal amount of $625,000,000 and the Guarantees thereof, in each case together with any amendment, modification, supplement, restatement, amendment and restatement, extension, renewal, refinancing, refunding or replacement thereof to the extent permitted or not restricted by this Agreement.

“2025 Senior Unsecured Note Documents” means the 2022 Senior Unsecured Note Indenture under which the 2025 Senior Unsecured Notes are issued and all other instruments, agreements and other documents evidencing the 2025 Senior Unsecured Notes or providing for any Guarantee or other right in respect thereof.

“2025 Senior Unsecured Indenture” means the Indenture for the 2025 Senior Unsecured Notes, dated as of December 11, 2017, among the Borrower, the guarantors named therein and Wells Fargo Bank, National Association, as trustee.

“2025 Senior Unsecured Notes” means the senior unsecured notes due 2025 in the aggregate principal amount of $300,000,000 and the Guarantees thereof, in each case together with any amendment, modification, supplement, restatement, amendment and restatement, extension, renewal, refinancing, refunding or replacement thereof to the extent permitted or not restricted by this Agreement.

Section 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Term Loan” or “Tranche B-1 Term Loan”) or by Type (e.g., a “LIBO Rate Loan”) or by Class and Type (e.g., a “LIBO Rate Term Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Term Borrowing”) or by Type (e.g., a “LIBO Rate Borrowing”) or by Class and Type (e.g., a “LIBO Rate Term Borrowing”).

Section 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein or in any Loan Document shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified or extended, replaced or refinanced (subject to any restrictions or qualifications on such amendments, restatements, amendment and restatements, supplements or modifications or extensions, replacements or refinancings set forth herein), (b) any reference to any law in any Loan Document shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law, (c) any reference herein or in any Loan Document to any Person shall be construed to include such Person’s successors and permitted assigns, (d) the words “herein,” “hereof” and “hereunder,” and words of similar import, when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision hereof, (e) all references herein or in any Loan Document to Articles, Sections, clauses, paragraphs, Exhibits and Schedules shall be construed to refer to Articles, Sections, clauses and paragraphs of, and Exhibits and Schedules to, such Loan Document, (f) in the computation of periods of time in any Loan Document from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” mean “to but excluding” and the word “through” means “to and including” and (g) the words “asset” and “property”, when used in any Loan Document, shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including Cash, securities, accounts and contract rights. For purposes of determining compliance at any time with Sections 6.01, 6.02, 6.04, 6.05, 6.06, 6.07 and 6.09, in the event that any Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, Investment, Disposition or Affiliate transaction, as applicable, meets the criteria of more than one of the categories of transactions or items permitted pursuant to any clause of such Sections 6.01 (other than Section 6.01(a) and (c)), 6.02 (other than Section 6.02(a)), 6.04, 6.05, 6.06, 6.07 and 6.09, the Borrower, in its sole discretion, may, from time to time, classify or reclassify such transaction or item (or portion thereof) and will only be required to include the amount and type of such transaction (or portion thereof) in any one category. It is understood and agreed that any Indebtedness, Lien, Restricted Payment, Restricted Debt

Payment, Investment, Disposition and/or Affiliate transaction need not be permitted solely by reference to one category of permitted Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, Investment, Disposition and/or Affiliate transaction under Sections 6.01, 6.02, 6.04, 6.05, 6.06, 6.07 or 6.09, respectively, but may instead be permitted in part under any combination thereof.

Section 1.04    Accounting Terms; GAAP.

(a) All financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP as in effect from time to time and, except as otherwise expressly provided herein, all terms of an accounting or financial nature that are used in calculating the Total Leverage Ratio, the Senior Secured Leverage Ratio, the Secured Leverage Ratio, Consolidated Adjusted EBITDA or Consolidated Total Assets shall be construed and interpreted in accordance with GAAP, as in effect from time to time; provided that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date of delivery of the financial statements described in Section 3.04(a) in GAAP or in the application thereof (including the conversion to IFRS as described below) on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change becomes effective until such notice shall have been withdrawn or such provision amended in accordance herewith; provided, further, that if such an amendment is requested by the Borrower or the Required Lenders, then the Borrower and the Administrative Agent shall negotiate in good faith to enter into an amendment of the relevant affected provisions (without the payment of any amendment or similar fee to the Lenders) to preserve the original intent thereof in light of such change in GAAP or the application thereof; provided, further, that all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to (i) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any subsidiary at “fair value”, as defined therein and (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. If the Borrower notifies the Administrative Agent that the Borrower (or its applicable Parent Company) is required to report under IFRS or has elected to do so through an early adoption policy, “GAAP” shall mean international financial reporting standards pursuant to IFRS (provided that after such conversion, the Borrower cannot elect to report under GAAP).

(b) Notwithstanding anything to the contrary herein, but subject to Section 1.10, all financial ratios and tests (including the Total Leverage Ratio, the Senior Secured Leverage Ratio, the Secured Leverage Ratio, the Fixed Charge Coverage Ratio and the amount of Consolidated Total Assets and Consolidated Adjusted EBITDA) contained in this Agreement that are calculated with respect to any Test Period during which any Subject Transaction occurs shall be calculated with respect to such Test Period and such Subject Transaction on a Pro Forma Basis. Further, if since the beginning of any such Test Period and on or prior to the date of any required calculation of any financial ratio or test (x) any Subject Transaction has occurred or (y) any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Borrower or any of its Restricted Subsidiaries or any joint venture since the beginning of such Test Period has consummated any Subject Transaction, then, in each case, any applicable financial ratio or test shall be calculated on a Pro Forma Basis for such

Test Period as if such Subject Transaction had occurred at the beginning of the applicable Test Period (it being understood, for the avoidance of doubt, that solely for purposes of calculating the Senior Secured Leverage Ratio for purposes of the definitions of “Applicable Rate” the date of the required calculation shall be the last day of the Test Period, and no Subject Transaction occurring thereafter shall be taken into account).

(c) Notwithstanding anything to the contrary contained in paragraph (a) above or in the definition of “Capital Lease”, in the event of an accounting change requiring all leases to be capitalized, only those leases (assuming for purposes hereof that such leases were in existence on the Closing Date) that would constitute Capital Leases in conformity with GAAP on the Closing Date shall be considered Capital Leases, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith.

Section 1.05 Effectuation of Transactions. Each of the representations and warranties contained in this Agreement (and all corresponding definitions) is made after giving effect to the Transactions, unless the context otherwise requires.

Section 1.06 Timing of Payment of Performance. When payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or required on a day which is not a Business Day, the date of such payment (other than as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

Section 1.07 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).

Section 1.08 Currency Generally.

(a) For purposes of any determination under Article 5, Article 6 or Article 7 with respect to the amount of any Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, Investment, Disposition, Sale and Lease-Back Transaction, affiliate transaction or other transaction, event or circumstance, or any determination under any other provision of this Agreement, (any of the foregoing, a “specified transaction”), in a currency other than Dollars, (i) the Dollar equivalent amount of a specified transaction in a currency other than Dollars shall be calculated based on the rate of exchange quoted by the Bloomberg Foreign Exchange Rates & World Currencies Page (or any successor page thereto, or in the event such rate does not appear on any Bloomberg Page, by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower) for such foreign currency, as in effect at 11:00 a.m. (London time) on the date of such specified transaction (which, in the case of any Restricted Payment, shall be deemed to be the date of the declaration thereof and, in the case of the incurrence of Indebtedness, shall be deemed to be on the date first committed); provided that if any Indebtedness is incurred (and, if applicable, associated Lien granted) to refinance or replace other Indebtedness denominated in a currency other than Dollars, and the relevant refinancing or replacement would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing or replacement, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing or replacement Indebtedness (and, if applicable, associated Lien granted) does not exceed an amount sufficient to repay the principal amount of such Indebtedness being refinanced or replaced, except by an amount equal to (x) unpaid accrued interest and premiums (including tender premiums) thereon plus other reasonable and customary fees and expenses (including upfront fees and original issue discount) incurred in connection with such refinancing or replacement, (y) any existing commitments unutilized thereunder and (z) additional amounts permitted to be incurred under

Section 6.01 and (ii) for the avoidance of doubt, no Default or Event of Default shall be deemed to have occurred solely as a result of a change in the rate of currency exchange occurring after the time of any specified transaction so long as such specified transaction was permitted at the time incurred, made, acquired, committed, entered or declared as set forth in clause (i). For purposes of the calculation of compliance with any financial ratio for purposes of taking any action hereunder, on any relevant date of determination, amounts denominated in currencies other than Dollars shall be translated into Dollars at the applicable currency exchange rate used in preparing the financial statements delivered pursuant to Section 5.01(a) or (b), as applicable, for the relevant Test Period and will, with respect to any Indebtedness, reflect the currency translation effects, determined in accordance with GAAP, of any Hedge Agreement permitted hereunder in respect of currency exchange risks with respect to the applicable currency in effect on the date of determination for the Dollar equivalent amount of such Indebtedness.

(b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with the Borrower’s consent to appropriately reflect a change in currency of any country and any relevant market convention or practice relating to such change in currency.

Section 1.09 Cashless Rollovers. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, to the extent that any Lender extends the maturity date of, or replaces, renews or refinances, any of its then-existing Loans with Incremental Loans, Replacement Term Loans, Loans in connection with any Replacement Revolving Facility, Extended Term Loans, Extended Revolving Loans or loans incurred under a new credit facility, in each case, to the extent such extension, replacement, renewal or refinancing is effected by means of a “cashless roll” by such Lender, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Loan Document that such payment be made “in Dollars”, “in immediately available funds”, “in Cash” or any other similar requirement.

Section 1.10 Certain Calculations and Tests.

(a) Notwithstanding anything to the contrary herein, to the extent that the terms of this Agreement require (i) compliance with any financial ratio or test (including, without limitation, any Senior Secured Leverage Ratio test, any Secured Leverage Ratio test, any Total Leverage Ratio test or any Fixed Charge Coverage Ratio test) and/or the amount of Consolidated Adjusted EBITDA or any cap expressed as a percentage of Consolidated Total Assets or (ii) the absence of a Default or Event of Default (or any type of Default or Event of Default) as a condition to (A) the consummation of any transaction in connection with any acquisition or similar Investment, (B) the making of any Restricted Payment and/or (C) the making of any Restricted Debt Payment (including in each case of clauses (A), (B) and (C), the related assumption or incurrence of Indebtedness) (such action pursuant to clauses (A), (B) or (C), a “Limited Condition Transaction”), the determination of whether the relevant condition is satisfied may be made, at the election of the Borrower (a “LCT Election”), (1) in the case of any acquisition or similar Investment or related incurrence or assumption of Indebtedness, at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of), either (x) the execution of the definitive agreement with respect to such acquisition or Investment, or incurrence or assumption of Indebtedness or (y) the consummation of such acquisition or Investment, or incurrence or assumption of Indebtedness, (2) in the case of any Restricted Payment, at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) (x) the declaration of such Restricted Payment or (y) the making of such Restricted Payment and (3) in the case of any Restricted Debt Payment, at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) (x) delivery of irrevocable (which may be conditional) notice with respect to such Restricted Debt Payment or (y) the making of such Restricted Debt Payment (the applicable date pursuant to clause (1), (2) or (3), as applicable, the “LCT Test Date”), in each case, after giving effect to the relevant acquisition, Indebtedness, Restricted Payment and/or Restricted Debt Payment on a Pro Forma Basis. If the Borrower has made a LCT Election for any Limited Condition Transaction, then in connection with any subsequent determination of compliance with any financial ratio or test and/or the amount of Consolidated Adjusted EBITDA or Consolidated Total Assets with respect to the incurrence of Indebtedness or Liens, or the making of Restricted Payments or Restricted Debt Payments on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, compliance with any such financial ratio or test and/or amount of Consolidated Adjusted EBITDA or Consolidated Total Assets shall be tested by calculating the availability under such financial ratio or test and/or the amount of Consolidated Adjusted EBITDA or Consolidated Total Assets, as applicable, on a pro forma basis assuming such Limited Condition Transaction and any other transactions in connection therewith have been consummated (including any incurrence of Indebtedness and the use of proceeds thereof).

(b) For purposes of determining the permissibility of any action, change, transaction or event that requires a calculation of any financial ratio or test (including, without limitation, any Senior Secured Leverage Ratio test, any Secured Leverage Ratio test, any Total Leverage Ratio test and/or the amount of Consolidated Adjusted EBITDA or Consolidated Total Assets), such financial ratio or test shall be calculated at the time such action is taken (subject to clause (a) above), such change is made, such transaction is consummated or such event occurs, as the case may be, and no Default or Event of Default shall be deemed to have occurred solely as a result of a change in such financial ratio or test occurring after the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be.

(c) Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio or test (including, without limitation, any Senior Secured Leverage Ratio test, any Senior Leverage Ratio test and/or any Total Leverage Ratio test and/or any Fixed Charge Coverage Ratio test) (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with a financial ratio or test (including, without limitation, any Senior Secured Leverage Ratio test, any Senior Leverage Ratio test and/or any Total Leverage Ratio test) (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that the Fixed Amounts shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence-Based Amounts; however, for the avoidance of doubt, substantially concurrent incurrence of Indebtedness and Liens in reliance upon Fixed Amounts shall not be disregarded for purposes of testing compliance with the Total Leverage Ratio or the Fixed Charge Coverage Ratio under Section 6.04 and Section 6.06.

Section 1.11 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up for five).

ARTICLE 2

THE CREDITS

Section 2.01 Commitments.

(a) On the Second Amendment Effective Date, the initial Term Lenders made the Existing Tranche B-1 Term Loans (as defined in the Third Amendment) to the Borrower in the original aggregate principal amount of $920,791,875. Subject to the terms and conditions set forth in the Third Amendment, the Third Amendment Term Lenders (as defined in the Third Amendment) agree, severally and not jointly, to make the Third Amendment Tranche B-1 Term Loans ( as defined in the Third Amendment) to the Borrower on the Third Amendment Effective Date.

(b) Subject to the terms and conditions of this Agreement and any applicable Refinancing Amendment, Extension Amendment or Incremental Facility Agreement, each Lender and each Additional Lender with any Additional Revolving Commitment or Additional Term Commitment, as the case may be, for a given Class severally, and not jointly, agrees to make Additional Revolving Loans and/or Additional Term Loans, as the case may be, of such Class to the Borrower, which Loans shall not exceed for any such Lender or Additional Lender at the time of any incurrence thereof, the Additional Revolving Commitment or Additional Term Commitment, as the case may be, of such Class of such Lender or Additional Lender on the respective Incremental Term Loan Borrowing Date. Notwithstanding the foregoing, if the applicable Additional Term Commitment in respect of any Incremental Term Loan Borrowing Date is not drawn on such Incremental Term Loan Borrowing Date, the undrawn amount shall automatically be cancelled. Amounts repaid or prepaid in respect of such Incremental Term Loans may not be reborrowed.

Section 2.02 Loans and Borrowings.

(a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class.

(b) Subject to Section 2.01 and Section 2.14, each Borrowing shall be comprised entirely of ABR Loans or LIBO Rate Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any LIBO Rate Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that (i) any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement, (ii) such LIBO Rate Loan shall be deemed to have been made and held by such Lender, and the obligation of the Borrower to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such domestic or foreign branch or Affiliate of such Lender and (iii) in exercising such option, such Lender shall use reasonable efforts to minimize increased costs to the Borrower resulting therefrom (which obligation of such Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it otherwise determines would be disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 2.15 shall apply); provided further that any such domestic or foreign branch or Affiliate of such Lender shall not be entitled to any greater indemnification under Section 2.17 with respect to such LIBO Rate Loan than that to which the applicable Lender was entitled on the date on which such Loan was made (except in connection with any indemnification entitlement arising as a result of a Change in Law after the date on which such Loan was made).

(c) Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 10 different Interest Periods in effect for LIBO Rate Borrowings at any time outstanding (or such greater number of different Interest Periods as the Administrative Agent may agree from time to time).

(d) Notwithstanding any other provision of this Agreement, the Borrower shall not, nor shall it be entitled to, request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date applicable to such Loans.

Section 2.03 Requests for Borrowings. Each Borrowing in respect of the Term Facility, each Borrowing in respect of any Additional Revolving Facility, each conversion of Term Loans or Revolving Loans from one Type to the other, and each continuation of LIBO Rate Loans shall be made upon irrevocable notice by the Borrower to the Administrative Agent. Each such notice must be in writing or by telephone (and promptly confirmed in writing) and must be received by the Administrative Agent not later than 12:00 p.m. (i) three Business Days prior to the requested day of any Borrowing, conversion or continuation of LIBO Rate Loans (or one Business Day in the case of any Borrowing of LIBO Rate Loans to be made on the Closing Date) or (ii) on the requested date of any Borrowing of ABR Loans (or, in each case, such later time as shall be acceptable to the Administrative Agent); provided, however, that if the Borrower wishes to request LIBO Rate Loans having an Interest Period of other than one, two, three or six months in duration as provided in the definition of “Interest Period,” (A) the applicable notice from the Borrower must be received by the Administrative Agent not later than 12:00 p.m. four Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the relevant Lenders of such request and determine whether the requested Interest Period is available to by all the relevant Lenders. Each written notice (or confirmation of telephonic notice) with respect to a Borrowing by the Borrower pursuant to this Section 2.03 shall be delivered to the Administrative Agent in the form of a written Borrowing Request, appropriately completed and signed by a Responsible Officer of the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(a) the Class of such Borrowing;

(b) the aggregate amount of the requested Borrowing;

(c) the date of such Borrowing, which shall be a Business Day;

(d) whether such Borrowing is to be an ABR Borrowing or a LIBO Rate Borrowing;

(e) in the case of a LIBO Rate Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(f) the location and number of the Borrower’s account or any other designated account(s) to which funds are to be disbursed (the “Funding Account”).

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested LIBO Rate Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall advise each Lender of the details thereof and of the amount of the Loan to be made as part of the requested Borrowing (x) in the case of any ABR Borrowing, on the same Business Day of receipt of a Borrowing Request in accordance with this Section 2.03 or (y) in the case of any LIBO Rate Borrowing, no later than one Business Day following receipt of a Borrowing Request in accordance with this Section 2.03.

Section 2.04 Reserved.

Section 2.05 Reserved.

Section 2.06 Reserved.

Section 2.07 Funding of Borrowings.

(a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m. to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’s respective Applicable Percentage. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to the Funding Account or as otherwise directed by the Borrower.

(b) Unless the Administrative Agent has received notice from any Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section 2.07 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if any Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate (or, with respect to any amount denominated in Euros, the rate of interest per annum at which overnight deposits in Euros, on an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by the Administrative Agent in the applicable offshore interbank market for such currency) and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to Loans comprising such Borrowing at such time. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing and the Borrower’s obligation to repay the Administrative Agent such corresponding amount pursuant to this Section 2.07(b) shall cease. If the Borrower pays such amount to the Administrative Agent, the amount so paid shall constitute a repayment of such Borrowing by such amount. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower or any other Loan Party may have against any Lender as a result of any default by such Lender hereunder.

Section 2.08 Type; Interest Elections.

(a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a LIBO Rate Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert any Borrowing to a Borrowing of a different Type or to continue such Borrowing and, in the case of a LIBO Rate Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.08. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders based upon their Applicable Percentages and the Loans comprising each such portion shall be considered a separate Borrowing.

(b) To make an election pursuant to this Section 2.08, the Borrower shall notify the Administrative Agent of such election either in writing or by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly in writing to the Administrative Agent of a written Interest Election Request signed by a Responsible Officer of the Borrower.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a LIBO Rate Borrowing; and

(iv) if the resulting Borrowing is a LIBO Rate Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a LIBO Rate Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower fails to deliver a timely Interest Election Request with respect to a LIBO Rate Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, such Borrowing shall be converted at the end of such Interest Period to a LIBO Rate Borrowing with an Interest Period of one month. Notwithstanding any contrary provision hereof, if an Event of Default exists and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as such Event of Default exists (i) no outstanding Borrowing may be converted to or continued as a LIBO Rate Borrowing and (ii) unless repaid, each LIBO Rate Borrowing shall be converted to an ABR Borrowing at the end of the then-current Interest Period applicable thereto.

Section 2.09 Termination and Reduction of Commitments. Unless previously terminated, the Initial Tranche B-1 Commitments shall automatically terminate upon the making of the Initial Term Loans on the Closing Date, the First Amendment Effective Date, the Second Amendment Effective Date or the Third Amendment Effective Date, as applicable.

Section 2.10 Repayment of Loans; Evidence of Debt.

(a) The Borrower hereby unconditionally promises to repay Tranche B-1 Term Loans, in Dollars, to the Administrative Agent for the account of each applicable Term Lender (i) commencing December 31, 2017, on the last Business Day of each March, June, September and December prior to the Initial Term Loan Maturity Date (each such date being referred to as a “Loan Installment Date”), in each case in an amount equal to 0.25% of the original principal amount of the Tranche B-1 Term Loans made on the Third Amendment Effective Date (as such payments may be reduced from time to time as a result of the application of prepayments in accordance with Section 2.11 and repurchases in accordance with Section 9.05(g) or increased as a result of any increase in the amount of such Initial Term Loans pursuant to Section 2.22(a)), and (ii) on the Initial Term Loan Maturity Date, in an amount equal to the remainder of the principal amount of the Tranche B-1 Term Loans, outstanding on such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

(b) [Reserved].

(c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(d) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(e) The entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section 2.10 shall be prima facie evidence of the existence and amounts of the obligations recorded therein (absent manifest error); provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any manifest error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement; provided, further, that in the event of any inconsistency between the accounts maintained by the Administrative Agent pursuant to paragraph (d) of this Section 2.10 and any Lender’s records, the accounts of the Administrative Agent shall govern.

(f) Any Lender may request that Loans made by it be evidenced by a Promissory Note. In such event, the Borrower shall prepare, execute and deliver to such Lender a Promissory Note payable to such Lender and its registered assigns; it being understood and agreed that such Lender (and/or its applicable assign) shall be required to return such Promissory Note to the Borrower in accordance with Section 9.05(b)(iii) and upon the occurrence of the Termination Date (or as promptly thereafter as practicable).

Section 2.11 Prepayment of Loans.

(a) Optional Prepayments.

(i) Upon prior notice in accordance with paragraph (a)(iii) of this Section 2.11, the Borrower shall have the right at any time and from time to time to prepay any Borrowing of Term Loans in whole or in part without premium or penalty (but subject to Sections 2.12(c) and 2.16). Each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages of the Applicable Class of Term Loans being prepaid.

(ii) Upon prior notice in accordance with paragraph (a)(iii) of this Section 2.11, the Borrower shall have the right at any time and from time to time to prepay any Borrowing of Additional Revolving Loans, in whole or in part without premium or penalty (but subject to Section 2.16). Prepayments made pursuant to this Section 2.11(a)(ii), shall be applied ratably to the outstanding Additional Revolving Loans.

(iii) The Borrower shall notify the Administrative Agent by telephone (promptly confirmed in writing) of any prepayment under this Section 2.11(a) (A) in the case of a prepayment of a LIBO Rate Borrowing, not later than 12:00 p.m. three Business Days before the date of prepayment, or (B) in the case of a prepayment of an ABR Borrowing, not later than 1:00 p.m. one Business Day before the date of prepayment (or such later date to which the Administrative Agent may agree). Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that a notice of prepayment delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other transactions, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Promptly following receipt of any such notice relating to any Borrowing, the Administrative Agent shall advise the relevant Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount at least equal to the amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02(c). Each prepayment of Term Loans made pursuant to this Section 2.11(a) shall be applied against the remaining scheduled installments of principal due in respect of the Term Loans of such Class in the manner specified by the Borrower or, if not so specified on or prior to the date of such optional prepayment, in direct order of maturity.

(b) Mandatory Prepayments.

(i) No later than the fifth Business Day after the date on which the financial statements with respect to each Fiscal Year of the Borrower are required to be delivered pursuant to Section 5.01(b), commencing with the Fiscal Year ending December 31, 2017, the Borrower shall prepay the outstanding principal amount of Initial Term Loans and Additional Term Loans in accordance with clause (vi) of this Section 2.11(b) below in an aggregate principal amount equal to (A) 50% of Excess Cash Flow of the Borrower and its Restricted Subsidiaries for the Fiscal Year then ended, minus (B) at the option of the Borrower, the aggregate principal amount of (x) any Initial Term Loans, Additional Term Loans, Additional Revolving Loans prepaid pursuant to Section 2.11(a) or ABL Loans prior to such date and (y) the amount of any reduction in the outstanding amount of any Initial Term Loans or Additional Term Loans resulting from any assignment made in accordance with Section 9.05(g) of this Agreement (including in connection with any Dutch Auction) prior to such date and based upon the actual amount of cash paid in connection with the relevant assignment, in each case, excluding any such optional prepayments made during such Fiscal Year that reduced the amount required to be prepaid pursuant to this Section 2.11(b)(i) in the prior Fiscal Year (in the case of any prepayment of Additional Revolving Loans or ABL Loans, to the extent accompanied by a permanent reduction in the relevant commitment, and in the case of all such prepayments, to the extent that such prepayments were not financed with the proceeds of other Indebtedness (other than revolving Indebtedness) of the Borrower or its Restricted Subsidiaries); provided that (I) such percentage of Excess Cash Flow shall be reduced to 25% of Excess Cash Flow if the Senior Secured Leverage Ratio calculated on a Pro Forma Basis as of the last day of the relevant Fiscal Year (but without giving effect to the payment required hereby) is less than or equal to 3.50 to 1.00, but greater than 3.00 to 1.00 and (II) such prepayment shall not be required if the Senior Secured Leverage Ratio calculated on a Pro Forma Basis as of the last day of the relevant Fiscal Year (but without giving effect to the payment required hereby) is less than or equal to 3.00 to 1.00.

(ii) No later than the fifth Business Day following the receipt of Net Proceeds in respect of any Prepayment Asset Sale or Net Insurance/Condemnation Proceeds, in each case, in excess of $20,000,000 in any Fiscal Year, the Borrower shall apply an amount equal to 100% of the Net Proceeds or Net Insurance/Condemnation Proceeds received with respect thereto in excess of such thresholds (the “Subject Proceeds”) to prepay the outstanding principal amount of Initial Term Loans and Additional Term Loans in accordance with clause (vi) below; provided that if, prior to the date any such prepayment is required to be made, the Borrower notifies the Administrative Agent of its intention to reinvest the Subject Proceeds in assets used or useful in the business (other than Cash or Cash Equivalents) of the Borrower or any of its subsidiaries, then so long as no Event of Default then exists, the Borrower shall not be required to make a mandatory prepayment under this clause (ii) in respect of the Subject Proceeds to the extent (A) the Subject Proceeds are so reinvested within 12 months following receipt thereof, (B) the Borrower or any of its subsidiaries has committed to so reinvest the Subject Proceeds during such 12-month period and the Subject Proceeds are so reinvested within six months after the expiration of such 12-month period; provided, however, that if the Subject Proceeds have not been so reinvested prior to the expiration of the applicable period, the Borrower shall promptly prepay the outstanding principal amount of Initial Term Loans and Additional Term Loans with the Subject Proceeds not so reinvested as set forth above (without regard to the immediately preceding proviso); provided further that if, at the time that any such prepayment would be required hereunder, the Borrower or any of its Restricted Subsidiaries is required to offer to repay or repurchase any other Indebtedness secured on a pari passu basis with the Obligations pursuant to the terms of the documentation governing such Indebtedness with the Subject Proceeds (such Indebtedness required to be offered to be so repaid or repurchased, the “Other Applicable Indebtedness”), then the relevant Person may apply the Subject Proceeds on a pro rata basis to the prepayment of the Initial Term Loans and Additional Term Loans and to the repurchase or repayment of the Other Applicable Indebtedness (determined on the basis of the aggregate outstanding principal amount of the Initial Term Loans, Additional Term Loans and Other Applicable Indebtedness (or accreted amount if such Other Applicable Indebtedness is issued with original issue discount) at such time; provided that the portion of the Subject Proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of the Subject Proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of the Subject Proceeds shall be allocated to the Initial Term Loans and Additional Term Loans in accordance with the terms hereof), and the amount of the prepayment of the Initial Term Loans and Additional Term Loans that would have otherwise been required pursuant to this Section 2.11(b)(ii) shall be reduced accordingly; provided further that to the extent the holders of the Other Applicable Indebtedness decline to have such Indebtedness prepaid or repurchased, the declined amount shall promptly (and in any event within ten Business Days after the date of such rejection) be applied to prepay the Initial Term Loans and Additional Term Loans in accordance with the terms hereof and (C) if at any time such prepayment would be required hereunder with respect to any ABL Collateral at any time when any ABL Facility is in effect, the Net Proceeds of any such Prepayment Asset Sale or Net Insurance/Condemnation Proceeds that relate or are attributable to any such ABL Collateral shall not be required to be applied to the prepayment of the Initial Term Loans hereunder to the extent such Net Proceeds or Net Insurance/Condemnation Proceeds are required to repay the ABL Loans in order to remain in compliance with the “Borrowing Base” (as defined in the ABL Credit Agreement (or any equivalent term in any documentation governing any ABL Facility)) under the ABL Credit Agreement (or any documentation governing any ABL Facility).

(iii) In the event that the Borrower or any of its Restricted Subsidiaries receives Net Proceeds from the issuance or incurrence of Indebtedness by the Borrower or any of its Restricted Subsidiaries (other than with respect to Indebtedness permitted under Section 6.01, except to the extent the relevant Indebtedness constitutes Refinancing Indebtedness incurred to refinance all or a portion of the Initial Term Loans or Additional Term Loans pursuant to Section 6.01(p), Replacement Term Loans incurred to refinance Initial Term Loans or Additional Term Loans in accordance with the requirements of Section 9.02(c) or other refinancing Indebtedness incurred to refinance all or a portion of the Initial Term Loans or Additional Term Loans), the Borrower shall, substantially simultaneously with (and in any event not later than the next succeeding Business Day) the receipt of such Net Proceeds by the Borrower or its applicable Restricted Subsidiary, apply an amount equal to 100% of such Net Proceeds to prepay the outstanding principal amount of Initial Term Loans and Additional Term Loans in accordance with clause (vi) below.

(iv) Notwithstanding anything in this Section 2.11(b) to the contrary, (A) the Borrower shall not be required to prepay any amount that would otherwise be required to be paid pursuant to Section 2.11(b)(i) or (ii) above to the extent that the relevant Excess Cash Flow is generated by any Foreign Subsidiary, the relevant Prepayment Asset Sale is consummated by any Foreign Subsidiary, or the relevant Net Insurance/Condemnation Proceeds are received by any Foreign Subsidiary, as the case may be, for so long as the repatriation to the Borrower of any such amount would be prohibited under any Requirements of Law or conflict with the fiduciary duties of such Foreign Subsidiary’s directors, or result in, or could reasonably be expected to result in, a material risk of personal or criminal liability for any officer, director, employee, manager, member of management or consultant of such Foreign Subsidiary (the Borrower hereby agreeing to cause the applicable Foreign Subsidiary to promptly take all commercially reasonable actions required by applicable Requirements of Law to permit such repatriation); it being understood that once the repatriation of the relevant affected Subject Proceeds or Excess Cash Flow, as the case may be, is permitted under the applicable Requirements of Law and, to the extent applicable, would no longer conflict with the fiduciary duties of such director, or result in, or could reasonably be expected to result in, a material risk of personal or criminal liability for the Persons described above the relevant Foreign Subsidiary will promptly repatriate the relevant Subject Proceeds or Excess Cash Flow, as the case may be, and the repatriated Subject Proceeds or Excess Cash Flow, as the case may be, will be promptly (and in any event not later than two Business Days after such repatriation) applied (net of additional Taxes payable or reserved against as a result thereof) to the repayment of the Initial Term Loans and Additional Term Loans pursuant to this Section 2.11(b) to the extent required herein (without regard to this clause (iv)), (B) the Borrower shall not be required to prepay any amount that would otherwise be required to be paid pursuant to Sections 2.11(b)(i) or (ii) to the extent that the relevant Excess Cash Flow is generated by any joint venture or the relevant Subject Proceeds are received by any joint venture, in each case, for so long as the distribution to the Borrower of such Excess Cash Flow or Subject Proceeds would be prohibited under the Organizational Documents governing such joint venture; it being understood that if the relevant prohibition ceases to exist the relevant joint venture will promptly distribute the relevant Excess Cash Flow or the relevant Subject Proceeds, as the case may be, and the distributed Excess Cash Flow or Subject Proceeds, as the case may be, will be promptly (and in any event not later than two Business Days after such distribution) applied to the repayment of the Term Loans pursuant to this Section 2.11(b) to the extent required herein, and (C) if the Borrower determines in good faith that the repatriation to the Borrower of any amounts required to mandatorily prepay the Initial Term Loans and Additional Term Loans pursuant to Section 2.11(b)(i) or (ii) above would result in material and adverse tax consequences, taking into account any foreign tax credit or benefit actually realized in connection with such repatriation (such amount, a “Restricted Amount”), as reasonably determined by the Borrower, the amount the Borrower shall be required to mandatorily prepay pursuant to

Section 2.11(b)(i) or (ii) above, as applicable, shall be reduced by the Restricted Amount until such time as it may repatriate to the Borrower the Restricted Amount without incurring such material and adverse tax liability; provided that to the extent that the repatriation of any Subject Proceeds or Excess Cash Flow from the relevant Foreign Subsidiary would no longer have an adverse tax consequence, an amount equal to the Subject Proceeds or Excess Cash Flow, as applicable, not previously applied pursuant to preceding clause (B), shall be promptly applied to the repayment of the Initial Term Loans and Additional Term Loans pursuant to Section 2.11(b) as otherwise required above (without regard to this clause (iv));

(v) Each Lender may elect, by notice to the Administrative Agent at or prior to the time and in the manner specified by the Administrative Agent, prior to any prepayment of Initial Term Loans and Additional Term Loans required to be made by the Borrower pursuant to this Section 2.11(b), to decline all (but not a portion) of its Applicable Percentage of such prepayment (such declined amounts, the “Declined Proceeds”), in which case such Declined Proceeds may be retained by the Borrower; provided that, for the avoidance of doubt, no Lender may reject any prepayment made under Section 2.11(b)(iii) above to the extent that such prepayment is made with the Net Proceeds of Refinancing Indebtedness incurred to refinance all or a portion of the Initial Term Loans or Additional Term Loans pursuant to Section 6.01(p), Replacement Term Loans incurred to refinance Initial Term Loans or Additional Term Loans in accordance with the requirements of Section 9.02(c) or other refinancing Indebtedness incurred to refinance all or a portion of the Initial Term Loans or Additional Term Loans. If any Lender fails to deliver a notice to the Administrative Agent of its election to decline receipt of its Applicable Percentage of any mandatory prepayment within the time frame specified by the Administrative Agent, such failure will be deemed to constitute an acceptance of such Lender’s Applicable Percentage of the total amount of such mandatory prepayment of Initial Term Loans and Additional Term Loans.

(vi) Except as may otherwise be set forth in any amendment to this Agreement or provided in, any Refinancing Amendment, any Incremental Facility Agreement or any Extension Amendment in connection with any Additional Term Loan, (A) each prepayment of Initial Term Loans and Additional Term Loans pursuant to this Section 2.11(b) shall be applied ratably to each Class of Term Loans (based upon the then outstanding principal amounts of the respective Classes of Term Loans) (provided that any prepayment of Initial Term Loans or Additional Term Loans constituting Refinancing Indebtedness incurred to refinance all or a portion of the Initial Term Loans or Additional Term Loans pursuant to Section 6.01(p) or Replacement Term Loans incurred to refinance Initial Term Loans or Additional Term Loans in accordance with the requirements of Section 9.02(c) or other refinancing Indebtedness incurred to refinance all or a portion of the Initial Term Loans or Additional Term Loans shall be applied solely to each applicable Class of refinanced or replaced Term Loans), (B) with respect to each Class of Initial Term Loans and Additional Term Loans, all accepted prepayments under Section 2.11(b)(i), (ii) or (iii) shall be applied against the remaining scheduled installments of principal due in respect of the Initial Term Loans and Additional Term Loans as directed by the Borrower (or, in the absence of direction from the Borrower, to the remaining scheduled amortization payments in respect of the Initial Term Loans and Additional Term Loans in direct order of maturity), and (C) each such prepayment shall be paid to the Term Lenders in accordance with their respective Applicable Percentages of the applicable Class of Term Loans being repaid. The amount of such mandatory prepayments shall be applied on a pro rata basis to the then outstanding Initial Term Loans and Additional Term Loans being prepaid irrespective of whether such outstanding Loans are ABR Loans or LIBO Rate Loans; provided that if no Lenders exercise the right to waive a given mandatory prepayment of the Initial Term Loans or Additional Term Loans pursuant to Section 2.11(b)(v), then, with respect to such mandatory prepayment, the amount thereof shall be applied first to ABR Loans to the full extent thereof before application to the LIBO Rate Loans in a manner that minimizes the amount of any payments required to be made by the Borrower pursuant to Section 2.16. Any prepayment of Initial Term Loans made on or prior to the date that is six months after the Second Amendment Effective Date pursuant to Section 2.11(b)(iii) as part of a Repricing Transaction shall be accompanied by the fee set forth in Section 2.12(c).

(vii) Reserved.

(viii) At the time of each prepayment required under Section 2.11(b)(i), (ii) or (iii), the Borrower shall deliver to the Administrative Agent a certificate signed by a Responsible Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment. Each such certificate shall specify the Borrowings being prepaid and the principal amount of each Borrowing (or portion thereof) to be prepaid. Prepayments shall be accompanied by accrued interest as required by Section 2.13. All prepayments of Borrowings under this Section 2.11(b) shall be subject to Section 2.16 and, in the case of prepayments under clause (iii) above as part of a Repricing Transaction, Section 2.12(c), but shall otherwise be without premium or penalty.

Section 2.12 Fees.

(a) The Borrower agrees to pay to the Administrative Agent, for its own account, the fees in the amounts and at the times separately agreed upon by the Borrower and the Administrative Agent in writing.

(b) All fees payable hereunder shall be paid on the dates due, in Dollars and in immediately available funds, to the Administrative Agent. Fees paid shall not be refundable under any circumstances except as otherwise provided in the Fee Letter.

(c) In the event that, on or prior to the date that is six months after the Third Amendment Effective Date, the Borrower (x) prepays, repays, refinances, substitutes or replaces any Initial Term Loans in connection with a Repricing Transaction (including, for the avoidance of doubt, any prepayment made pursuant to Section 2.11(b)(iii) that constitutes a Repricing Transaction), or (y) effects any amendment, modification or waiver of, or consent under, this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Term Lenders, (I) in the case of clause (x), a premium of 1.00% of the aggregate principal amount of the Initial Term Loans so prepaid, repaid, refinanced, substituted or replaced and (II) in the case of clause (y), a fee equal to 1.00% of the aggregate principal amount of the Initial Term Loans that are the subject of such Repricing Transaction outstanding immediately prior to such amendment. If, on or prior to the date that is six months after the Third Amendment Effective Date, all or any portion of the Initial Term Loans held by any Term Lender are prepaid, repaid, refinanced, substituted or replaced pursuant to Section 2.19(b)(iv) as a result of, or in connection with, such Term Lender not agreeing or otherwise consenting to any waiver, consent, modification or amendment referred to in clause (y) above (or otherwise in connection with a Repricing Transaction), such prepayment, repayment, refinancing, substitution or replacement will be made at 101% of the principal amount so prepaid, repaid, refinanced, substituted or replaced. All such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction.

(d) Unless otherwise indicated herein, all computations of fees shall be made on the basis of a 360-day year and shall be payable for the actual days elapsed (including the first day but excluding the last day). Each determination by the Administrative Agent of a fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.13 Interest.

(a) The Term Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Term Loans comprising each LIBO Rate Borrowing shall bear interest at the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) [Reserved].

(d) Notwithstanding the foregoing and subject to Section 2.21, if any principal of or interest on any Initial Term Loan or Additional Loan or any fee payable by Borrower hereunder is not, in each case, paid or reimbursed when due, whether at stated maturity, upon acceleration or otherwise, the relevant overdue amount shall bear interest, to the fullest extent permitted by law, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal or interest of any Initial Term Loan, or, Additional Loan, 2.00% plus the rate otherwise applicable to such Initial Term Loan or Additional Loan as provided in the preceding paragraphs of this Section 2.13 or in the amendment to this Agreement relating thereto or (ii) in the case of any other amount, 2.00% plus the rate applicable to Tranche B-1 Term Loans that are ABR Loans as provided in paragraph (a) of this Section 2.13; provided that no amount shall accrue pursuant to this Section 2.13(d) on any overdue amount, or other amount payable to a Defaulting Lender so long as such Lender is a Defaulting Lender.

(e) Accrued interest on each Initial Term Loan or Additional Loan shall be payable in arrears on each Interest Payment Date for such Initial Term Loan or Additional Loan and on the Maturity Date or upon the termination of any Additional Commitments, as applicable; provided that (i) interest accrued pursuant to paragraph (d) of this Section 2.13 shall be payable on demand, (ii) in the event of any repayment or prepayment of any Initial Term Loan or Additional Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any LIBO Rate Loan prior to the end of the current Interest Period therefor, accrued interest on such Initial Term Loan or Additional Loan shall be payable on the effective date of such conversion.

(f) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed for ABR Loans shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day.

Section 2.14 Alternate Rate of Interest. If at least two Business Days prior to the commencement of any Interest Period for a LIBO Rate Borrowing:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Interest Period; or

(b) the Administrative Agent is advised by the Required Lenders that the LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall promptly give notice thereof to the Borrower and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, which the Administrative Agent agrees promptly to do, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a LIBO Rate Borrowing shall be ineffective and such Borrowing shall be converted to an ABR Borrowing on the last day of the Interest Period applicable thereto, and (ii) if any Borrowing Request requests a LIBO Rate Borrowing, such Borrowing shall be made as an ABR Borrowing.

Section 2.15 Increased Costs.

(a) If any Change in Law:

(i) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the LIBO Rate),

(ii) subjects any Lender to any Taxes (other than Indemnified Taxes, Other Taxes and Excluded Taxes) on its loans, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, or

(iii) imposes on any Lender or the London interbank market any other condition affecting this Agreement or LIBO Rate Loans made by any Lender,

and the result of any of the foregoing is to increase the cost to the relevant Lender of making or maintaining any LIBO Rate Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) in respect of any LIBO Rate Loan in an amount deemed by such Lender to be material, then, within 30 days after the Borrower’s receipt of the certificate contemplated by paragraph (c) of this Section 2.15, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered; provided that the Borrower shall not be liable for such compensation if (x) the relevant Change in Law occurs on a date prior to the date such Lender becomes a party hereto, (y) such Lender invokes Section 2.20 or (z) in the case of requests for reimbursement under clause (ii) above resulting from a market disruption, (A) the relevant circumstances are not generally affecting the banking market or (B) the applicable request has not been made by Lenders constituting Required Lenders.

(b) If any Lender determines that any Change in Law regarding liquidity or capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by held by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (other than due to Taxes) (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then within 30 days of receipt by the Borrower of the certificate contemplated by paragraph (c) of this Section 2.15 the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section 2.15 and setting forth in reasonable detail the manner in which such amount or amounts were determined and certifying that such Lender is generally charging such amounts to similarly situated borrowers shall be delivered to the Borrower and shall be conclusive absent manifest error.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.15 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 2.15 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.16 Break Funding Payments. In the event of (a) the conversion or prepayment of any principal of any LIBO Rate Loan other than on the last day of an Interest Period applicable thereto (whether voluntary, mandatory, automatic, by reason of acceleration or otherwise), (b) the failure to borrow, convert, continue or prepay any LIBO Rate Loan on the date or in the amount specified in any notice delivered pursuant hereto or (c) the assignment of any LIBO Rate Loan of any Lender other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense incurred by such Lender that is attributable to such event (other than loss of profit). In the case of a LIBO Rate Loan, the loss, cost or expense of any Lender shall be the amount reasonably determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable currency of a comparable amount and period from other banks in the Eurodollar market; it being understood that such loss, cost or expense shall in any case exclude any interest rate floor and all administrative, processing or similar fees. A certificate of any Lender (i) setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.16, the basis therefor and, in reasonable detail, the manner in which such amount or amounts were determined and (ii) certifying that such Lender is generally charging the relevant amounts to similarly situated borrowers shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

Section 2.17 Taxes.

(a) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without deduction for any Taxes, except as required by applicable Requirements of Law. If any applicable Requirements of Law require the deduction or withholding of any Tax from any such payment, then (i) if such Tax is an Indemnified Tax and/or Other Tax, the amount payable by the applicable Loan Party shall be increased as necessary so that after all required deductions and withholdings have been made (including deductions and withholdings applicable to additional sums payable under this Section 2.17), each Lender or, in the case of any payment made to the Administrative Agent for its own account, the Administrative Agent, receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the applicable withholding agent shall be entitled to and shall make such deductions and (iii) the applicable withholding agent shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Requirements of Law.

(b) In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Requirements of Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) Each Loan Party shall jointly and severally indemnify the Administrative Agent and each Lender within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes payable or paid by the Administrative Agent or such Lender, as applicable (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) (other than any penalties attributable to the gross negligence, bad faith or willful misconduct of the Administrative Agent or such Lender as determined by a court of competent jurisdiction), and, in each case, any reasonable expenses arising therefrom or with respect thereto; provided that if such Loan Party reasonably believes that such Taxes (or any Taxes with respect to which the Loan Party has paid additional amounts pursuant to Section 2.17(a)) were not correctly or legally asserted, the Administrative Agent or such Lender, as applicable, will use reasonable efforts to cooperate with such Loan Party to obtain a refund of such Taxes (which shall be repaid to such Loan Party in accordance with Section 2.17(h)) so long as such efforts would not, in the sole determination of the Administrative Agent or such Lender, result in any additional out-of-pocket costs or expenses not reimbursed by such Loan Party or be otherwise materially disadvantageous to the Administrative Agent or such Lender, as applicable. In connection with any request for reimbursement under this Section 2.17(c), the relevant Lender or the Administrative Agent, as applicable, shall deliver a certificate to the Borrower setting forth, in reasonable detail, the basis and calculation of the amount of the relevant payment or liability, which certificate shall be conclusive absent manifest error. Notwithstanding anything to the contrary contained in this Section 2.17(c), the Loan Parties shall not be required to indemnify the Administrative Agent or any Lender pursuant to this Section 2.17 for any Indemnified Taxes or Other Taxes, to the extent the Administrative Agent or such Lender fails to notify the Borrower of such possible indemnification claim within 180 days after the Administrative Agent or such Lender receives written notice from the applicable taxing authority of the tax assessment giving rise to such indemnification claim.

(d) Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes or Other Taxes imposed on or with respect to any payment under any Loan Document that is attributable to such Lender (but only to the extent that no Loan Party has already indemnified the Administrative Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.05(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case that are payable or paid by the Administrative Agent in connection with any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to any Lender under any Loan Document or otherwise payable by the Administrative Agent to any Lender from any other source against any amount due to the Administrative Agent under this clause (d).

(e) As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment that is reasonably satisfactory to the Administrative Agent.

(f) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of any withholding Tax with respect to any payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation as the Borrower or the Administrative Agent may reasonably request to permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Requirements of Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing:

(A) each Lender that is not a Foreign Lender shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) each Foreign Lender shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of any Foreign Lender claiming the benefits of an income tax treaty to which the U.S. is a party, two executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to such tax treaty;

(2) two executed copies of IRS Form W-8ECI;

(3) in the case of any Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or 881(c) of the Code, (x) a certificate substantially in the form of Exhibit K-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4) to the extent any Foreign Lender is not the beneficial owner, two executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-2 or Exhibit K-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if such Foreign Lender is a partnership and one or more partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-4 on behalf of each such partner;

(C) each Foreign Lender shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two executed copies of any other form prescribed by applicable Requirements of Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to any Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by applicable Requirements of Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation as is prescribed by applicable Requirements of Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has complied with such Lender’s obligations under FATCA, or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 2.17(f)(ii)(D), FATCA shall include all amendments made after the Closing Date.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so. Notwithstanding anything to the contrary in this Section 2.17(f), no Lender shall be required to provide any documentation that such Lender is not legally eligible to deliver.

(g) On or prior to the date on which the Administrative Agent becomes the Administrative Agent under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), the Administrative Agent will deliver to the Borrower either (i) an executed copy of IRS Form W-9, or (ii) (x) with respect to any amounts received on its own account, an executed copy of an applicable IRS Form W-8, and (y) with respect to any amounts received for or on account of any Lender, an executed copy of IRS Form W-8 IMY certifying on Part I, Part II and Part VI thereof that it is a U.S. branch that has agreed to be treated as a U.S. person for U.S. federal tax purposes with respect to payments received by it from the Borrower in its capacity as Administrative Agent, as applicable. The Administrative Agent shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide the certification described in the prior sentence.

(h) If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by any Loan Party or with respect to which such Loan Party has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.17 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender (including any Taxes imposed with respect to such refund), and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Loan Party, upon the request of the Administrative Agent or such Lender agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event shall the Administrative Agent or any Lender be required to pay any amount to a Loan Party pursuant to this paragraph (h) to the extent that the payment thereof would place the Administrative Agent or such Lender in a less favorable net after-Tax position than the position that the Administrative Agent or such Lender would have been in if the Tax subject to indemnification had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 2.17 shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the relevant Loan Party or any other Person.

(i) Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 2.18 Payments Generally; Allocation of Proceeds; Sharing of Payments.

(a) Unless otherwise specified, the Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, or fees or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to the time expressed hereunder or under such Loan Document (or, if no time is expressly required, by 2:00 p.m. in the case of payments in Dollars and 9:30 a.m. in the case of payments in Euros). Each such payment shall be made on the date when due, in immediately available funds, without set-off (except as otherwise provided in Section 2.17) or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to the applicable account designated to the Borrower by the Administrative Agent, except that payments pursuant to Sections 2.15, 2.16 or 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round such Lender’s percentage of such Borrowing to the next higher or lower whole dollar amount. All payments (including accrued interest) hereunder shall be made in Dollars. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

(b) All proceeds of Collateral received by the Administrative Agent at any time when an Event of Default exists and all or any portion of the Loans have been accelerated hereunder pursuant to Section 7.01 shall, upon election by the Administrative Agent or at the direction of the Required Lenders, be applied first, to the payment of all costs and expenses then due incurred by the Administrative Agent in connection with any collection, sale or realization on Collateral or otherwise in connection with this Agreement, any other Loan Document or any of the Secured Obligations, including all court costs and the fees and expenses of agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of any Loan Party and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document, second, on a pro rata basis, to pay any fees, indemnities or expense reimbursements then due to the Administrative Agent (other than those covered in clause first above) from the Borrower constituting Secured Obligations, third, on a pro rata basis in accordance with the amounts of the Secured Obligations (other than contingent indemnification obligations for which no claim has yet been made) owed to the Secured Parties on the date of any such distribution, to the payment in full of the Secured Obligations, and fourth, to, or at the direction of, the Borrower or as a court of competent jurisdiction may otherwise direct.

(c) If any Lender obtains payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) in respect of any principal of or interest on any of its Loans of any Class resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans of such Class and accrued interest thereon than the proportion received by any other Lender with Loans of such Class, then the Lender receiving such greater proportion shall purchase (for Cash at face value) participations in the Loans of such Class at such time outstanding to the extent necessary so that the benefit of all such payments shall be shared by the Lenders of such Class ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans of such Class; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by any Lender as consideration for the assignment of or sale of a participation in any of its Loans to any permitted assignee or participant, including any payment made or deemed made in connection with Sections 2.22, 2.23 and 9.02(c). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.18(c) and will, in each case, notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.18(c) shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

(d) Unless the Administrative Agent has received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of any Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lender the amount due. In such event, if the Borrower has not in fact made such payment, then each Lender severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate (or, with respect to any amount denominated in Euros, the rate of interest per annum at which overnight deposits in Euros, on an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by the Administrative Agent in the applicable offshore interbank market for such currency) and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender fails to make any payment required to be made by it pursuant to Section 2.07(b) or Section 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.19 Mitigation Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under Section 2.15 or such Lender determines it can no longer make or maintain LIBO Rate Loans pursuant to Section 2.20, or any Loan Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder, or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as applicable, in the future or mitigate the impact of Section 2.20, as the case may be, and (ii) would not subject such Lender to any material unreimbursed out-of-pocket cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If (i) any Lender requests compensation under Section 2.15 or such Lender determines it can no longer make or maintain LIBO Rate Loans pursuant to Section 2.20, (ii) if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, (iii) if any Lender is a Defaulting Lender or (iv) if in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby” (or any other Class or group of Lenders other than the Required Lenders) with respect to which Required Lender consent (or the consent of Lenders holding loans or commitments of such Class or lesser group representing more than 50% of the sum of the total loans and unused commitments of such Class or lesser group at such time) has been obtained, as applicable, any Lender is a non-consenting Lender (each such Lender described in this clause (iv), a “Non-Consenting Lender”), then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, (x) terminate the applicable Commitments and/or Additional Commitments of such Lender, and repay all Obligations of the Borrower owing to such Lender relating to the applicable Loans and participations held by such Lender as of such termination date or (y) replace such Lender by requiring such Lender to assign and delegate (and such Lender shall be obligated to assign and delegate), without recourse (in accordance with and subject to the restrictions contained in Section 9.05), all of its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations (which Eligible Assignee may be another Lender, if any Lender accepts such assignment); provided that (A) such Lender shall have received payment of an amount equal to the outstanding principal amount of its Loans, in each case of such Class of Loans, Commitments and/or Additional Commitments, accrued interest thereon, accrued fees and all other amounts payable to it under any Loan Document with respect to such Class of Loans, Commitments and/or Additional Commitments, (B) in the case of any assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments and (C) such assignment does not conflict with applicable law. No Lender (other than a Defaulting Lender) shall be required to make any such assignment and delegation, and the Borrower may not repay the Obligations of such Lender or terminate its Commitments or Additional Commitments, if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each Lender agrees that if it is replaced pursuant to this Section 2.19, it shall execute and deliver to the Administrative Agent an Assignment and Assumption to evidence such sale and purchase and shall deliver to the Administrative Agent any Promissory Note (if the assigning Lender’s Loans are evidenced by one or more Promissory Notes) subject to such Assignment and Assumption (provided that the failure of any Lender replaced pursuant to this Section 2.19 to execute an Assignment and Assumption or deliver any such Promissory Note shall not render such sale and purchase (and the corresponding assignment) invalid), such assignment shall be recorded in the Register, any such Promissory Note shall be deemed cancelled. Each

Lender hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Lender’s attorney-in-fact, with full authority in the place and stead of such Lender and in the name of such Lender, from time to time in the Administrative Agent’s discretion, with prior written notice to such Lender, to take any action and to execute any such Assignment and Assumption or other instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this clause (b). To the extent that any Lender is replaced pursuant to Section 2.19(b)(iv) in connection with a Repricing Transaction requiring payment of a fee pursuant to Section 2.12(f), the Borrower shall pay to each Lender being replaced as a result of such Repricing Transaction the fee set forth in Section 2.12(c).

Section 2.20 Illegality. If any Lender reasonably determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted after the Closing Date that it is unlawful, for such Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to the Published LIBO Rate, or to determine or charge interest rates based upon the Published LIBO Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of Dollars in the applicable interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue LIBO Rate Loans in Dollars, Euros, or to convert ABR Loans to LIBO Rate Loans shall be suspended and (ii) if such notice asserts the illegality of such Lender making or maintaining ABR Loans the interest rate on which is determined by reference to the Published LIBO Rate component of the Alternate Base Rate, the interest rate on which ABR Loans of such Lender, shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Published LIBO Rate component of the Alternate Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist (which notice such Lender agrees to give promptly). Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), if applicable and such Loans are denominated in Dollars, prepay or convert all of such Lender’s LIBO Rate Loans to ABR Loans (the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Published LIBO Rate component of the Alternate Base Rate) or (2) if applicable and such Loans are denominated in Euros, convert such Loans to Loans bearing interest at an alternative rate mutually acceptable to the Borrower and such Lender, in each case, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBO Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBO Rate Loans (in which case the Borrower shall not be required to make payments pursuant to Section 2.16 in connection with such payment) and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Published LIBO Rate, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate applicable to such Lender without reference to the Published LIBO Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Published LIBO Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different lending office if such designation will avoid the need for such notice and will not, in the determination of such Lender, otherwise be materially disadvantageous to such Lender.

Section 2.21 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) The Commitments of such Defaulting Lender shall not be included in determining whether all Lenders, each affected Lender, the Required Lenders, or such other number of Lenders as may be required hereby or under any other Loan Document have taken or may take any action hereunder (including any consent to any waiver, amendment or modification pursuant to Section 9.02); provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender disproportionately and adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

(b) Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of any Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 2.11, Section 2.15, Section 2.16, Section 2.17, Section 2.18, Article 7, Section 9.05 or otherwise, and including any amounts made available to the Administrative Agent by such Defaulting Lender pursuant to Section 9.09), shall be applied at such time or times as may be determined by the Administrative Agent and, where relevant, the Borrower as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, so long as no Default or Event of Default exists as the Borrower may request, to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement; third, as the Administrative Agent or the Borrower may elect, to be held in a deposit account and released in order to satisfy obligations of such Defaulting Lender to fund Loans under this Agreement; fourth, to the payment of any amounts owing to the non-Defaulting Lenders as a result of any judgment of a court of competent jurisdiction obtained by any non-Defaulting Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction. Any payments, prepayments or other amounts paid or payable to any Defaulting Lender that are applied (or held) to pay amounts owed by any Defaulting Lender or to post Cash collateral pursuant to this Section 2.21(b) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

Section 2.22 Incremental Facilities.

(a) The Borrower may, at any time, on one or more occasions pursuant to an Incremental Facility Agreement (i) add one or more new tranches of term facilities and/or increase the principal amount of the Tranche B-1 Term Loans or any Additional Term Loans by requesting new term loan commitments to be added to such Loans (any such new tranche or increase, an “Incremental Term Facility” and any loans made pursuant to an Incremental Term Facility, “Incremental Term Loans”) and/or (ii) add one or more new tranches of incremental revolving “cash-flow” facilities and/or increase the aggregate amount of Commitments of any existing Class of Incremental Revolving Commitments (any such new tranche or increase, an “Incremental Revolving Facility” and, together with any Incremental Term Facility, “Incremental Facilities”; and the loans thereunder, “Incremental Revolving Loans” and, together with any Incremental Term Loans, “Incremental Loans”); provided that the aggregate principal amount of all Incremental Facilities incurred after the Third Amendment Effective Date shall not exceed the Incremental Cap; provided, further, that:

(i) no Incremental Commitment may be less than $5,000,000,

(ii) except as separately agreed from time to time between the Borrower and any Lender, no Lender shall be obligated to provide any Incremental Commitment, and the determination to provide such commitments shall be within the sole and absolute discretion of such Lender,

(iii) no Incremental Facility or Incremental Loan (or the creation, provision or implementation thereof) shall require the approval of any existing Lender other than in its capacity, if any, as a Lender providing all or part of any Incremental Commitment or Incremental Loan,

(iv) no Incremental Revolving Facility will mature earlier than any then-applicable Latest Revolving Loan Maturity Date or require any scheduled amortization or mandatory commitment reduction prior to such Maturity Date,

(v) the Effective Yield applicable to any Incremental Facility or Incremental Loans will be determined by the Borrower and the lenders providing such Incremental Facility or Incremental Loans; provided that in the case of any Incremental Term Facility which are pari passu with the Initial Term Loans in right of payment and with respect to security, such Effective Yield applicable thereto will not be more than 0.50% higher than the Effective Yield applicable to the Class of Initial Term Loans denominated in the same currency as such Incremental Term Facility unless the Applicable Rate with respect to such Initial Term Loans is adjusted to be equal to the Effective Yield with respect to the relevant Incremental Term Facility, minus 0.50%,

(vi) the final maturity date with respect to any Incremental Term Loans shall be no earlier than the Latest Term Loan Maturity Date at the time of the incurrence thereof,

(vii) the Weighted Average Life to Maturity of any Incremental Term Facility shall be no shorter than the remaining Weighted Average Life to Maturity of the then-existing tranche of Term Loans (without giving effect to any prepayments thereof),

(viii) (A) any Incremental Term Facility may rank pari passu with or junior to any then-existing tranche of Term Loans in right of payment and pari passu with or junior to any then-existing tranche of Term Loans with respect to security or may be unsecured (and to the extent the relevant Incremental Facility is pari passu with or subordinated to the Term Loans in right of payment or security and documented in a separate agreement, it shall be subject to an Acceptable Intercreditor Agreement) and (B) no Incremental Facility may be (x) guaranteed by any Person which is not a Loan Party or (y) secured by any assets other than the Collateral,

(ix) (A) any prepayment (other than any scheduled amortization payment) of Incremental Term Loans that are pari passu with any then-existing Term Loans in right of payment and security shall be made on a pro rata basis with such existing Term Loans and (B) any prepayment (other than any scheduled amortization payment) of Incremental Term Loans that are subordinated to any then-existing Term Loans in right of payment or security shall be made on a junior basis with respect to such existing Term Loans (and all other then-existing Additional Term Loans requiring ratable prepayment), except, in each case, that the Borrower and the lenders providing the relevant Incremental Term Loans shall be permitted, in their sole discretion, to elect to prepay or receive, as applicable, any prepayments on a less than pro rata basis (but not on a greater than pro rata basis),

(x) except as otherwise agreed by the lenders providing the relevant Incremental Facility in connection with a Permitted Acquisition or other Investment permitted by the terms of this Agreement, no Event of Default shall exist immediately prior to or after giving effect to such Incremental Facility,

(xi) except as otherwise required or permitted in clauses (v) through (ix) above, all other terms of any Incremental Term Facility, if not consistent with the terms of the Initial Term Loans, shall be reasonably satisfactory to the Borrower and the Administrative Agent (it being understood that (x) any terms which are not consistent with the terms of the Initial Term Loans and are applicable only after the then-existing Latest Term Loan Maturity Date shall be deemed satisfactory to the Administrative Agent and (y) terms contained in such Incremental Term Facility that are more favorable to the lenders or the agent of such Incremental Term Facility than those contained in the Loan Documents and are then conformed (or added) to the Loan Documents for the benefit of the Term Lenders or, as applicable, the Administrative Agent (i.e., by conforming or adding a term to the then-outstanding Term Loans pursuant to the applicable Incremental Facility Agreement) shall be deemed satisfactory to the Administrative Agent),

(xii) the proceeds of any Incremental Facility may be used for working capital and other general corporate purposes and any other use not prohibited by this Agreement,

(xiii) on the date of the making of any Incremental Term Loans that will be added to any Class of Initial Term Loans or Additional Term Loans, and notwithstanding anything to the contrary set forth in Section 2.08 or 2.13, such Incremental Term Loans shall be added to (and constitute a part of) each borrowing of outstanding Initial Term Loans or Additional Term Loans, as applicable, of the same type with the same Interest Period of the respective Class on a pro rata basis (based on the relative sizes of the various outstanding Borrowings), so that each Term Lender providing such Incremental Term Loans will participate proportionately in each then outstanding borrowing of Initial Term Loans or Additional Term Loans, as applicable, of the same type with the same Interest Period of the respective Class; and

(xiv) at no time shall there be more than three separate Maturity Dates in effect with respect to any existing Additional Revolving Facility at any time.

(b) Incremental Commitments may be provided by any existing Lender, or by any other lender (other than any Disqualified Institution) (any such other lender being called an “Additional Lender”); provided that the Administrative Agent shall have consented (such consent not to be unreasonably withheld) to the relevant Additional Lender’s provision of Incremental Commitments if such consent would be required under Section 9.05(b) for an assignment of Loans to such Additional Lender; provided further that any Additional Lender that is an Affiliated Lender shall be subject to the provisions of Section 9.05(g), mutatis mutandis, to the same extent as if Incremental Commitments and related Obligations had been obtained by such Lender by way of assignment.

(c) Each Lender or Additional Lender providing a portion of any Incremental Commitment shall execute and deliver to the Administrative Agent and the Borrower all such documentation (including the relevant Incremental Facility Agreement) as may be reasonably required by the Administrative Agent to evidence and effectuate such Incremental Commitment. On the effective date of such Incremental Commitment, each Additional Lender shall become a Lender for all purposes in connection with this Agreement.

(d) As a condition precedent to the effectiveness of any Incremental Facility or the making of any Incremental Loans, (i) upon its reasonable request, the Administrative Agent shall have received customary written opinions of counsel, as well as such reaffirmation agreements, supplements and/or amendments as it shall reasonably require, (ii) the Administrative Agent shall have received, from each Additional Lender, an Administrative Questionnaire and such other documents as it shall reasonably require from such Additional Lender, (iii) the Administrative Agent and Lenders shall have received all fees required to be paid in respect of such Incremental Facility or Incremental Loans and (iv) the Administrative Agent shall have received a certificate of the Borrower signed by a Responsible Officer thereof:

(A) certifying and attaching a copy of the resolutions adopted by the governing body of the Borrower approving or consenting to such Incremental Facility or Incremental Loans, and

(B) to the extent applicable, certifying that the condition set forth in clause (a)(x) above has been satisfied.

(e) To the extent the Borrower elects to implement any Incremental Revolving Facility, then notwithstanding any other provision of this Agreement to the contrary, the Borrower shall be permitted (without the consent of any Term Lender) to amend the terms of this Agreement pursuant to an amendment hereto (or an amendment and restatement hereof), in form and substance reasonably satisfactory to the Administrative Agent, in order to appropriately incorporate revolving facility provisions, including those relating to (i) conditions to borrowing, payments, prepayments, purchases of participations and reallocation mechanisms, letter of credit, swingline and/or other subfacilities, (ii) mechanisms to allow for additional Incremental Revolving Facilities (e.g. pro rata treatment and exceptions to such pro rata treatment upon the maturity of any such Incremental Revolving Facility), (iii) tranche voting by revolving lenders with respect to conditions precedent to the making of revolving loans, any financial covenant required in connection with any Incremental Revolving Facility and definitions relating to the foregoing and (iv) consent by any issuing bank or swingline lender to matters affecting its rights or obligations in such capacity. The Lenders hereby irrevocably authorize the Administrative Agent to enter into any Incremental Facility Agreement and any other amendments to this Agreement and the other Loan Documents with the Loan Parties as may be necessary in order to establish new tranches or sub-tranches in respect of Loans or commitments increased or extended pursuant to this Section 2.22 and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section 2.22.

(f) To the extent the provisions of clause (a)(xiii) above require that Term Lenders making new Incremental Term Loans add such Incremental Term Loans to the then outstanding borrowings of LIBO Rate Loans of the respective Class of Initial Term Loans or Additional Term Loans, as applicable, it is acknowledged that the effect thereof may result in such new Incremental Term Loans having short Interest Periods (i.e., an Interest Period that began during an Interest Period then applicable to outstanding LIBO Rate Loans of the respective Class and which will end on the last day of such Interest Period).

(g) Notwithstanding anything to the contrary in this Section 2.22 or in any other provision of any Loan Document, if the proceeds of any Incremental Facility are intended to be applied to finance an acquisition and the Lenders or Additional Lenders providing such Incremental Facility so agree, the availability thereof shall be subject to customary “SunGard” or “certain funds” conditionality.

(h) This Section 2.22 shall supersede any provision in Section 2.18 or 9.02 to the contrary.

Section 2.23 Extensions of Loans and Additional Revolving Commitments.

(a) Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders holding Loans of any Class with a like Maturity Date or commitments with a like Maturity Date, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Loans or commitments with a like Maturity Date) and on the same terms to each such Lender, the Borrower is hereby permitted from time to time to consummate transactions with any individual Lender who accepts the terms contained in any such Extension Offer to extend the Maturity Date of such Lender’s Loans and/or commitments and otherwise modify the terms of such Loans and/or commitments pursuant to the terms of the relevant Extension Offer (including by increasing the interest rate or fees payable in respect of such Loans and/or commitments (and related outstandings) and/or modifying the amortization schedule in respect of such Loans) (each, an “Extension”, and each group of Loans or commitments, as applicable, in each case as so extended, as well as the original Loans and the original commitments (in each case not so extended), being a “tranche”; any Extended Term Loans shall constitute a separate tranche of Loans from the tranche of Loans from which they were converted and any Extended Revolving Credit Commitments shall constitute a separate tranche of revolving commitments from the tranche of revolving commitments from which they were converted), so long as the following terms are satisfied:

(i) except as to (x) interest rates, fees and final maturity (which shall, subject to immediately succeeding clause (iii)(y), be determined by the Borrower and any Lender who agrees to an Extension and set forth in the relevant Extension Offer), (y) terms applicable to such Extended Revolving Credit Commitments or Extended Revolving Loans (each as defined below) that are more favorable to the lenders or the agent of such Extended Revolving Credit Commitments or Extended Revolving Loans than those contained in the Loan Documents and are then conformed (or added) to the Loan Documents for the benefit of the Revolving Lenders or, as applicable, the Administrative Agent (i.e., by conforming or adding a term to the then-outstanding Revolving Loans pursuant to the applicable Extension Amendment), and (z) any covenants or other provisions applicable only to periods after the Latest Revolving Loan Maturity Date (in each case, as of the date of such Extension), the commitment of any Revolving Lender that agrees to an Extension (an “Extended Revolving Credit Commitment”; and the Loans thereunder, “Extended Revolving Loans”), and the related outstandings, shall be a revolving commitment (or related outstandings, as the case may be) with the same terms (or terms not less favorable to existing Revolving Lenders) as the original revolving commitments (and related outstandings) provided hereunder; provided that (x) to the extent any non-extended portion of any Additional Revolving Facility then exists, (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on such revolving facilities (and related outstandings), (B) repayments required upon the Maturity Date of such revolving facilities and (C) repayments made in connection with any permanent repayment and termination of commitments (subject to clause (3) below)) of Extended Revolving Loans after the effective date of such Extended Revolving Credit Commitments shall be made on a pro rata basis with such portion of the relevant Additional Revolving Facility, (2) all letters of credit made or issued, as applicable, under any Extended Revolving Credit Commitment shall be participated on a pro rata basis by all Revolving Lenders and (3) the permanent repayment of Loans with respect to, and termination of commitments under, any such Extended Revolving Credit Commitment after the effective date of such Extended Revolving Credit Commitments shall be made on a pro rata basis with such portion of any Additional Revolving Facility, except that the Borrower shall be permitted to permanently repay and terminate commitments of any such revolving facility on a greater than pro rata basis as compared with any other revolving facility with a later Maturity Date than such revolving facility and (y) at no time shall there be more than three separate Classes of revolving commitments hereunder (including Incremental Revolving Commitments, Extended Revolving Credit Commitments and Replacement Revolving Facilities);

(ii) except as to (x) interest rates, fees, amortization, final maturity date, premiums, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (iii)(x), (iv) and (v), be determined by the Borrower and any Lender who agrees to an Extension and set forth in the relevant Extension Offer) and (y) any covenants or other provisions applicable only to periods after the Latest Term Loan Maturity Date (in each case, as of the date of such Extension), the Term Loans of any Lender extended pursuant to any Extension (any such extended term Loans, the “Extended Term Loans”) shall have the same terms as the tranche of Term Loans subject to the relevant Extension Offer; provided, however, that with respect to representations and warranties, affirmative and negative covenants (including financial covenants) and events of default that are applicable to any such tranche of Extended Term Loans, such provisions may be more favorable to the lenders of the applicable tranche of Extended Term Loans than those originally applicable to the tranche of Term Loans subject to the relevant Extension Offer, so long as (and only so long as) such provisions also expressly apply to (and for the benefit of) the tranche of Term Loans subject to the relevant Extension Offer and each other Class of Term Loans hereunder;

(iii) (x) the final maturity date of any Extended Term Loans shall be no earlier than the then applicable Latest Term Loan Maturity Date at the time of extension and (y) no Extended Revolving Credit Commitments or Extended Revolving Loans shall have a final maturity date earlier than (or require commitment reductions prior to) the then applicable Latest Revolving Loan Maturity Date;

(iv) the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans or any other Extended Term Loans extended thereby;

(v) any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments (but, for purposes of clarity, not scheduled amortization payments) in respect of the Initial Term Loans (and any Additional Term Loans then subject to ratable repayment requirements), in each case as specified in the respective Extension Offer;

(vi) if the aggregate principal amount of Loans or commitments, as the case may be, in respect of which Lenders shall have accepted the relevant Extension Offer exceeds the maximum aggregate principal amount of Loans or commitments, as the case may be, offered to be extended by the Borrower pursuant to such Extension Offer, then the Loans or commitments, as the case may be, of such Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer;

(vii) each Extension shall be in a minimum amount of $5,000,000;

(viii) any applicable Minimum Extension Condition shall be satisfied or waived by the Borrower; and

(ix) all documentation in respect of such Extension shall be consistent with the foregoing.

(b) With respect to any Extension consummated pursuant to this Section 2.23, (i) no such Extension shall constitute a voluntary or mandatory prepayment for purposes of Section 2.11, (ii) the scheduled amortization payments (in so far as such schedule affects payments due to Lenders participating in the relevant Class) set forth in Section 2.10 shall be adjusted to give effect to such Extension of the relevant Class and (iii) except as set forth in clause (a)(vii) above, no Extension Offer is required to be in any minimum amount or any minimum increment; provided that the Borrower may, at its election, specify as a condition (a “Minimum Extension Condition”) to consummating such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrower’s sole discretion and which may be waived by the Borrower) of Loans or commitments (as applicable) of any or all applicable tranches be tendered. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.23 (including, for the avoidance of doubt, any payment of any interest, fees or premium in respect of any tranche of Extended Term Loans and/or Extended Revolving Credit Commitments on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including Section 2.10, 2.11 or 2.18) or any other Loan Document that may otherwise prohibit any Extension or any other transaction contemplated by this Section 2.23.

(c) No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than the consent of each Lender agreeing to such Extension with respect to one or more of its Loans and/or commitments under any Class (or a portion thereof). All Extended Term Loans and Extended Revolving Credit Commitments and all obligations in respect thereof shall constitute Secured Obligations under this Agreement and the other Loan Documents that are secured by the Collateral and guaranteed on a pari passu basis with all other applicable Secured Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent to enter into any Extension Amendments and any other Loan Documents with the Loan Parties as may be necessary in order to establish new tranches or sub-tranches in respect of Loans or commitments so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section 2.23.

(d) In connection with any Extension, the Borrower shall provide the Administrative Agent at least five Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.23.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Each of (i) in the case of Holdings, solely with respect to Sections 3.01, 3.02, 3.03, 3.07, 3.08, 3.09, 3.13, 3.14, 3.16 and 3.17, and (ii) the Borrower hereby represent and warrant to the Lenders that:

Section 3.01 Organization; Powers. Each of the Loan Parties and each of its Restricted Subsidiaries (a) is (i) duly organized and validly existing and (ii) in good standing (to the extent such concept exists in the relevant jurisdiction) under the laws of its jurisdiction of organization, (b) has all requisite organizational power and authority to own its property and assets and to carry on its business as now conducted and (c) is qualified to do business in, and is in good standing (to the extent such concept exists in the relevant jurisdiction) in, every jurisdiction where its ownership, lease or operation of properties or conduct of its business requires such qualification; except, in each case referred to in this Section 3.01 (other than clause (a)(i) with respect to the Borrower and clause (b) with respect to the Loan Parties) where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.02 Authorization; Enforceability. The execution, delivery and performance of each of the Loan Documents are within each applicable Loan Party’s corporate or other organizational power and have been duly authorized by all necessary corporate or other organizational action of such Loan Party. Each Loan Document to which any Loan Party is a party has been duly executed and delivered by such Loan Party and is a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to the Legal Reservations.

Section 3.03 Governmental Approvals; No Conflicts. The execution and delivery of the Loan Documents by each Loan Party party thereto and the performance by such Loan Party thereof (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) in connection with the Perfection Requirements and (iii) such consents, approvals, registrations, filings, or other actions the failure to obtain or make which could not be reasonably expected to have a Material Adverse Effect, (b) will not violate any (i) of such Loan Party’s Organizational Documents or (ii) Requirements of Law applicable to such Loan Party which violation, in the case of this clause (b)(ii), could reasonably be expected to have a Material Adverse Effect and (c) will not violate or result in a default under (i) the Senior Notes or (ii) any other material Contractual Obligation to which such Loan Party is a party which violation, in the case of this clause (c), could reasonably be expected to result in a Material Adverse Effect.

Section 3.04 Financial Condition; No Material Adverse Effect.

(a) The financial statements most recently provided pursuant to Section 5.01(a) or (b), as applicable, present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower on a consolidated basis as of such dates and for such periods in accordance with GAAP, subject, in the case of financial statements provided pursuant to Section 5.01(a), to the absence of footnotes and normal year-end adjustments.

(b) Since the Closing Date, there have been no events, developments or circumstances that have had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.05 Properties.

(a) As of the Closing Date, Schedule 3.05 sets forth the address of each Real Estate Asset (or each set of such assets that collectively comprise one operating property) that is owned in fee simple by any Loan Party.

(b) The Borrower and each of its Restricted Subsidiaries have good and valid fee simple title to or rights to purchase, or valid leasehold interests in, or easements or other limited property interests in, all of their respective Real Estate Assets and have good title to their personal property and assets, in each case, except (i) for defects in title that do not materially interfere with their ability to conduct their business as currently conducted or to utilize such properties and assets for their intended purposes or (ii) where the failure to have such title would not reasonably be expected to have a Material Adverse Effect. All such properties and assets are free and clear of Liens, other than Permitted Liens.

(c) The Borrower and its Restricted Subsidiaries own or otherwise have a license or right to use all rights in Patents, Trademarks, Copyrights and other rights in works of authorship (including all copyrights embodied in software) and all other intellectual property rights (“IP Rights”) used to conduct the businesses of the Borrower and its Restricted Subsidiaries as presently conducted without, to the knowledge of the Borrower, any infringement or misappropriation of the IP Rights of third parties, except to the extent such failure to own or license or have rights to use would not, or where such infringement or misappropriation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.06 Litigation and Environmental Matters.

(a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened in writing against or affecting the Loan Parties or any of their Restricted Subsidiaries which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b) Except for any matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, (i) no Loan Party nor any of its Restricted Subsidiaries is subject to or has received notice of any Environmental Claim or any Environmental Liability or knows of any basis for any Environmental Liability of the Borrower or any of its Restricted Subsidiaries and (ii) no Loan Party nor any of its Restricted Subsidiaries has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law.

(c) Neither any Loan Party nor any of its Restricted Subsidiaries has treated, stored, transported or Released any Hazardous Materials on, at or from any location, including any current or former Facility, or has knowledge of any other Releases of Hazardous Materials at any current or former Facility, in either case in a quantity or manner that would reasonably be expected to either (i) require investigation, removal, or remediation under applicable Environmental Law, (ii) give rise to Environmental Liability, or (iii) interfere with any Loan Party’s or its Restricted Subsidiaries continued operations, that would, in cases of clauses (i), (ii) and (iii) have a Material Adverse Effect.

Section 3.07 Compliance with Laws. Each of Holdings, the Borrower and each of its Restricted Subsidiaries is in compliance with all Requirements of Law applicable to it or its property, except, in each case where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.08 Investment Company Status. No Loan Party is an “investment company” as defined in, or is required to be registered under, the Investment Company Act of 1940.

Section 3.09 Taxes. Each of Holdings, the Borrower and each of its Restricted Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it that are due and payable, including in its capacity as a withholding agent, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.10 ERISA.

(a) Each Plan is in compliance in form and operation with its terms and with ERISA and the Code and all other applicable laws and regulations, except where any failure to comply would not reasonably be expected to result in a Material Adverse Effect.

(b) No ERISA Event has occurred and is continuing or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect.

Section 3.11 Disclosure.

(a) As of the Closing Date, all written information (other than the Projections, other forward-looking information and information of a general economic or industry-specific nature) concerning Holdings, the Borrower and its Restricted Subsidiaries and the Transactions and that was included in the Information Memorandum or otherwise prepared by or on behalf of Holdings or its subsidiaries or their respective representatives and made available to any Lender or the Administrative Agent in connection with the Transactions on or before the Closing Date (the “Information”), when taken as a whole, did not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (after giving effect to all supplements and updates thereto from time to time).

(b) The Projections have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time furnished (it being recognized that such Projections are not to be viewed as facts and are subject to significant uncertainties and contingencies many of which are beyond the Borrower’s control, that no assurance can be given that any particular financial projections (including the Projections) will be realized, that actual results may differ from projected results and that such differences may be material).

Section 3.12 Solvency. As of the Closing Date, immediately after the consummation of the Transactions to occur on the Closing Date and the incurrence of indebtedness and obligations on the Closing Date in connection with this Agreement and the Senior Note Indentures (as defined in the Original Credit Agreement), (i) the sum of the debt (including contingent liabilities) of the Borrower and its Restricted Subsidiaries, taken as a whole, does not exceed the fair value of the assets of the Borrower and its Restricted Subsidiaries, taken as a whole; (ii) the present fair saleable value of the assets of the Borrower and its Restricted Subsidiaries, taken as a whole, is not less than the amount that will be required to pay the probable liabilities (including contingent liabilities) of the Borrower and its Restricted Subsidiaries, taken as a whole, on their debts as they become absolute and matured; (iii) the capital of the Borrower and its Restricted Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of the Borrower and its Restricted Subsidiaries, taken as a whole, contemplated as of the Closing Date; and (iv) the Borrower and its Restricted Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts (including current obligations and contingent liabilities) beyond their ability to pay such debts as they mature in the ordinary course of business. For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liability meets the criteria for accrual under Statement of Financial Accounting Standards No. 5).

Section 3.13 Capitalization and Subsidiaries. Schedule 3.13 sets forth, in each case as of the Closing Date, (a) a correct and complete list of the name of each subsidiary of Holdings and the ownership interest therein held by Holdings or its applicable subsidiary and (b) the type of entity of each Loan Party and each subsidiary of Holdings with respect to which a portion of such subsidiary’s equity is pledged by a Loan Party as Collateral.

Section 3.14 Security Interest in Collateral. Subject to the Legal Reservations, the Perfection Requirements, the provisions of this Agreement and the other relevant Loan Documents, the Collateral Documents create legal, valid and enforceable Liens on all of the Collateral in favor of the Administrative Agent, for the benefit of itself and the other Secured Parties, and upon the satisfaction of the Perfection Requirements, such Liens constitute perfected Liens (with the priority that such Liens are expressed to have under the relevant Collateral Documents) on the Collateral (to the extent such Liens are required to be perfected under the terms of the Loan Documents) securing the Secured Obligations, in each case as and to the extent set forth therein.

Section 3.15 Labor Disputes. Except as individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes, lockouts or slowdowns against the Borrower or any of its Restricted Subsidiaries pending or, to the knowledge of the Borrower or any of its Restricted Subsidiaries, threatened and (b) the hours worked by and payments made to employees of the Borrower and its Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters.

Section 3.16 Federal Reserve Regulations. No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that results in a violation of the provisions of Regulation U or X.

Section 3.17 Economic and Trade Sanctions and Anti-Corruption Laws.

(a) (i) None of Holdings, the Borrower nor any of its Restricted Subsidiaries nor, to the knowledge of the Borrower, any director, officer, agent, employee or Affiliate of any of the foregoing is a Sanctioned Person; and (ii) the Borrower will not directly or, to its knowledge, indirectly, use the proceeds of the Loans or otherwise make available such proceeds to any Person for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person or in any Sanctioned Country.

(b) To the extent applicable, each Loan Party is in compliance, in all material respects, with (i) Sanctions applicable to it and (ii) the USA PATRIOT Act.

(c) No part of the proceeds of any Loan will be used, directly or, to the knowledge of the Borrower, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to improperly obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA.

(d) The representations and warranties contained in this Section 3.17 shall only apply to the extent that it would not result in any violation of or conflict with Council Regulation (EC) No 2271/96 of 22 November 1996, section 7 of the German Foreign Trade Ordinance (Außenwirtschaftsverordnung) or any similar anti-boycott law or regulation.

ARTICLE 4

CONDITIONS

Section 4.01 Closing Date. The obligations of any Lender to make Loans shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a) Credit Agreement and Loan Documents. The Administrative Agent (or its counsel) shall have received from each Loan Party party thereto (i) a counterpart signed by each such Loan Party (or written evidence satisfactory to the Administrative Agent (which may include a copy transmitted by facsimile or other electronic method) that such party has signed a counterpart) of (A) this Agreement, (B) the Security Agreement, (C) any Intellectual Property Security Agreement required pursuant to the Collateral and Guarantee Requirement, (D) the Loan Guaranty, (E) any Promissory Note requested by a Lender at least three Business Days prior to the Closing Date and (F) the ABL Intercreditor Agreement and the Pari Passu Intercreditor Agreement and (ii) a Borrowing Request as required by Section 2.03.

(b) Legal Opinions. The Administrative Agent shall have received (i) a customary written opinion of Weil, Gotshal & Manges LLP, in its capacity as special counsel for Holdings, the Borrower and any Subsidiary Guarantors, dated the Closing Date and addressed to the Administrative Agent and the Lenders and (ii) a customary written opinion of Babst Calland, in its capacity as special counsel for the Borrower and any Subsidiary Guarantors organized under the laws of Pennsylvania, dated the Closing Date and addressed to the Administrative Agent and the Lenders.

(c) Financial Statements and Pro Forma Financial Statements. The Administrative Agent shall have received (i) an audited balance sheet and audited statements of income and cash flows of each of the Borrower and Eco Services as of the end of and for each of the three most recent Fiscal Years ending more than 90 days prior to the Closing Date, (ii) unaudited balance sheets and related statements of income and cash flows of each of the Borrower and Eco Services for each Fiscal Quarter ending after December 31, 2015 and at least 45 days prior to the Closing Date and (iii) a pro forma consolidated balance sheet of the Borrower as of December 31, 2015, prepared after giving effect to the Transactions as if the Transactions had occurred as of such date; provided, that (A) each such pro forma financial statement shall be prepared in good faith by the Borrower and (B) no such pro forma financial statement shall be required to include adjustments for purchase accounting (including adjustments of the type contemplated by Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (formerly SFAS 141R)).

(d) Closing Certificates; Certified Charters; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Closing Date and executed by a secretary, assistant secretary or other senior officer (as the case may be) thereof, which shall (A) certify that attached thereto is a true and complete copy of the resolutions or written consents of its shareholders, board of directors, board of managers, members or other governing body authorizing the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions or written consents have not been modified, rescinded or amended and are in full force and effect, (B) identify by name and title and bear the signatures of the officers, managers, directors or authorized signatories of such Loan Party authorized to sign the Loan Documents to which it is a party on the Closing Date and (C) certify (x) that attached thereto is a true and complete copy of the certificate or articles of incorporation or organization (or memorandum of association or other equivalent thereof) of such Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and correct copy of its by-laws or operating, management, partnership or similar agreement and (y) that such documents or agreements have not been amended (except as otherwise attached to such certificate and certified therein as being the only amendments thereto as of such date) and (ii) a good standing (or equivalent if applicable) certificate as of a recent date for such Loan Party from its jurisdiction of organization.

(e) Representations and Warranties. The representations and warranties of the Loan Parties set forth in Article III hereof and the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date; provided that to the extent that any representation and warranty specifically refers to a given date or period, it shall be true and correct in all material respects as of such date or for such period; provided, further, that any representation or warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(f) Fees. Prior to or substantially concurrently with the funding of the Initial Term Loans hereunder, the Administrative Agent shall have received (i) all fees required to be paid by the Borrower on the Closing Date pursuant to the Fee Letter and (ii) all expenses required to be paid by the Borrower for which invoices have been presented at least three Business Days prior to the Closing Date or such later date to which the Borrower may agree (including the reasonable fees and expenses of legal counsel), in each case on or before the Closing Date, which amounts may be offset against the proceeds of the Loans.

(g) Solvency. The Administrative Agent shall have received a certificate dated as of the Closing Date in substantially the form of Exhibit L from the chief financial officer (or other officer with reasonably equivalent responsibilities) of the Borrower certifying as to the matters set forth therein.

(h) Perfection Certificate. The Administrative Agent shall have received a completed Perfection Certificate dated the Closing Date and signed by a Responsible Officer of each Loan Party, together with all attachments contemplated thereby.

(i) Pledged Stock; Stock Powers; Pledged Notes. Subject to the Intercreditor Agreements, the Administrative Agent (or its bailee) shall have received (i) the certificates representing the Capital Stock required to be pledged pursuant to the Security Agreement, together with an undated stock or similar power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, and (ii) each Material Debt Instrument (if any) endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

(j) Filings Registrations and Recordings. Subject to the Intercreditor Agreements, each document (including any UCC (or similar) financing statement) required by any Collateral Document or under law to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral required to be delivered pursuant to such Collateral Document, prior and superior in right to any other Person (other than with respect to Permitted Liens), shall have been received by the Administrative Agent and be in proper form for filing, registration or recordation.

(k) Transactions. Prior to or substantially concurrently with the initial funding of the Loans hereunder, (i) the Reorganization shall be consummated in accordance with the terms of the Reorganization Agreement; (ii) the 2022 Senior Secured Notes and the 2022 Senior Unsecured Notes shall have been issued by the Borrower, (iii) the Refinancing shall have occurred and (iv) the conditions to effectiveness of the ABL Credit Agreement shall be satisfied or waived in accordance with the terms thereof.

(l) Material Adverse Effect. Since December 31, 2015, no Material Adverse Effect shall have occurred.

(m) USA PATRIOT Act. No later than three Business Days in advance of the Closing Date, the Administrative Agent shall have received all documentation and other information reasonably requested by any Lender that is party hereto on the Closing Date in writing with respect to any Loan Party at least ten days in advance of the Closing Date, which documentation or other information is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(n) Officer’s Certificate. The Administrative Agent shall have received a certificate signed by a Responsible Officer or director of the Borrower certifying as of the Closing Date to the matters set forth in Section 4.01(e) and Section 4.01(l).

For purposes of determining whether the conditions specified in this Section 4.01 have been satisfied on the Closing Date, by funding the Loans hereunder, the Administrative Agent and each Lender that has executed this Agreement (or an Assignment and Assumption on the Closing Date) shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to the Administrative Agent or such Lender, as the case may be.

ARTICLE 5

AFFIRMATIVE COVENANTS

From the Closing Date until the date that any Additional Commitments have expired or terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document (other than contingent indemnification obligations for which no claim or demand has been made) have been paid in full in Cash (such date, the “Termination Date”), (i) in the case of Holdings, solely with respect to Sections 5.01, 5.02, 5.03, 5.08 and 5.12, and (ii) the Borrower hereby covenant and agree with the Lenders that:

Section 5.01 Financial Statements and Other Reports. The Borrower will deliver to the Administrative Agent for delivery to each Lender:

(a) Quarterly Financial Statements. Within 45 days (or 60 days in the case of the first Fiscal Quarter ending after the Closing Date) after the end of each of the first three Fiscal Quarters of each Fiscal Year, commencing with the Fiscal Quarter ending June 30, 2016, the consolidated balance sheet of the Borrower as at the end of such Fiscal Quarter and the related consolidated statements of income and cash flows of the Borrower for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, and setting forth, in reasonable detail, in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year (commencing after the completion of the first full Fiscal Quarter ended after the Closing Date; provided that comparisons to balance sheets dated prior to the Closing Date shall not be required), all in reasonable detail, together with a Responsible Officer Certification with respect thereto and a Narrative Report with respect thereto;

(b) Annual Financial Statements. Within 120 days after the end of the first Fiscal Year ending after the Closing Date and within 90 days of the end of each Fiscal Year ending thereafter, (i) the consolidated balance sheet of the Borrower as at the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows of the Borrower for such Fiscal Year and setting forth, in reasonable detail, in comparative form the corresponding figures for the previous Fiscal Year (commencing after the completion of the second full Fiscal Year ended after the Closing Date) and (ii) with respect to such consolidated financial statements, (A) a report thereon of a nationally recognized independent certified public accountant of recognized national standing (which report shall be unqualified as to “going concern” and scope of audit (except for any such qualification pertaining to the impending maturity of any indebtedness within 12 months of the relevant audit or the breach or anticipated breach of any financial covenant), and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the Borrower as at the dates indicated and its income and cash flows for the periods indicated in conformity with GAAP and (B) a Narrative Report with respect to such Fiscal Year;

(c) Compliance Certificate. Together with each delivery of financial statements of the Borrower pursuant to Sections 5.01(a) and 5.01(b), (i) a duly executed and completed Compliance Certificate (A) certifying that no Default or Event of Default exists (or if a Default or Event of Default exists, describing in reasonable detail such Default or Event of Default and the steps being taken to cure, remedy or waive the same), and (B) in the case of financial statements delivered pursuant to Section 5.01(b), setting forth reasonably detailed calculations of Excess Cash Flow of the Borrower and its Restricted Subsidiaries for each Fiscal Year beginning with the financial statements for the Fiscal Year ending December 31, 2017 and (ii) (A) a summary of the pro forma adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such financial statements and (B) a list identifying each subsidiary of the Borrower as a Restricted Subsidiary or an Unrestricted Subsidiary as of the date of delivery of such Compliance Certificate or confirming that there is no change in such information since the later of the Closing Date and the date of the last such list;

(d) [Reserved];

(e) Notice of Default. Promptly upon any Responsible Officer of the Borrower obtaining knowledge of (i) any Default or Event of Default or (ii) the occurrence of any event or change that has caused or evidences or would reasonably be expected to cause or evidence, either individually or in the aggregate, a Material Adverse Effect, a reasonably-detailed notice specifying the nature and period of existence of such condition, event or change and what action the Borrower has taken, is taking and proposes to take with respect thereto;

(f) Notice of Litigation. Promptly upon any Responsible Officer of the Borrower obtaining knowledge of (i) the institution of, or threat of, any Adverse Proceeding not previously disclosed in writing by the Borrower to the Administrative Agent, or (ii) any material development in any Adverse Proceeding that, in the case of either of clause (i) or (ii), could reasonably be expected to have a Material Adverse Effect, written notice thereof from the Borrower together with such other non-privileged information as may be reasonably available to the Loan Parties to enable the Lenders to evaluate such matters;

(g) ERISA. Promptly upon any Responsible Officer of the Borrower becoming aware of the occurrence of any ERISA Event that could reasonably be expected to have a Material Adverse Effect, a written notice specifying the nature thereof;

(h) Financial Plan. As soon as available and in any event no later than 90 days after the beginning of each Fiscal Year, commencing in respect of the Fiscal Year ending December 31, 2016, a consolidated plan and financial forecast for each Fiscal Quarter of such Fiscal Year, including a forecasted consolidated statement of the Borrower’s financial position and forecasted consolidated statements of income and cash flows of the Borrower for such Fiscal Year, prepared in reasonable detail setting forth, with appropriate discussion, the principal assumptions on which such financial plan is based in a manner consistent with the level of detail provided in the private side supplement to the Information Memorandum;

(i) Information Regarding Collateral. Prompt (and in any event, within 30 days of the relevant change) written notice of any change (i) in any Loan Party’s legal name, (ii) in any Loan Party’s type of organization, (iii) in any Loan Party’s jurisdiction of organization or (iv) in any Loan Party’s organizational identification number, in each case to the extent such information is necessary to enable the Administrative Agent to perfect or maintain the perfection and priority of its security interest in the Collateral of the relevant Loan Party, together with a certified copy of the applicable Organizational Document reflecting the relevant change;

(j) Annual Collateral Verification. Together with the delivery of each Compliance Certificate provided with the financial statements required to be delivered pursuant to Section 5.01(b), a Perfection Certificate Supplement;

(k) Certain Reports. Promptly upon their becoming available and without duplication of any obligations with respect to any such information that is otherwise required to be delivered under the provisions of any Loan Document, copies of (i) following an initial public offering, all financial statements, reports, notices and proxy statements sent or made available generally by Holdings or its applicable Parent Company to its security holders acting in such capacity and (ii) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Holdings or its applicable Parent Company with any securities exchange or with the SEC or any analogous governmental or private regulatory authority with jurisdiction over matters relating to securities; and

(l) Other Information. Such other certificates, reports and information (financial or otherwise) as the Administrative Agent may reasonably request from time to time in connection with the financial condition or business of Holdings and its Restricted Subsidiaries.

Documents required to be delivered pursuant to this Section 5.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower (or a representative thereof) (x) posts such documents or (y) provides a link thereto on the website of the Borrower on the Internet at the website address listed on Schedule 9.01; provided that, other than with respect to items required to be delivered pursuant to Section 5.01(k), the Borrower shall promptly notify the Administrative Agent in writing of the posting of any such documents on the website of the Borrower (or its applicable subsidiary) and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents; (ii) on which such documents are delivered by the Borrower to the Administrative Agent for posting on behalf of the Borrower on SyndTrak or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); (iii) on which executed certificates or other documents are faxed to the Administrative Agent (or electronically mailed to an address provided by the Administrative Agent); or (iv) in respect of the items required to be delivered pursuant to Section 5.01(k) in respect of information filed by Holdings or its applicable Parent Company with any securities exchange or with the SEC or any analogous governmental or private regulatory authority with jurisdiction over matters relating to securities (other than Form 10-Q reports and Form 10-K reports described in Sections 5.01(a) and (b), respectively), on which such items have been made available on the SEC website or the website of the relevant analogous governmental or private regulatory authority or securities exchange.

Notwithstanding the foregoing, the obligations in paragraphs (a), (b) and (h) of this Section 5.01 may be satisfied with respect to any financial statements of Holdings by furnishing (A) the applicable financial statements of Holdings (or any other Parent Company) or (B) Holdings’ (or any other Parent Company’s), as applicable, Form 10-K or 10-Q, as applicable, filed with the SEC or any securities exchange, in each case, within the time periods specified in such paragraphs; provided that, with respect to each of clauses (A) and (B), (i) to the extent such financial statements relate to any Parent Company, such financial statements shall be accompanied by consolidating information that summarizes in reasonable detail the differences between the information relating to such Parent Company, on the one hand, and the information relating to Holdings on a standalone basis, on the other hand, which consolidating information shall be certified by a Responsible Officer of Holdings as having been fairly presented in all material respects and (ii) to the extent such statements are in lieu of statements required to be provided under Section 5.01(b), such statements shall be accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing, which report and opinion shall satisfy the applicable requirements set forth in Section 5.01(b).

Section 5.02 Existence. Except as otherwise permitted under Section 6.07, Holdings and the Borrower will, and the Borrower will cause each of its Restricted Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights, franchises, licenses and permits material to its business except, other than with respect to the preservation of the existence of the Borrower, to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect; provided that neither Holdings nor the Borrower nor any of the Borrower’s Restricted Subsidiaries shall be required to preserve any such existence (other than with respect to the preservation of existence of the Borrower), right, franchise, license or permit if a Responsible Officer of such Person or such Person’s board of directors (or similar governing body) determines that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to the Lenders.

Section 5.03 Payment of Taxes. Holdings and the Borrower will, and the Borrower will cause each of its Restricted Subsidiaries to, pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its income or businesses or franchises before any penalty or fine accrues thereon; provided that no such Tax need be paid if (a) it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (i) adequate reserves or other appropriate provisions, as are required in conformity with GAAP, have been made therefor, and (ii) in the case of a Tax which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or (b) failure to pay or discharge the same could not reasonably be expected to result in a Material Adverse Effect.

Section 5.04 Maintenance of Properties. The Borrower will, and will cause each of its Restricted Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear and casualty and condemnation excepted, all property reasonably necessary to the normal conduct of business of the Borrower and its Restricted Subsidiaries and from time to time will make or cause to be made all needed and appropriate repairs, renewals and replacements thereof except as expressly permitted by this Agreement or where the failure to maintain such properties or make such repairs, renewals or replacements could not reasonably be expected to have a Material Adverse Effect.

Section 5.05 Insurance. Except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, the Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, such insurance coverage with respect to liabilities, losses or damage in respect of the assets, properties and businesses of the Borrower and its Restricted Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons, including flood insurance with respect to each Flood Hazard Property, in each case in compliance with the Flood Insurance Laws (where applicable). Each such policy of insurance shall (i) name the Administrative Agent on behalf of the Lenders as an additional insured thereunder as its interests may appear and (ii) to the extent available from the relevant insurance carrier, in the case of each casualty insurance policy (excluding any business interruption insurance policy), contain a loss payable clause or endorsement that names the Administrative Agent, on behalf of the Lenders as the loss payee thereunder and, to the extent available, provide for at least 30 days’ prior written notice to the Administrative Agent of any modification or cancellation of such policy (or 10 days’ prior written notice in the case of the failure to pay any premiums thereunder).

Section 5.06 Inspections. The Borrower will, and will cause each of its Restricted Subsidiaries to, permit any authorized representative designated by the Administrative Agent to visit and inspect any of the properties of the Borrower and any of its Restricted Subsidiaries at which the principal financial records and executive officers of the applicable Person are located, to inspect, copy and take extracts from its and their respective financial and accounting records, and to discuss its and their respective affairs, finances and accounts with its and their Responsible Officers and independent public accountants (provided that the Borrower (or any of its subsidiaries) may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at reasonable times during normal business hours; provided that, excluding such visits and inspections during the continuation of an Event of Default, (x) only the Administrative Agent on behalf of the Lenders may exercise the rights of the Administrative Agent and the Lenders under this Section 5.06, (y) the Administrative Agent shall not exercise such rights more often than one time during any calendar year and (z) only one such time per calendar year shall be at the expense of the Borrower; provided further that when an Event of Default exists, the Administrative Agent (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice; provided further that, notwithstanding anything to the contrary herein, neither the Borrower nor any Restricted Subsidiary shall be required to disclose, permit the inspection, examination or making of copies of or taking abstracts from, or discuss any document, information, or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information of the Borrower and its subsidiaries and/or any of its customers and/or suppliers, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or any of their respective representatives or contractors) is prohibited by applicable law or (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product.

Section 5.07 Maintenance of Book and Records. Holdings and Borrower will, and will cause their Restricted Subsidiaries to, maintain proper books of record and account containing entries of all material financial transactions and matters involving the assets and business of the Borrower and its Restricted Subsidiaries that are full, true and correct in all material respects and permit the preparation of consolidated financial statements in accordance with GAAP.

Section 5.08 Compliance with Laws. Holdings and the Borrower will, and will cause each of its Restricted Subsidiaries to, comply with the requirements of (i) OFAC and the FCPA applicable to it and (ii) all applicable laws, rules, regulations and orders of any Governmental Authority (including ERISA, all Environmental Laws and the USA PATRIOT Act), except, in the case of clause (ii), to the extent the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

Section 5.09 Environmental.

(a) Environmental Disclosure. The Borrower will deliver to the Administrative Agent:

(i) as soon as practicable following receipt thereof, copies of all non-privileged environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of the Borrower or any of its Restricted Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at the Borrower’s or any Restricted Subsidiaries’ Facilities, or with respect to any Environmental Claims that, in each case might reasonably be expected to have a Material Adverse Effect;

(ii) promptly upon the occurrence thereof, written notice describing in reasonable detail (A) any Release required to be reported by the Borrower or any of its Restricted Subsidiaries to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws that could reasonably be expected to have a Material Adverse Effect, (B) any remedial action taken by the Borrower or any of its Restricted Subsidiaries or any other Person of which the Borrower or any of its Restricted Subsidiaries has knowledge in response to (1) any Hazardous Materials Activity the existence of which has a reasonable possibility of resulting in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect or (2) any Environmental Claim that, individually or in the aggregate, has a reasonable possibility of resulting in a Material Adverse Effect and (C) discovery by the Borrower or any subsidiary of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that reasonably could be expected to have a Material Adverse Effect;

(iii) as soon as practicable following the sending or receipt thereof by the Borrower or any of its Restricted Subsidiaries, a copy of any and all written communications with respect to (A) any Environmental Claim that, individually or in the aggregate, has a reasonable possibility of giving rise to a Material Adverse Effect, (B) any Release required to be reported by the Borrower or any of its Restricted Subsidiaries to any federal, state or local governmental or regulatory agency that reasonably could be expected to have a Material Adverse Effect, and (C) any request made to the Borrower or any of its Restricted Subsidiaries for information from any governmental agency that suggests such agency is investigating whether the Borrower or any of its Restricted Subsidiaries may be potentially responsible for any Hazardous Materials Activity which is reasonably expected to have a Material Adverse Effect;

(iv) prompt written notice describing in reasonable detail (A) any proposed acquisition of stock, assets, or property by the Borrower or any of its Restricted Subsidiaries that could reasonably be expected to expose the Borrower or any of its Restricted Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (B) any proposed action to be taken by the Borrower or any of its Restricted Subsidiaries to modify current operations in a manner that could subject the Borrower or any of its Restricted Subsidiaries to any additional obligations or requirements under any Environmental Law that are reasonably likely to have a Material Adverse Effect; and

(v) with reasonable promptness, such other documents and information as from time to time may be reasonably requested by the Administrative Agent in relation to any matters disclosed pursuant to this Section 5.09(a).

(b) Hazardous Materials Activities, Etc. The Borrower will, and will cause each of its Restricted Subsidiaries to promptly take, any and all actions necessary to (i) cure any noncompliance with applicable Environmental Laws by the Borrower or its Restricted Subsidiaries, and address with appropriate corrective or remedial action any Release or threatened Release of Hazardous Materials at or from any Facility, in each case, that could reasonably be expected to have a Material Adverse Effect and (ii) make an appropriate response to any Environmental Claim against the Borrower or any of its Restricted Subsidiaries and discharge any obligations it may have to any Person thereunder, in each case, where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.10 Designation of Subsidiaries. The board of directors (or equivalent governing body) of the Borrower may at any time after the Closing Date designate (or redesignate) any subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Default or Event of Default exists (including after giving effect to the reclassification of Investments in, Indebtedness of and Liens on the assets of, the applicable Restricted Subsidiary or Unrestricted Subsidiary), (ii) the Senior Secured

Leverage Ratio, calculated on a Pro Forma Basis after giving effect to such designation, would not exceed 5.80:1.00, (iii) no subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for purposes of the ABL Facility or Senior Notes and (iv) as of the date of the designation thereof, no Unrestricted Subsidiary shall own any Capital Stock in any Restricted Subsidiary of the Borrower or hold any Indebtedness of or any Lien on any property of the Borrower or its Restricted Subsidiaries. The designation of any subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the portion of the fair market value of the net assets of such Restricted Subsidiary attributable to the Borrower’s equity interest therein as reasonably estimated by the Borrower (and such designation shall only be permitted to the extent such Investment is permitted under Section 6.06). The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence or making, as applicable, at the time of designation of any then-existing Investment, Indebtedness or Lien of such Restricted Subsidiary, as applicable; provided that upon a re-designation of any Unrestricted Subsidiary as a Restricted Subsidiary, the Borrower shall be deemed to continue to have an Investment in the resulting Restricted Subsidiary in an amount (if positive) equal to (a) the Borrower’s “Investment” in such Restricted Subsidiary at the time of such re-designation, less (b) the portion of the fair market value of the net assets of such Restricted Subsidiary attributable to the Borrower’s equity therein at the time of such re-designation. As of the Closing Date, the subsidiaries listed on Schedule 5.10 have been designated as Unrestricted Subsidiaries.

Section 5.11 Use of Proceeds. The Borrower shall use proceeds of the Initial Term Loans solely to finance a portion of the Transactions (including the payment of Transaction Costs). No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that would entail a violation of Regulation U or X. The Borrower shall use the proceeds of the Incremental Loans for working capital, capital expenditures and other general corporate purposes of the Borrower and its subsidiaries (including for Restricted Payments, Investments, Permitted Acquisitions and any other purpose not prohibited by the terms of the Loan Documents). The Borrower shall use the proceeds of the Additional Term Loans (as defined in the Third Amendment) on the Third Amendment Effective Date (i) to refinance in full all Existing Term Loans (as defined in the Third Amendment), other than Exchanged Term Loans (as defined in the Third Amendment), on the terms and subject to the conditions set forth in the First Amendment and (ii) for working capital and general corporate purposes.

Section 5.12 Covenant to Guarantee Obligations and Give Security.

(a) Upon (i) the formation or acquisition after the Closing Date of any Restricted Subsidiary that is a Domestic Subsidiary, (ii) the designation of any Unrestricted Subsidiary that is a Domestic Subsidiary as a Restricted Subsidiary, (iii) any Restricted Subsidiary that is a Domestic Subsidiary ceasing to be an Immaterial Subsidiary or (iv) any Restricted Subsidiary that is an Immaterial Subsidiary ceasing to be an Excluded Subsidiary, (x) if the event giving rise to the obligation under this Section 5.12(a) occurs during any one of the first three Fiscal Quarters of any Fiscal Year, on or before the date on which financial statements are required to be delivered pursuant to Section 5.01(a) for the Fiscal Quarter in which the relevant formation, acquisition, designation or cessation occurred or (y) if the event giving rise to the obligation under this Section 5.12(a) occurs during the fourth Fiscal Quarter of any Fiscal Year, on or before the date that is 60 days after the end of such Fiscal Quarter (or, in the cases of clauses (x) and (y), such longer period as the Administrative Agent may reasonably agree), the Borrower shall cause such Restricted Subsidiary (other than any Excluded Subsidiary) to comply with the requirements set forth in clause (a) of the definition of “Collateral and Guarantee Requirement”.

(b) Within 90 days after the acquisition by any Loan Party of any Material Real Estate Asset other than any Excluded Asset (or such longer period as the Administrative Agent may reasonably agree), the Borrower shall cause such Loan Party to comply with the requirements set forth in clause (b) of the definition of “Collateral and Guarantee Requirement”, it being understood and agreed that, with respect to any Material Real Estate Asset owned by any Restricted Subsidiary at the time such Restricted Subsidiary is required to become a Loan Party under Section 5.12(a), such Material Real Estate Asset shall be deemed to have been acquired by such Restricted Subsidiary on the first day of the time period within which such Restricted Subsidiary is required to become a Loan Party under Section 5.12(a).

Notwithstanding anything to the contrary herein or in any other Loan Document, (i) the Administrative Agent may grant extensions of time for the creation and perfection of security interests in, or obtaining of title insurance, legal opinions, surveys or other deliverables with respect to, particular assets or the provision of any Loan Guaranty by any Restricted Subsidiary (in connection with assets acquired, or Restricted Subsidiaries formed or acquired, after the Closing Date) where it reasonably determines, in consultation with the Borrower, that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Collateral Documents, and each Lender hereby consents to any such extension of time, (ii) any Lien required to be granted from time to time pursuant to the definition of “Collateral and Guarantee Requirement” shall be subject to the exceptions and limitations set forth in the Collateral Documents, (iii) perfection by control shall not be required with respect to assets requiring perfection through control agreements or other control arrangements, including deposit accounts, securities accounts and commodities accounts (other than control of pledged Capital Stock and/or Material Debt Instruments), (iv) no Loan Party shall be required to seek any landlord lien waiver, bailee letter, estoppel, warehouseman waiver or other collateral access or similar letter or agreement; (v) no Loan Party will be required to (1) take any action outside of the U.S. to perfect any security interest in any asset located outside of the U.S. or (2) execute any foreign law security agreement, pledge agreement, mortgage, deed or charge; (vi) in no event will the Collateral include any Excluded Assets, (vii) no action shall be required to perfect any Lien with respect to (x) any vehicle or other asset subject to a certificate of title and/or (y) Letter-of-Credit Rights to the extent that a security interest therein cannot be perfected by filing a Form UCC-1 (or similar) financing statement and (viii) the Administrative Agent shall not require the taking of a Lien on, or require the perfection of any Lien granted in, those assets as to which the cost of obtaining or perfecting such Lien (including any mortgage, stamp, intangibles or other tax or expenses relating to such Lien) is excessive in relation to the benefit to the Lenders of the security afforded thereby as reasonably determined by the Borrower and the Administrative Agent.

For the avoidance of doubt, it is understood, agreed and intended by the parties hereto that, notwithstanding anything to the contrary herein or in any other Loan Document, (i) under no circumstance shall the Administrative Agent, any Lender or any Participant have recourse to more than 65% of the voting Capital Stock of any CFC and (ii) under no circumstance shall any CFC or any direct or indirect subsidiary of a CFC be a Guarantor hereunder or under any Loan Document or in any other way be required to comply with the requirements set forth in clause (a) of the definition of “Collateral and Guarantee Requirement”; provided that this clause (ii) shall not apply to any direct or indirect subsidiary of Potters LP or Potters GP that is a Guarantor as of the Closing Date to the extent this clause would otherwise apply solely by reason of Potters LP or Potters GP becoming a CFC after the Closing Date.

Section 5.13 Maintenance of Ratings. The Borrower will use commercially reasonable efforts to maintain public corporate credit facility and public corporate family ratings from each of S&P and Moody’s; provided that in no event shall the Borrower be required to maintain any specific rating with any such agency.

Section 5.14 Post-Closing Matters.

(a) On or prior to the date that is 30 days after the Closing Date or such later date as the Administrative Agent reasonably agrees to in writing, with respect to each Patent, Patent application, registered Trademark, or Trademark application issued by, registered with, or applied for in the United

States Patent and Trademark Office (“USPTO”) and included in the Collateral (the “Registered Patent and Trademark Collateral”) for which Eco Services Operations LLC is the record owner, the Loan Parties shall file in the USPTO the certificate of merger between Eco Services Operations LLC and PQ Corporation, and the assignment from PQ Corporation to Eco Services Operations Corporation, and any other appropriate documents to reflect the proper record ownership of such Registered Patent and Trademark Collateral.

(b) On or prior to the date that is 120 days after the Closing Date or such later date as the Administrative Agent reasonably agrees to in writing, the Borrower and each other Loan Party, as applicable, shall comply with the requirements set forth in clause (b) of the definition of “Collateral and Guarantee Requirement” with respect to the real property listed on Schedule 1.01(b).

Section 5.15 Further Assurances. Promptly upon request of the Administrative Agent and subject to the limitations described in Section 5.12:

(a) The Borrower will, and will cause each other Loan Party to, execute any and all further documents, financing statements, agreements, instruments, certificates, notices and acknowledgments and take all such further actions (including the filing and recordation of financing statements, fixture filings, Mortgages and/or amendments thereto and other documents), that may be required under any applicable law and which the Administrative Agent may request to ensure the creation, perfection and priority of the Liens created or intended to be created under the Collateral Documents, all at the expense of the relevant Loan Parties.

(b) The Borrower will, and will cause each other Loan Party to, (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts (including notices to third parties), deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Collateral Documents.

ARTICLE 6

NEGATIVE COVENANTS

From the Closing Date and until the Termination Date has occurred, (i) in the case of Holdings, solely with respect to Section 6.14 and (ii) the Borrower covenant and agree with the Lenders that:

Section 6.01 Indebtedness. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise become or remain liable with respect to any Indebtedness, except:

(a) the Secured Obligations (including any Additional Term Loans and any Additional Revolving Loans);

(b) Indebtedness of the Borrower to any Restricted Subsidiary and/or of any Restricted Subsidiary to the Borrower or any other Restricted Subsidiary; provided that in the case of any Indebtedness of any Restricted Subsidiary that is not a Loan Party owing to a Loan Party, such Indebtedness shall be permitted as an Investment by Section 6.06; provided further that any Indebtedness of any Loan Party to any Restricted Subsidiary that is not a Loan Party must be subject to the Global Intercompany Note or otherwise expressly subordinated to the Obligations of such Loan Party on terms that are reasonably acceptable to the Administrative Agent);

(c) Indebtedness in respect of (i) the Senior Notes (including any guarantees thereof) and (ii)(A) any ABL Facility (including any letters of credit issued thereunder) in an aggregate outstanding principal (or committed) amount not to exceed the greater of (x) $250,000,000 and (y) the Borrowing Base and (B) any “Banking Services Obligations” and “Secured Hedging Obligations”, as such terms are defined in the ABL Credit Agreement or any equivalent term in any other ABL Facility;

(d) Indebtedness arising from any agreement providing for indemnification, adjustment of purchase price or similar obligations (including contingent earn-out obligations) incurred in connection with any Disposition permitted hereunder, any acquisition permitted hereunder or consummated prior to the Closing Date or any other purchase of assets or Capital Stock, and Indebtedness arising from guaranties, letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments securing the performance of the Borrower or any such Restricted Subsidiary pursuant to any such agreement;

(e) Indebtedness of the Borrower and/or any Restricted Subsidiary (i) pursuant to tenders, statutory obligations, bids, leases, governmental contracts, trade contracts, surety, stay, customs, appeal, performance and/or return of money bonds or other similar obligations incurred in the ordinary course of business and (ii) in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments to support any of the foregoing items;

(f) Indebtedness of the Borrower and/or any Restricted Subsidiary in respect of commercial credit cards, stored value cards, purchasing cards, treasury management services, netting services, overdraft protections, check drawing services, automated payment services (including depository, overdraft, controlled disbursement, ACH transactions, return items and interstate depository network services), employee credit card programs, cash pooling services and any arrangements or services similar to any of the foregoing and/or otherwise in connection with Cash management and Deposit Accounts, including Banking Services Obligations and dealer incentive, supplier finance or similar programs;

(g) (i) guaranties by the Borrower and/or any Restricted Subsidiary of the obligations of suppliers, customers and licensees in the ordinary course of business, (ii) Indebtedness incurred in the ordinary course of business in respect of obligations of the Borrower and/or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services and (iii) Indebtedness in respect of letters of credit, bankers’ acceptances, bank guaranties or similar instruments supporting trade payables, warehouse receipts or similar facilities entered into in the ordinary course of business;

(h) Guarantees by the Borrower and/or any Restricted Subsidiary of Indebtedness or other obligations of the Borrower and/or any Restricted Subsidiary with respect to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.01 or other obligations not prohibited by this Agreement; provided that in the case of any Guarantee by any Loan Party of the obligations of any non-Loan Party, the related Investment is permitted under Section 6.06;

(i) Indebtedness of the Borrower and/or any Restricted Subsidiary existing, or pursuant to commitments existing, on the Closing Date and described on Schedule 6.01;

(j) Indebtedness of Restricted Subsidiaries that are not Loan Parties; provided that the aggregate outstanding principal amount of such Indebtedness shall not exceed (together with all Indebtedness incurred under Section 6.01(n) or Section 6.01(w) by Restricted Subsidiaries that are not Loan Parties) the greater of $160,000,000 and 4.0% of Consolidated Total Assets as of the last day of the most recently ended Test Period;

(k) Indebtedness of the Borrower and/or any Restricted Subsidiary consisting of obligations owing under incentive, supply, license or similar agreements entered into in the ordinary course of business;

(l) Indebtedness of the Borrower and/or any Restricted Subsidiary consisting of (i) the financing of insurance premiums, (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business and/or (iii) obligations to reacquire assets or inventory in connection with customer financing arrangements in the ordinary course of business;

(m) Indebtedness of the Borrower and/or any Restricted Subsidiary with respect to Capital Leases and purchase money Indebtedness incurred prior to or within 270 days of the acquisition, lease, completion of construction, repair of, replacement, improvement to or installation of assets in an aggregate outstanding principal amount not to exceed the greater of $160,000,000 and 4.0% of Consolidated Total Assets as of the last day of the most recently ended Test Period;

(n) Indebtedness of any Person that becomes a Restricted Subsidiary or Indebtedness assumed in connection with an acquisition permitted hereunder after the Closing Date; provided that (i) such Indebtedness (A) existed at the time such Person became a Restricted Subsidiary or the assets subject to such Indebtedness were acquired and (B) was not created or incurred in anticipation thereof, (ii) no Event of Default exists or would result after giving pro forma effect to such acquisition, (iii) after giving effect to such acquisition on a Pro Forma Basis (without “netting” the Cash proceeds of such Indebtedness), (A) if such Indebtedness is secured by a Lien on the Collateral that is pari passu with the Lien securing the Credit Facilities, the Senior Secured Leverage Ratio would not exceed the greater of (x) 4.50:1.00 and (y) the Senior Secured Leverage Ratio as of the last day of the most recently ended Test Period, (B) if such Indebtedness is secured by a Lien on the Collateral that is junior to the Lien securing the Credit Facilities, the Secured Leverage Ratio would not exceed the greater of (x) 5.00:1.00 and (y) the Secured Leverage Ratio as of the last day of the most recently ended Test Period, or (C) if such Indebtedness is unsecured or is secured by assets of Restricted Subsidiaries that are not Loan Parties, either (1) the Fixed Charge Coverage Ratio would not be less than the lesser of (x) 2.00:1.00 and (y) the Fixed Charge Coverage Ratio as of the last day of the most recently ended Test Period or (2) the Total Leverage Ratio would not exceed the greater of (x) 6.00:1.00 and (y) the Total Leverage Ratio as of the last day of the most recently ended Test Period, and (iv) the aggregate outstanding principal amount of such Indebtedness of Restricted Subsidiaries that are not Loan Parties shall not exceed (together with all Indebtedness incurred under Section 6.01(j) or Section 6.01(w) by Restricted Subsidiaries that are not Loan Parties) the greater of $160,000,000 and 4.0% of Consolidated Total Assets as of the last day of the most recently ended Test Period;

(o) Indebtedness consisting of promissory notes issued by Holdings, the Borrower or any Restricted Subsidiary to any stockholder of any Parent Company or any current or former director, officer, employee, member of management, manager or consultant of any Parent Company, the Borrower or any subsidiary (or their respective Immediate Family Members) to finance the purchase or redemption of Capital Stock of any Parent Company permitted by Section 6.04(a);

(p) the Borrower and its Restricted Subsidiaries may become and remain liable for any Indebtedness refinancing, refunding or replacing any Indebtedness permitted under clauses (a), (c), (i), (j), (m), (n), (o), (q), (r), (t), (u), (w), (x), (y) and (z) of this Section 6.01 (in any case, including any refinancing Indebtedness incurred in respect thereof, “Refinancing Indebtedness”) and any subsequent

Refinancing Indebtedness in respect thereof; provided that (i) the principal amount of such Indebtedness does not exceed the principal amount of the Indebtedness being refinanced, refunded or replaced, except by (A) an amount equal to unpaid accrued interest and premiums (including tender premiums) thereon plus underwriting discounts, other reasonable and customary fees, commissions and expenses (including upfront fees, original issue discount or initial yield payments) incurred in connection with the relevant refinancing, refunding or replacement, (B) an amount equal to any existing commitments unutilized thereunder and (C) additional amounts permitted to be incurred pursuant to this Section 6.01 (provided that (1) any additional Indebtedness referenced in this clause (C) satisfies the other applicable requirements of this definition (with additional amounts incurred in reliance on this clause (C) constituting a utilization of the relevant basket or exception pursuant to which such additional amount is permitted) and (2) if such additional Indebtedness is secured, the Lien securing such Indebtedness satisfies the applicable requirements of Section 6.02), (ii) other than in the case of Refinancing Indebtedness with respect to clause (i), (m), (n), (u) or (x), (A) such Indebtedness has a final maturity on or later than (and, in the case of revolving Indebtedness, does not require mandatory commitment reductions, if any, prior to) the final maturity of the Indebtedness being refinanced, refunded or replaced and (B) other than with respect to revolving Indebtedness, a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced, refunded or replaced, (iii) the terms of any Refinancing Indebtedness with an original principal amount in excess of the Threshold Amount (excluding pricing, fees, premiums, rate floors, optional prepayment or redemption terms (and, if applicable, subordination terms) and, with respect to Refinancing Indebtedness incurred in respect of Indebtedness permitted under clause (a) above, security), are not, taken as a whole (as reasonably determined by the Borrower), more favorable to the lenders providing such Indebtedness than those applicable to the Indebtedness being refinanced, refunded or replaced (other than any covenants or any other provisions applicable only to periods after the Latest Maturity Date as of such date or any covenants or provisions which are then-current market terms for the applicable type of Indebtedness), (iv) in the case of Refinancing Indebtedness with respect to Indebtedness permitted under clauses (j), (m), (u), (w) (solely as it relates to clause (1) of the proviso thereto) and (y) of this Section 6.01, the incurrence thereof shall be without duplication of any amounts outstanding in reliance on the relevant clause, (v) except in the case of Refinancing Indebtedness incurred in respect of Indebtedness permitted under clause (a) of this Section 6.01 (it being understood that Holdings may not be the primary obligor of the applicable Refinancing Indebtedness if Holdings was not the primary obligor on the relevant refinanced Indebtedness), (A) such Indebtedness is secured only by Permitted Liens at the time of such refinancing, refunding or replacement (it being understood that secured Indebtedness may be refinanced with unsecured Indebtedness), (B) such Indebtedness is incurred by the obligor or obligors in respect of the Indebtedness being refinanced, refunded or replaced, except to the extent otherwise permitted pursuant to Section 6.01 and (C) if the Indebtedness being refinanced, refunded or replaced was originally contractually subordinated to the Obligations in right of payment (or the Liens securing such Indebtedness were originally contractually subordinated to the Liens on the Collateral securing the Secured Obligations), such Indebtedness is contractually subordinated to the Obligations in right of payment (or the Liens securing such Indebtedness are subordinated to the Liens on the Collateral securing the Secured Obligations) on terms not materially less favorable (as reasonably determined by the Borrower), taken as a whole, to the Lenders than those applicable to the Indebtedness (or Liens, as applicable) being refinanced, refunded or replaced, taken as a whole, (vi) except in the case of Refinancing Indebtedness with respect to clause (a) of this Section 6.01, as of the date of the incurrence of such Indebtedness and after giving effect thereto, no Event of Default exists and (vii) in the case of Refinancing Indebtedness incurred in respect of Indebtedness permitted under clause (a) of this Section 6.01, (A) such Indebtedness is pari passu or junior in right of payment and secured by the Collateral on a pari passu or junior basis with respect to the remaining Obligations hereunder, or is unsecured; provided that any such Indebtedness that is pari passu or junior with respect to the Collateral shall be subject to an Acceptable Intercreditor Agreement, (B) if the Indebtedness being refinanced, refunded or replaced is secured, it is not secured by any assets other than the Collateral, (C) if the Indebtedness being refinanced, refunded or replaced is

Guaranteed, it shall not be Guaranteed by any Person other than a Loan Party and (D) such Indebtedness is incurred under (and pursuant to) documentation other than this Agreement; it being understood and agreed that any such Indebtedness that is pari passu with the Initial Term Loans hereunder in right of payment and secured by the Collateral on a pari passu basis with respect to the Secured Obligations hereunder that are secured on a first lien basis may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory prepayment in respect of the Initial Term Loans (and any Additional Term Loans then subject to ratable repayment requirements), in each case as the Borrower and the relevant lender may agree;

(q) Indebtedness incurred to finance acquisitions permitted hereunder after the Closing Date; provided that (i) before and after giving effect to such acquisition on a Pro Forma Basis, no Event of Default exists, (ii) after giving effect to such acquisition on a Pro Forma Basis (without “netting” the Cash proceeds of such Indebtedness), (A) if such Indebtedness is secured by a Lien on the Collateral that is pari passu with the Lien securing the Credit Facilities, the Senior Secured Leverage Ratio would not exceed the greater of (x) 4.50:1.00 and (y) the Senior Secured Leverage Ratio as of the last day of the most recently ended Test Period, (B) if such Indebtedness is secured by a Lien on the Collateral that is junior to the Lien securing the Credit Facilities, the Secured Leverage Ratio would not exceed the greater of (x) 5.00:1.00 and (y) the Secured Leverage Ratio as of the last day of the most recently ended Test Period, or (C) if such Indebtedness is unsecured or is secured by assets of Restricted Subsidiaries that are not Loan Parties, either (1) the Fixed Charge Coverage Ratio would be no less than the lesser of (x) 2.00:1.00 and (y) the Fixed Charge Coverage Ratio as of the last day of the most recently ended Test Period or (2) the Total Leverage Ratio would not exceed the greater of (x) 6.00:1.00 and (y) the Total Leverage Ratio as of the last day of the most recently ended Test Period and (iii) any such Indebtedness that is secured by a Lien on the Collateral or subordinated to the Obligations in right of payment or security shall be subject to an Acceptable Intercreditor Agreement;

(r) Indebtedness of the Borrower and/or any Restricted Subsidiary in an aggregate outstanding principal amount not to exceed 100% of the amount of Net Proceeds received by the Borrower from (i) the issuance or sale of Qualified Capital Stock or (ii) any cash contribution to its common equity with the Net Proceeds from the issuance and sale by any Parent Company of its Qualified Capital Stock or a contribution to the common equity of any Parent Company, in each case, (A) other than any Net Proceeds received from the sale of Capital Stock to, or contributions from, the Borrower or any of its Restricted Subsidiaries and (B) to the extent the relevant Net Proceeds have not otherwise been applied to make Investments, Restricted Payments or Restricted Debt Payments hereunder;

(s) Indebtedness of the Borrower and/or any Restricted Subsidiary under any Derivative Transaction not entered into for speculative purposes;

(t) [Reserved];

(u) Indebtedness of the Borrower and/or any Restricted Subsidiary in an aggregate outstanding principal amount not to exceed the greater of $200,000,000 and 5.0% of Consolidated Total Assets as of the last day of the most recently ended Test Period;

(v) [Reserved];

(w) additional Indebtedness of the Borrower and/or any Restricted Subsidiary so long as, on a Pro Forma Basis as of the last day of the most recently ended Test Period (without “netting” the Cash proceeds of such Indebtedness), (i) if such Indebtedness is secured by a Lien on the Collateral that is pari passu with the Lien securing the Credit Facilities, the Senior Secured Leverage Ratio would not exceed 4.50:1.00, (ii) if such Indebtedness is secured by a Lien on the Collateral that is junior to the Lien securing the Credit Facilities, the Secured Leverage Ratio would not exceed 5.00:1.00 or (iii) if such Indebtedness is unsecured or is secured by assets of Restricted Subsidiaries that are not Loan Parties, the the Fixed Charge Coverage Ratio would not be less than 2.00:1.00; provided that (1) the aggregate outstanding principal amount of such Indebtedness of Restricted Subsidiaries that are not Loan Parties shall not exceed (together with all Indebtedness incurred under Section 6.01(j) or Section 6.01(n) by Restricted Subsidiaries that are not Loan Parties) the greater of $160,000,000 and 4.0% of Consolidated Total Assets as of the last day of the most recently ended Test Period and (2) any such Indebtedness that is secured by a Lien on the Collateral or subordinated to the Obligations in right of payment or security shall be subject to an Acceptable Intercreditor Agreement;

(x) Indebtedness of the Borrower and/or any Restricted Subsidiary incurred in connection with (i) a Specified Lease Transaction or (ii) a NMTC Transaction;

(y) Indebtedness of the Borrower and/or any Restricted Subsidiary incurred in connection with Sale and Lease-Back Transactions permitted pursuant to Section 6.08;

(z) secured or unsecured notes and/or loans (and/or commitments in respect thereof) issued or incurred by the Borrower in lieu of Incremental Loans (such notes or loans, “Incremental Equivalent Debt”); provided that (i) the aggregate outstanding principal amount (or committed amount, if applicable) of all Incremental Equivalent Debt, together with the aggregate outstanding principal amount (or committed amount, if applicable) of all Incremental Loans and Incremental Commitments provided pursuant to Section 2.22, in each case, incurred after the Third Amendment Effective Date, shall not exceed the Incremental Cap, (ii) any Incremental Equivalent Debt shall be subject to clauses (vi), (vii), (ix) and (x) (except, in the case of clause (x), as otherwise agreed by the Persons providing such Incremental Equivalent Debt) of the proviso to Section 2.22(a), (iii) any Incremental Equivalent Debt that is secured shall be secured only by the Collateral and on a pari passu or junior basis with the Collateral securing the Secured Obligations, (iv) any Incremental Equivalent Debt consisting of syndicated term loans that are pari passu with the Initial Term Loans in right of payment and with respect to security shall be subject to clause (v) of the proviso to Section 2.22(a), (v) any Incremental Equivalent Debt that ranks pari passu in right of security or that is subordinated in right of payment or security shall be subject to an Acceptable Intercreditor Agreement and (vi) no Incremental Equivalent Debt may be guaranteed by any Person that is not a Loan Party or secured by any assets other than the Collateral;

(aa) Indebtedness (including obligations in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments with respect to such Indebtedness) incurred by the Borrower and/or any Restricted Subsidiary in respect of workers compensation claims, unemployment insurance (including premiums related thereto), other types of social security, pension obligations, vacation pay, health, disability or other employee benefits;

(bb) Indebtedness of the Borrower and/or any Restricted Subsidiary representing (i) deferred compensation to directors, officers, employees, members of management, managers, and consultants of any Parent Company, the Borrower and/or any Restricted Subsidiary in the ordinary course of business and (ii) deferred compensation or other similar arrangements in connection with the Transactions, any Permitted Acquisition or any other Investment permitted hereby;

(cc) Indebtedness of the Borrower and/or any Restricted Subsidiary in respect of any letter of credit or bank guarantee issued in favor of any issuing lender under the ABL Facility to support any defaulting lender’s participation in letters of credit made under the ABL Facility;

(dd) Indebtedness of the Borrower or any Restricted Subsidiary supported by any letter of credit otherwise permitted to be incurred hereunder;

(ee) unfunded pension fund and other employee benefit plan obligations and liabilities incurred by the Borrower and/or any Restricted Subsidiary in the ordinary course of business to the extent that the unfunded amounts would not otherwise cause an Event of Default under Section 7.01(i);

(ff) without duplication of any other Indebtedness, all premiums (if any), interest (including post-petition interest and payment in kind interest), accretion or amortization of original issue discount, fees, expenses and charges with respect to Indebtedness of the Borrower and/or any Restricted Subsidiary hereunder;

(gg) to the extent constituting Indebtedness, obligations under the Reorganization Agreement; and

(hh) customer deposits and advance payments received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business.

Section 6.02 Liens. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, create, incur, assume or permit or suffer to exist any Lien on or with respect to any property of any kind owned by it, whether now owned or hereafter acquired, or any income or profits therefrom, except:

(a) Liens securing the Secured Obligations created pursuant to the Loan Documents;

(b) Liens for Taxes which are (i) for amounts not yet overdue by more than 30 days or (ii) being contested in accordance with Section 5.03(a);

(c) statutory Liens (and rights of set-off) of landlords, banks, carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (i) for amounts not yet overdue by more than 30 days or (ii) for amounts that are overdue by more than 30 days and that are being contested in good faith by appropriate proceedings, so long as adequate reserves or other appropriate provisions required by GAAP shall have been made for any such contested amounts;

(d) Liens incurred (i) in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security laws and regulations, (ii) in the ordinary course of business to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), (iii) pursuant to pledges and deposits of Cash or Cash Equivalents in the ordinary course of business securing (x) any liability for reimbursement or indemnification obligations of insurance carriers providing property, casualty, liability or other insurance to Holdings and its subsidiaries or (y) leases or licenses of property otherwise permitted by this Agreement and (iv) to secure obligations in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments posted with respect to the items described in clauses (i) through (iii) above;

(e) Liens consisting of easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not, in the aggregate, materially interfere with the ordinary conduct of the business of the Borrower and/or its Restricted Subsidiaries, taken as a whole, or the use of the affected property for its intended purpose;

(f) Liens consisting of any (i) interest or title of a lessor or sub-lessor under any lease of real estate permitted hereunder, (ii) landlord lien permitted by the terms of any lease, (iii) restriction or encumbrance to which the interest or title of such lessor or sub-lessor may be subject or (iv) subordination of the interest of the lessee or sub-lessee under such lease to any restriction or encumbrance referred to in the preceding clause (iii);

(g) Liens solely on any Cash earnest money deposits made by the Borrower and/or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement with respect to any Investment permitted hereunder;

(h) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases or consignment or bailee arrangements entered into in the ordinary course of business;

(i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j) Liens in connection with any zoning, building or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any or dimensions of real property or the structure thereon;

(k) Liens securing Indebtedness permitted pursuant to Section 6.01(p) (solely with respect to the Refinancing Indebtedness permitted pursuant to Sections 6.01(a), (c)(i) (solely with respect to the 2022 Senior Secured Notes), (c)(ii), (i), (j), (m), (n), (q), (t), (u), (w), (x), (y) and (z)); provided that (i) no such Lien extends to any asset not covered by the Lien securing the Indebtedness that is being refinanced and (ii) if the Indebtedness being refinanced was subject to intercreditor arrangements, then any refinancing Indebtedness in respect thereof shall be subject to an Acceptable Intercreditor Agreement or intercreditor arrangements not materially less favorable to the Secured Parties, taken as a whole, than the intercreditor arrangements governing the Indebtedness that is refinanced;

(l) Liens described on Schedule 6.02 and any modification, replacement, refinancing, renewal or extension thereof; provided that (i) no such Lien extends to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 6.01 and (B) proceeds and products thereof, accessions thereto and improvements thereon (it being understood that individual financings of the type permitted under Section 6.01(m) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates) and (ii) such modification, replacement, refinancing, renewal or extension of the obligations secured or benefited by such Liens, if constituting Indebtedness, is permitted by Section 6.01;

(m) Liens arising out of Sale and Lease-Back Transactions permitted under Section 6.08;

(n) Liens securing Indebtedness permitted pursuant to Section 6.01(m); provided that any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness and proceeds and products thereof, accessions thereto and improvements thereon (it being understood that individual financings of the type permitted under Section 6.01(m) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates);

(o) (i) Liens securing Indebtedness permitted pursuant to Section 6.01(n) on the relevant acquired assets or on the Capital Stock and assets of the relevant newly acquired Restricted Subsidiary; provided that no such Lien (x) extends to or covers any other assets (other than the proceeds or products thereof, accessions or additions thereto and improvements thereon) or (y) was created in contemplation of the applicable acquisition of assets or Capital Stock, and (ii) Liens securing Indebtedness incurred pursuant to clause (ii)(A) or (ii)(B) of the proviso in Section 6.01(q);

(p) Liens (i) that are contractual rights of set-off or netting relating to (A) the establishment of depositary relations with banks not granted in connection with the issuance of Indebtedness, (B) pooled deposit or sweep accounts of the Borrower and/or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and/or any Restricted Subsidiary, (C) purchase orders and other agreements entered into with customers of the Borrower and/or any Restricted Subsidiary in the ordinary course of business and (D) commodity trading or other brokerage accounts incurred in the ordinary course of business and (ii) encumbering reasonable customary initial deposits and margin deposits;

(q) Liens on assets and Capital Stock of Restricted Subsidiaries that are not Loan Parties (including Capital Stock owned by such Persons) securing Indebtedness of Restricted Subsidiaries that are not Loan Parties permitted pursuant to Section 6.01;

(r) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Borrower and/or its Restricted Subsidiaries;

(s) Liens disclosed in any Mortgage Policy delivered pursuant to Section 5.12 with respect to any Material Real Estate Asset and any replacement, extension or renewal of any such Lien; provided that (i) no such replacement, extension or renewal Lien shall cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal (and additions thereto, improvements thereon and the proceeds thereof) and (ii) such Liens do not, in the aggregate, materially interfere with the ordinary conduct of the business of the Borrower and/or its Restricted Subsidiaries, taken as a whole, or the use of the affected property for its intended purpose;

(t) Liens securing Indebtedness incurred pursuant to Section 6.01(w) and Section 6.01(z);

(u) other Liens on assets securing Indebtedness or other obligations in an aggregate principal amount at any time outstanding not to exceed the greater of $325,000,000 and 6.25% of Consolidated Total Assets as of the last day of the most recently ended Test Period;

(v) Liens on assets securing judgments, awards, attachments and/or decrees and notices of lis pendens and associated rights relating to litigation being contested in good faith not constituting an Event of Default under Section 7.01(h);

(w) leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of the Borrower and its Restricted Subsidiaries (other than any Immaterial Subsidiary) or (ii) secure any Indebtedness;

(x) Liens on Securities that are the subject of repurchase agreements constituting Investments permitted under Section 6.06 arising out of such repurchase transaction;

(y) Liens securing obligations in respect letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments permitted under Section 6.01(d), (e), (g), (aa) and (cc);

(z) Liens arising (i) out of conditional sale, title retention, consignment or similar arrangements for the sale of any assets or property in the ordinary course of business and permitted by this Agreement or (ii) by operation of law under Article 2 of the UCC (or similar law of any jurisdiction);

(aa) Liens (i) in favor of any Loan Party and/or (ii) granted by any non-Loan Party in favor of any Restricted Subsidiary that is not a Loan Party, in the case of each of clauses (i) and (ii), securing intercompany Indebtedness permitted under Section 6.01;

(bb) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(cc) Liens on specific items of inventory or other goods and the proceeds thereof securing the relevant Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

(dd) Liens securing (i) obligations under Hedge Agreements in connection with any Derivative Transaction of the type described in Section 6.01(s) and/or (ii) obligations of the type described in Section 6.01(f);

(ee) (i) Liens on Capital Stock of joint ventures or Unrestricted Subsidiaries securing capital contributions to, or obligations of, such Persons and (ii) customary call/put rights, rights of first refusal and tag, drag and similar rights in joint venture agreements and agreements with respect to non-Wholly-Owned Subsidiaries;

(ff) Liens on cash or Cash Equivalents arising in connection with the defeasance, discharge or redemption of Indebtedness;

(gg) Liens evidenced by the filing of UCC financing statements relating to factoring or similar arrangements entered into in the ordinary course of business;

(hh) Liens securing (i) Indebtedness in respect of the 2022 Senior Secured Note Document pursuant to Section 6.01(c)(i) so long as such Liens are subject to the Pari Passu Intercreditor Agreement and (ii) Indebtedness permitted pursuant to Section 6.01(c)(ii) so long as such Liens are subject to the ABL Intercreditor Agreement; and

(ii) Liens arising out of (a) Specified Lease Transactions or (b) NMTC Transactions.

Section 6.03 No Further Negative Pledges. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties, whether now owned or hereafter acquired, for the benefit of the Secured Parties with respect to the Obligations, except with respect to:

(a) specific property to be sold pursuant to any Disposition permitted by Section 6.07;

(b) restrictions contained in any agreement with respect to Indebtedness permitted by Section 6.01 that is secured by a Permitted Lien, but only if such restrictions apply only to the Person or Persons obligated under such Indebtedness and its or their Restricted Subsidiaries or the property or assets securing such Indebtedness;

(c) restrictions contained in the Senior Note Documents and the documentation governing Indebtedness permitted by clauses (c), (j), (m), (n), (q), (r), (u), (w), (x) and/or (z) of Section 6.01 (and clause (p) of Section 6.01 to the extent relating to any refinancing, refunding or replacement of Indebtedness incurred in reliance on clauses (a), (c), (j), (m), (n), (q), (r), (u), (w), (x) and/or (z) of Section 6.01);

(d) restrictions by reason of customary provisions restricting assignments, subletting or other transfers (including the granting of any Lien) contained in leases, subleases, licenses, sublicenses and other agreements entered into in the ordinary course of business (provided that such restrictions are limited to the relevant leases, subleases, licenses, sublicenses or other agreements and/or the property or assets secured by such Liens or the property or assets subject to such leases, subleases, licenses, sublicenses or other agreements, as the case may be);

(e) Permitted Liens and restrictions in the agreements relating thereto that limit the right of the Borrower or any of its Restricted Subsidiaries to Dispose of, or encumber the assets subject to such Liens;

(f) provisions limiting the Disposition or distribution of assets or property in joint venture agreements, sale-leaseback agreements, stock sale agreements and other similar agreements, which limitation is applicable only to the assets that are the subject of such agreements (or the Persons the Capital Stock of which is the subject of such agreement);

(g) any encumbrance or restriction assumed in connection with an acquisition of the property or Capital Stock of any Person, so long as such encumbrance or restriction relates solely to the property so acquired (or to the Person or Persons (and its or their subsidiaries) bound thereby) and was not created in connection with or in anticipation of such acquisition;

(h) restrictions imposed by customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements that restrict the transfer of the assets of, or ownership interests in, the relevant partnership, limited liability company, joint venture or any similar Person;

(i) restrictions on Cash or other deposits imposed by Persons under contracts entered into in the ordinary course of business or for whose benefit such Cash or other deposits exist;

(j) restrictions set forth in documents which exist on the Closing Date;

(k) restrictions set forth in any Loan Document, any Hedge Agreement and/or any agreement relating to any Banking Service Obligation;

(l) restrictions contained in documents governing Indebtedness permitted hereunder of any Restricted Subsidiary that is not a Loan Party;

(m) restrictions contained in any agreement with respect to any NMTC Transaction; and

(n) other restrictions or encumbrances imposed by any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of the contracts, instruments or obligations referred to in clauses (a) through (m) above; provided that no such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is, in the good faith judgment of the Borrower, more restrictive with respect to such encumbrances and other restrictions, taken as a whole, than those in effect prior to the relevant amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 6.04 Restricted Payments; Certain Payments of Indebtedness.

(a) The Borrower shall not pay or make, directly or indirectly, any Restricted Payment, except that:

(i) the Borrower may make Restricted Payments to the extent necessary to permit any Parent Company:

(A) to pay general administrative costs and expenses (including corporate overhead, legal or similar expenses and customary salary, bonus and other benefits payable to directors, officers, employees, members of management, managers and/or consultants of any Parent Company) and franchise fees and Taxes and similar fees, Taxes and expenses required to enable such Parent Company to maintain its organizational existence or qualification to do business, in each case, which are reasonable and customary and incurred in the ordinary course of business, plus any reasonable and customary indemnification claims made by directors, officers, members of management, managers, employees or consultants of any Parent Company, in each case, to the extent attributable to the ownership or operations of any Parent Company and its subsidiaries (but excluding the portion of such amount that is attributable to the ownership or operations of any subsidiary of any Parent Company other than the Borrower and its subsidiaries);

(B) [Reserved].

(C) to pay audit and other accounting and reporting expenses of such Parent Company to the extent attributable to any Parent Company (but excluding, for the avoidance of doubt, the portion of any such expenses, if any, attributable to the ownership or operations of any subsidiary of any Parent Company other than the Borrower and/or its subsidiaries), the Borrower and its subsidiaries;

(D) for the payment of insurance premiums to the extent attributable to any Parent Company (but excluding, for the avoidance of doubt, the portion of any such premiums, if any, attributable to the ownership or operations of any subsidiary of any Parent Company other than the Borrower and/or its subsidiaries), the Borrower and its subsidiaries;

(E) pay (x) fees and expenses related to debt or equity offerings, investments or acquisitions permitted or not restricted by this Agreement (whether or not consummated) and (y) Public Company Costs;

(F) to finance any Investment permitted under Section 6.06 (provided that (x) any Restricted Payment under this clause (a)(i)(F) shall be made substantially concurrently with the closing of such Investment and (y) the relevant Parent Company shall, promptly following the closing thereof, cause (I) all property acquired to be contributed to the Borrower or one or more of its Restricted Subsidiaries, or (II) the merger, consolidation or amalgamation of the Person formed or acquired into the Borrower or one or more of its Restricted Subsidiaries, in order to consummate such Investment in compliance with the applicable requirements of Section 6.06 as if undertaken as a direct Investment by the Borrower or the relevant Restricted Subsidiary); and

(G) to pay customary salary, bonus, severance and other benefits payable to current or former directors, officers, members of management, managers, employees or consultants of any Parent Company (or any Immediate Family Member of any of the foregoing) to the extent such salary, bonuses and other benefits are attributable and reasonably allocated to the operations of the Borrower and/or its subsidiaries, in each case, so long as such Parent Company applies the amount of any such Restricted Payment for such purpose;

(ii) the Borrower may pay (or make Restricted Payments to allow any Parent Company to pay) for the repurchase, redemption, retirement or other acquisition or retirement for value of Capital Stock of any Parent Company or any subsidiary held by any future, present or former employee, director, member of management, officer, manager or consultant (or any Affiliate or Immediate Family Member thereof) of any Parent Company, the Borrower or any subsidiary:

(A) in accordance with the terms of promissory notes issued pursuant to Section 6.01(o), so long as the aggregate amount of all Cash payments made in respect of such promissory notes, together with the aggregate amount of Restricted Payments made pursuant to sub-clause (D) of this clause (ii) below, does not exceed $30,000,000 in any Fiscal Year, which, if not used in any Fiscal Year, may be carried forward to subsequent Fiscal Years;

(B) with the proceeds of any sale or issuance of the Capital Stock of the Borrower or any Parent Company (to the extent such proceeds are contributed in respect of Qualified Capital Stock to the Borrower or any Restricted Subsidiary) other than any amounts constituting a Cure Amount or any amount that has been added to the Available Excluded Contribution Amount or the Available Amount;

(C) with the net proceeds of any key-man life insurance policies; or

(D) with Cash and Cash Equivalents in an amount not to exceed, together with the aggregate amount of all cash payments made pursuant to sub-clause (A) of this clause (ii) in respect of promissory notes issued pursuant to Section 6.01(o), $30,000,000 in any Fiscal Year, which, if not used in any Fiscal Year, may be carried forward to subsequent Fiscal Years;

(iii) the Borrower may make additional Restricted Payments in an amount not to exceed (A) so long as the Fixed Charge Coverage Ratio, calculated on a Pro Forma Basis, would not be less than 2.00:1.00, the portion, if any, of the Available Amount on such date that the Borrower elects to apply to this clause (iii)(A) plus (B) the portion, if any, of the Available Excluded Contribution Amount on such date that the Borrower elects to apply to this clause (iii)(B);

(iv) the Borrower may make Restricted Payments (i) to any Parent Company to enable such Parent Company to make Cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of such Parent Company and (ii) consisting of (A) payments made or expected to be made in respect of withholding or similar Taxes payable by any future, present or former officers, directors, employees, members of management, managers or consultants of the Borrower, any Restricted Subsidiary or any Parent Company or any of their respective Immediate Family Members and/or (B) repurchases of Capital Stock in consideration of the payments described in sub-clause (A) above, including demand repurchases in connection with the exercise of stock options;

(v) the Borrower may repurchase (or make Restricted Payments to any Parent Company to enable it to repurchase) Capital Stock upon the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock if such Capital Stock represents all or a portion of the exercise price of such warrants, options or other securities convertible into or exchangeable for Capital Stock as part of a “cashless” exercise;

(vi) (A) for any taxable year (or portion thereof) that Borrower is a partnership or disregarded entity for U.S. federal income Tax purposes and no Parent Company is treated as a corporation for U.S. federal income tax purposes, the Borrower may make Restricted Payments to fund the income tax liabilities of the direct or indirect equity owners of Borrower, in an assumed amount equal to the product of (x) the highest combined marginal federal and applicable state and/or local statutory Tax rate applicable to a direct or indirect taxpayer equity owner of Borrower, and (y) the U.S. federal taxable income of the Borrower for such year (or portion thereof), provided that (i) such calculation shall take into account the character of income or gain, preferential tax rates and the deductibility of state and local income taxes for US federal income tax purposes; (ii) such taxable income shall be reduced by any losses previously allocated to the equity owners to the extent such loss has not previously been used to offset taxable income of Borrower; (iii) such distributions shall be reduced by any amounts withheld by the Borrower or its Subsidiaries (or otherwise paid directly to any Governmental Authority) with respect to any taxable income or gain of Borrower and any tax credits Borrower allocated to its equity owners); or (B) for any taxable period (or portion thereof) that a Parent Company is treated as a corporation for U.S. federal income tax purposes and for which Borrower and any of its subsidiaries are members (or are pass-through entities of such members) of a consolidated, combined or similar income Tax group for U.S. federal, state or local income Tax purposes for which such Parent Company is the common parent, the Borrower may make Restricted Payments to such Parent Company to pay the portion of any U.S. federal, state or local income Taxes (as applicable) of such Parent Company for such taxable period that are attributable to the income of the Borrower and/or its applicable subsidiaries; provided that the aggregate amount of any such distributions with respect to federal, state or local Taxes, as applicable, shall not exceed the aggregate amount of such Taxes the Borrower and its subsidiaries that are part of such group would be required to pay in respect of such U.S. federal, state or local Taxes on a stand-alone basis for such taxable period; provided, further, that the amount of such distributions with respect to any Unrestricted Subsidiary for any taxable period shall be limited to the amount actually paid by such Unrestricted Subsidiary for such purpose.

(vii) the Borrower may make Restricted Payments, the proceeds of which are applied (i) on the Closing Date, solely to effect the consummation of the Transactions and (ii) on and after the Closing Date, to satisfy any payment obligations owing under the Reorganization Agreement;

(viii) so long as no Event of Default exists, following the consummation of the first Qualifying IPO, the Borrower may (or may make Restricted Payments to any Parent Company to enable it to) make Restricted Payments with respect to any Capital Stock in an amount not to exceed the greater of (i) 6% per annum of the net Cash proceeds received by or contributed to the Borrower from any Qualifying IPO or (b) 5% per annum of the aggregate market capitalization of the applicable Parent Company;

(ix) the Borrower may make Restricted Payments to (i) redeem, repurchase, retire or otherwise acquire any (A) Capital Stock (“Treasury Capital Stock”) of the Borrower and/or any Restricted Subsidiary or (B) Capital Stock of any Parent Company, in the case of each of subclauses (A) and (B), in exchange for, or out of the proceeds of the substantially concurrent sale (other than to the Borrower and/or any Restricted Subsidiary) of, Qualified Capital Stock of the Borrower or any Parent Company to the extent any such proceeds are contributed to the capital of the Borrower and/or any Restricted Subsidiary in respect of Qualified Capital Stock (“Refunding Capital Stock”) and (ii) declare and pay dividends on any Treasury Capital Stock out of the proceeds of the substantially concurrent sale (other than to the Borrower or a Restricted Subsidiary) of any Refunding Capital Stock;

(x) to the extent constituting a Restricted Payment, the Borrower may consummate any transaction permitted by Section 6.06 (other than Sections 6.06(j) and (t)), Section 6.07 (other than Section 6.07(g)) and Section 6.09 (other than Section 6.09(d));

(xi) the Borrower may make additional Restricted Payments in an aggregate amount not to exceed the greater of $160,000,000 and 4.0% of Consolidated Total Assets as of the last day of the most recently ended Test Period minus (A) the amount of Restricted Debt Payments made by the Borrower or any Restricted Subsidiary in reliance on Section 6.04(b)(iv)(B), minus (B) the outstanding amount of Investments made by the Borrower or any Restricted Subsidiary in reliance on Section 6.06(q)(ii);

(xii) the Borrower may pay any dividend or consummate any redemption within 60 days after the date of the declaration thereof or the provision of a redemption notice with respect thereto, as the case may be, if at the date of such declaration or notice, the dividend or redemption notice would have complied with the provisions hereof; and

(xiii) the Borrower may make additional Restricted Payments so long as (i) no Event of Default exists or would result therefrom and (ii) the Total Leverage Ratio, calculated on a Pro Forma Basis, would not exceed 4.50:1.00;

(b) The Borrower shall not, nor shall they permit any Restricted Subsidiary to, make any payment (whether in Cash, securities or other property) on or in respect of principal of or interest on (y) any Junior Lien Indebtedness or (z) any Junior Indebtedness (such Indebtedness under clauses (y) and (z), the “Restricted Debt”), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Restricted Debt prior to its scheduled maturity (collectively, “Restricted Debt Payments”), except:

(i) any purchase, defeasance, redemption, repurchase, repayment or other acquisition or retirement of any Restricted Debt made by exchange for, or out of the proceeds of, Refinancing Indebtedness permitted by Section 6.01;

(ii) payments as part of an “applicable high yield discount obligation” catch-up payment;

(iii) payments of regularly scheduled interest as and when due in respect of any Restricted Debt, except for any payments with respect to any Subordinated Indebtedness that are prohibited by the subordination provisions thereof;

(iv) so long as, at the time of delivery of irrevocable notice with respect thereto, no Event of Default exists or would result therefrom, additional Restricted Debt Payments in an aggregate amount not to exceed:

(A) the greater of $160,000,000 and 4.0% of Consolidated Total Assets as of the last day of the most recently ended Test Period, minus the amount of Investments made in reliance on Section 6.06(q)(iii); plus

(B) the greater of $160,000,000 and 4.0% of Consolidated Total Assets as of the last day of the most recently ended Test Period, minus (1) the amount of Restricted Payments made by the Borrower or any Restricted Subsidiary in reliance on Section 6.04(a)(x), minus (2) the outstanding amount of Investments made by the Borrower or any Restricted Subsidiary in reliance on Section 6.06(q)(ii);

(v) (A) Restricted Debt Payments in exchange for, or with proceeds of any issuance of, Qualified Capital Stock of the Borrower and/or any Restricted Subsidiary and/or any capital contribution in respect of Qualified Capital Stock of the Borrower or any Restricted Subsidiary, in each case, other than any amounts constituting a Cure Amount or any amount that has been added to the Available Excluded Contribution Amount or the Available Amount, (B) Restricted Debt Payments as a result of the conversion of all or any portion of any Restricted Debt into Qualified Capital Stock of the Borrower and/or any Restricted Subsidiary and (C) to the extent constituting a Restricted Debt Payment, payment-in-kind interest with respect to any Restricted Debt that is permitted under Section 6.01;

(vi) Restricted Debt Payments in an aggregate amount not to exceed (A) the portion, if any, of the Available Amount on such date that the Borrower elects to apply to this clause (vi)(A) plus (B) the portion, if any, of the Available Excluded Contribution Amount on such date that the Borrower elects to apply to this clause (vi)(B);

(vii) additional Restricted Debt Payments; provided that the Total Leverage Ratio, calculated on a Pro Forma Basis, would not exceed 4.75:1.00; and

(viii) Restricted Debt Payments with respect to any Indebtedness incurred in connection with any NMTC Transaction.

Section 6.05 Restrictions on Subsidiary Distributions. Except as provided herein or in any other Loan Document, the ABL Facility Documentation, the Senior Note Documents, any document with respect to any Incremental Equivalent Debt and/or in agreements with respect to refinancings, renewals or replacements of such Indebtedness that are permitted by Section 6.01, the Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, enter into or cause to exist any agreement restricting the ability of (i) any subsidiary of the Borrower to pay dividends or other distributions to the Borrower or any Loan Party or (ii) any Restricted Subsidiary to make cash loans or advances to the Borrower or any Loan Party, except:

(a) in any agreement evidencing (i) Indebtedness of a Restricted Subsidiary that is not a Loan Party permitted by Section 6.01, (ii) Indebtedness permitted by Section 6.01 that is secured by a Permitted Lien if the relevant restriction applies only to the Person obligated under such Indebtedness and its Restricted Subsidiaries or the property or assets intended to secure such Indebtedness and (iii) Indebtedness permitted pursuant to clauses (c), (m), (n), (p) (as it relates to Indebtedness in respect of clauses (a), (c), (m), (n), (q), (r), (u), (w), (x), (y) and/or (z) of Section 6.01), (q), (r), (u), (w), (x), (y) and/or (z) of Section 6.01;

(b) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, subleases, licenses, sublicenses, joint venture agreements and similar agreements entered into in the ordinary course of business;

(c) that are or were created by virtue of any Lien granted upon, transfer of, agreement to transfer or grant of, any option or right with respect to any property, assets or Capital Stock not otherwise prohibited under this Agreement;

(d) assumed in connection with any acquisition of property or the Capital Stock of any Person, so long as the relevant encumbrance or restriction relates solely to the Person and its subsidiaries (including the Capital Stock of the relevant Person or Persons) and/or property so acquired and was not created in connection with or in anticipation of such acquisition;

(e) in any agreement for any Disposition of any Restricted Subsidiary (or all or substantially all of the property and/or assets thereof) that restricts the payment of dividends or other distributions or the making of cash loans or advances by such Restricted Subsidiary pending such Disposition;

(f) in provisions in agreements or instruments which prohibit the payment of dividends or the making of other distributions with respect to any class of Capital Stock of a Person other than on a pro rata basis;

(g) imposed by customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements;

(h) on Cash, other deposits or net worth or similar restrictions imposed by any Person under any contract entered into in the ordinary course of business or for whose benefit such Cash, other deposits or net worth or similar restrictions exist;

(i) set forth in documents which exist on the Closing Date and not created in contemplation thereof;

(j) those arising pursuant to an agreement or instrument relating to any Indebtedness permitted to be incurred after the Closing Date if the relevant restrictions, taken as a whole, are not materially less favorable to the Lenders than the restrictions contained in this Agreement, taken as a whole (as determined in good faith by the Borrower);

(k) those arising under or as a result of applicable law, rule, regulation or order or the terms of any license, authorization, concession or permit;

(l) those arising in any Hedge Agreement and/or any agreement relating to any Banking Service Obligation;

(m) in any agreement with respect to any NMTC Transaction; and/or

(n) those imposed by any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of any contract, instrument or obligation referred to in clauses (a) through (m) above; provided that no such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is, in the good faith judgment of the Borrower, more restrictive with respect to such restrictions, taken as a whole, than those in existence prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 6.06 Investments. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, make or own any Investment in any other Person except:

(a) Cash or Investments that were Cash Equivalents at the time made;

(b) (i) Investments existing on the Closing Date in any subsidiary, (ii) Investments made after the Closing Date among the Borrower and/or one or more Restricted Subsidiaries that are Loan Parties, (iii) Investments made after the Closing Date by any Loan Party in any Restricted Subsidiary that is not a Loan Party in an aggregate outstanding amount not to exceed the greater of $160,000,000 and 4.0% of Consolidated Total Assets as of the last day of the most recently ended Test Period (iv) Investments made by any Loan Party and/or any Restricted Subsidiary that is not a Loan Party in the form of any contribution or Disposition of the Capital Stock of any Person that is not a Loan Party; provided that, prior to such contribution or Disposition or series of transactions resulting in such contribution or Disposition, such Capital Stock was not owned directly by a Loan Party and (v) Investments made by any Restricted Subsidiary that is not a Loan Party in any Loan Party;

(c) Investments (i) constituting deposits, prepayments and/or other credits to suppliers and/or (ii) in the form of advances made to distributors, suppliers, licensors and licensees, in each case, in the ordinary course of business or, in the case of clause (ii), to the extent necessary to maintain the ordinary course of supplies to the Borrower or any Restricted Subsidiary;

(d) Investments in Unrestricted Subsidiaries; provided that immediately after giving effect to any such Investment, the amount invested in the applicable Unrestricted Subsidiary pursuant to this clause (d), when aggregated with the amounts then invested in all other Unrestricted Subsidiaries pursuant to this clause (d), shall not exceed at any time outstanding the greater of $40,000,000 and 1.0% of Consolidated Total Assets as of the last day of the most recent Test Period;

(e) (i) Permitted Acquisitions and (ii) Investments in Restricted Subsidiaries that are not Loan Parties in amounts required to permit such Restricted Subsidiaries to consummate Permitted Acquisitions; provided that the aggregate amount of Investments made pursuant to this clause (ii) shall not exceed (x) the greater of $160,000,000 and 4.0% of Consolidated Total Assets as of the last day of the most recent Test Period minus (y) the aggregate total consideration paid pursuant to clause (b)(ii)(A) of the definition of “Permitted Acquisition”;

(f) Investments (i) existing on, or contractually committed to or contemplated as of, the Closing Date and described on Schedule 6.06 and (ii) any modification, replacement, renewal or extension of any Investment described in clause (i) above so long as no such modification, renewal or extension thereof increases the amount of such Investment except by the terms thereof or as otherwise permitted by this Section 6.06);

(g) Investments received in lieu of Cash in connection with any Disposition permitted by Section 6.07;

(h) loans or advances to present or former employees, directors, members of management, officers, managers or consultants or independent contractors (or their respective Immediate Family Members) of any Parent Company, the Borrower and its subsidiaries to the extent permitted by Requirements of Law, in connection with such Person’s purchase of Capital Stock of any Parent Company, either (i) in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding or (ii) so long as the proceeds of such loan or advance are substantially contemporaneously contributed to the Borrower for the purchase of such Capital Stock;

(i) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business;

(j) Investments consisting of Indebtedness permitted under Section 6.01 (other than Indebtedness permitted under Sections 6.01(b) and (h)), Permitted Liens, Restricted Payments permitted under Section 6.04 (other than Section 6.04(a)(ix)), Restricted Debt Payments permitted by Section 6.04 and mergers, consolidations, amalgamations, liquidations, windings up, dissolutions or Dispositions permitted by Section 6.07 (other than Section 6.07(a) (if made in reliance on subclause (ii)(y) of the proviso thereto), Section 6.07(b) (if made in reliance on clause (ii) therein), Section 6.07(c)(ii) (if made in reliance on clause (B) therein) and Section 6.07(g));

(k) Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers;

(l) Investments (including debt obligations and Capital Stock) received (i) in connection with the bankruptcy or reorganization of any Person, (ii) in settlement of delinquent obligations of, or other disputes with, customers, suppliers and other account debtors arising in the ordinary course of business, (iii) upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment and/or (iv) as a result of the settlement, compromise, resolution of litigation, arbitration or other disputes;

(m) loans and advances of payroll payments or other compensation to present or former employees, directors, members of management, officers, managers or consultants of any Parent Company (to the extent such payments or other compensation relate to services provided to such Parent Company (but excluding, for the avoidance of doubt, the portion of any such amount, if any, attributable to the ownership or operations of any subsidiary of any Parent Company other than the Borrower and/or its subsidiaries)), the Borrower and/or any subsidiary in the ordinary course of business;

(n) Investments to the extent that payment therefor is made solely with Capital Stock of any Parent Company or Capital Stock (other than Disqualified Capital Stock) of the Borrower or any Restricted Subsidiary, in each case, to the extent not resulting in a Change of Control;

(o) (i) Investments of any Restricted Subsidiary acquired after the Closing Date, or of any Person acquired by, or merged into or consolidated or amalgamated with, the Borrower or any Restricted Subsidiary after the Closing Date, in each case as part of an Investment otherwise permitted by this Section 6.06 to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of the relevant acquisition, merger, amalgamation or consolidation and (ii) any modification, replacement, renewal or extension of any Investment permitted under clause (i) of this Section 6.06(o) so long as no such modification, replacement, renewal or extension thereof increases the amount of such Investment except as otherwise permitted by this Section 6.06;

(p) Investments made in connection with the Transactions;

(q) Investments made after the Closing Date by the Borrower and/or any of its Restricted Subsidiaries in an aggregate amount not to exceed:

(i) at any time outstanding, the greater of $160,000,000 and 4.0% of Consolidated Total Assets as of the last day of the most recently ended Test Period, plus

(ii) at any time outstanding, the greater of $160,000,000 and 4.0% of Consolidated Total Assets as of the last day of the most recently ended Test Period, minus (A) the amount of Restricted Payments made by the Borrower or any Restricted Subsidiary in reliance on Section 6.04(a)(x), minus (B) the amount of Restricted Debt Payments made by the Borrower or any Restricted Subsidiary in reliance on Section 6.04(b)(iv)(B), plus

(iii) at any time outstanding, the greater of $160,000,000 and 4.0% of Consolidated Total Assets as of the last day of the most recently ended Test Period, minus the amount of Restricted Debt Payments made in reliance on Section 6.04(b)(iv)(A), plus

(iv) in the event that (A) the Borrower or any of its Restricted Subsidiaries makes any Investment after the Closing Date in any Person that is not a Restricted Subsidiary and (B) such Person subsequently becomes a Restricted Subsidiary, an amount equal to 100.0% of the fair market value of such Investment as of the date on which such Person becomes a Restricted Subsidiary;

(r) Investments made after the Closing Date by the Borrower and/or any of its Restricted Subsidiaries in an aggregate outstanding amount not to exceed (i) the portion, if any, of the Available Amount on such date that the Borrower elects to apply to this clause (r)(i) plus (ii) the portion, if any, of the Available Excluded Contribution Amount on such date that the Borrower elects to apply to this clause (r)(ii);

(s) (i) Guarantees of leases (other than Capital Leases) or of other obligations not constituting Indebtedness and (ii) Guarantees of the lease obligations of suppliers, customers, franchisees and licensees of the Borrower and/or its Restricted Subsidiaries, in each case, in the ordinary course of business;

(t) Investments in any Parent Company in amounts and for purposes for which Restricted Payments to such Parent Company are permitted under Section 6.04(a); provided that any Investment made as provided above in lieu of any such Restricted Payment shall reduce availability under the applicable Restricted Payment basket under Section 6.04(a);

(u) Investments made by any Restricted Subsidiary that is not a Loan Party with the proceeds received by such Restricted Subsidiary from an Investment made by any Loan Party in such Restricted Subsidiary pursuant to this Section 6.06 (other than Investments made pursuant to clause (ii) of Section 6.06(e) or Section 6.06(x));

(v) Investments in subsidiaries and joint ventures in connection with reorganizations and related activities related to tax planning; provided that, after giving effect to any such reorganization and/or related activity, the security interest of the Administrative Agent in the Collateral, taken as a whole, is not materially impaired;

(w) Investments under any Derivative Transaction of the type permitted under Section 6.01(s);

(x) Investments made in connection with the creation, formation and/or acquisition of any joint venture, or in any Restricted Subsidiary to enable such Restricted Subsidiary to create, form and/or acquire any joint venture, in an aggregate outstanding amount not to exceed the greater of $80,000,000 and 2.0% of Consolidated Total Assets as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or (b), as applicable;

(y) Investments made in joint venture as required by, or made pursuant to, buy/sell arrangements between the joint venture parties set forth in joint venture agreements and similar binding arrangements in effect on the Closing Date (other than any modification, replacement, renewal or extension of such Investments so long as no such modification, renewal or extension thereof increased the amount of any such Investment except by the terms thereof or as otherwise permitted by this Section 6.06);

(z) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent that they are permitted to remain unfunded under applicable law;

(aa) Investments in the Borrower, any subsidiary and/or any joint venture in connection with intercompany cash management arrangements and related activities in the ordinary course of business;

(bb) additional Investments so long as, after giving effect thereto on a Pro Forma Basis, the Total Leverage Ratio does not exceed 4.75:1.00;

(cc) Investments consisting of the licensing or contribution of IP Rights pursuant to joint marketing arrangements with other Persons; and

(dd) Investments made in connection with any NMTC Transaction.

Section 6.07 Fundamental Changes; Disposition of Assets. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, enter into any transaction of merger, consolidation or amalgamation, or liquidate, wind up or dissolve themselves (or suffer any liquidation or dissolution), or make any Disposition having a fair market value in excess of $20,000,000, in a single transaction or in a series of related transactions, except:

(a) any Restricted Subsidiary may be merged, consolidated or amalgamated with or into the Borrower or any other Restricted Subsidiary; provided that (i) in the case of any such merger, consolidation or amalgamation with or into the Borrower, (A) the Borrower shall be the continuing or surviving Person or (B) if the Person formed by or surviving any such merger, consolidation or amalgamation is not the Borrower (any such Person, the “Successor Borrower”), (x) the Successor Borrower shall be an entity organized or existing under the law of the U.S., any state thereof or the District of Columbia, (y) the Successor Borrower shall expressly assume the Obligations of the Borrower in a manner reasonably satisfactory to the Administrative Agent and (z) except as the Administrative Agent may otherwise agree, each Guarantor, unless it is the other party to such merger, consolidation or amalgamation, shall have executed and delivered a reaffirmation agreement with respect to its obligations under the Loan Guaranty and the other Loan Documents; it being understood and agreed that if the foregoing conditions under clauses (x) through (z) are satisfied, the Successor Borrower will succeed to, and be substituted for, the Borrower under this Agreement and the other Loan Documents, and (ii) in the case of any such merger, consolidation or amalgamation with or into any Subsidiary Guarantor, either (x) such Subsidiary Guarantor shall be the continuing or surviving Person or the continuing or Surviving Person shall expressly assume the guarantee obligations of the Subsidiary Guarantor in a manner reasonably satisfactory to the Administrative Agent or (y) the relevant transaction shall be treated as an Investment and shall comply with Section 6.06;

(b) Dispositions (including of Capital Stock) among the Borrower and/or any Restricted Subsidiary (upon voluntary liquidation or otherwise); provided that any such Disposition by any Loan Party to any Person that is not a Loan Party shall be (i) for fair market value (as reasonably determined by such Person) with at least 75% of the consideration for such Disposition consisting of Cash or Cash Equivalents at the time of such Disposition or (ii) treated as an Investment and otherwise made in compliance with Section 6.06 (other than in reliance on clause (j) thereof);

(c) (i) the liquidation or dissolution of any Restricted Subsidiary if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower, is not materially disadvantageous to the Lenders and the Borrower or any Restricted Subsidiary receives any assets of the relevant dissolved or liquidated Restricted Subsidiary; provided that in the case of any liquidation or dissolution of any Loan Party that results in a distribution of assets to any Restricted Subsidiary that is not a Loan Party, such distribution shall be treated as an Investment and shall comply with Section 6.06 (other than in reliance on clause (j) thereof); (ii) any merger, amalgamation, dissolution, liquidation or consolidation, the purpose of which is to effect (A) any Disposition otherwise permitted under this Section 6.07 (other than clause (a), clause (b) or this clause (c)) or (B) any Investment permitted under Section 6.06; and (iii) the Borrower or any Restricted Subsidiary may be converted into another form of entity, in each case, so long as such conversion does not adversely affect the value of the Loan Guaranty or Collateral, if any;

(d) (x) Dispositions of inventory or equipment in the ordinary course of business (including on an intercompany basis) and (y) the leasing or subleasing of real property in the ordinary course of business;

(e) Dispositions of surplus, obsolete, used or worn out property or other property that, in the reasonable judgment of the Borrower, is (A) no longer useful in its business (or in the business of any Restricted Subsidiary of the Borrower) or (B) otherwise economically impracticable to maintain;

(f) Dispositions of Cash Equivalents or other assets that were Cash Equivalents when the relevant original Investment was made;

(g) Dispositions, mergers, amalgamations, consolidations or conveyances that constitute Investments permitted pursuant to Section 6.06 (other than Section 6.06(j)), Permitted Liens, Restricted Payments permitted by Section 6.04(a) (other than Section 6.04(a)(ix)) and Sale and Lease-back Transactions permitted by Section 6.08;

(h) Dispositions for fair market value; provided that with respect to any such Disposition with a purchase price in excess of the greater of $25,000,000 and 1.0% of Consolidated Total Assets as of the last day of the most recently ended Test Period, as applicable, at least 75% of the consideration for such Disposition shall consist of Cash or Cash Equivalents (provided that for purposes of the 75% Cash consideration requirement, (w) the amount of any Indebtedness or other liabilities (other than Indebtedness or other liabilities that are subordinated to the Obligations or that are owed to the Borrower or any Restricted Subsidiary) of the Borrower or any Restricted Subsidiary (as shown on such Person’s most recent balance sheet or statement of financial position (or in the notes thereto) that are assumed by the transferee of any such assets and for which the Borrower and/or its applicable Restricted Subsidiary have been validly released by all relevant creditors in writing, (x) the amount of any trade-in value applied to the purchase price of any replacement assets acquired in connection with such Disposition, (y) any Securities received by the Borrower or any Restricted Subsidiary from such transferee that are converted by such Person into Cash or Cash Equivalents (to the extent of the Cash or Cash Equivalents received) within 180 days following the closing of the applicable Disposition and (z) any Designated Non-Cash Consideration received in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (z) and Section 6.08 that is at that time outstanding, not in excess of the greater of $50,000,000 and 1.5% of Consolidated Total Assets as of the last day of the most recently ended Test Period, in each case, shall be deemed to be Cash); provided, further, that (x) immediately prior to and after giving effect to such Disposition, as determined on the date on which the agreement governing such Disposition is executed, no Event of Default shall exist and (y) the Net Proceeds of such Disposition shall be applied and/or reinvested as (and to the extent) required by Section 2.11(b)(ii);

(i) to the extent that (i) the relevant property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of the relevant Disposition are promptly applied to the purchase price of such replacement property;

(j) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to, buy/sell arrangements between joint venture or similar parties set forth in the relevant joint venture arrangements and/or similar binding arrangements;

(k) Dispositions of accounts receivable in the ordinary course of business (including any discount and/or forgiveness thereof and any factoring or similar arrangement) or in connection with the collection or compromise thereof;

(l) Dispositions and/or terminations of leases, subleases, licenses or sublicenses (including the provision of software under any open source license), which (i) do not materially interfere with the business of the Borrower and its Restricted Subsidiaries or (ii) relate to closed facilities or the discontinuation of any product line;

(m) (i) any termination of any lease in the ordinary course of business, (ii) any expiration of any option agreement in respect of real or personal property and (iii) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or litigation claims (including in tort) in the ordinary course of business;

(n) Dispositions of property subject to foreclosure, casualty, eminent domain or condemnation proceedings (including in lieu thereof or any similar proceeding);

(o) Dispositions or consignments of equipment, inventory or other assets (including leasehold interests in real property) with respect to facilities that are temporarily not in use, held for sale or closed;

(p) Dispositions in connection with the Transactions;

(q) Dispositions of non-core assets acquired in connection with any acquisition permitted hereunder and sales of Real Estate Assets acquired in any acquisition permitted hereunder which, within 90 days of the date of such acquisition, are designated in writing to the Administrative Agent as being held for sale and not for the continued operation of the Borrower or any of its Restricted Subsidiaries or any of their respective businesses; provided that (i) the Net Proceeds received in connection with any such Disposition shall be applied and/or reinvested as (and to the extent required) by Section 2.11(b)(ii) and (ii) no Event of Default exists on the date on which the definitive agreement governing the relevant Disposition is executed;

(r) exchanges or swaps, including transactions covered by Section 1031 of the Code (or any comparable provision of any foreign jurisdiction), of property or assets so long as any such exchange or swap is made for fair value (as reasonably determined by the Borrower) for like property or assets; provided that (i) upon the consummation of any such exchange or swap by any Loan Party, to the extent the property received does not constitute an Excluded Asset, the Administrative Agent has a perfected Lien with the same priority as the Lien held on the Real Estate Assets so exchanged or swapped and (ii) any Net Proceeds received as “cash boot” in connection with any such transaction shall be applied and/or reinvested as (and to the extent required) by Section 2.11(b)(ii);

(s) [Reserved];

(t) (i) licensing and cross-licensing arrangements involving any technology, intellectual property or IP Rights of the Borrower or any Restricted Subsidiary in the ordinary course of business and (ii) Dispositions, abandonments, cancellations or lapses of IP Rights, or issuances or registrations, or applications for issuances or registrations, of IP Rights, which, in the reasonable good faith determination of the Borrower, are not material to the conduct of the business of the Borrower or its Restricted Subsidiaries, or are no longer economical to maintain in light of its use;

(u) terminations or unwinds of Derivative Transactions;

(v) Dispositions of Capital Stock of, or sales of Indebtedness or other Securities of, Unrestricted Subsidiaries;

(w) Dispositions of Real Estate Assets and related assets in the ordinary course of business in connection with relocation activities for directors, officers, employees, members of management, managers or consultants of any Parent Company, the Borrower and/or any Restricted Subsidiary;

(x) Dispositions made to comply with any order of any agency of the U.S. Federal government, any state, authority or other regulatory body or any applicable Requirements of Law;

(y) any merger, consolidation, Disposition or conveyance the sole purpose of which is to reincorporate or reorganize any Domestic Subsidiary in another jurisdiction in the U.S.;

(z) Dispositions or conveyances that arise out of or relate to any (i) Specified Lease Transaction or (ii) NMTC Transaction;

(aa) any sale of motor vehicles and information technology equipment purchased at the end of an operating lease and resold thereafter; and

(bb) other Dispositions involving assets having a fair market value (as reasonably determined by the Borrower at the time of the relevant Disposition) in the aggregate since the Closing Date of not more than the greater of $40,000,000 and 1.0% of Consolidated Total Assets as of the last day of the most recently ended Test Period.

To the extent that any Collateral is Disposed of as expressly permitted by this Section 6.07 to any Person other than a Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, which Liens shall be automatically released upon the consummation of such Disposition; it being understood and agreed that the Administrative Agent shall be authorized to take, and shall take, any actions deemed appropriate in order to effect the foregoing in accordance with Article 8.

Section 6.08 Sale and Lease-Back Transactions. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which the Borrower or the relevant Restricted Subsidiary (a) has sold or transferred or is to sell or to transfer to any other Person (other than the Borrower or any of its Restricted Subsidiaries) and (b) intends to use for substantially the same purpose as the property which has been or is to be sold or transferred by the Borrower or such Restricted Subsidiary to any Person (other than the Borrower or any of its Restricted Subsidiaries) in connection with such lease (such a transaction described herein, a “Sale and Lease-Back Transaction”); provided that any Sale and Lease-Back Transaction shall be permitted so long as (i) the Net Proceeds of such Disposition are applied and/or reinvested as (and to the extent) required by Section 2.11(b)(ii) and (ii) (x) such Sale and Lease-Back Transaction (A) is permitted by Section 6.01(m), (B) is set forth on Schedule 6.08 hereto or (C) (1) at least 75% of the consideration for such Sale and Lease-Back Transaction shall consist of Cash or Cash Equivalents (provided that for purposes of the 75% Cash consideration requirement, any Designated Non-Cash Consideration received in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this Section 6.08 and Section 7.07(h) that is at that time outstanding, not in excess of the greater of $50,000,000 and 1.5% of Consolidated Total Assets as of the last day of the most recently ended Test Period, in each case, shall be deemed to be Cash), (2) the Borrower or its applicable Restricted Subsidiary would otherwise be permitted to enter into, and remain liable under, the applicable underlying lease and (3) the aggregate fair market value of the assets sold subject to all Sale and Lease-Back Transactions under this clause (B) shall not exceed the greater of $100,000,000 and 2.5% of Consolidated Total Assets as of the last day of the more recently ended Test Period or (y) it relates to a Specified Lease Transaction.

Section 6.09 Transactions with Affiliates. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, enter into any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) involving payment in excess of $10,000,000 with any of their respective Affiliates on terms that are less favorable to the Borrower or such Restricted Subsidiary, as the case may be (as reasonably determined by the Borrower), than those that might be obtained at the time in a comparable arm’s-length transaction from a Person who is not an Affiliate; provided that the foregoing restriction shall not apply to:

(a) any transaction between or among the Borrower and/or one or more Restricted Subsidiaries (or any entity that becomes a Restricted Subsidiary as a result of such transaction) to the extent permitted or not restricted by this Agreement;

(b) any issuance, sale or grant of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of employment arrangements, stock options and stock ownership plans approved by the board of directors (or equivalent governing body) of any Parent Company or of the Borrower or any Restricted Subsidiary;

(c) (i) any collective bargaining, employment or severance agreement or compensatory (including profit sharing) arrangement entered into by the Borrower or any of its Restricted Subsidiaries with their respective current or former officers, directors, members of management, managers, employees, consultants or independent contractors or those of any Parent Company, (ii) any subscription agreement or similar agreement pertaining to the repurchase of Capital Stock pursuant to put/call rights or similar rights with current or former officers, directors, members of management, managers, employees, consultants or independent contractors and (iii) transactions pursuant to any employee compensation, benefit plan, stock option plan or arrangement, any health, disability or similar insurance plan which covers current or former officers, directors, members of management, managers, employees, consultants or independent contractors or any employment contract or arrangement;

(d) (i) transactions permitted by Sections 6.01(d), (o), (bb) and (ee), 6.04 and 6.06(h), (m), (o), (t), (v), (x), (y), (z) and (aa) and (ii) issuances of Capital Stock and Indebtedness not restricted by this Agreement;

(e) transactions in existence on the Closing Date and any amendment, modification or extension thereof to the extent such amendment, modification or extension, taken as a whole, is not (i) materially adverse to the Lenders or (ii) more disadvantageous to the Lenders than the relevant transaction in existence on the Closing Date;

(f) (i) so long as no Event of Default under Section 7.01(a), 7.01(f) or 7.01(g) then exists or would result therefrom, the payment of management, monitoring, consulting, advisory and similar fees to any Investor in the amount permitted by the Management Agreement (as in effect on the Closing Date) and (ii) the payment of all indemnification obligations and expenses owed to any Investor and any of their respective directors, officers, members of management, managers, employees and consultants, in each case of clauses (i) and (ii) whether currently due or paid in respect of accruals from prior periods;

(g) the Transactions, including the payment of Transaction Costs and payments required under the Reorganization Agreement;

(h) customary compensation to Affiliates in connection with financial advisory, financing, underwriting or placement services or in respect of other investment banking activities and other transaction fees, which payments are approved by the majority of the members of the board of directors (or similar governing body) or a majority of the disinterested members of the board of directors (or similar governing body) of the Borrower in good faith;

(i) Guarantees permitted by Section 6.01 or Section 6.06;

(j) loans and other transactions among the Loan Parties to the extent permitted under this Article 6;

(k) the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, members of the board of directors (or similar governing body), officers, employees, members of management, managers, consultants and independent contractors of the Borrower and/or any of its Restricted Subsidiaries in the ordinary course of business and, in the case of payments to such Person in such capacity on behalf of any Parent Company, to the extent attributable to the operations of the Borrower or its Restricted Subsidiaries;

(l) transactions with customers, clients, suppliers, joint ventures, purchasers or sellers of goods or services or providers of employees or other labor entered into in the ordinary course of business, which are (i) fair to the Borrower and/or its applicable Restricted Subsidiary in the good faith determination of the board of directors (or similar governing body) of the Borrower or the senior management thereof or (ii) on terms at least as favorable as might reasonably be obtained from a Person other than an Affiliate;

(m) the payment of reasonable out-of-pocket costs and expenses related to registration rights and customary indemnities provided to shareholders under any shareholder agreement;

(n) (i) any purchase by Holdings of the Capital Stock of (or contribution to the equity capital of) the Borrower and (ii) any intercompany loans made by Holdings to the Borrower or any Restricted Subsidiary; and

(o) any transaction in respect of which the Borrower delivers to the Administrative Agent a letter addressed to the board of directors (or equivalent governing body) of the Borrower from an accounting, appraisal or investment banking firm of nationally recognized standing stating that such transaction is on terms that are no less favorable to the Borrower or the applicable Restricted Subsidiary than might be obtained at the time in a comparable arm’s length transaction from a Person who is not an Affiliate.

Section 6.10 Conduct of Business. From and after the Closing Date, the Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, engage in any material line of business other than (a) the businesses engaged in by the Borrower or any Restricted Subsidiary on the Closing Date and similar, complementary, ancillary or related businesses and (b) such other lines of business to which the Administrative Agent may consent.

Section 6.11 Amendments or Waivers of Organizational Documents. The Borrower shall not, nor shall it permit any Subsidiary Guarantor to, amend or modify their respective Organizational Documents, in each case in a manner that is materially adverse to the Lenders (in their capacities as such) without obtaining the prior written consent of the Administrative Agent; provided that, for purposes of clarity, it is understood and agreed that the Borrower and/or any Subsidiary Guarantor may effect a change to its organizational form and/or consummate any other transaction that is permitted under Section 6.07.

Section 6.12 Amendments of or Waivers with Respect to Restricted Debt. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, amend or otherwise modify the terms of any Restricted Debt (or the documentation governing the foregoing) if the effect of such amendment or modification, together with all other amendments or modifications made, is materially adverse to the interests of the Lenders (in their capacities as such); provided that, for purposes of clarity, it is understood and agreed that the foregoing limitation shall not otherwise prohibit any Refinancing Indebtedness or any other replacement, refinancing, amendment, supplement, modification, extension, renewal, restatement or refunding of any Restricted Debt, in each case, that is permitted under this Agreement in respect thereof.

Section 6.13 Fiscal Year. The Borrower shall not change its Fiscal Year-end to a date other than December 31; provided, that, the Borrower may, upon written notice to the Administrative Agent, change the Fiscal Year-end of the Borrower to another date, in which case the Borrower and the Administrative Agent will, and are hereby authorized to, make any adjustments to this Agreement that are necessary to reflect such change in Fiscal Year.

Section 6.14 Permitted Activities of Holdings. Holdings shall not:

(a) incur any Indebtedness for borrowed money other than (i) Indebtedness under the Loan Documents, any ABL Facility and the Senior Notes or otherwise in connection with the Transactions, (ii) Indebtedness of the type permitted under Section 6.01(o) and (iii) Guarantees of (x) Indebtedness or other obligations of the Borrower and/or any Restricted Subsidiary that are otherwise permitted hereunder and (y) Indebtedness or other obligations under any ABL Facility and the Senior Notes;

(b) create or suffer to exist any Lien on any property or asset now owned or hereafter acquired by it other than (i) the Liens created under the Collateral Documents to which it is a party, (ii) any other Lien created in connection with the Transactions, (iii) Permitted Liens on the Collateral that are secured on a pari passu or junior basis with the Secured Obligations, so long as such Permitted Liens secure Guarantees permitted under clause (a)(iii) above and the underlying Indebtedness subject to such Guarantee is permitted to be secured on the same basis pursuant to Section 6.02 and (iv) Liens of the type permitted under Section 6.02 (other than in respect of debt for borrowed money);

(c) engage in any business activity or own any material assets other than (i) holding the Capital Stock of the Borrower, as applicable, and, indirectly, any other subsidiary of the Borrower, (ii) performing its obligations under the Loan Documents, any ABL Facility, the Senior Notes, any ABL Facility and other Indebtedness, Liens (including the granting of Liens) and Guarantees permitted hereunder and any permitted refinancing thereof; (iii) issuing its own Capital Stock (including, for the avoidance of doubt, the making of any dividend or distribution on account of, or any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value of, any shares of any class of Capital Stock); (iv) filing Tax reports and paying Taxes and other customary obligations in the ordinary course (and contesting any Taxes); (v) preparing reports to Governmental Authorities and to its shareholders; (vi) holding director and shareholder meetings, preparing organizational records and other organizational activities required to maintain its separate organizational structure or to comply with applicable Requirements of Law; (vii) effecting any initial public offering of its Capital Stock; (viii) holding (A) Cash, Cash Equivalents and other assets received in connection with permitted distributions or dividends received from, or permitted Investments or permitted Dispositions made by, any of its subsidiaries or permitted contributions to the capital of, or proceeds from the issuance of Capital Stock of, Holdings pending the application thereof and (B) the proceeds of Indebtedness permitted by Section 6.01; (x) providing indemnification for its officers, directors, members of management, employees and advisors or consultants; (xi) participating in tax, accounting and other administrative matters; (xii) making payments of the type permitted under Section 6.09(f) and the performance of its obligations under any document, agreement and/or Investment contemplated by the Transactions or otherwise not prohibited under this Agreement; (xiii) complying with applicable Requirements of Law (including with respect to the maintenance of its existence); (xiv) making and holding intercompany loans to the Borrower and/or the Restricted Subsidiaries of the Borrower, as applicable; (xv) making and holding Investments of the type permitted under Section 6.06(h); and (xvi) activities incidental to any of the foregoing; or

(d) consolidate or amalgamate with, or merge with or into, or convey, sell or otherwise transfer all or substantially all of its assets to, any Person; provided that, so long as no Default or Event of Default exists or would result therefrom, (A) Holdings may consolidate or amalgamate with, or merge with or into, any other Person (other than the Borrower and any of its subsidiaries) so long as (i) Holdings is the continuing or surviving Person or (ii) if the Person formed by or surviving any such consolidation, amalgamation or merger is not Holdings, (x) the successor Person expressly assumes all obligations of Holdings under this Agreement and the other Loan Documents to which Holdings is a party pursuant to a supplement hereto and/or thereto in a form reasonably satisfactory to the Administrative Agent and (y) the Borrower delivers a certificate of a Responsible Officer with respect to the satisfaction of the conditions set forth in clause (x) of this clause (A) and (B) Holdings may convey, sell or otherwise transfer all or substantially all of its assets to any other Person (other than the Borrower and any of its subsidiaries) so long as (x) no Change of Control results therefrom, (y) the Person acquiring such assets expressly assumes all of the obligations of Holdings under this Agreement and the other Loan Documents to which Holdings is a party pursuant to a supplement hereto and/or thereto in a form reasonably satisfactory to the Administrative Agent and (z) the Borrower delivers a certificate of a Responsible Officer with respect to the satisfaction of the conditions under clause (x) set forth in this clause (B); provided, further, that if the conditions set forth in the preceding proviso are satisfied, the successor to Holdings will succeed to, and be substituted for, Holdings under this Agreement and all references herein and in the other Loan Documents to Holdings shall be deemed a reference to such successor.

ARTICLE 7

EVENTS OF DEFAULT

Section 7.01 Events of Default. If any of the following events (each, an “Event of Default”) shall occur:

(a) Failure To Make Payments When Due. Failure by the Borrower to pay (i) any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; or (ii) any interest on any Loan or any fee or any other amount due hereunder within five Business Days after the date due; or

(b) Default in Other Agreements. (i) Failure by any Loan Party or any of its Restricted Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in clause (a) above) with an aggregate outstanding principal amount exceeding the Threshold Amount, in each case beyond the grace period, if any, provided therefor; or (ii) breach or default by any Loan Party or any of its Restricted Subsidiaries with respect to any other term of (A) one or more items of Indebtedness with an aggregate outstanding principal amount exceeding the Threshold Amount or (B) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness (other than, for the avoidance of doubt, with respect to Indebtedness consisting of Hedging Obligations, termination events or equivalent events pursuant to the terms of the relevant Hedge Agreement which are not the result of any default thereunder by any Loan Party or any Restricted Subsidiary), in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; provided that clause (ii) of this paragraph (b) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property securing such Indebtedness if such sale or transfer is permitted hereunder; provided, further, that any failure described under clause (i) or (ii) above is unremedied and is not waived by the holders of such Indebtedness prior to any termination of the Commitments or acceleration of the Loans pursuant to Article 7; provided, further, that with respect to any such failure referred to in clause (ii) of this paragraph (b) as it relates to obligations in respect of any financial covenant (after giving effect to any cure right) set forth in the ABL Credit Agreement or the documentation governing any ABL Facility, such failure shall only constitute a Default or an Event of Default if such failure results in the acceleration of the obligations and the termination of commitments thereunder;

(c) Breach of Certain Covenants. Failure of any Loan Party, as required by the relevant provision, to perform or comply with any term or condition contained in Section 5.01(e)(i), Section 5.02 (as it applies to the preservation of the existence of the Borrower), or Article 6; or

(d) Breach of Representations, Etc. Any representation, warranty or certification made or deemed made by any Loan Party in any Loan Document or in any certificate required to be delivered in connection herewith or therewith (including, for the avoidance of doubt, any Perfection Certificate and any Perfection Certificate Supplement) being untrue in any material respect as of the date made or deemed made; or

(e) Other Defaults Under Loan Documents. Default by any Loan Party in the performance of or compliance with any term contained herein or any of the other Loan Documents, other than any such term referred to in any other Section of this Article 7, which default has not been remedied or waived within 30 days after receipt by the Borrower of written notice thereof from the Administrative Agent; or

(f) Involuntary Bankruptcy; Appointment of Receiver, Etc. (i) The entry by a court of competent jurisdiction of a decree or order for relief in respect of Holdings, the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) in an involuntary case under any Debtor Relief Law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal, state or local law; or (ii) the commencement of an involuntary case against Holdings, the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) under any Debtor Relief Law; the entry by a court having jurisdiction in the premises of a decree or order for the appointment of a receiver, receiver and manager, (preliminary) insolvency receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Holdings, the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary), or over all or a substantial part of its property; or the involuntary appointment of an interim receiver, trustee or other custodian of Holdings, the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) for all or a substantial part of its property, which remains undismissed, unvacated, unbounded or unstayed pending appeal for 60 consecutive days; or

(g) Voluntary Bankruptcy; Appointment of Receiver, Etc. (i) The entry against Holdings, the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) of an order for relief, the commencement by Holdings, the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) of a voluntary case under any Debtor Relief Law, or the consent by Holdings, the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case, under any Debtor Relief Law, or the consent by the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) to the appointment of or taking possession by a receiver, receiver and manager, trustee or other custodian for all or a substantial part of its property; (ii) the making by Holdings, the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) of a general assignment for the benefit of creditors; or (iii) the admission by Holdings, the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) in writing of their inability to pay their respective debts as such debts become due; or

(h) Judgments and Attachments. The entry or filing of one or more final money judgments, writs or warrants of attachment or similar process against Holdings, the Borrower or any of its Restricted Subsidiaries or any of their respective assets involving in the aggregate at any time an amount in excess of the Threshold Amount (in either case to the extent not adequately covered by self-insurance (if applicable) or by insurance as to which the relevant third party insurance company has been notified and not denied coverage), which judgment, writ, warrant or similar process remains unpaid, undischarged, unvacated, unbonded or unstayed pending appeal for a period of 60 days; or

(i) Employee Benefit Plans. The occurrence of one or more ERISA Events, which individually or in the aggregate result in liability of Holdings, the Borrower or any of its Restricted Subsidiaries in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect; or

(j) Change of Control. The occurrence of a Change of Control; or

(k) Guaranties, Collateral Documents and Other Loan Documents. At any time after the execution and delivery thereof (i) any material Loan Guaranty for any reason ceasing to be in full force and effect (other than in accordance with its terms or as a result of the occurrence of the Termination Date) or being declared to be null and void or the repudiation in writing by any Loan Party of its obligations thereunder (other than as a result of the discharge of such Loan Party in accordance with the terms thereof), (ii) this Agreement or any material Collateral Document ceasing to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof, the occurrence of the Termination Date or any other termination of such Collateral Document in accordance with the terms thereof) or being declared null and void or any Lien on Collateral created under any Collateral Document ceasing to be perfected with respect to a material portion of the Collateral (other than solely by reason of (x) the failure of the Administrative Agent to maintain possession of any Collateral actually delivered to it or the failure of the Administrative Agent to file UCC (or equivalent) continuation statements, (y) a release of Collateral in accordance with the terms hereof or thereof or (z) the occurrence of the Termination Date or any other termination of such Collateral Document in accordance with the terms thereof) or (iii) the contesting by any Loan Party of the validity or enforceability of any material provision of any Loan Document (or any Lien purported to be created by the Collateral Documents or Loan Guaranty) in writing or denial by any Loan Party in writing that it has any further liability (other than by reason of the occurrence of the Termination Date), including with respect to future advances by the Lenders, under any Loan Document to which it is a party; or

(l) Subordination. The Obligations ceasing or the assertion in writing by any Loan Party that the Obligations cease to constitute senior indebtedness under the subordination provisions of any document or instrument evidencing any permitted Subordinated Indebtedness in excess of the Threshold Amount or any such subordination provision being invalidated or otherwise ceasing, for any reason, to be valid, binding and enforceable obligations of the parties thereto;

then, and in every such event (other than an event with respect to the Borrower described in clause (f) or (g) of this Article)) and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take any of the following actions, at the same or different times: (i) terminate any Additional Commitments, and thereupon such Commitments and/or Additional Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that upon the occurrence of an event with respect to the Borrower described in clause (f) or (g) of this Article, any such Commitments and/or Additional Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.

ARTICLE 8

THE ADMINISTRATIVE AGENT

Each of the Lenders hereby irrevocably appoints Credit Suisse (or any successor appointed pursuant hereto) as Administrative Agent and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

Any Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, unless the context otherwise requires or unless such Person is in fact not a Lender, include each Person serving as Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Loan Party or any subsidiary of any Loan Party or other Affiliate thereof as if it were not the Administrative Agent hereunder. The Lenders acknowledge that, pursuant to such activities, the Administrative Agent or its Affiliates may receive information regarding any Loan Party or any of its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall not be under any obligation to provide such information to them.

The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default exists, and the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law; it being understood that such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary power, except discretionary rights and powers that are expressly contemplated by the Loan Documents and which the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the relevant circumstances as provided in Section 9.02); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable laws, and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Restricted Subsidiaries that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable to the Lenders or any other Secured Party for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the relevant circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein. The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or any Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any covenant, agreement or other term or condition set forth in any Loan Document or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of any Lien on the Collateral or the existence, value or sufficiency of the Collateral, (vi) the satisfaction of any condition set forth in Article 4 or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or (vii) any property, book or record of any Loan Party or any Affiliate thereof.

If any Lender acquires knowledge of a Default or Event of Default, it shall promptly notify the Administrative Agent and the other Lenders thereof in writing. Each Lender agrees that, except with the written consent of the Administrative Agent, it will not take any enforcement action hereunder or under any other Loan Document, accelerate the Obligations under any Loan Document, or exercise any right that it might otherwise have under applicable law or otherwise to credit bid at any foreclosure sale, UCC sale, any sale under Section 363 of the Bankruptcy Code or other similar Dispositions of Collateral. Notwithstanding the foregoing, however, a Lender may take action to preserve or enforce its rights against a Loan Party where a deadline or limitation period is applicable that would, absent such action, bar enforcement of the Obligations held by such Lender, including the filing of a proof of claim in a case under the Bankruptcy Code.

Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, the Borrower, the Administrative Agent and each Secured Party agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Loan Guaranty; it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by, the Administrative Agent, on behalf of the Secured Parties in accordance with the terms hereof and all powers, rights and remedies under the other Loan Documents may be exercised solely by, the Administrative Agent, and (ii) in the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or in the event of any other Disposition (including pursuant to Section 363 of the Bankruptcy Code), (A) the Administrative Agent, as agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Administrative Agent at such Disposition and (B) the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such Disposition.

No holder of any Secured Hedging Obligation or Banking Services Obligation in its respective capacity as such shall have any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under this Agreement.

Each of the Lenders hereby irrevocably authorizes (and by entering into a Hedge Agreement with respect to any Secured Hedging Obligation and/or by entering into documentation in connection with any Banking Services Obligation, each of the other Secured Parties hereby authorizes and shall be deemed to authorize) the Administrative Agent, on behalf of all Secured Parties to take any of the following actions upon the instruction of the Required Lenders:

(a) consent to the Disposition of all or any portion of the Collateral free and clear of the Liens securing the Secured Obligations in connection with any Disposition pursuant to the applicable provisions of the Bankruptcy Code, including Section 363 thereof;

(b) credit bid all or any portion of the Secured Obligations, or purchase all or any portion of the Collateral (in each case, either directly or through one or more acquisition vehicles), in connection with any Disposition of all or any portion of the Collateral pursuant to the applicable provisions of the Bankruptcy Code, including under Section 363 thereof;

(c) credit bid all or any portion of the Secured Obligations, or purchase all or any portion of the Collateral (in each case, either directly or through one or more acquisition vehicles), in connection with any Disposition of all or any portion of the Collateral pursuant to the applicable provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC;

(d) credit bid all or any portion of the Secured Obligations, or purchase all or any portion of the Collateral (in each case, either directly or through one or more acquisition vehicles), in connection with any foreclosure or other Disposition conducted in accordance with applicable law following the occurrence of an Event of Default, including by power of sale, judicial action or otherwise; and/or

(e) estimate the amount of any contingent or unliquidated Secured Obligations of such Lender or other Secured Party;

it being understood that no Lender shall be required to fund any amount in connection with any purchase of all or any portion of the Collateral by the Administrative Agent pursuant to the foregoing clause (b), (c) or (d) without its prior written consent.

Each Secured Party agrees that the Administrative Agent is under no obligation to credit bid any part of the Secured Obligations or to purchase or retain or acquire any portion of the Collateral; provided that, in connection with any credit bid or purchase described under clause (b), (c) or (d) of the preceding paragraph, the Secured Obligations owed to all of the Secured Parties (other than with respect to contingent or unliquidated liabilities as set forth in the next succeeding paragraph) may be, and shall be, credit bid by the Administrative Agent on a ratable basis.

With respect to each contingent or unliquidated claim that is a Secured Obligation, the Administrative Agent is hereby authorized, but is not required, to estimate the amount thereof for purposes of any credit bid or purchase described in the second preceding paragraph so long as the estimation of the amount or liquidation of such claim would not unduly delay the ability of the Administrative Agent to credit bid the Secured Obligations or purchase the Collateral in the relevant Disposition. In the event that the Administrative Agent, in its sole and absolute discretion, elects not to estimate any such contingent or unliquidated claim or any such claim cannot be estimated without unduly delaying the ability of the Administrative Agent to consummate any credit bid or purchase in accordance with the second preceding paragraph, then any contingent or unliquidated claims not so estimated shall be disregarded, shall not be credit bid, and shall not be entitled to any interest in the portion or the entirety of the Collateral purchased by means of such credit bid.

Each Secured Party whose Secured Obligations are credit bid under clause (b), (c) or (d) of the third preceding paragraph shall be entitled to receive interests in the Collateral or any other asset acquired in connection with such credit bid (or in the Capital Stock of the acquisition vehicle or vehicles that are used to consummate such acquisition) on a ratable basis in accordance with the percentage obtained by dividing (x) the amount of the Secured Obligations of such Secured Party that were credit bid in such credit bid or other Disposition, by (y) the aggregate amount of all Secured Obligations that were credit bid in such credit bid or other Disposition.

In addition, in case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, each Secured Party agrees that the Administrative Agent (irrespective of whether the principal of any Loan is then due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts to the extent due to the Lenders and the Administrative Agent under Sections 2.12 and 9.03) allowed in such judicial proceeding; and

(ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.

Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent consents to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amount due to the Administrative Agent under Sections 2.12 and 9.03.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent has received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. The Administrative Agent and any such sub-agent may perform any and all of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.

The Administrative Agent may resign or be removed at any time by delivery of ten days’ prior written notice to the Lenders and the Borrower or the Administrative Agent, as applicable. If the Administrative Agent becomes subject to an insolvency proceeding, either the Required Lenders or the Borrower may, upon ten days’ notice, remove the Administrative Agent. Upon receipt of any such notice of resignation or delivery of any such notice of removal, the Required Lenders shall have the right, with the consent of the Borrower (not to be unreasonably withheld or delayed), to appoint a successor Administrative Agent which shall be a commercial bank or trust company with offices in the U.S. having combined capital and surplus in excess of $1,000,000,000; provided that during the existence and continuation of an Event of Default under Section 7.01(a) or, with respect to Holdings or the Borrower,

Section 7.01(f) or (g), no consent of the Borrower shall be required. If no successor shall have been appointed as provided above and accepted such appointment within ten days after the retiring Administrative Agent gives notice of its resignation or the Administrative Agent receives notice of removal, then (a) in the case of a retirement, the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above (including, for the avoidance of doubt, consent of the Borrower) or (b) in the case of a removal, the Borrower may, after consulting with the Required Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that (x) in the case of a retirement, if the Administrative Agent notifies the Borrower, the Lenders that no qualifying Person has accepted such appointment or (y) in the case of a removal, the Borrower notifies the Required Lenders that no qualifying Person has accepted such appointment, then, in each case, such resignation or removal shall nonetheless become effective in accordance with and on the 30th day following delivery of such notice and (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent in its capacity as collateral agent for the Secured Parties for perfection purposes, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) all payments, communications and determinations required to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly (and each Lender will cooperate with the Borrower to enable the Borrower to take such actions), until such time as the Required Lenders or the Borrower, as applicable, appoint a successor Administrative Agent, as provided for above in this Article 8. Upon the acceptance of its appointment as Administrative Agent hereunder as a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder (other than its obligations under Section 9.13). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor Administrative Agent. After the Administrative Agent’s resignation or removal hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any action taken or omitted to be taken by any of them while the relevant Person was acting as Administrative Agent (including for this purpose holding any collateral security following the retirement or removal of the Administrative Agent). Notwithstanding anything to the contrary herein, no Disqualified Institution (nor any Affiliate thereof) may be appointed as a successor Administrative Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their respective Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of the Administrative Agent or any of its Related Parties.

Notwithstanding anything to the contrary herein, the Arrangers shall not have any right, power, obligation, liability, responsibility or duty under this Agreement, except in their respective capacities as the Administrative Agent or a Lender hereunder, as applicable.

Each Secured Party irrevocably authorizes and instructs the Administrative Agent to, and the Administrative Agent shall,

(a) release any Lien on any property granted to or held by Administrative Agent under any Loan Document (i) upon the occurrence of the Termination Date, (ii) that is sold or to be sold or transferred as part of or in connection with any Disposition permitted under the Loan Documents to a Person that is not a Loan Party, (iii) that does not constitute (or ceases to constitute) Collateral, (iv) if the property subject to such Lien is owned by a Subsidiary Guarantor, upon the release of such Subsidiary Guarantor from its Loan Guaranty otherwise in accordance with the Loan Documents, (v) as required under clause (d) below or (vi) if approved, authorized or ratified in writing by the Required Lenders in accordance with Section 9.02;

(b) subject to Section 9.22, release any Subsidiary Guarantor from its obligations under the Loan Guaranty if such Person ceases to be a Restricted Subsidiary (or becomes an Excluded Subsidiary as a result of a single transaction or series of related transactions permitted hereunder; provided that the release of any Subsidiary Guarantor from its obligations under the Loan Guaranty if such Subsidiary Guarantor becomes an Excluded Subsidiary of the type described in clause (a) of the definition thereof shall only be permitted if at the time such Guarantor becomes an Excluded Subsidiary of such type (1) no Event of Default exists, (2) after giving pro forma effect to such release and the consummation of the transaction that causes such Person to be an Excluded Subsidiary of such type, the Borrower is deemed to have made a new Investment in such Person for purposes of Section 6.06 (as if such Person were then newly acquired) in an amount equal to the portion of the fair market value of the net assets of such Person attributable to the Borrower’s equity interest therein as reasonably estimated by the Borrower and such Investment is permitted pursuant to Section 6.06 (other than Section 6.06(f)) at such time and (3) a Responsible Officer of the Borrower certifies to the Administrative Agent compliance with preceding clauses (1) and (2));

(c) subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Sections 6.02(d), 6.02(e), 6.02(g), 6.02(m), 6.02(n), 6.02(o), 6.02(q), 6.02(r), 6.02(x), 6.02(y), 6.02(z)(i), 6.02(bb), 6.02(cc), 6.02(ee), 6.02(ff) and 6.02(ll) (and any Liens securing Refinancing Indebtedness in respect of any thereof to the extent such Refinancing Indebtedness is permitted to be secured under Section 6.02(k)); provided, that the subordination of any Lien on any property granted to or held by the Administrative Agent shall only be required to the extent that the Lien of the Administrative Agent with respect to such property is required to be subordinated to the relevant Permitted Lien in accordance with applicable law or the documentation governing the Indebtedness that is secured by such Permitted Lien; and

(d) enter into subordination, intercreditor and/or similar agreements with respect to Indebtedness that is (i) required or permitted to be subordinated hereunder and/or (ii) secured by Liens, and with respect to which Indebtedness, this Agreement contemplates an intercreditor, subordination or collateral trust agreement.

Upon the request of the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Loan Party from its obligations under the Guarantee or its

Lien on any Collateral pursuant to this Article 8. In each case as specified in this Article 8, the Administrative Agent will (and each Lender hereby authorizes the Administrative Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest therein, or to release such Loan Party from its obligations under the Loan Guaranty, in each case in accordance with the terms of the Loan Documents and this Article 8; provided that upon the request of the Administrative Agent, the Borrower shall deliver a certificate of a Responsible Officer certifying that the relevant transaction has been consummated in compliance with the terms of this Agreement.

The Administrative Agent is authorized to enter into any intercreditor agreement contemplated hereby with respect to Indebtedness (A) that is (i) required or permitted to be subordinated hereunder, (ii) secured by Liens and/or (iii) otherwise required to be subject to an Acceptable Intercreditor Agreement and (B) which contemplates an intercreditor, subordination or collateral trust agreement (any such intercreditor agreement, an “Additional Agreement”), and the parties hereto acknowledge that any such Additional Agreement is binding upon them. Each Lender (a) hereby agrees that it will be bound by, and will not take any action contrary to any Additional Agreement and (b) hereby authorizes and instructs the Administrative Agent to enter into any Additional Agreement and to subject the Liens on the Collateral securing the Secured Obligations to the provisions thereof. The foregoing provisions are intended as an inducement to the Secured Parties to extend credit to the Borrower, and the Secured Parties are intended third-party beneficiaries of such provisions and the provisions of any Additional Agreement.

To the extent that the Administrative Agent (or any Affiliate thereof) is not reimbursed and indemnified by the Borrower, the Lenders will reimburse and indemnify the Administrative Agent (and any Affiliate thereof) in proportion to their respective Applicable Percentages (determined as if there were no Defaulting Lenders) for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent (or any Affiliate thereof) in performing its duties hereunder or under any other Loan Document or in any way relating to or arising out of this Agreement or any other Loan Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s (or such affiliate’s) gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax. If the forms or other documentation required by Section 2.17 are not delivered to the Administrative Agent, then the Administrative Agent may withhold from any payment to any Lender not providing such forms or other documentation, an amount equivalent to the applicable withholding tax. If the IRS or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding tax ineffective or for any other reason, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section. The provisions of this Article 8 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

ARTICLE 9

MISCELLANEOUS

Section 9.01 Notices.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or email, as follows:

(i)	if to any Loan Party, to such Loan Party in the care of the Borrower at:

PQ Corporation

Valleybrooke Corporate Center

300 Lindenwood Drive

Malvern, PA 19355-1740

Telephone: 913-744-2013

Facsimile: 913-744-2075

Attention: William J. Sichko

Email: Bill.Sichko@pqcorp.com

with copy to (which shall not constitute notice to any Loan Party):

CCMP Capital Advisors, LP

245 Park Avenue, 16th Floor

New York, NY 10167-2403

Telephone: 212-600-9600

Facsimile: 212-599-3481

Attention: Mark Mcfadden

Email: Mark.Mcfadden@ccmpcapital.com

(ii)	if to the Administrative Agent, at:

Credit Suisse AG

Eleven Madison Avenue, 6th Floor

New York, NY 10010

Telephone: 919-994-6369

Facsimile: 212-322-2291

Attention: Loan Operations – Agency Manager

Email: agency.loanops@credit-suisse.com

with a copy to (which shall not constitute notice to the Administrative Agent):

Latham & Watkins LLP

885 Third Avenue

New York, NY 10022

Telephone: (212) 906-1200

Facsimile: (212) 751-4864

Attention: Eugene Mazzaro / Alfred Xue

Email: Eugene.mazzaro@lw.com / Alfred.xue@lw.com

(iii) if to any Lender, to it at its address or facsimile number set forth in its Administrative Questionnaire.

All such notices and other communications (A) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof or three Business Days after dispatch if sent by certified or registered mail, in each case, delivered, sent or mailed (properly addressed) to the relevant party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01 or (B) sent by facsimile shall be deemed to have been given when sent and when receipt has been confirmed by telephone; provided that received notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, such notices or other communications shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in clause (b) below shall be effective as provided in such clause (b).

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including e-mail and Internet or Intranet websites) pursuant to procedures set forth herein or otherwise approved by the Administrative Agent. The Administrative Agent or the Borrower (on behalf of any Loan Party) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures set forth herein or otherwise approved by it; provided that approval of such procedures may be limited to particular notices or communications. All such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or Intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (b)(i) of notification that such notice or communication is available and identifying the website address therefor.

(c) Any party hereto may change its address or facsimile number or other notice information hereunder by notice to the other parties hereto.

(d) The Borrower hereby acknowledges that (A) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (B) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) (provided, however, that to the extent such Borrower Materials constitute Confidential Information, they shall be treated as set forth in Section 9.13); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent shall treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”; provided that, for purposes of the foregoing, all information and materials provided pursuant to Section 5.01(a) or (b) shall be deemed to be suitable for posting to Public Lenders.

Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to Communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material nonpublic information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH PERSON’S GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR MATERIAL BREACH OF ANY LOAN DOCUMENT.

Section 9.02 Waivers; Amendments.

(a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same is permitted by paragraph (b) of this Section 9.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, to the extent permitted by law, the making of a Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default or Event of Default at the time.

(b) Subject to clauses (A), (B), (C) and (D) of this Section 9.02(b) and Sections 9.02(c) and (d) below, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified, except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) or (ii) in the case of any other Loan Document (other than any waiver, amendment or modification to effectuate any modification thereto expressly contemplated by the terms of such other Loan Documents), pursuant to an agreement or agreements in writing entered into by the Administrative Agent and each Loan Party that is party thereto, with the consent of the Required Lenders; provided that, notwithstanding the foregoing:

(A) except with the consent of each Lender directly and adversely affected thereby (but without the consent of the Required Lenders), no such waiver, amendment or modification shall:

(1) increase the Commitment or Additional Commitment of such Lender (other than with respect to any Incremental Revolving Facility pursuant to Section 2.22 in respect of which such Lender has agreed to be an Additional Lender); it being understood that no amendment, modification or waiver of, or consent to departure from, any condition precedent, representation, warranty, covenant, Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments or Additional Commitments shall constitute an increase of any Commitment or Additional Commitment of such Lender;

(2) reduce or forgive the principal amount of any Loan or any amount due on any Loan Installment Date;

(3) (x) extend the scheduled final maturity of any Loan or (y) postpone any Loan Installment Date, any Interest Payment Date or the date of any scheduled payment of any fee payable hereunder (in each case, other than any extension for administrative reasons agreed by the Administrative Agent);

(4) reduce the rate of interest (other than to waive any Default or Event of Default or obligation of the Borrower to pay interest at the default rate of interest under Section 2.13(d), which shall only require the consent of the Required Lenders) or the amount of any fee owed to such Lender; it being understood that no change in the definition of “Senior Secured Leverage Ratio” or any other ratio used in the calculation of the Applicable Rate, or in the calculation of any other interest or fee due hereunder (including any component definition thereof) shall constitute a reduction in any rate of interest or fee hereunder;

(5) extend the expiry date of such Lender’s Commitment or Additional Commitment; it being understood that no amendment, modification or waiver of, or consent to departure from, any condition precedent, representation, warranty, covenant, Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments or Additional Commitments shall constitute an extension of any Commitment or Additional Commitment of any Lender; and

(6) waive, amend or modify the provisions of Section 2.11(a), 2.11(b)(vi), 2.18(b) or 2.18(c) of this Agreement in a manner that would by its terms alter the pro rata sharing of payments required thereby (except in connection with any transaction permitted under Sections 2.22, 2.23, 9.02(c) and/or 9.05(g) or as otherwise provided in this Section 9.02); and

(7) change the currency in which any Loan or Commitment of any such Lender is denominated; and

(B) no such waiver, amendment or modification shall:

(1) change any of the provisions of Section 9.02(a) or Section 9.02(b) or the definition of “Required Lenders” to reduce any voting percentage required to waive, amend or modify any right thereunder or make any determination or grant any consent thereunder, without the prior written consent of each Lender;

(2) release all or substantially all of the Collateral from the Lien granted pursuant to the Loan Documents (except as otherwise permitted herein or in the other Loan Documents, including pursuant to Article 8 or Section 9.22), without the prior written consent of each Lender; or

(3) release all or substantially all of the value of the Guarantees under the Loan Guaranty (except as otherwise permitted herein or in the other Loan Documents, including pursuant to Section 9.22 hereof), without the prior written consent of each Lender;

(C) reserved; and

(D) reserved.

provided, further, that no agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent. The Administrative Agent may also amend the Commitment Schedule to reflect assignments entered into pursuant to Section 9.05, incurrences of Additional Commitments or Additional Loans pursuant to Section 2.22, 2.23 or 9.02(c) and reductions or terminations of any such Additional Commitments or Additional Loans. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment and any Additional Commitment of any Defaulting Lender may not be increased without the consent of such Defaulting Lender (it being understood that any Commitment, Additional Commitment or Loan held or deemed held by any Defaulting Lender shall be excluded from any vote hereunder that requires the consent of any Lender, except as expressly provided in Section 2.21(a)). Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (i) to add one or more additional credit facilities permitted hereunder to this Agreement and to permit any extension of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the relevant benefits of this Agreement and the other Loan Documents and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders on substantially the same basis as the Lenders prior to such inclusion.

(c) Notwithstanding the foregoing, this Agreement may be amended:

(i) with the written consent of the Borrower and the Lenders providing the relevant Replacement Term Loans to permit the refinancing or replacement of all or any portion of the outstanding Initial Term Loans or any then-existing Additional Term Loans under the applicable Class (any such loans being refinanced or replaced, the “Replaced Term Loans”) with one or more replacement term loans hereunder (“Replacement Term Loans”) pursuant to a Refinancing Amendment; provided that:

(A) the aggregate principal amount of any Replacement Term Loans shall not exceed the aggregate principal amount of the Replaced Term Loans (plus (1) any additional amounts permitted to be incurred under Section 6.01(a), (q), (u), (w) and/or (z) and, to the extent any such additional amounts are secured, the related Liens are permitted under Section 6.02(k) (with respect to Liens securing Indebtedness permitted by Section 6.01(a), (q), (u), (w) or (z)), (o)(ii), (u) and/or (hh) and plus (2) the amount of accrued interest and premium (including tender premium) thereon and underwriting discounts, fees (including upfront fees and original issue discount), commissions and expenses associated therewith),

(B) any Replacement Term Loans must have a final maturity date that is equal to or later than the final maturity date of, and have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Replaced Term Loans at the time of the relevant refinancing,

(C) any Replacement Term Loans may be pari passu or junior in right of payment and pari passu or junior with respect to the Collateral with the remaining portion of the Initial Term Loans or Additional Term Loans (provided that if pari passu or junior as to payment or Collateral, such Replacement Term Loans shall be subject to an Acceptable Intercreditor Agreement and may be, at the option of the Administrative Agent and the Borrower, documented in a separate agreement or agreements), or be unsecured,

(D) if any Replacement Term Loans are secured, such Replacement Term Loans may not be secured by any assets other than the Collateral,

(E) if any Replacement Term Loans are guaranteed, such Replacement Term Loans may not be guaranteed by any Person other than one or more Loan Parties,

(F) any Replacement Term Loans that are pari passu in right of payment and pari passu in right of security may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayment or prepayment in respect of the Initial Term Loans (and any Additional Term Loans then subject to ratable repayment requirements), in each case as agreed by the Borrower and the Lenders providing the relevant Replacement Term Loans,

(G) any Replacement Term Loans shall have pricing (including interest, fees and premiums) and, subject to preceding clause (F), optional prepayment and redemption terms as the Borrower and the lenders providing such Replacement Term Loans may agree,

(H) no Default under Section 7.01(a), 7.01(f) or 7.01(g) or Event of Default shall exist immediately prior to or after giving effect to the effectiveness of the relevant Replacement Term Loans, and

(I) either (i) the other terms and conditions of any Replacement Term Loans (excluding pricing, interest, fees, rate floors, premiums, optional prepayment or redemption terms, security and maturity, subject to preceding clauses (B) through (G)) shall be substantially identical to, or (taken as a whole) no more favorable (as reasonably determined by the Borrower) to the lenders providing such Replacement Term Loans than those applicable to the Replaced Term Loans (other than covenants or other provisions applicable only to periods after the Latest Term Loan Maturity Date (in each case, as of the date of incurrence of such Replacement Term Loans)) or (ii) such Replacement Term Loans shall be provided on then-current market terms for the applicable type of Indebtedness, and

(ii) with the written consent of the Borrower and the Lenders providing the relevant Replacement Revolving Facility to permit the refinancing or replacement of all or any portion of any Additional Revolving Commitment under the applicable Class (any such Additional Revolving Commitment being refinanced or replaced, a “Replaced Revolving Facility”) with a replacement revolving facility hereunder (a “Replacement Revolving Facility”) pursuant to a Refinancing Amendment; provided that:

(A) the aggregate principal amount of any Replacement Revolving Facility shall not exceed the aggregate principal amount of the Replaced Revolving Facility (plus (x) any additional amounts permitted to be incurred under Section 6.01(a), (q), (u), (w) and/or (z) and, to the extent any such additional amounts are secured, the related Liens are permitted under Section 6.02(k) (with respect to Liens securing Indebtedness permitted by Section 6.01(a), (q), (u), (w) or (z)), (o)(ii), (u) and/or (hh) and plus (y) the amount of accrued interest and premium thereon, any committed but undrawn amounts and underwriting discounts, fees (including upfront fees and original issue discount), commissions and expenses associated therewith),

(B) no Replacement Revolving Facility may have a final maturity date (or require commitment reductions) prior to the final maturity date of the relevant Replaced Revolving Facility at the time of such refinancing,

(C) any Replacement Revolving Facility may be pari passu or junior in right of payment and pari passu or junior with respect to the Collateral with the remaining portion of the Additional Revolving Commitments (provided that if pari passu or junior as to payment or Collateral, such Replacement Revolving Facility shall be subject to an Acceptable Intercreditor Agreement and may be, at the option of the Administrative Agent and the Borrower, documented in a separate agreement or agreements), or be unsecured,

(D) if any Replacement Revolving Facility is secured, it may not be secured by any assets other than the Collateral,

(E) if any Replacement Revolving Facility is guaranteed, it may not be guaranteed by any Person other than one or more Loan Parties,

(F) any Replacement Revolving Facility shall be subject to the “ratability” provisions applicable to Extended Revolving Credit Commitments and Extended Revolving Loans set forth in the proviso to clause (ii) of Section 2.23(a), mutatis mutandis, to the same extent as if fully set forth in this Section 9.02(c)(ii),

(G) any Replacement Revolving Facility shall have pricing (including interest, fees and premiums) and, subject to preceding clause (F), optional prepayment and redemption terms as the Borrower and the lenders providing such Replacement Revolving Facility may agree,

(H) no Default under Section 7.01(a), 7.01(f) or 7.01(g) or Event of Default shall exist immediately prior to or after giving effect to the effectiveness of the relevant Replacement Revolving Facility, and

(I) either (i) the other terms and conditions of any Replacement Revolving Facility (excluding pricing, interest, fees, rate floors, premiums, optional prepayment or redemption terms, security and maturity, subject to preceding clauses (B) through (G)) shall be substantially identical to, or (taken as a whole) no more favorable (as reasonably determined by the Borrower) to the lenders providing such Replacement Revolving Facility than those applicable to the Replaced Revolving Facility (other than covenants or other provisions applicable only to periods after the Latest Revolving Loan Maturity Date (in each case, as of the date of incurrence of the relevant Replacement Revolving Facility)) or (ii) such Replacement Revolving Facility shall be provided on then-current market terms for the applicable type of Indebtedness, and

(J) the commitments in respect of the Replaced Revolving Facility shall be terminated, and all loans outstanding thereunder and all fees in connection therewith shall be paid in full, in each case on the date such Replacement Revolving Facility is implemented;

provided, further, that, in respect of each of clauses (i) and (ii) of this clause (c), any Non-Debt Fund Affiliate and Debt Fund Affiliate shall (x) be permitted (without Administrative Agent consent) to provide any Replacement Term Loans, it being understood that in connection with such Replacement Term Loans, the relevant Non-Debt Fund Affiliate or Debt Fund Affiliate, as applicable, shall be subject to the restrictions applicable to such Persons under Section 9.05 as if such Replacement Term Loans were Term Loans and (y) any Debt Fund Affiliate (but not any Non-Debt Fund Affiliate) may provide any Replacement Revolving Facility.

Each party hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be amended by the Borrower, the Administrative Agent and the lenders providing the relevant Replacement Term Loans or the Replacement Revolving Facility, as applicable, to the extent (but only to the extent) necessary to reflect the existence and terms of such Replacement Term Loans or Replacement Revolving Facility, as applicable, incurred or implemented pursuant thereto (including any amendment necessary to treat the loans and commitments subject thereto as a separate “tranche” and “Class” of Loans and/or commitments hereunder). It is understood that any Lender approached to provide all or a portion of any Replacement Term Loans or any Replacement Revolving Facility may elect or decline, in its sole discretion, to provide such Replacement Term Loans or Replacement Revolving Facility.

(d) Notwithstanding anything to the contrary contained in this Section 9.02 or any other provision of this Agreement or any provision of any other Loan Document, (i) the Borrower and the Administrative Agent may, without the input or consent of any Lender, amend, supplement and/or waive any guaranty, collateral security agreement, pledge agreement and/or related document (if any) executed in connection with this Agreement to (x) comply with Requirements of Law or the advice of counsel or (y) cause any such guaranty, collateral security agreement, pledge agreement or other document to be consistent with this Agreement and/or the relevant other Loan Documents, (ii) the Borrower and the Administrative Agent may, without the input or consent of any other Lender (other than the relevant Lenders (including Additional Lenders) providing Loans under such Sections), effect amendments to this Agreement and the other Loan Documents as may be necessary in the reasonable opinion of the Borrower and the Administrative Agent to effect the provisions of Section 2.22, 2.23, 5.12, 6.13 or 9.02(c), or any other provision specifying that any waiver, amendment or modification may be made with the consent or approval of the Administrative Agent and (iii) if the Administrative Agent and the Borrower have jointly identified any ambiguity, mistake, defect, inconsistency, obvious error or any error or omission of a technical nature or any necessary or desirable technical change, in each case, in any provision of any Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend such provision solely to address such matter as reasonably determined by them acting jointly.

Section 9.03 Expenses; Indemnity.

(a) The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by each Arranger, the Administrative Agent and their respective Affiliates (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one firm of outside counsel to all such Persons taken as a whole and, if reasonably necessary, of one local counsel in any relevant jurisdiction to all such Persons, taken as a whole) in connection with the syndication and distribution (including via the Internet or through a service such as SyndTrak) of the Credit Facilities, the preparation, execution, delivery and administration of the Loan Documents and any related documentation, including in connection with any amendment, modification or waiver of any provision of any Loan Document (whether or not the transactions contemplated thereby are consummated, but only to the extent the preparation of any such amendment, modification or waiver was requested by the Borrower and except as otherwise provided in a separate writing between the Borrower, the relevant Arranger and/or the Administrative Agent) and (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Arrangers, or the Lenders or any of their respective Affiliates (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one firm of outside counsel to all such Persons taken as a whole and, if reasonably necessary, of one local counsel in any relevant jurisdiction to all such Persons, taken as a whole) in connection with the enforcement, collection or protection of their respective rights in connection with the Loan Documents, including their respective rights under this Section 9.03, or in connection with the Loans made. Except to the extent required to be paid on the Closing Date (and invoiced three (3) business days prior thereto), all amounts due under this paragraph (a) shall be payable by the Borrower within 30 days of receipt of an invoice setting forth such expenses in reasonable detail, together with backup documentation supporting the relevant reimbursement request.

(b) The Borrower shall indemnify each Arranger, the Administrative Agent, and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages and liabilities (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to all Indemnitees taken as a whole and, if reasonably necessary, one local counsel in any relevant jurisdiction to all Indemnitees, taken as a whole and solely in the case of an actual or perceived conflict of interest, (x) one additional counsel to all affected Indemnitees, taken as a whole, and (y) one additional local counsel to all affected Indemnitees, taken as a whole), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby and/or the enforcement of the Loan Documents, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (ii) the use of the proceeds of the Loans, (iii) any actual or alleged Release or presence of Hazardous Materials on, at, under or from any property currently or formerly owned or operated by the Borrower, any of its Restricted Subsidiaries or any other Loan Party or any Environmental Liability related to the Borrower, any of its Restricted Subsidiaries or any other Loan Party and/or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower, any other Loan Party or any of their respective Affiliates); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that any such loss, claim, damage, or liability (i) is determined by a final and non-appealable judgment of a court of competent jurisdiction (or documented in any settlement agreement referred to below) to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or any of its Related Parties or, to the extent such judgment finds (or such settlement agreement acknowledges) that any such loss, claim, damage, or liability has resulted from such Person’s material breach of the Loan Documents or (ii) arises out of any claim, litigation, investigation or proceeding brought by such Indemnitee against another Indemnitee (other than any claim, litigation, investigation or proceeding that is brought by or against the Administrative Agent or any Arranger, acting in its capacity as the Administrative Agent or as an Arranger) that does not involve any act or omission of Holdings, the Borrower or any of its subsidiaries. Each Indemnitee shall be obligated to refund or return any and all amounts paid by the Borrower pursuant to this Section 9.03(b) to such Indemnitee for any fees, expenses, or damages to the extent such Indemnitee is not entitled to payment thereof in accordance with the terms hereof. All amounts due under this paragraph (b) shall be payable by the Borrower within 30 days (x) after written demand therefor, in the case of any indemnification obligations and (y) in the case of reimbursement of costs and expenses, after receipt of an invoice, setting forth such costs and expenses in reasonable detail, together with backup documentation supporting the relevant reimbursement request. This Section 9.03(b) shall not apply to Taxes, except for Taxes that represent losses, claims or damages arising from any non-Tax claim.

(c) The Borrower shall not be liable for any settlement of any proceeding effected without its consent (which consent shall not be unreasonably withheld or delayed), but if any proceeding is settled with the Borrower’s written consent, or if there is a final non-appealable judgment of a court of competent jurisdiction against any Indemnitee in any such proceeding, the Borrower agrees to indemnify and hold harmless each Indemnitee to the extent and in the manner set forth above. The Borrower shall not, without the prior written consent of the affected Indemnitee (which consent shall not be unreasonably withheld or delayed), effect any settlement of any pending or threatened proceeding in respect of which indemnity could have been sought hereunder by such Indemnitee unless (i) such settlement includes an unconditional release of such Indemnitee from all liability or claims that are the subject matter of such proceeding and (ii) such settlement does not include any statement as to any admission of fault or culpability.

Section 9.04 Waiver of Claim. To the extent permitted by applicable law, no party to this Agreement shall assert, and each hereby waives, any claim against any other party hereto or any Related Party thereof, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof, except, in the case of any claim by any Indemnitee against any of the Borrower, to the extent such damages would otherwise be subject to indemnification pursuant to the terms of Section 9.03.

Section 9.05 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that (i) except as provided under Section 6.07, the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with the terms of this Section 9.05 (any attempted assignment or transfer not complying with the terms of this Section 9.05 shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and permitted assigns, Participants (to the extent provided in paragraph (c) of this Section 9.05) and, to the extent expressly contemplated hereby, the Related Parties of each of the Arrangers, the Administrative Agent, and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of any Loan or Additional Commitment added pursuant to Section 2.22, 2.23 or 9.02(c) at the time owing to it) with the prior written consent (not to be unreasonably withheld or delayed) of:

(A) the Borrower; provided that the Borrower shall be deemed to have consented to any such assignment unless it has objected thereto by written notice to the Administrative Agent within 15 Business Days after receiving written notice thereof; provided, further, that no consent of the Borrower shall be required (x) for any assignment of (1) Additional Revolving Loans or Additional Revolving Commitments to another Revolving Lender or (2) Initial Term Loans, Additional Term Loans, Initial Tranche B-1 Commitments or Additional Term Commitments to another Lender, an Affiliate of any Lender or an Approved Fund, or (y) if an Event of Default under Section 7.01(a) or Section 7.01(f) or (g) (solely with respect to the Borrower) exists;

(B) the Administrative Agent; provided, that no consent of the Administrative Agent shall be required for any assignment to another Lender, any Affiliate of a Lender or any Approved Fund; and

(C) reserved.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of any assignment to another Lender, any Affiliate of any Lender or any Approved Fund or any assignment of the entire remaining amount of the relevant assigning Lender’s Loans or commitments of any Class, the principal amount of Loans or commitments of the assigning Lender subject to the relevant assignment (determined as of the date on which the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent and determined on an aggregate basis in the event of concurrent assignments to Related Funds or by Related Funds) shall not be less than (x) $1,000,000, in the case of Initial Term Loans, Additional Term Loans, Initial Tranche B-1 Commitments and Additional Term Commitments and (y) $5,000,000 in the case of Additional Revolving Loans or Additional Revolving Commitments unless the Borrower and the Administrative Agent otherwise consent;

(B) any partial assignment shall be made as an assignment of a proportionate part of all the relevant assigning Lender’s rights and obligations in respect of any Facility under this Agreement;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent); and

(D) the relevant Eligible Assignee, if it is not a Lender, shall deliver on or prior to the effective date of such assignment, to the Administrative Agent (1) an Administrative Questionnaire and (2) any forms or other documentation required under Section 2.17.

(iii) Subject to the acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section 9.05, from and after the effective date specified in any Assignment and Assumption, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned pursuant to such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be (A) entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03 with respect to facts and circumstances occurring on or prior to the effective date of such assignment and (B) subject to its obligations thereunder and under Section 9.13). If any assignment by any Lender holding any Promissory Note is made after the issuance of such Promissory Note, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender such Promissory Note to the Administrative Agent for cancellation, and, following such cancellation, if requested by either the assignee or the assigning Lender, the Borrower shall issue and deliver a new Promissory Note to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new commitments and/or outstanding Loans of the assignee and/or the assigning Lender.

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders and their respective successors and assigns, and the commitment of, and principal amount of and stated interest on the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower’s obligations in respect of such Loans. The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent, and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, and each Lender (but only as to its own holdings), at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Eligible Assignee, the Eligible Assignee’s completed Administrative Questionnaire and any tax certification required by Section 9.05(b)(ii)(D)(2) (unless the assignee is already a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 9.05, if applicable, and any written consent to the relevant assignment required by paragraph (b) of this Section 9.05, the Administrative Agent shall promptly accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(vi) By executing and delivering an Assignment and Assumption, the assigning Lender and the Eligible Assignee thereunder shall be deemed to confirm and agree with each other and the other parties hereto as follows: (A) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that the amount of its commitments, and the outstanding balances of its Loans, in each case without giving effect to any assignment thereof which has not become effective, are as set forth in such Assignment and Assumption, (B) except as set forth in clause (A) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statement, warranty or representation made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Restricted Subsidiary or the performance or observance by the Borrower or any Restricted Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (C) such assignee represents and warrants that it is an Eligible Assignee, legally authorized to enter into such Assignment and Assumption; (D) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01(c) or the most recent financial statements delivered pursuant to Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (E) such assignee will independently and without reliance upon the Administrative Agent, the assigning Lender or any other Lender and based on such documents and information as it deems appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (F) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent, by the terms hereof, together with such powers as are reasonably incidental thereto; and (G) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(c) (i)Any Lender may, without the consent of the Borrower, the Administrative Agent or any other Lender, sell participations to any bank or other entity (other than to any Disqualified Institution, any natural Person or, other than with respect to any participation to any Debt Fund Affiliate (any such participations to a Debt Fund Affiliate being subject to the limitation set forth in the first proviso of the penultimate paragraph set forth in Section 9.05(g), as if the limitation applied to such participations), the Borrower or any of its Affiliates) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which any Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the relevant Participant, agree to any amendment, modification or waiver described in (x) clause (A) of the first proviso to Section 9.02(b) that directly and adversely affects the Loans or commitments in which such Participant has an interest and (y) clause (B)(1), (2) or (3) of the first proviso to Section 9.02(b). Subject to paragraph (c)(ii) of this Section 9.05, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 9.05 (it being understood that the documentation required under

Section 2.17(f) shall be delivered to the participating Lender, and if additional amounts are required to be paid pursuant to Section 2.17(a) or Section 2.17(c), to the Borrower and the Administrative Agent upon reasonable written request by the Borrower). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

(ii) No Participant shall be entitled to receive any greater payment under Section 2.15, 2.16 or 2.17 than the participating Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent expressly acknowledging that such Participant’s entitlement to benefits under Sections 2.15, 2.16 and 2.17 is not limited to what the participating Lender would have been entitled to receive absent the participation.

Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and their respective successors and assigns, and the principal amounts and stated interest of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to any Participant’s interest in any Commitment, Loan or any other obligation under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and each Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (other than to any Disqualified Institution or any natural person) to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to any Federal Reserve Bank or other central bank having jurisdiction over such Lender, and this Section 9.05 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release any Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of any Loan by an SPC hereunder shall utilize the Commitment or Additional Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 2.15, 2.16 or 2.17) and no SPC shall be entitled to any greater amount under Section 2.15, 2.16 or 2.17 or any other provision of this Agreement or any other Loan Document that the Granting Lender would have been entitled to receive, (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender) and (iii)

the Granting Lender shall for all purposes including approval of any amendment, waiver or other modification of any provision of the Loan Documents, remain the Lender of record hereunder. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the U.S. or any State thereof; provided that (i) such SPC’s Granting Lender is in compliance in all material respects with its obligations to the Borrower hereunder and (ii) each Lender designating any SPC hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such SPC during such period of forbearance. In addition, notwithstanding anything to the contrary contained in this Section 9.05, any SPC may (i) with notice to, but without the prior written consent of, the Borrower or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guaranty or credit or liquidity enhancement to such SPC.

(f) (i) Any assignment or participation by a Lender without the Borrower’s consent, to the extent the Borrower’s consent is required under this Section 9.05, to any other Person, shall be null and void, and the Borrower shall be entitled to seek specific performance to unwind any such assignment or participation in addition to injunctive relief or any other remedies available to the Borrower at law or in equity. Upon the request of any Lender, the Borrower shall make available to such Lender the list of Disqualified Institutions at the relevant time and such Lender may provide the list to any potential assignee or participant on a confidential basis in accordance with Section 9.13 for the purpose of verifying whether such Person is a Disqualified Institution. Notwithstanding the foregoing, each Loan Party and the Lenders acknowledge and agree that the Administrative Agent shall not have any responsibility or obligation to determine whether any Lender or participant or potential Lender or participant is a Disqualified Institution and the Administrative Agent shall have no liability with respect to any assignment or participation made to a Disqualified Institution.

(ii) If any assignment or participation under this Section 9.05 is made to any Disqualified Institution or to any Person that cannot be reasonably identified as a Disqualified Institution pursuant to clause (a)(ii) or (b)(ii) of the definition thereof as of the date of such assignment or participation and subsequently becomes reasonably identifiable as a Disqualified Institution, then (A) the Borrower may, at the Borrower’s sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 9.05), all of its interests, rights and obligations under this Agreement to one or more Eligible Assignees; provided that the relevant assignment shall otherwise comply with this Section 9.05 (except that no registration and processing fee required under this Section 9.05 shall be required with respect to any assignment pursuant to this paragraph); and (B) the Loans and Commitments held by such Disqualified Institution shall be deemed not to be outstanding for purposes of any amendment, waiver or consent hereunder, and such Disqualified Institution shall not be permitted to attend meetings of the Lenders or receive information prepared by the Administrative Agent or any Lender in connection with this Agreement. Nothing in this Section 9.05(f)(ii) shall be deemed to prejudice any right or remedy that Holdings or the Borrower may otherwise have at law or equity. Each Lender acknowledges and agrees that Holdings and its subsidiaries will suffer irreparable harm if such Lender breaches any obligation under this Section 9.05 insofar as such obligation relates to any assignment, participation or pledge to any Disqualified Institution without the Borrower’s prior written consent and, therefore, each Lender agrees that Holdings and/or the Borrower may seek to obtain specific performance or other equitable or injunctive relief to enforce this Section 9.05(f)(ii) against such Lender with respect to such breach without posting a bond or presenting evidence of irreparable harm.

(g) Notwithstanding anything to the contrary contained herein, any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement in respect of its Initial Term Loans or Additional Term Loans to an Affiliated Lender on a non-pro rata basis (A) through Dutch Auctions open to all Lenders holding the relevant Initial Term Loans or such Additional Term Loans, as applicable, on a pro rata basis or (B) through open market purchases, in each case with respect to clauses (A) and (B), without the consent of the Administrative Agent; provided that:

(i) any Initial Term Loans or Additional Term Loans acquired by Holdings, the Borrower or any of its subsidiaries shall be retired and cancelled immediately upon the acquisition thereof; provided that upon any such retirement and cancellation, the aggregate outstanding principal amount of the Initial Term Loans or Additional Term Loans, as applicable, shall be deemed reduced by the full par value of the aggregate principal amount of the Initial Term Loans or Additional Term Loans so retired and cancelled, and each principal repayment installment with respect to the Term Loans pursuant to Section 2.10(a) shall be reduced on a pro rata basis by the full par value of the aggregate principal amount of Term Loans so cancelled;

(ii) any Initial Term Loans or Additional Term Loans acquired by any Non-Debt Fund Affiliate may (but shall not be required to) be contributed to the Borrower or any of its subsidiaries for purposes of cancelling such Indebtedness (it being understood that any such Initial Term Loans or Additional Term Loans shall be retired and cancelled immediately upon such contribution); provided that upon any such cancellation, the aggregate outstanding principal amount of the Initial Term Loans or Additional Term Loans, as applicable, shall be deemed reduced, as of the date of such contribution, by the full par value of the aggregate principal amount of the Initial Term Loans or Additional Term Loans so contributed and cancelled, and each principal repayment installment with respect to the Initial Term Loans pursuant to Section 2.10(a) shall be reduced pro rata by the full par value of the aggregate principal amount of Initial Term Loans so contributed and cancelled;

(iii) the relevant Affiliated Lender and assigning Lender shall have executed an Affiliated Lender Assignment and Assumption;

(iv) after giving effect to such assignment and to all other assignments to all Affiliated Lenders, the aggregate principal amount of all Initial Term Loans and Additional Term Loans then held by all Affiliated Lenders shall not exceed 25% of the aggregate principal amount of the Initial Term Loans and Additional Term Loans then outstanding (after giving effect to any substantially simultaneous cancellations thereof) (the “Affiliated Lender Cap”); provided that each party hereto acknowledges and agrees that the Administrative Agent shall not be liable for any losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever incurred or suffered by any Person in connection with any compliance or non-compliance with this clause (g)(iv) or any purported assignment exceeding the Affiliated Lender Cap (it being understood and agreed that the Affiliated Lender Cap is intended to apply to any Loans made available to Affiliated Lenders by means other than formal assignment (e.g., as a result of an acquisition of another Lender (other than any Debt Fund Affiliate) by any Affiliated Lender or the provision of Additional Term Loans by any Affiliated Lender); provided, further, that to the extent that any assignment to any Affiliated Lender would result in the aggregate principal amount of all Initial Term Loans and Additional Term Loans held by Affiliated Lenders exceeding the Affiliated Lender Cap (after giving effect to any substantially simultaneous cancellations thereof), the assignment of the relevant excess amount shall be null and void;

(v) in connection with any assignment effected pursuant to a Dutch Auction and/or open market purchase conducted by Holdings, the Borrower or any of its subsidiaries, (A) the relevant Person may not use the proceeds of any Additional Revolving Loans to fund such assignment and (B) no Default or Event of Default exists at the time of acceptance of bids for the Dutch Auction or the confirmation of such open market purchase, as applicable; and

(vi) by its acquisition of Term Loans, each relevant Affiliated Lender shall be deemed to have acknowledged and agreed that:

(A) the Term Loans held by such Affiliated Lender shall be disregarded in both the numerator and denominator in the calculation of any Required Lender or other Lender vote (and the Term Loans held by such Affiliated Lender shall be deemed to be voted pro rata along with the other Lenders that are not Affiliated Lenders); provided that (x) such Affiliated Lender shall have the right to vote (and the Term Loans held by such Affiliated Lender shall not be so disregarded) with respect to any amendment, modification, waiver, consent or other action that requires the vote of all Lenders or all Lenders directly and adversely affected thereby, as the case may be, and (y) no amendment, modification, waiver, consent or other action shall (1) disproportionately affect such Affiliated Lender in its capacity as a Lender as compared to other Lenders of the same Class that are not Affiliated Lenders or (2) deprive any Affiliated Lender of its share of any payments which the Lenders are entitled to share on a pro rata basis hereunder, in each case without the consent of such Affiliated Lender; and

(B) such Affiliated Lender, solely in its capacity as an Affiliated Lender, will not be entitled to (i) attend (including by telephone) or participate in any meeting or discussion (or portion thereof) among the Administrative Agent or any Lender or among Lenders to which the Loan Parties or their representatives are not invited or (ii) receive any information or material prepared by the Administrative Agent or any Lender or any communication by or among the Administrative Agent and one or more Lenders, except to the extent such information or materials have been made available by the Administrative Agent or any Lender to any Loan Party or its representatives (and in any case, other than the right to receive notices of Borrowings, prepayments and other administrative notices in respect of its Initial Term Loans or Additional Term Loans required to be delivered to Lenders pursuant to Article 2); and

(vii) no Affiliated Lender shall be required to represent or warrant that it is not in possession of material non-public information with respect to Holdings, the Borrower and/or any subsidiary thereof and/or their respective securities in connection with any assignment permitted by this Section 9.05(g).

Notwithstanding anything to the contrary contained herein, any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement in respect of its Initial Term Loans, Additional Term Loans, or Additional Revolving Commitments to any Debt Fund Affiliate, and any Debt Fund Affiliate may, from time to time, purchase Initial Term Loans, Additional Term Loans, or Additional Revolving Commitments (x) on a non-pro rata basis through Dutch Auctions open to all applicable Lenders or (y) on a non-pro rata basis through open market purchases without the consent of the Administrative Agent, in each case, notwithstanding the requirements set forth in subclauses (i) through

(vii) of this clause (g); provided that the Initial Term Loans, Additional Term Loans and unused commitments and other Loans of all Debt Fund Affiliates shall not account for more than 49.9% of the amounts included in determining whether the Required Lenders have (A) consented to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, or subject to the immediately succeeding paragraph, any plan of reorganization pursuant to the Bankruptcy Code, (B) otherwise acted on any matter related to any Loan Document or (C) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document. Any Initial Term Loans or Additional Term Loans acquired by any Debt Fund Affiliate may (but shall not be required to) be contributed to the Borrower or any of its subsidiaries for purposes of cancelling such Indebtedness (it being understood that any Initial Term Loans or Additional Term Loans so contributed shall be retired and cancelled immediately upon thereof); provided that upon any such cancellation, the aggregate outstanding principal amount of the Initial Term Loans or Additional Term Loans shall be deemed reduced, as of the date of such contribution, by the full par value of the aggregate principal amount of the Initial Term Loans or Additional Term Loans so contributed and cancelled, and each principal repayment installment with respect to the Initial Term Loans pursuant to Section 2.10(a) shall be reduced pro rata by the full par value of the aggregate principal amount of Initial Term Loans so contributed and cancelled.

Notwithstanding anything in this Agreement or any other Loan Document to the contrary, each Affiliated Lender hereby agrees that, if a proceeding under any Debtor Relief Law is commenced by or against the Borrower or any other Loan Party at a time when such Lender is an Affiliated Lender, such Affiliated Lender irrevocably authorizes and empowers the Administrative Agent to vote on behalf of such Affiliated Lender with respect to the Initial Term Loans or Additional Term Loans held by such Affiliated Lender in any manner in the Administrative Agent’s sole discretion, unless the Administrative Agent instructs such Affiliated Lender to vote, in which case such Affiliated Lender shall vote with respect to the Initial Term Loans or Additional Term Loans held by it as the Administrative Agent directs; provided that in connection with any matter that proposes to treat any Obligations held by such Affiliated Lender in a manner that is different than the proposed treatment of similar Obligations held by Lenders that are not Affiliates, (a) such Affiliated Lender shall be entitled to vote in accordance with its sole discretion (and not in accordance with the direction of the Administrative Agent) and (b) the Administrative Agent shall not be entitled to vote on behalf of such Affiliated Lender. Each Affiliated Lender hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Affiliated Lender’s attorney-in-fact, with full authority in the place and stead of such Affiliated Lender and in the name of such Affiliated Lender (solely in respect of Initial Term Loans or Additional Term Loans and participations therein and not in respect of any other claim or status that such Affiliated Lender may otherwise have), from time to time in the Administrative Agent’s discretion to take any action and to execute any instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of (but subject to the limitations set forth in) this paragraph.

Section 9.06 Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect until the Termination Date. The provisions of Sections 2.15, 2.16, 2.17, 9.03 and 9.13 and Article 8 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of any Additional Commitment, the occurrence of the Termination Date or the termination of this Agreement or any provision hereof but in each case, subject to the limitations set forth in this Agreement.

Section 9.07 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and the Fee Letter and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire agreement among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it has been executed by Holdings, the Borrower and the Administrative Agent and when the Administrative Agent has received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.08 Severability. To the extent permitted by law, any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.09 Right of Setoff. At any time when an Event of Default exists, upon the written consent of the Administrative Agent, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (in any currency) at any time owing by the Administrative Agent, or such Lender (including by branches and agencies of the Administrative Agent, or such Lender, wherever located) to or for the credit or the account of the Borrower or any Loan Party against any of and all the Secured Obligations held by the Administrative Agent, or such Lender, irrespective of whether or not the Administrative Agent, or such Lender shall have made any demand under the Loan Documents and although such obligations may be contingent or unmatured or are owed to a branch or office of such Lender different than the branch or office holding such deposit or obligation on such Indebtedness. Any applicable Lender, shall promptly notify the Borrower and the Administrative Agent of such set-off or application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section 9.09. The rights of each Lender, the Administrative Agent under this Section 9.09 are in addition to other rights and remedies (including other rights of setoff) which such Lender or the Administrative Agent may have.

Section 9.10 Governing Law; Jurisdiction; Consent to Service of Process.

(a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN THE OTHER LOAN DOCUMENTS), WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION (SUBJECT TO THE LAST SENTENCE OF THIS CLAUSE (B)) OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK (OR ANY APPELLATE COURT THEREFROM) OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL (EXCEPT AS PERMITTED BELOW) BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, FEDERAL COURT. EACH PARTY HERETO AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY REGISTERED MAIL ADDRESSED TO SUCH PERSON SHALL BE EFFECTIVE SERVICE OF PROCESS AGAINST SUCH PERSON FOR ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. EACH PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY HERETO AGREES THAT THE ADMINISTRATIVE AGENT AND THE SECURED PARTIES RETAIN THE RIGHT TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION SOLELY IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY COLLATERAL DOCUMENT.

(c) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION 9.10. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY CLAIM OR DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT.

(d) TO THE EXTENT PERMITTED BY LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL) DIRECTED TO IT AT ITS ADDRESS FOR NOTICES AS PROVIDED FOR IN SECTION 9.01. EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY LOAN DOCUMENT THAT SERVICE OF PROCESS WAS INVALID AND INEFFECTIVE. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 9.11 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN

THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

Section 9.12 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.13 Confidentiality. Each of the Administrative Agent, each Lender, and each Arranger agrees (and each Lender agrees to cause its SPC, if any) to maintain the confidentiality of the Confidential Information (as defined below), except that Confidential Information may be disclosed (a) to its and its Affiliates’ directors, officers, managers, employees, independent auditors, or other experts and advisors, including accountants, legal counsel and other advisors (collectively, the “Representatives”) on a “need to know” basis solely in connection with the transactions contemplated hereby and who are informed of the confidential nature of the Confidential Information and are or have been advised of their obligation to keep the Confidential Information of this type confidential; provided that such Person shall be responsible for its Affiliates’ and their Representatives’ compliance with this paragraph; provided, further, that unless the Borrower otherwise consents, no such disclosure shall be made by the Administrative Agent, any Arranger, any Lender or any Affiliate or Representative thereof to any Affiliate or Representative of the Administrative Agent, any Arranger, or any Lender that (i) is engaged as a principal primarily in private equity, mezzanine financing or venture capital or (ii) is a Disqualified Institution, (b) upon the demand or request of any regulatory or Governmental Authority (including any self-regulatory body or any Federal Reserve Bank or other central bank acting as pledgee pursuant to Section 9.05) purporting to have jurisdiction over such Person or its Affiliates (in which case such Person shall, except with respect to any audit or examination conducted by bank accountants or any Governmental Authority or regulatory or self-regulatory authority exercising examination or regulatory authority, to the extent practicable and permitted by law, (i) inform the Borrower promptly in advance thereof and (ii) use commercially reasonable efforts to ensure that any information so disclosed is accorded confidential treatment), (c) to the extent compelled by legal process in, or reasonably necessary to, the defense of such legal, judicial or administrative proceeding, in any legal, judicial or administrative proceeding or otherwise as required by applicable Requirements of Law (in which case such Person shall (i) to the extent practicable and permitted by law, inform the Borrower promptly in advance thereof and (ii) use commercially reasonable efforts to ensure that any such information so disclosed is accorded confidential treatment), (d) to any other party to this Agreement, (e) subject to an acknowledgment and agreement by the relevant recipient that the Confidential Information is being disseminated on a confidential basis (on substantially the terms set forth in this paragraph or as otherwise reasonably acceptable to the Borrower and the Administrative Agent, including as set forth in the Information Memorandum) in accordance with the standard syndication process of the Arrangers or market standards for dissemination of the relevant type of information, which shall in any event require “click through” or other affirmative action on the part of the recipient to access the Confidential Information and acknowledge its confidentiality obligations in respect thereof, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or prospective Participant in, any of its rights or obligations under this Agreement, including any SPC (in each case other than a Disqualified Institution), (ii) any pledgee referred to in Section 9.05, (iii) any actual or prospective, direct or indirect contractual counterparty (or its advisors) to any Derivative Transaction (including any credit default swap) or similar derivative product to which any Loan Party is a party and (iv) subject to the Borrower’s prior approval of the information to be disclosed (not to be unreasonably withheld or delayed), to Moody’s or S&P on a confidential basis in connection with obtaining or maintaining ratings as required under Section 5.13, (f) with the prior written consent of the Borrower, (g) to the extent the Confidential Information becomes publicly available other than as a result of a breach of this Section 9.13 by such Person, its Affiliates or their respective Representatives and (h) to insurers, any numbering administration or settlement services providers on a “need to know” basis solely in connection with the transactions contemplated hereby and who are informed of the confidential nature of the Confidential Information and are or have been advised of their obligation to keep the Confidential Information of this type confidential; provided that any disclosure made in reliance on this clause (h) is limited to the general terms of this Credit Agreement and does not include financial or other information relating to Holdings, the Borrower and/or any of their respective subsidiaries. For purposes of this Section 9.13, “Confidential Information” means all information relating to the Borrower and/or any of its subsidiaries and their respective businesses, the Sponsor or the Transactions (including any information obtained by the Administrative Agent, any Lender or any Arranger, or any of their respective Affiliates or Representatives, based on a review of the books and records relating to the Borrower and/or any of its subsidiaries and their respective Affiliates from time to time, including prior to the Closing Date) other than any such information that is publicly available to the Administrative Agent or any Arranger, or Lender on a non-confidential basis prior to disclosure by the Borrower or any of its subsidiaries. For the avoidance of doubt, in no event shall any disclosure of any Confidential Information be made to Person that is a Disqualified Institution at the time of disclosure.

Section 9.14 No Fiduciary Duty. Each of the Administrative Agent, the Arrangers, each Lender, and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their respective affiliates. Each Loan Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Loan Party, its respective stockholders or its respective affiliates, on the other. Each Loan Party acknowledges and agrees that: (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Loan Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Loan Party, its respective stockholders or its respective affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Loan Party, its respective stockholders or its respective Affiliates on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of such Loan Party, its respective management, stockholders, creditors or any other Person. Each Loan Party acknowledges and agrees that such Loan Party has consulted its own legal, tax and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.

Section 9.15 Several Obligations. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan, or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder.

Section 9.16 USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the USA PATRIOT Act.

Section 9.17 Disclosure. Each Loan Party, and each Lender hereby acknowledges and agrees that the Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates.

Section 9.18 Appointment for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens for the benefit of the Administrative Agent, and the Lenders, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession. If any Lender (other than the Administrative Agent) obtains possession of any Collateral, such Lender shall notify the Administrative Agent thereof; and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.

Section 9.19 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charged Amounts”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charged Amounts payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charged Amounts that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 9.19 shall be cumulated and the interest and Charged Amounts payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

Section 9.20 Acknowled gement and Consent of Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

Section 9.21 Conflicts. Notwithstanding anything to the contrary contained herein or in any other Loan Document, in the event of any conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall govern and control.

Section 9.22 Release of Guarantors. Notwithstanding anything in Section 9.02(b) to the contrary, any Subsidiary Guarantor shall automatically be released from its obligations hereunder (and its Loan Guaranty shall be automatically released) (a) upon the consummation of any permitted transaction or series of related transactions if as a result thereof such Subsidiary Guarantor ceases to be a Restricted Subsidiary (or becomes an Excluded Subsidiary as a result of a single transaction or series of related transactions permitted hereunder; provided, that the release of any Subsidiary Guarantor from its obligations under the Loan Guaranty if such Subsidiary Guarantor becomes an Excluded Subsidiary of the type described in clause (a) of the definition thereof shall only be permitted if at the time such Guarantor becomes an Excluded Subsidiary of such type (i) no Event of Default exists, (ii) after giving pro forma effect to such release and the consummation of the transaction that causes such Person to be an Excluded Subsidiary of such type, the Borrower is deemed to have made a new Investment in such Person for purposes of Section 6.06 (as if such Person were then newly acquired) in an amount equal to the portion of the fair market value of the net assets of such Person attributable to the Borrower’s equity interest therein as reasonably estimated by the Borrower and such Investment is permitted pursuant to Section 6.06 (other than Section 6.06(f)) at such time and (iii) a Responsible Officer of the Borrower certifies to the Administrative Agent compliance with preceding clauses (i) and (ii)) and/or (b) upon the occurrence of the Termination Date. In connection with any such release, the Administrative Agent shall promptly execute and deliver to the relevant Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence termination or release; provided, that upon the request of the Administrative Agent, the Borrower shall deliver a certificate of a Responsible Officer certifying that the relevant transaction has been consummated in compliance with the terms of this Agreement. Any execution and delivery of documents pursuant to the preceding sentence of this Section 9.22 shall be without recourse to or warranty by the Administrative Agent (other than as to the Administrative Agent’s authority to execute and deliver such documents).

Section 9.23 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans or the Commitments,

(ii) the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of ERISA Section 406 and Code Section 4975 , such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that:

(i) none of the Administrative Agent or the Arrangers or their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),

(ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),

(iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v) no fee or other compensation is being paid directly to the Administrative Agent or any Arranger or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Commitments or this Agreement.

(c) The Administrative Agent and each Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments and this Agreement,

(ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

Section 9.24 Amendment and Restatement. This Agreement amends and restates in its entirety the Original Credit Agreement and upon the effectiveness of this Agreement, the terms and provisions of the Original Credit Agreement shall, subject to this Section 9.24, be superseded hereby. All references to the “Credit Agreement” contained in the Loan Documents delivered in connection with the Original Credit Agreement or this Agreement shall, and shall be deemed to, refer to this Agreement. Notwithstanding the amendment and restatement of the Original Credit Agreement by this Agreement, the Obligations of the Borrower and the other Loan Parties outstanding under the Original Credit Agreement and the other Loan Documents as of the Closing Date shall remain outstanding and shall constitute continuing Obligations and shall continue as such to be secured by the Collateral. Such Obligations shall in all respects be continuing and this Agreement and the other Loan Documents shall not be deemed to evidence or result in a substitution, novation or repayment and reborrowing of such Obligations which shall remain in full force and effect, except to any extent modified hereunder. The Liens securing payment of the Obligations under the Original Credit Agreement, as amended and restated in the form of this Agreement, shall in all respects be continuing, securing the payment of all Obligations.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CPQ MIDCO I CORPORATION, as Holdings

By:
Name:
Title:

PQ CORPORATION, as the Borrower

By:
Name:
Title:

Signature Page to Term Loan Credit Agreement

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, individually, as Administrative Agent and as a Lender

By:
Name:
Title:

By:
Name:
Title:

Signature Page to Term Loan Credit Agreement